UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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X-RITE, INCORPORATED

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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X-RITE, INCORPORATED

4300 44TH STREET, S.E.

GRAND RAPIDS, MICHIGAN 49512

[                    ], 2008

Dear Shareholder:

We are pleased to inform you of a special meeting of the shareholders of X-Rite, Incorporated (“X-Rite” or the “Company”) relating to the proposals described below. The special meeting will be held on [                    ], 2008, at [            ] a.m., Central Time, at the offices of McDermott Will & Emery LLP, 227 West Monroe Street, Chicago, IL 60606.

X-Rite has entered into agreements with OEPX, LLC, a Delaware limited liability company managed by One Equity Partners (“OEP”), and with Sagard Capital Partners, L.P. (“Sagard”) and Tinicum Capital Partners II, L.P., Tinicum Capital Partners II Parallel Fund, L.P. and Tinicum Capital Partners II Executive Fund L.L.C. (collectively, “Tinicum” and together with Sagard, the “Institutional Investors” and together with OEP and Sagard, the “Investors”), under which, subject to the terms and conditions therein, the Company will sell an aggregate of 46,904,763 shares of its common stock to the Investors for an aggregate purchase price of $155 million in cash. X-Rite will use the proceeds from the transaction (i) to partially repay indebtedness under the First Lien Credit and Guaranty Agreement, dated as of October 24, 2007, between the Company and the other parties thereto (the “First Lien Credit Agreement”), and the Second Lien Credit and Guaranty Agreement, dated as of October 24, 2007, between the Company and the other parties thereto (the “Second Lien Credit Agreement” and together with the First Lien Credit Agreement, the “Credit Agreements”); (ii) to settle amounts payable by the Company pursuant to certain interest rate swap agreements between the Company and Goldman Sachs Capital Markets, L.P. that have previously been terminated; (iii) to repay certain amounts outstanding under the Mortgage and Security Agreement, dated as of June 30, 2006, by and between the Company and Fifth Third Bank, as amended; (iv) to pay fees and expenses incurred in connection with the Recapitalization (defined below); and (v) for general corporate purposes, if there are any remaining proceeds. X-Rite’s board of directors (the “Board”) will consist of nine members following completion of the Recapitalization. In connection with the Investors’ investment, and subject to certain terms and conditions, X-Rite has agreed to appoint three individuals designated by OEP and one individual designated by Sagard to the Board and to permit one individual designated by Tinicum to be an observer at Board meetings. The five remaining directors will not be affiliated with or designated by the Investors.

In addition, the Company entered into (i) a Forbearance Agreement and Consent, Waiver and Amendment No. 1 related to the First Lien Credit Agreement, among the Company, certain of the Company’s subsidiaries as guarantors, certain financial institutions from time to time party thereto (the “First Lien Lenders”) and Fifth Third Bank, as administrative and collateral agent, and (ii) a Forbearance Agreement and Consent, Waiver and Amendment No. 1 related to the Second Lien Credit Agreement, among the Company, certain of the Company’s subsidiaries as guarantors, certain financial institutions from time to time party thereto (the “Second Lien Lenders” and together with the First Lien Lenders, the “Lenders”) and the Bank of New York Mellon (f/k/a The Bank of New York), as administrative agent and collateral agent (together, the “Forbearance Agreements”). Under the Forbearance Agreements, the Lenders, Fifth Third Bank and the Bank of New York Mellon agreed to forbear, effective upon the execution of the Forbearance Agreements, from exercising remedies available to them as a result of certain events of default under the Credit Agreements until the earliest of (i) January 1, 2009, (ii) the termination of the Investment Agreement with OEP and (iii) the occurrence of an event or events, since December 30, 2007, that would have a material adverse effect except as previously disclosed to the Investors and the Lenders. The Company has also agreed, as part of its capital raising efforts, to sell certain life insurance policies and use the net sale proceeds from the sale of the insurance policies to repay outstanding loans under the First Lien Credit Agreement (the transactions described in this paragraph and the paragraph above, the “Recapitalization”).

You will be asked, at a special meeting of the Company’s shareholders, to vote to approve, in exchange for an aggregate purchase price of $155 million in cash, the issuance to the Investors of an aggregate of 46,904,763 shares of the Company’s common stock (Proposal 1) (collectively, the “Issuances” and, as to a particular Investor, an “Issuance”). If Proposal 1 is not approved by our shareholders and the Issuances are not consummated, our creditors under the First Lien Credit Agreement and Second Lien Credit Agreement may elect to exercise remedies available to them under our First Lien Credit Agreement and our Second Lien Credit Agreement, including declaring immediately due and payable the amounts outstanding thereunder, which may cause us to seek protection under federal bankruptcy laws. The Board believes that Proposal 1 is in the best interests of X-Rite and its shareholders and, therefore, unanimously recommends that X-Rite’s shareholders vote “FOR” Proposal 1 at the special meeting.

You will also be asked, at the special meeting of the Company’s shareholders, to vote to approve the X-Rite, Incorporated 2008 Omnibus Long Term Incentive Plan (Proposal 2). The Board believes that Proposal 2 is in the best interests of X-Rite and its shareholders and, therefore, unanimously recommends that X-Rite’s shareholders vote “FOR” Proposal 2 at the special meeting.

The time, date and place of the special meeting to consider and vote upon the proposals are as follows:

[        ] a.m. Central Time, [                    ], 2008

The offices of McDermott Will & Emery LLP, 227 West Monroe Street, Chicago, IL 60606

The proxy statement attached to this letter provides you with information about the proposals to be voted on at the special meeting of the Company’s shareholders. We encourage you to read the entire proxy statement carefully. You may also obtain more information about the Company from documents we have filed with the Securities and Exchange Commission.

Your vote is important regardless of the number of shares of the Company’s common stock you own. We are pleased to offer multiple options for voting your shares. As detailed in “The Special Meeting” section of the attached proxy statement, you can vote your shares via the Internet, by telephone, by mail or by written ballot at the special meeting. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card, or vote your shares via the Internet or by telephone, and thus ensure that your shares will be represented at the special meeting if you are unable to attend.

Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

Thank you for your cooperation and continued support.

Very truly yours,

John E. Utley

Chairman of the Board of Directors

Thomas J. Vacchiano, Jr.

President and Chief Executive Officer

X-RITE, INCORPORATED

4300 44TH STREET, S.E.

GRAND RAPIDS, MICHIGAN 49512

[                    ], 2008

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [                     ], 2008

To the shareholders of X-Rite, Incorporated:

A special meeting of shareholders of X-Rite, Incorporated, a Michigan corporation (“X-Rite” or the “Company”), will be held on [                    ], 2008, at [        ] a.m., Central Time, at the offices of McDermott Will & Emery LLP, 227 West Monroe Street, Chicago, IL 60606, for the following purposes:

1. to approve the issuance of an aggregate of 46,904,763 shares of the Company’s common stock to OEPX, LLC, a Delaware limited liability company managed by One Equity Partners (“OEP”), and to Sagard Capital Partners, L.P. (“Sagard”) and Tinicum Capital Partners II, L.P., Tinicum Capital Partners II Parallel Fund, L.P. and Tinicum Capital Partners II Executive Fund L.L.C. (collectively, “Tinicum” and together with Sagard, the “Institutional Investors” and together with OEP and Sagard, the “Investors”) for an aggregate cash purchase price of $155 million (Proposal 1) (collectively, the “Issuances” and, as to a particular Investor, an “Issuance”);

2. to approve the X-Rite, Incorporated 2008 Omnibus Long Term Incentive Plan (Proposal 2); and

3. to transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Only shareholders of record as of the close of business on [                    ], 2008, are entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the special meeting. All shareholders of record are cordially invited to attend the special meeting in person.

The Issuances and the approval of the X-Rite, Incorporated 2008 Omnibus Long Term Incentive Plan (the “2008 Omnibus Plan”) both require the approval of a majority of the votes cast in person or by proxy at the special meeting. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card, or vote your shares via the Internet or by telephone, and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you sign, date and return your proxy card without indicating how you wish to vote, your vote will be counted as a vote “FOR” each of the proposals described in this proxy statement. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding voting your shares.

Whether you attend the special meeting or not, you may revoke your proxy at any time before it is voted at the special meeting. You may do so by executing and returning a proxy card dated later than the previous one or by attending the special meeting and notifying the secretary of the special meeting in writing prior to the voting of your proxy of your intention to vote in person. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies. If your bank or brokerage firm allows you to vote by telephone or the Internet, you may be able to change your vote by voting again by the telephone or the Internet.

By order of the Board of Directors,

David A. Rawden

Secretary

THIS PROXY STATEMENT IS DATED [                    ], 2008

AND IS FIRST BEING MAILED TO SHAREHOLDERS ON OR ABOUT [                    ], 2008.

i

(continued)

Exhibits

Annex A—OEP Investment Agreement

Annex B—Institutional Investors Investment Agreement

Annex C—Form of Registration Rights Agreement

Annex D—X-Rite, Incorporated 2008 Omnibus Long Term Incentive Plan

ii

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PROPOSALS

The following questions and answers address briefly some questions you may have regarding the special meeting, the Issuances and the 2008 Omnibus Plan. These questions and answers may not address all questions that may be important to you as a shareholder of X-Rite, Incorporated. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. In this proxy statement, the terms “X-Rite”, “Company”, “we”, “our”, “ours”, and “us” refer to X-Rite, Incorporated and its subsidiaries.

Q:	What are the proposed Issuances?

A:	The proposed transaction for which we are seeking approval in Proposal 1 is the issuance by the Company of an aggregate of 46,904,763 shares of common stock, par value $0.10 per share, of X-Rite to OEPX, LLC, a Delaware limited liability company managed by One Equity Partners (“OEP”), and to Sagard Capital Partners, L.P. (“Sagard”) and Tinicum Capital Partners II, L.P., Tinicum Capital Partners II Parallel Fund, L.P. and Tinicum Capital Partners II Executive Fund L.L.C. (collectively, “Tinicum” and together with Sagard, the “Institutional Investors” and together with OEP and Sagard, the “Investors”) for an aggregate cash purchase price of $155 million (collectively, the “Issuances” and, as to a particular Investor, an “Issuance”).

The Issuances will be consummated pursuant to an Investment Agreement, dated as of August 20, 2008, between X-Rite and OEP (the “OEP Investment Agreement”), and an Investment Agreement, dated as of August 20, 2008, by and among the Company, Sagard and Tinicum (the “Institutional Investors Investment Agreement” and together with the OEP Investment Agreement, the “Investment Agreements”).

In connection with the Investment Agreements, upon the closing of the Issuances, we will also enter into a Registration Rights Agreement with the Investors, as further described in “The Registration Rights Agreement.”

Q:	What percentage of the Company will the Investors own upon completion of the proposed Issuances?

A:	As of the record date, there were [ ] shares of common stock outstanding, plus outstanding options to purchase an additional [ ] shares of common stock. Based upon the number of shares of common stock outstanding on the record date, and excluding any shares issuable upon the exercise of currently outstanding options, the 28,571,429 shares of common stock to be issued to OEP at the closing will represent approximately [ ]% of the shares of common stock outstanding upon the closing. The 9,076,667 shares of common stock to be issued to Sagard at the closing, together with the shares of common stock currently held by Sagard, will represent approximately [ ]% of the shares of common stock outstanding upon the closing. The 9,256,667 shares of common stock to be issued to Tinicum at the closing, together with the shares of common stock currently held by Tinicum, will represent approximately [ ]% of the shares of common stock outstanding upon the closing. If on the closing date the Company has received proceeds of at least $25 million but less than the full $55 million receivable from Sagard and Tinicum, the Company has the right to require OEP to purchase up to an additional 3,333,334 shares of common stock, which, together with the 28,571,429 shares to be issued to OEP upon the closing, would represent approximately [ ]% of the shares of common stock outstanding upon the closing if all such shares were purchased by OEP. Upon the consummation of the Issuances, our shareholders, other than OEP, Sagard and Tinicum, will own approximately [ ]% of our common stock.

Q:	What are the consequences of not completing the Recapitalization?

A:

In addition to the Issuances, we entered into (i) a Forbearance Agreement and Consent, Waiver and Amendment No. 1 related to the First Lien Credit Agreement (the “First Lien Credit Agreement”), among the Company, certain of the Company’s subsidiaries as guarantors, certain financial institutions from time to time party thereto (the “First Lien Lenders”) and Fifth Third Bank, as administrative and collateral agent, and (ii) a Forbearance Agreement and Consent, Waiver and Amendment No. 1 related to the Second Lien Credit Agreement (the “Second Lien Credit Agreement” and together with the First Lien Credit Agreement, the “Credit Agreements”), among the Company, certain of the Company’s subsidiaries as guarantors, certain financial institutions from time to time party thereto (the “Second Lien Lenders” and together with the First Lien Lenders, the “Lenders”) and the Bank of New York Mellon (f/k/a The Bank of New York), as administrative agent and collateral agent (together, the “Forbearance Agreements”). Under the Forbearance Agreements, the Lenders, Fifth Third Bank and the Bank of New York Mellon agreed to forbear, effective upon the execution of the Forbearance Agreements, from exercising remedies available to them as a result of certain events of default under the Credit Agreements until the earliest of (i) January 1, 2009, (ii) the termination of the OEP Investment Agreement and (iii) the occurrence of an event or events, since December 30, 2007, that would have a material adverse effect except as previously disclosed to the Investors and the Lenders. The Company has also agreed, as part of its capital raising efforts, to sell certain life insurance policies and use the net sale proceeds from the sale of the insurance policies to repay outstanding loans under the First Lien Credit Agreement (the transactions described in this paragraph, together with the Issuances, the “Recapitalization”).

We do not currently have any agreement to enter into an alternative transaction nor is there any assurance we would be able to agree on the terms of, and complete, an alternative transaction on a timely basis. We believe that in the event of a failure to complete the Recapitalization or an alternative transaction that would allow for significant reduction in our debt, the Lenders under the First Lien Credit Agreement and Second Lien Credit Agreement may terminate the Forbearance Agreements and accelerate our debt obligations thereunder, including requiring the immediate payment of the indebtedness thereunder. Our ability to repay such indebtedness would be dependent on obtaining new debt or equity financing or the sale of assets or the sale of the Company, and may cause us to seek protection under applicable bankruptcy laws, which may result in a significant reduction or the elimination of all value of our outstanding common stock. Further, if the Lenders accelerated our debt obligations or such action were perceived as likely, our existing and potential customers could lose confidence in our viability as an operating business. In addition, if the OEP Investment Agreement is terminated because our shareholders do not approve the Issuances, we will be obligated to pay a termination fee of $1.5 million to OEP.

Q:	What will I receive in the proposed Issuances?

A:	You will not receive any consideration in connection with the Issuances. We are seeking your approval, with respect to the Issuances, only so that we can sell to the Investors pursuant to the Investment Agreements the securities described above in return for an aggregate purchase price of $155 million in cash by the Investors.

Q:	Why is the Company seeking a shareholder vote in connection with the Issuances?

A:	Under the NASDAQ rules, shareholder approval is required prior to the issuance of shares where the number of shares to be issued is 20% or more of the number of shares outstanding prior to the issuance and the shares are to be issued at less than the greater of the book or market value of the shares. The shares to be issued in the Issuances will be issued at less than book value, which, as of June 28, 2008, was $4.95 per share.

Q:	Am I entitled to dissenters’ rights?

A:	No. You will have no right under Michigan law to dissenters’ rights with respect to your shares of common stock in connection with the Issuances.

Q:	What is the purpose of the 2008 Omnibus Plan?

A:	The purpose of the 2008 Omnibus Plan is to provide officers and key employees of the Company and its subsidiaries, members of our board or directors (the “Board”), and certain consultants and advisors who perform services for the Company or its subsidiaries with the opportunity to be granted shares of common stock or receive monetary payments based on the long term economic performance of the Company.

The 2008 Omnibus Plan is an integral part of the Recapitalization. In the Investment Agreements, we agreed to adopt a plan, reasonably satisfactory to each Investor, relating to the grant of stock options to our officers, directors and employees prior to the consummation of the Issuances. The 2008 Omnibus Plan will become effective if and when it is adopted by shareholders at the special meeting. The Board approved the 2008 Omnibus Plan in connection with its approval of the Recapitalization and, subject to shareholder approval, the Board approved the grant of one-time equity awards to certain executives and other key employees, as described below under the heading “Summary of the One-Time Equity Awards under the 2008 Omnibus Plan.”

Q:	Have any awards been approved under the 2008 Omnibus Plan?

A:	In connection with the consummation of the Recapitalization, the Board has approved, subject to shareholder approval of the 2008 Omnibus Plan, the grant to certain executives and other key employees of special one-time equity awards of restricted stock and stock options under the 2008 Omnibus Plan, as further described in “Proposal 2 Approval of the X-Rite, Incorporated 2008 Omnibus Long Term Incentive Plan—Summary of the One-Time Equity Awards under the 2008 Omnibus Plan”. Because the 1,891,201 shares of common stock reserved for issuance under the X-Rite, Incorporated 2006 Omnibus Long Term Incentive Plan (the “2006 Omnibus Plan”) are not sufficient to cover the grant of the one-time equity awards, the one-time equity awards will not be made unless our shareholders approve the 2008 Omnibus Plan.

The one-time equity awards will be considerably larger than the awards that the Company typically has granted as part of its historical equity compensation practices because the Company intends that the one-time equity awards will be issued in lieu of long term incentive grants for the next three years for current executive level employees. The Board believes that the currently outstanding stock options are not fully achieving their original objective of incentive compensation and employee retention and therefore new stock option grants are appropriate at this time. The 2008 Omnibus Plan and the terms of the one-time equity awards have been approved by the Investors.

Q:	Where and when is the special meeting?

A:	The special meeting will take place at the offices of McDermott Will & Emery LLP, 227 West Monroe Street, Chicago, IL 60606, on [ ], at [ ] a.m. Central Time.

Q:	What vote is required to approve the proposals?

A:	For us to complete the Issuances and to approve the 2008 Omnibus Plan, a majority of the votes cast in person or by proxy at the special meeting must be voted “FOR” the approval of Proposal 1 and Proposal 2, respectively.

Q:	How does the Company’s board of directors recommend that I vote?

A:	Our Board unanimously recommends that our shareholders vote “FOR” the approval of the Issuances (Proposal 1) and “FOR” the approval of the 2008 Omnibus Plan (Proposal 2). You should read “Proposal 1—The Proposed Transaction—Reasons for the Proposed Transaction” for a discussion of the factors that the Board considered in deciding to recommend the Issuances.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully, including its annexes, and to consider how the Issuances and the 2008 Omnibus Plan affect you. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card, or vote your shares via the Internet or by telephone, and thus ensure that your shares will be represented at the special meeting if you are unable to attend.

Q:	What happens if I do not respond or if I respond and fail to indicate my voting preference or if I abstain from voting?

A:

If you fail to sign, date and return your proxy card, fail to vote your shares via the Internet or by telephone and fail to be present in person at the special meeting, your shares of common stock will not be counted towards establishing a quorum for the special meeting, which requires holders representing a majority of the outstanding shares of common stock to be present in person or by proxy. If you respond and do not indicate your voting preference, we will count your proxy as a vote in favor of the approval of the Issuances (Proposal 1) and the 2008 Omnibus Plan (Proposal 2). If you respond and abstain from voting, your proxy will have no effect on the vote for the Issuances or the 2008 Omnibus Plan.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Yes, but only if you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without those instructions, your shares will not be voted and will have no effect on the outcome of the vote on the Issuances (Proposal 1) or the 2008 Omnibus Plan (Proposal 2).

Q:	Can I change my vote after I have mailed my proxy card?

A:	Yes. You can change your vote at any time before your proxy is voted at the special meeting. You may do so by notifying the Secretary of X-Rite in writing or by submitting a new proxy, in each case, dated after the date of the proxy being revoked. In addition, your proxy may be revoked by attending the special meeting and notifying the secretary of the special meeting in writing prior to the voting of your proxy of your intention to vote in person. However, simply attending the special meeting will not revoke your proxy. If you have instructed a broker to vote your shares, the above-described options for changing your vote do not apply and instead you must follow the instructions received from your broker to change your vote.

Q:	What happens if the special meeting is adjourned or postponed?

A:	Your proxy will still be effective and may be voted at the rescheduled meeting. You will still be able to change or revoke your proxy until it is voted.

Q:	What does it mean if I receive more than one proxy card?

A:	If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Q:	Who is paying for this proxy solicitation?

A:	The cost of the solicitation of proxies will be borne by X-Rite. X-Rite has retained D.F. King & Co. to aid in the solicitation of proxies, including the solicitation of proxies from brokerage firms, banks, nominees, custodians and fiduciaries, for a fee of approximately $10,000 plus disbursements.

Q:	Who can help answer my other questions?

A:	If you have more questions about the Issuances or the 2008 Omnibus Plan, you should contact Dave Rawden, our interim Chief Financial Officer, at (616) 803-2888. If you have questions regarding voting, you should contact our proxy solicitation agent, D.F. King & Co., Inc., toll-free at (800) 901-0068. If your broker holds your shares, you should also call your broker for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements appear in a number of places in this proxy statement and include statements regarding our intent, belief and current expectations with respect to, among other things, the expected completion and timing of the Issuances, the use of proceeds from the Issuances, competitive advantages and other information related to the transactions contemplated under the Investment Agreements and the ancillary agreements. The words “anticipate”, “believe”, “expect”, “forecast”, “guidance”, “intend”, “may”, “plan”, “project”, “will” and other similar expressions generally identify forward-looking statements. While these forward-looking statements and the related assumptions are made in good faith and reflect our current judgment regarding the proposed transaction and the other transactions contemplated under the Investment Agreements and the ancillary agreements as well as the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. These statements are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond our control and reflect future business decisions which are subject to change. Some of these assumptions inevitably will not materialize, and unanticipated events will occur which will affect our results. Some important factors (but not necessarily all factors) that could negatively affect our revenues, growth strategies, future profitability and operating results, or that otherwise could cause actual results to differ materially from those expressed in or implied by any forward-looking statement, include the following:

•	the risks relating to our defaults under our Credit Agreements;

•	our high degree of leverage and significant debt service obligations;

•	our need for additional liquidity and capital for operations that may not be available;

•	the failure of our shareholders to approve the Issuances in connection with the Recapitalization;

•	the Forbearance Agreements may be terminated and all of our debt accelerated, which may result in filing for bankruptcy protection;

•	the risk that the Issuances may not close;

•	the risk that our business and Pantone’s business will not be integrated successfully;

•	our ability to manage our international operations;

•	the ability to attract and retain qualified personnel;

•	adverse general domestic and international economic conditions including interest rate and currency exchange rate fluctuations;

•	a general economic slowdown;

•	the impact of competitive products or technologies and competitive pricing pressures;

•	risks relating to the protection of our intellectual property rights;

•	the risk that the development of products and services may not proceed as planned;

•	the existence or enactment of adverse U.S. and foreign government regulation;

•	the difficulty of efficiently managing our cost structure for capital expenditures due to the vertical integration of our manufacturing process;

•	potential business disruptions; and

•	other risks that are described from time to time in our reports and registration statements filed with the Securities and Exchange Commission (the “SEC”).

CAUTIONARY STATEMENT CONCERNING REPRESENTATIONS AND WARRANTIES CONTAINED IN THE INVESTMENT AGREEMENTS OR IN THE ANCILLARY AGREEMENTS

You should not rely upon the representations and warranties in the Investment Agreements or in any of the ancillary agreements or the descriptions of such representations and warranties in this proxy statement as statements of factual information about X-Rite or the Investors. These representations and warranties were made only for purposes of the Investment Agreements and the ancillary agreements, were made solely to us or to the other parties to the Investment Agreements or the ancillary agreements as of the dates indicated therein and are subject to modification or qualification by other disclosures made by us in negotiating the terms of such agreements. The representations and warranties are reproduced and summarized in this proxy statement solely to provide information regarding the terms of such agreements and not to provide you with any other information regarding X-Rite or the Investors. Information about X-Rite can be found elsewhere in this proxy statement and in other public filings we make with the SEC. Information about the Investors can also be found elsewhere in this proxy statement.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by the Board for use at the special meeting to be held on [    ], starting at [    ] a.m., Central Time, at the offices of McDermott Will & Emery LLP, 227 West Monroe Street, Chicago, IL 60606, and any adjournment or postponement thereof. The purpose of the special meeting is for our shareholders to consider and vote upon Proposal 1 to approve the Issuances and Proposal 2 to approve the 2008 Omnibus Plan. Our shareholders must approve Proposal 1 for the Issuances to occur and the Recapitalization to be consummated. If Proposal 1 is not approved by our shareholders and the Recapitalization is not consummated, the Lenders under the First Lien Credit Agreement and Second Lien Credit Agreement may terminate the Forbearance Agreements and accelerate our debt obligations thereunder. Our ability to repay such indebtedness would be dependent on obtaining new debt or equity financing or the sale of assets or the sale of the Company and may cause us to seek protection under federal bankruptcy laws, which may result in a significant reduction or the elimination of all value of our outstanding common stock. Further, if the Lenders accelerated our debt obligations or such action were perceived as likely, our existing and potential customers could lose confidence in our viability as an operating business. In addition, if the OEP Investment Agreement is terminated because our shareholders do not approve the Issuances, we will be obligated to pay a termination fee of $1.5 million to OEP. This proxy statement and the enclosed form of proxy are first being mailed to our shareholders on or about [    ], 2008.

Voting Securities and Record Date

The holders of record of shares of common stock as of the close of business on [    ], 2008, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. On the record date, there were [    ] shares of common stock outstanding.

The holders of a majority of the outstanding shares of common stock on [    ], 2008, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. For purposes of determining the presence of a quorum, abstentions will be included in determining the number of shares present and voting at the meeting; however, broker non-votes will not be included in the number of shares present and voting at the meeting. Any shares of common stock held in treasury by X-Rite or by any of its subsidiaries are not considered to be outstanding for purposes of determining a quorum. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment or postponement of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established.

Electronic Delivery of Proxy Statement and Annual Report

This proxy statement is available on X-Rite’s Internet site at www.xrite.com/company_investor_relations.aspx.

Most shareholders can elect to receive future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you are a shareholder of record, you can choose this option and save X-Rite the cost of producing and mailing these documents by:

•	Following the instructions provided when you vote over the Internet, or

•	Going to X-Rite’s Internet page at www.xrite.com/company_investor_relations.aspx under Shareholder Services and following the instructions provided.

If you are a shareholder of record and you choose to receive future proxy statements and annual reports over the Internet, you will receive an annual e-mail message containing the Internet address to access X-Rite’s proxy statement and annual report. The e-mail also will include instructions for voting over the Internet.

If you hold your shares in “street name”, and choose to receive future proxy statements and annual reports over the Internet and your bank, broker or other holder of record participates in the service, you will receive an annual e-mail message containing the Internet address to use to access X-Rite’s proxy statement and annual report.

Required Vote

Each outstanding share of common stock on [    ], 2008 entitles the holder to one vote at the special meeting. Completion of the Issuances requires the approval of the Issuances by the affirmative vote “FOR” the approval of Proposal 1 by a majority of the votes cast in person or by proxy at the special meeting. Approval of the 2008 Omnibus Plan requires the approval of Proposal 2 by the affirmative vote “FOR” the approval of the 2008 Omnibus Plan by a majority of the votes cast in person or by proxy at the special meeting. In order for your shares of common stock to be included in the vote, you must either vote your shares by proxy via the Internet, by telephone or by mail, or vote your shares in person at the special meeting.

As of the record date, the directors and executive officers of X-Rite owned, in the aggregate, [    ] shares of common stock, or approximately [    ]% of the outstanding shares of common stock. As of the record date, Sagard owned [    ] shares of common stock, or approximately [    ]% of the outstanding shares of common stock. Pursuant to the Institutional Investors Investment Agreement, Sagard has agreed, as long as neither the OEP Investment Agreement nor the Institutional Investors Investment Agreement has been terminated, to vote any shares of common stock it holds as of the record date “FOR” the approval of the Issuances.

If your shares are held in “street name” by your broker, you should instruct your broker how to vote your shares using the instructions provided by your broker. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker and they can give you directions on how to vote your shares. Under the NASDAQ rules, brokers who hold shares of common stock in “street name” for customers without investment discretion over a customer’s account pursuant to an advisory contract and who have not been designated in writing by the customer to vote proxies may not exercise their voting discretion in respect of the Issuances or the 2008 Omnibus Plan. Accordingly, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote such shares at the special meeting. These non-voted shares are referred to as “broker non-votes”. Because approval of such proposed transaction requires the affirmative vote “FOR” the approval of such proposed transaction by a majority of the votes cast in person or by proxy at the special meeting, abstentions and broker non-votes will have no effect on the outcome of the vote on the proposed transaction.

Proxies; Revocation

The use of a proxy allows a shareholder of X-Rite to be represented at the special meeting if he or she is unable to attend the meeting in person. There are four (4) ways to vote your shares:

1. By the Internet at www.proxyvote.com

2. By toll-free telephone at 1-800-690-6903

3. By completing and mailing your proxy card

4. By written ballot at the special meeting

If you vote your shares using any of the methods described above, the shares represented by the proxy will be voted at the special meeting or at any adjournment or postponement thereof. Where shareholders specify a choice, the proxy will be voted as specified. If no choice is specified on a properly executed proxy card, the shares represented by the proxy will be voted “FOR” the approval of each of the proposals described in this proxy statement and at the discretion of the proxy voters on any other matters voted upon at the special meeting. A proxy may be revoked prior to its exercise by (1) delivering a written notice of revocation to the Secretary of X-Rite, (2) delivery of a later-dated proxy, including by telephone or Internet vote, or (3) attending the special meeting in person and notifying the secretary of the special meeting in writing prior to the vote of your proxy that you intend to vote your shares in person. Attendance at the special meeting, in and of itself, will not constitute a revocation of a proxy.

If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided by your broker to change these instructions.

X-Rite does not expect that any matter other than Proposal 1 to approve the Issuances and Proposal 2 to approve the 2008 Omnibus Plan will be brought before the special meeting. If, however, such a matter is properly presented at the special meeting or any adjournment or postponement of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

The cost of the solicitation of proxies will be borne by X-Rite. X-Rite has retained D.F. King & Co. to aid in the solicitation of proxies, including the solicitation of proxies from brokerage firms, banks, nominees, custodians and fiduciaries, for a fee of approximately $10,000 plus disbursements. In addition, proxies may be solicited personally or by telephone or facsimile by a few regular employees of X-Rite without additional compensation. Brokers, nominees, custodians, and other fiduciaries will be reimbursed by X-Rite for their expenses in connection with sending proxy materials to beneficial owners.

Adjournments and Postponements

Although it is not expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment or postponement may be made without notice, other than by an announcement made at the special meeting, by approval of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy at the special meeting, whether or not a quorum exists. Any signed proxies received by X-Rite will be voted in favor of an adjournment or postponement in these circumstances, other than in the event a new record date is set. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow X-Rite shareholders who have already sent in their proxies to revoke them at any time prior to their use.

PROPOSAL 1

THE PROPOSED TRANSACTION

The Issuances and the other transactions contemplated under the Investment Agreements and the ancillary agreements are summarized below. A more complete description of each document is contained herein starting on page 37. This summary does not purport to be complete and is qualified in its entirety by reference to: (i) the OEP Investment Agreement; (ii) the Institutional Investors Investment Agreement; and (iii) the Form of Registration Rights Agreement among X-Rite and the Investors (the “Registration Rights Agreement”), each of which is attached as an Annex to this proxy statement and incorporated by reference into this proxy statement by reference.

Description of the Proposed Transaction

X-Rite has entered into the Investment Agreements with OEP, Sagard and Tinicum under which, subject to the terms and conditions therein, the Company will sell an aggregate of 46,904,763 shares of its common stock to the Investors for an aggregate purchase price of $155 million in cash. X-Rite will use the proceeds from the transaction (i) to partially repay indebtedness under the First Lien Credit Agreement and the Second Lien Credit Agreement; (ii) to settle amounts payable by the Company pursuant to certain interest rate swap agreements between the Company and Goldman Sachs Capital Markets, L.P. that have previously been terminated; (iii) to repay certain amounts outstanding under the Mortgage and Security Agreement dated as of June 30, 2006 by and between the Company and Fifth Third Bank, as amended; (iv) to pay fees and expenses incurred in connection with the Recapitalization; and (v) for general corporate purposes, if there are any remaining proceeds. X-Rite’s board of directors (the “Board”) will consist of nine members following completion of the Recapitalization. In connection with the Investors’ investment, and subject to certain terms and conditions, X-Rite has agreed to appoint three individuals designated by OEP and one individual designated by Sagard to the Board and to permit one individual designated by Tinicum to be an observer at Board meetings. The five remaining directors will not be affiliated with or designated by the Investors.

Background of the Proposed Transaction

Beginning in March 2008, the Company and the Lenders engaged in numerous discussions regarding the Company’s and the Lender’s expectation that, as of March 31, 2008, the Company would not be in compliance with certain covenants under its Credit Agreements. In connection with these discussions, the Company and the Lenders discussed, among other matters, the Lenders’ request that the Company significantly reduce the amount of its outstanding indebtedness, as well as the remedies that would be available to the Lenders as a result of the Company’s non-compliance with its covenants under the Credit Agreements, one of which included declaring immediately due and payable all principal and interest outstanding under the Credit Agreements. The Company and the Lenders also discussed the Lenders’ willingness to postpone the exercise of any such remedies if the Company were able to significantly reduce the amount of its outstanding indebtedness. Discussions between the Company and the Lenders and their respective representatives regarding these matters continued throughout the period leading up to the execution of the Investment Agreements and the Forbearance Agreements on August 20, 2008.

On March 31, 2008, Moody’s Investors Service downgraded its credit ratings for the Company and its Credit Agreements. On April 3, 2008, the Company issued a press release announcing that it expected revenues during the first fiscal quarter of 2008 to be lower than the comparable quarter in the prior year and that the Company was not in compliance with certain covenants under the Credit Agreements. Following this announcement, the price of the Company’s common stock dropped from $6.42 immediately prior to the announcement to $1.10 on May 23, 2008. Also, on April 3, 2008, Standard & Poor’s Rating Service added the Company’s credit rating to its “creditwatch” list with a “negative” rating and, on June 10, 2008, downgraded its credit ratings for the Company and its Credit Agreements.

As a result of the ongoing discussions with the Lenders and the need for the Company to reduce the amount of its indebtedness outstanding under the Credit Agreements, the Company entered into discussions with two investment banking firms regarding their potential engagement as the Company’s financial advisor and, on April 11, 2008, the Company retained RBC Capital Markets Corporation (“RBC”) as its financial advisor. The Company publicly disclosed that it had retained RBC in its May 6, 2008 press release accompanying its 2008 first quarter financial results.

On April 16, 2008, the Company was approached by the proprietary investment group of a large financial institution (“Investor A”) regarding the possibility that it would provide funding to the Company in order to reduce the amount of the Company’s indebtedness outstanding under the Credit Agreements. Also on April 16, 2008, the Company and Investor A entered into a confidentiality agreement containing customary standstill provisions. Thereafter, on April 18, 2008, Investor A submitted to the Company a proposal to provide $40 million of second lien financing and to purchase from the Company $80 million of newly issued convertible debt.

As a result of the downgrade on March 31, 2008 by Moody’s Investors Service of its credit ratings for the Company and its Credit Agreements, Goldman Sachs Capital Markets, L.P. (“Goldman Sachs”) became entitled to terminate the interest rate swap agreements under which the Company had effectively fixed the interest rate on $336.1 million of its floating rate debt under the Credit Agreements. The Company and Goldman Sachs engaged in a number of discussions regarding the termination of these swap arrangements, including with respect to the potential willingness of Goldman Sachs to permit the Company to delay paying the amounts the Company would owe as a result of such termination if the Company were exploring a transaction pursuant to which it would reduce the amount of its indebtedness outstanding under the Credit Agreements and concurrently pay Goldman Sachs such amounts. On April 21, 2008, the Company terminated these arrangements and, given the fair value of the interest rate swap arrangements at that time, the Company became obligated to pay to Goldman Sachs an amount equal to $12.1 million.

On April 28, 2008, the Board held a telephonic meeting at which Thomas Vacchiano, the Company’s chief executive officer, Lynn Lyall, then the Company’s chief financial officer, and RBC were present. The Board, together with its legal and financial advisors, discussed strategic alternatives available to the Company in light of the defaults that existed under the Credit Agreements and in view of the Company’s recent financial performance, including its lowered revenue expectations and the possibility of further breaches of certain financial covenants under the Credit Agreements. Thereafter, the Board, together with its legal and financial advisors, considered a number of alternatives available to the Company, including refinancing the Company’s outstanding indebtedness, a minority investment by one or more investors coupled with a renegotiation of the terms of the Credit Agreements, a rights offering to the Company’s shareholders, a sale of assets of the Company or a sale of the entire Company. RBC discussed with the Board the terms of the proposal received from Investor A, including the fact that the debt financing proposal would be unattractive relative to equity financing alternatives and would not adequately address the Company’s need to reduce its outstanding indebtedness under the Credit Agreements. In addition, the Board took note of its and management’s views that the Company’s underlying business was sound and that long-term value for the Company’s shareholders could be expected to be achieved if the Company’s outstanding indebtedness were reduced. In considering the alternatives available to the Company, the Board, together with its legal and financial advisors, discussed the potential impact on the Company and its shareholders of a significant equity investment. Following this discussion, the Board determined that RBC should undertake to determine interest among potential investors in various capital raising transactions and directed RBC to do so. The Board also directed RBC to continue to negotiate forbearance and amendment agreements relating to the Credit Agreements. In addition, in light of the fact that a number of the Company’s existing institutional shareholders had made unsolicited inquiries regarding their potential participation in any capital raising transaction involving the Company, the Board directed RBC to contact such institutional investors to determine the terms on which such persons would be prepared to make any such investment in the Company.

In connection with determining levels of interest among potential investors in various capital raising transactions, on April 29, 2008 and April 30, 2008, the Company entered into confidentiality agreements containing customary standstill provisions with Investor B and with OEP, respectively, and such investors thereafter began their evaluation of the business and the operations of the Company.

In addition, between April 29, 2008 and May 9, 2008, the Company entered into confidentiality agreements containing customary standstill provisions with six additional potential equity investors. During this period, the Company’s management met with each such party and provided an overview of the Company and its financial situation.

From May 2, 2008 through May 5, 2008, in accordance with the Board’s directions, RBC also contacted eight of the Company’s existing shareholders, including Tinicum and Sagard, that had made unsolicited inquiries regarding their potential participation in any capital raising transaction involving the Company. On May 9, 2008, Investor A withdrew its proposal.

On May 14, 2008, the Board held a telephonic meeting at which RBC, McDermott, Mr. Vacchiano and David Rawden, the Company’s interim chief financial officer, were present. The Board, together with its legal and financial advisors, discussed the status of RBC’s negotiation of forbearance and amendment agreements relating to the First Lien Credit Agreement and the Second Lien Credit Agreement as well as RBC’s assessment of various capital raising scenarios. The Board discussed alternatives available to it, including a sale of the whole Company and potential capital raising transactions, as well as the advice of RBC that operating the Company with an improved balance sheet could create greater long-term value for the Company’s shareholders than a sale of the Company prior to improving its balance sheet. Among the capital raising transactions the Board considered were an “insider only” sale, a rights offering to all of the Company’s shareholders, a sale of certain assets of the Company, a convertible debt offering and a minority equity investment. The Board considered that any capital raising transaction could be entered into in connection with the negotiation of forbearance and amendment agreements relating to its Credit Agreements and that the proceeds of any capital raising transaction could be used to repay a portion of the Company’s outstanding indebtedness, which would enable the Company to remain independent and would likely create long-term value for the Company’s shareholders and which would not foreclose the possibility of a future sale of the Company. The Board directed RBC to continue to explore capital raising alternatives available to the Company.

On May 16, 2008, representatives of OEP and Investor B, respectively, met with the Company’s management at the Company’s offices to continue OEP’s and Investor B’s respective evaluations of the business and operations of the Company.

On May 20, 2008, the Board held a meeting in Kentwood, MI, at which RBC, McDermott and Mr. Vacchiano were present. McDermott advised the Board as to its fiduciary duties. The Board, together with its legal and financial advisors, discussed the status of RBC’s negotiation of forbearance and amendment agreements relating to the Credit Agreements as well as RBC’s assessment of the degree of interest among potential investors in various capital raising scenarios. The Board again discussed potential capital raising scenarios, including an “insider only” sale, a private equity minority investment, a sale of certain assets of the Company and a sale of the whole Company, including the advice of RBC that operating the Company with an improved balance sheet could create greater long-term value for the Company’s shareholders than a sale of the Company prior to improving its balance sheet. The Board considered that any capital raising transaction could be entered into in connection with the negotiation of forbearance and amendment agreements relating to its Credit Agreements and that the proceeds of any capital raising transaction could be used to repay a portion of the Company’s outstanding indebtedness, which would enable the Company to remain independent, would likely create long-term value for the Company’s shareholders and which would not foreclose the possibility of a future sale of the Company. The Board directed RBC to continue to explore capital raising alternatives available to the Company. The Board further determined, given the complexity of the transactions then being contemplated, that it would be in the best interests of the Company’s shareholders that such transactions be evaluated and negotiated by a special committee of the Board. Thereafter, the Board adopted resolutions establishing a special committee, comprised of Gideon Argov, Paul R. Sylvester and Mark D. Weishaar and delegated to the special committee the power and authority to, among other things, evaluate capital raising and other alternatives available to the

Company and to oversee the negotiation of the terms of any such transactions as well as the negotiation of forbearance and amendment agreements relating to the Credit Agreements.

In connection with assessing levels of interest among potential investors in a minority equity investment in the Company as directed by the Board, on May 20, 2008 and May 21, 2008, the Company entered into confidentiality agreements containing customary standstill provisions with an additional private equity firm and with Investor C. Thereafter, Investor C began its evaluation of the business and the operations of the Company.

On May 22, 2008, RBC requested that each of the potential investors that had met with the Company’s management submit a preliminary indication of interest with respect to an investment in the Company on or prior to May 27, 2008. On May 22, 2008 and May 23, 2008, four additional potential investors which had entered into confidentiality agreements with the Company met by telephone with management of the Company to begin their evaluation of the business and operations of the Company.

On May 23, 2008, Tinicum sent to Mr. Vacchiano a letter outlining Tinicum’s proposal to acquire from the Company $40 million of newly issued convertible preferred stock of the Company, which stock would have “a single-digit” dividend rate and would “pay in kind” for the first three years. In addition, Tinicum indicated that it was willing to backstop a rights offering pursuant to which the Company’s shareholders would be given the right to acquire shares of the Company common stock and that Tinicum would receive long-term warrants to purchase the Company’s common stock for providing the backstop.

On May 27, 2008, RBC received separate indications of interest from OEP, Tinicum and Investor B regarding investments in the Company. OEP’s proposal contemplated an investment in the Company of up to $125 million in exchange for newly issued shares of common stock of the Company representing 49% of the Company’s outstanding common stock and the balance to be in the form of preferred equity on terms to be agreed between OEP and the Company. Under the OEP proposal, the proposed purchase price for the common stock would range between $2.00 and $2.50 per share. In connection with any such proposed investment, OEP indicated that it would require four of nine board seats and consent rights over key corporate actions, including the hiring and firing of management and any sale of the Company. In addition, OEP indicated that it would be willing to consider an alternative investment pursuant to which OEP would acquire more than 50% of the Company’s outstanding common stock and have the right to appoint a majority of the Board.

Investor B’s proposal contemplated an aggregate investment in the Company of up to $200 million in exchange for newly issued shares of common stock at a price per share ranging from $1.75 to $2.50. Investor B’s proposed investment would involve a $150 million investment in the Company by Investor B and a $50 million rights offering to the Company’s existing shareholders, which rights offering would be backstopped by Investor B. Investor B’s proposal would result in Investor B owning between 55% and 73% of the outstanding common stock of the Company, depending on how many of the Company’s shareholders participated in the contemplated rights offering. Investor B indicated that it would expect to have board representation in proportion to its ownership share.

Tinicum’s proposal contemplated a $40 million investment in the Company in exchange for newly issued 8.5% convertible preferred stock of the Company, the dividends on which would be payable in kind for the first three years and thereafter in cash, and which would be convertible into common stock of the Company at $1.50 per share. In addition, Tinicum’s proposal contemplated a $60 million rights offering to the Company’s existing shareholders, with each share of the Company’s common stock receiving 1.70 rights exercisable at $1.20 per right. Tinicum also indicated that it would backstop the rights offering and that Tinicum and any other party that backstopped the rights offering would receive five-year warrants, exercisable at $2.50 per share, to purchase 7.5% of the Company. Under its proposal, Tinicum would be entitled to appoint 2 persons to the Board. Tinicum’s investment proposal would result in Tinicum owning between 31.2% and 75.0% of the outstanding common stock of the Company, depending on how many of the Company’s shareholders participated in the contemplated rights offering.

On May 28, 2008, the special committee held a telephonic meeting at which RBC, McDermott, Mr. Rawden and Mr. Vacchiano were present. The special committee, together with its legal and financial advisors, considered the terms of the preliminary indications of interest from OEP, Investor B and Tinicum, including the consent rights OEP and Investor B had requested, the aggregate proceeds that would be received by the Company under each proposal and the percentage of the Company’s outstanding common stock that each investor would own following consummation of the proposed investments. The special committee instructed RBC to request that each party improve its proposals in certain respects, including with respect to price, governance rights and lowering the percentage of shares of the Company each would own following consummation of its proposed investment. The special committee, together with its legal and financial advisors, also examined the possibility of a rights offering to its current shareholders, as had been proposed by each of Investor B and Tinicum. After having considered the matter, the special committee determined that a rights offering, on a stand-alone basis and as proposed by Investor B or Tinicum, was not a viable option for the Company at that time in view of the weak market generally for such offers, the number of shares that would need to be sold to generate sufficient proceeds for the Company, the adverse consequences of an unsuccessful offering, which included the fact that any investor providing a backstop could acquire more than a majority of the Company’s common stock, and the amount of time required to execute such an offering.

On May 29, 2008, representatives of OEP met with the Company’s management at the DRUPA trade fair in Dusseldorf, Germany to continue OEP’s evaluation of the business and operations of the Company.

In connection with Sagard’s prior indication that it would be interested in purchasing additional shares of common stock of the Company, on May 29, 2008, the Company entered into a confidentiality agreement containing customary standstill provisions with Sagard and made available to Sagard due diligence information regarding the Company.

On May 30, 2008, Tinicum communicated to RBC that it would be willing to improve the terms of its May 27, 2008 proposal by, among other things, increasing to $2.00 the conversion price of the convertible preferred stock it was offering to acquire from the Company, increasing to $50 million the amount of the newly issued shares of convertible preferred stock of the Company it proposed to acquire and by lowering the number of rights to be issued for each share of the Company’s common stock to 1.52, each of which would be exercisable at $1.67 per right.

On June 4, 2008 and June 5, 2008, representatives of Sagard and Investor C, respectively, met with the Company’s management at the Company’s offices to continue Sagard’s and Investor C’s respective evaluations of the business and operations of the Company.

On June 5, 2008, RBC received the revised indications of interest from OEP and Investor B it had requested previously. OEP’s revised indication of interest contemplated a transaction involving a sale of $150 million of newly issued shares of common stock by the Company to OEP and certain existing shareholders. Under OEP’s revised indication of interest, OEP would invest between $85 and $100 million in the Company at a price of $3.00 per share of common stock and the existing shareholders would invest between $35 and $50 million in the Company at the same price per share. OEP’s revised indication of interest also indicated that OEP would require three seats on the Board. Investor B’s revised indication of interest contemplated an investment by Investor B in the Company of $125 million in exchange for newly issued shares of convertible preferred stock, which convertible preferred stock would have an annual dividend of 8.5% and would be convertible into common stock at a price between $2.25 and $2.75 per share. Investor B’s revised indication of interest also contemplated an additional $50 million investment through a public or private offering of common stock that would be backstopped by Investor B. Investor B’s revised indication of interest contemplated Investor B owning between 48% and 72% of the Company’s outstanding common stock on an as-converted basis depending on the extent to which the backstop offered by Investor B was utilized. Investor B also indicated that it would expect the right to consent to a number of corporate actions, including the merger or sale of the Company, and that it would seek representation on the Board in proportion to its ownership (but in no case a majority of the whole board).

Also on June 5, 2008, a representative of Tinicum met with the Company’s management at the DRUPA trade fair in Dusseldorf, Germany to continue Tinicum’s evaluation of the business and operations of the Company.

On June 6, 2008, the special committee held a telephonic meeting at which RBC, McDermott, Mr. Rawden and Mr. Vacchiano were present. At the meeting, RBC presented to the special committee its financial analysis of the terms of each of the revised indications of interest submitted on June 5, 2008, and the special committee, together with its legal and financial advisors, discussed, among other matters, the terms of each proposal, the improvements each party had made and the legal and financial due diligence each party had yet to complete. Thereafter, the special committee directed RBC to request that OEP and Investor B further improve their proposals in certain respects.

On June 6, 2008, Tinicum submitted to the Company a revised indication of interest, which provided additional detail regarding the terms of Tinicum’s May 30, 2008 proposal.

Between June 5, 2008 and June 9, 2008, RBC engaged in multiple discussions with representatives of OEP, Tinicum, Investor B and Investor C regarding the terms of their proposed investments and the legal and financial diligence each party would require prior to entering into an agreement with the Company regarding an investment.

On June 9, 2008, RBC received a revised indication of interest from Investor B which contemplated a $175 million investment in the Company. Consistent with its June 5 indication of interest, Investor B’s revised indication of interest still contemplated an investment of $125 million by Investor B in exchange for newly issued shares of convertible preferred stock of the Company. However, Investor B’s revised indication of interest contemplated an investment in the Company of $50 million by existing shareholders in exchange for newly issued shares of common stock at a price of $3.00 per share. Investor B’s revised indication of interest increased the conversion price of the convertible preferred stock to $4.00 per share. Also on June 9, 2008, the special committee retained Shearman & Sterling LLP (“Shearman & Sterling”) as its legal advisor.

On June 10, 2008, the special committee held a telephonic meeting at which RBC, Shearman & Sterling, McDermott and Mr. Vacchiano were present. At the request of the special committee, RBC reviewed the terms of the revised indication of interest from Investor B received on June 9, 2008. RBC noted that Investor B had revised its indication of interest by increasing the price at which the shares of convertible preferred stock would convert into common stock, and described how this would have the effect of lowering the percentage of the Company’s common stock that Investor B would own, as compared to Investor B’s June 5, 2008 proposal. Thereafter, the special committee, together with its legal and financial advisors, considered the terms of the revised indication of interest received from OEP on June 5, 2008, as well as the impact on the Company of the consummation of the transactions proposed by Investor B and OEP. In addition, the special committee, together with its legal and financial advisors, again considered the viability of a rights offering that would permit the Company’s shareholders to participate in a sale of common stock on the same terms as may be agreed with OEP or Investor B. The special committee confirmed the analysis and conclusions regarding the viability of a rights offering from its May 28, 2008 meeting and again determined that such a rights offering was not a viable option. In addition, the Company’s management updated the special committee on the status of their efforts to sell or surrender for cash certain life insurance policies held by the Company. Thereafter, the special committee, together with its legal and financial advisors, discussed these and other matters, including the status of negotiations of forbearance and amendment agreements relating to the Credit Agreements and the status of discussions between RBC and certain of the Company’s existing shareholders that had made unsolicited inquiries regarding their potential participation in any sale of new equity by the Company.

On June 11, 2008, Investor C submitted an indication of interest to RBC indicating that it would be willing to invest approximately $75-150 million in the Company in exchange for newly issued shares of convertible preferred stock, which convertible preferred stock would have a dividend of 3% to 5% and would be convertible at the option of the holder into common stock of the Company at a price per share of $3.75 to $4.00. Additionally, Investor C’s indication of interest contemplated that Investor C would have the right to consent to certain corporate actions and representation on the Board commensurate with its pro forma ownership of the Company on an as converted basis.

On June 16, 2008, the special committee held a telephonic meeting at which RBC, Shearman & Sterling, McDermott and Mr. Vacchiano were present. The special committee, together with its financial and legal advisors, reviewed the progress Investor B and OEP had made in their due diligence reviews of the Company, the terms of the revised indication of interest submitted by Investor C on June 11, 2008, and the fact that RBC had received an inquiry that day from representatives of an unnamed strategic buyer regarding a possible transaction with the Company. The special committee requested that RBC attempt to determine the identity of the strategic buyer. On or about June 16, 2008, the chief executive officer of Company A, such strategic buyer, contacted a member of the Board regarding a possible transaction between Company A and the Company.

During the period from June 16, 2008 through June 29, 2008, RBC and management of the Company met repeatedly with OEP, Investor B, and Investor C to discuss the terms of their respective proposals and due diligence matters.

On June 17, 2008, the Company received an initial draft of an investment agreement and a registration rights agreement from OEP’s legal advisors, Simpson Thacher & Bartlett (“Simpson Thacher”). Also on June 18, 2008, representatives of Company A contacted RBC to confirm they were acting on behalf of Company A. RBC discussed with the representatives of Company A the terms of a minority investment that the Company would consider, which terms were generally consistent with terms discussed with the other participants in the process. The representatives of Company A confirmed Company A was generally interested in making a minority investment in the Company, but that certain of the terms discussed with RBC would have to be discussed with Company A.

After having received Investor B’s indication of interest on June 9, 2008, RBC communicated to Investor B that the Company was unprepared at that time to sell $175 million of new equity. As such, on June 20, 2008, RBC received a letter from Investor B indicating that Investor B would be willing to reduce to $150 million the aggregate investment contemplated by its proposed transaction. Investor B’s letter contemplated a transaction consisting of a $100 million investment by Investor B and a $50 million investment by the Company’s existing shareholders.

On June 20, 2008, the special committee held a telephonic meeting at which RBC, Shearman & Sterling, McDermott and Mr. Vacchiano were present. Shearman & Sterling advised the special committee of its fiduciary duties. RBC discussed with the special committee the status of discussions with the Lenders regarding forbearance and amendment agreements relating to the Credit Agreements, including the need to identify quickly to the Lenders the Company’s equity investor. RBC also discussed with the special committee the critical role an equity investor would play on behalf of the Company in the negotiations with the Lenders, particularly the Second Lien Lenders. The special committee, together with its legal and financial advisors, considered again the Board’s previous determination to pursue a minority equity investment together with the negotiation of forbearance and amendment agreements relating to the Credit Agreements in lieu of other alternatives. The special committee considered its belief, based on advice of RBC, that remaining independent and operating the Company with an improved balance sheet would likely create greater long-term value for the Company’s shareholders than a sale of the Company at such time prior to improving its balance sheet. The special committee, together with its legal and financial advisors, then considered the terms of the revised indication of interest received from OEP, including the fact that OEP continued to insist that it have the right to consent to any sale of the Company. In addition, Shearman & Sterling reviewed with the special committee the terms of the OEP investment agreement and the registration rights agreement. The special committee, together with its legal and financial advisors, also considered the terms of the revised indication of interest received from Investor B, including the fact that Investor B had improved the terms of its proposal earlier that day to reduce the minimum amount it was willing to invest in the Company. The special committee, together with its legal and financial advisors, also considered the terms of an oral proposal made by Sagard, one of the Company’s largest shareholders, to acquire approximately 9.1 million shares of the Company’s common stock at a price of $3.00 per share. RBC also discussed with the special committee the status of its discussions with certain of the Company’s other large institutional shareholders regarding their potential participation in any capital raising transaction involving the Company.

Also during the June 20, 2008 special committee meeting, RBC informed the committee that Company A was the strategic buyer on whose behalf RBC had been contacted on June 16, 2008, and that Company A was generally interested in pursuing a minority investment in the Company but that its representatives continued to discuss with Company A certain terms they had discussed with RBC. Thereafter, the special committee, together with its legal and financial advisors, considered the terms of the revised indication of interest received from Investor C earlier that day, including the fact that Investor C had revised the terms of its prior proposal in a manner that was economically less attractive to the Company by, among other things, increasing to 8% the dividend rate on the convertible preferred stock it proposed to acquire and reducing to $3.25 the price at which the convertible preferred stock would be convertible into common stock of the Company. Thereafter, the special committee determined not to pursue further discussions with Investor C.

Following the meeting of the special committee on June 20, 2008, representatives of Company A contacted RBC to indicate that Company A would be willing to consider a minority investment in the Company on the terms previously described by RBC. RBC notified the special committee about Company A’s interest and, after a period of negotiation, the Company entered into a confidentiality agreement containing customary confidentiality and standstill provisions with Company A on June 30, 2008. Thereafter, Company A was promptly given access to due diligence materials regarding the Company. In connection with the execution of the confidentiality agreement, a member of the special committee spoke with the chief executive officer of Company A on June 24, 2008, regarding, among other matters, the fact that Company A was entering the process at a late stage, that it would be expected to complete its due diligence review quickly and that the Company would not have much flexibility to change the timeline of the overall process to accommodate Company A due to the status of discussions with the Lenders.

On June 22, 2008, RBC provided Investor B with a draft preferred stock purchase agreement and, on June 26, 2008, RBC provided Investor B with a draft certificate of designations with respect to the convertible preferred stock that Investor B had proposed acquiring from the Company.

Also on June 22, 2008, Shearman & Sterling and Simpson Thacher discussed certain issues related to the revised draft OEP investment agreement that Simpson Thacher had provided to Shearman & Sterling on June 18, 2008, including deal protections, a standstill and consent rights.

On June 23, 2008, the Company entered into a confidentiality agreement containing customary standstill provisions with Investor D, one of the Company’s shareholders RBC contacted between May 2, 2008 and May 5, 2008, and made available to Investor D due diligence information regarding the Company. Also on June 23, 2008, representatives of Investor D met with the Company’s management at the Company’s offices to continue Investor D’s evaluation of the business and operations of the Company.

From June 24, 2008 through June 26, 2008, Investor B and OEP met separately with management of the Company to continue their respective due diligence reviews of the Company.

On June 26, 2008, Investor B’s legal advisors delivered to Shearman & Sterling a memorandum outlining proposed changes to the preferred stock purchase agreement, which Shearman & Sterling discussed with Investor B’s legal advisors. On June 27, 2008, Investor B’s legal advisors delivered to Shearman & Sterling a memorandum outlining proposed changes to the draft of the preferred stock certificate of designations.

On July 1, 2008, the Company received an indication of interest from Company A that contemplated an investment in the Company of between $100 million and $150 million in newly issued common stock of the Company at a price per share between $4.00 and $4.50.

On July 1, 2008, the special committee held a telephonic meeting at which RBC, Shearman & Sterling, McDermott, John E. Utley, the chairman of the Board, and Mr. Vacchiano were present. The special committee, together with its legal and financial advisors, considered the revised indications of interest received from OEP and Investor B, as well as the indication of interest received from Company A earlier that day. The special committee, together with its legal and financial advisors, considered, among other matters, the consent rights requested by each of OEP and Investor B and the implications of entering into a transaction with Company A. During the meeting, RBC advised the special committee that it had received from certain of the Company’s existing shareholders, including Sagard and Investor D, preliminary indications of their willingness to participate in a proposed transaction. RBC also informed the special committee of inquiries made by the Lenders regarding the status of the Company’s potential capital raising transaction and the importance of involving an equity investor in negotiations with the Lenders. The special committee then instructed RBC to solicit final proposals from OEP, Investor B and Company A by the middle of the week of July 8, 2008.

On July 1, 2008, the Company received a letter from the Second Lien Lenders, indicating that if the Company did not reach agreement with an investor regarding an equity investment by July 15, 2008, the Second Lien Lenders would exercise their remedies under the Second Lien Credit Agreement, one of which included declaring immediately due and payable all principal and interest outstanding thereunder.

On July 2, 2008, Simpson Thacher provided to RBC a revised draft of the OEP investment agreement in response to comments from Shearman & Sterling on June 24, 2008 and on July 3, 2008, Simpson Thacher delivered to RBC a supplemental due diligence request list.

On July 7, 2008, a member of the special committee discussed with the chief executive officer of Company A timing considerations and the nature of Company A’s interest in the Company.

On July 9, 2008, the Company received final indications of interest from OEP and Investor B, both of which included revised financial terms and revised investment agreements. The revised indication of interest received from OEP contemplated an investment in the Company of $100 million in exchange for newly issued shares of common stock at price of $3.00 per share and further contemplated that OEP would have the right to consent to certain corporate actions, including a merger or sale of the Company. In addition, OEP’s revised indication of interest contemplated that existing institutional investors would invest $50 million in the Company at $3.00 per share. The revised indication of interest received from Investor B contemplated an investment in the Company of $100 million in exchange for newly issued convertible preferred stock of the Company, which convertible preferred stock would be convertible into common stock of the company at $4.25 per share. Investor B’s revised indication of interest further contemplated that Investor B would have the right to consent to certain corporate actions. The closing price of the Company’s common stock on July 9, 2008 was $2.35.

Also on July 9, 2008, RBC provided a draft investment agreement to each of Sagard and Investor D.

On July 10, 2008, the Company received an indication of interest from Company A indicating that Company A would be willing to invest $150 million in the Company in exchange for common stock at a price of $4.50 per share and that it would not be willing to participate in any transaction involving an investment in common stock by the Company’s existing shareholders at a price of less than $4.50 per share. Under Company A’s proposal, Company A would own approximately 53% of the outstanding common stock of the Company after giving effect to the proposed transaction, without the participation of any existing shareholders. In addition to the proposed equity investment contemplated by Company A’s indication of interest, Company A alternatively indicated that it would be willing to pursue a transaction in which Company A would acquire 100% of the outstanding stock of the Company at a price of $6.50 per share.

On July 10, 2008, Investor B informed RBC that it was further revising the terms of its proposed investment in the Company to include the right to consent to certain corporate actions, including the right to consent to a merger or sale of the Company. Also on July 10, a representative of the Board met with OEP and a member of the special committee and a member of the Board met with Investor B, in each case to discuss the proposed transactions.

On July 11, 2008, the special committee held a telephonic meeting at which RBC, Shearman & Sterling, McDermott, Mr. Rawden, Mr. Utley and Mr. Vacchiano, were present. The special committee, together with its legal and financial advisors, considered the indication of interest received from Company A, including Company A’s proposal to acquire all of the outstanding common stock of the Company. In view of the indication of interest received from Company A, the special committee again considered the merits of a sale of a minority stake in the Company coupled with negotiations of forbearance and amendment agreements relating to the Credit Agreements relative to a sale of the entire Company. The special committee concluded that a minority equity investment transaction was more likely to result in greater long-term value for the Company’s shareholders than a sale of the Company at that time. The special committee, together with its legal and financial advisors, then specifically considered the equity investment contemplated by Company A’s indication of interest and also the minority equity investment transactions proposed by OEP and Investor B. The special committee considered the likelihood that an agreement could be reached with Investor B, Company A or OEP in a timely manner and on terms favorable to the Company. The special committee determined, after discussion with its legal and financial advisors, that the transactions proposed by Investor B and OEP presented better opportunities to create long-term value for the Company’s shareholders than the equity investment proposed by Company A. The special committee reached this conclusion with respect to Company A’s proposal to purchase up to 53% of the Company’s common stock based upon its belief, following discussion with its legal and financials advisors, that, among other things, private equity firms, such as Investor B and OEP, were more likely than Company A to seek to maximize the value of their investment in the Company in a manner that similarly benefited the Company’s existing shareholders, such as in connection with a sale of the Company to a third party; the investments proposed by Investor B and OEP were less likely to deter others from seeking to acquire the entire Company than the equity investment proposed by Company A, thereby potentially preserving for the Company’s existing shareholders the opportunity to receive greater value in such a transaction; and that certain of the Company’s institutional shareholders would be less likely to sell their common stock in the Company as a result of an investment in the Company by private equity firm than a strategic investor such as Company A.

The special committee then compared the merits of the proposals from Investor B and OEP and thereafter determined that the proposal received from Investor B represented the preferred option at that time because it contemplated a higher price per share and contemplated fewer veto rights over certain actions of the Company. However, the special committee expressed concern over Investor B’s request that the Company would need to seek Investor B’s consent prior to any merger or sale of the Company. The special committee then directed RBC and Shearman & Sterling to contact Investor B to advise them that the proposed veto right over mergers and sales was unacceptable and would be an impediment to negotiating definitive documents with the Company.

On July 11 and 12, 2008, RBC and Shearman & Sterling discussed with representatives of Investor B whether Investor B would be willing to proceed with an investment in the Company absent any right to consent to a merger or sale of the Company. Investor B indicated that it would continue to insist on this consent right as a condition to any investment in the Company. Following such discussions, on July 12, 2008, Shearman & Sterling sent revised drafts of the investment agreement and the preferred stock certificate of designations to Investor B, neither of which drafts contemplated Investor B having a consent right over mergers or sales of the Company.

On July 13, 2008, the special committee held a telephonic meeting at which RBC, McDermott, Shearman & Sterling, Mr. Rawden and Mr. Vacchiano were present. The special committee, together with its legal and financial advisors, reviewed the terms of the revised proposals received from Investor B and OEP, including the fact that Investor B continued to insist on a consent right over any merger or sale of the Company and the fact that OEP was no longer insisting on any such consent right. The special committee also took note of the fact that OEP had increased to $3.50 the price per share it would be willing to pay for shares of common stock of the Company, the result of which was that OEP would own a lower percentage of the outstanding shares of the Company’s common stock after giving effect to its proposed transaction. During this meeting, Shearman & Sterling and RBC informed the special committee that OEP had indicated it was not prepared to proceed further with negotiation of the final equity investment documents or to participate in the Company’s negotiations of forbearance and amendment agreements relating to the Credit Agreements unless the Company agreed to negotiate exclusively with OEP for a limited period of time pending completion of the investment documents. The special committee and RBC discussed the important role that OEP could play in negotiations with the

Lenders, the length of time that the Lenders, particularly the Second Lien Lenders, had been asking the Company to identify its equity investor and the advisability of OEP and the Company entering into an exclusivity agreement in connection therewith. Following additional discussions related to these items, the special committee determined that it would be appropriate and in the best interests of the Company’s shareholders to enter into a limited period of exclusive negotiations with OEP.

On July 14, 2008, Shearman & Sterling sent a revised draft of the OEP investment agreement to Simpson Thacher. From July 14, 2008 through July 16, 2008, RBC contacted certain of the Company’s existing shareholders, including Sagard, Tinicum and Investor D, that had made unsolicited inquiries regarding their potential participation in any capital raising transaction by the Company. RBC contacted such investors to determine their interest in participating in an investment in the Company of $50 million by existing shareholders in exchange for newly issued shares of common stock at a price of $3.00 per share as contemplated by the OEP proposal. The closing price of the Company’s common stock on July 14, 2008 was $2.42.

On July 14, 2008, the Board (other than Mr. Frieder, who could not be present) held a telephonic meeting at which RBC, McDermott, Shearman & Sterling, Mr. Rawden and Mr. Vacchiano were present. The principal purpose of this meeting was for the special committee to update the entire Board as to the status of the proposed equity investment and the negotiations of forbearance and amendment agreements relating to the Credit Agreements and to consider the special committee’s proposal that the Company enter into a period of exclusive negotiations with OEP. At the outset of the meeting, Shearman & Sterling advised the Board as to its fiduciary duties. The special committee advised the Board as to transactions contemplated by OEP’s proposal and as to OEP’s insistence on a period of exclusivity prior to participating in the negotiations of forbearance and amendment agreements relating to the Credit Agreements. The special committee also discussed with the Board the request from OEP that it be entitled to nominate three individuals to serve on the Board. The special committee also informed the Board of the proposals from Company A and the reasons why they had been rejected by the special committee. Based on the recommendation of the special committee, the Board determined that the Company could enter into exclusive negotiations with OEP and that pursuing the transaction with OEP discussed at the meeting was in the best interests of the Company and its shareholders.

After the meeting of the Board on July 14, 2008, RBC received a letter from Company A revising the indication of interest it had submitted on July 10, 2008. Company A’s letter indicated that it was now willing to permit selected existing shareholders of the Company to participate in the proposed transaction on the same basis as Company A. On July 15, 2008, RBC contacted representatives of Company A to clarify certain elements of Company A’s proposal, including the terms on which it would permit the Company’s existing shareholders to invest, the corporate actions for which its consent would be required and the time it expected it would need to complete its due diligence review of the Company, and RBC reported the same to a member of the special committee.

On July 16, 2008, after a confirmatory discussion with a member of the committee, the Company and OEP entered into an agreement which contemplated a limited period of exclusive negotiations between the Company and OEP.

On July 18, 2008, RBC received from Company A a revised indication of interest indicating that Company A was prepared to proceed with a transaction in which Company A would acquire approximately 39% of the Company’s outstanding common stock at a price of $4.50 per share. Additionally, Company A reiterated its proposals to acquire the entire Company for $6.50 per share.

On July 21, 2008, the special committee held a telephonic meeting at which RBC, McDermott, Shearman & Sterling, Mr. Rawden and Mr. Vacchiano were present. The special committee, together with its legal and financial advisors, reviewed the status of the Company’s negotiations of forbearance and amendment agreements relating to the Credit Agreements. RBC advised the special committee that a framework for forbearance and amendment agreements relating to the First Lien Credit Agreement had been agreed with the First Lien Lenders, but that agreement still needed to be reached with the Second Lien Lenders prior to any announcement of a recapitalization. The special committee, together with its legal and financial advisors, then discussed various alternatives in the event that agreement could not be reached with the Second Lien Lenders, including potentially seeking a sale of the entire Company or seeking protection under federal bankruptcy laws.

During the July 21, 2008 meeting of the special committee, the special committee, together with its legal and financial advisors, reviewed the terms of the revised indication of interest received from Company A on July 18, 2008. After having reviewed these terms and after having received the advice of its legal and financial advisors, the special committee reconfirmed its prior determination that the minority equity investment contemplated by OEP presented a better opportunity to create long-term value for the Company’s shareholders than such a sale of the entire company at that time on the terms contemplated by Company A. Additionally, after having received the advice of its legal and financial advisors, the special committee determined that the minority equity investment contemplated by Company A in its revised indication of interest was insufficient because, among other things, it was subject to continuing due diligence review, and was not likely to be completed on the timeline required to satisfy the Lenders.

On July 21, 2008, RBC provided a draft investment agreement to Tinicum.

On or about July 23, 2008, Investor D indicated it was no longer interested in pursuing an investment in the Company.

On July 28, 2008, the special committee (other than Mr. Sylvester, who could not be present) held a telephonic meeting at which RBC, Shearman & Sterling and Mr. Vacchiano were present. The special committee, together with its legal and financial advisors, reviewed the status of the Company’s negotiations of forbearance and amendment agreements relating to the Credit Agreements. Following discussion of the progress that had been made in negotiations with the Lenders, the role of OEP in facilitating such progress and OEP’s requirement that exclusivity be extended to give the Company more time to complete negotiations of forbearance and amendment agreements relating to the Credit Agreements and to finalize the definitive equity investment documents, the special committee determined to extend OEP’s exclusivity through August 1, 2008.

On July 29, 2008, during discussions with Sagard regarding the terms of its proposed investment, RBC approached Sagard to determine whether it would be prepared to increase the per share price contemplated by its proposal to $3.50 per share, the price per share OEP had agreed to pay to acquire newly issued shares of the Company’s common stock. Sagard indicated that it was not prepared to invest in the Company at a higher per share price than that contemplated by Sagard’s current proposal.

On July 30, 2008, the Company entered into an amendment to the promissory note, dated June 30, 2006, issued in favor of Fifth Third Bank. The amendment extended the maturity of the promissory note from July 30, 2008 until August 30, 2008. The outstanding principal balance on the promissory note as of July 30, 2008 was approximately $8.7 million. The promissory note is secured by a mortgage on the Company’s former headquarters and manufacturing facility located in Grandville, Michigan.

On August 1, 2008, the special committee held a telephonic meeting at which RBC, Shearman & Sterling, McDermott and Mr. Vacchiano were present. The special committee, together with its legal and financial advisors, reviewed the status of the Company’s negotiations of forbearance and amendment agreements relating to the Credit Agreements and reviewed the status of the Company’s discussions with certain of its existing shareholders, Tinicum and Sagard, regarding participation in the recapitalization transaction, including Sagard’s request that it be entitled to nominated one person to serve on the Board. Following discussion of the progress that had been made in negotiations with the Second Lien Lenders, the role of OEP in facilitating such progress and OEP’s requirement that exclusivity be extended to give the Company more time to complete negotiations of forbearance and amendment agreements relating to the Credit Agreements and to finalize the definitive equity investment documents, the special committee determined to extend OEP’s exclusivity through August 4, 2008.

Also on August 1, 2008, during discussions with Tinicum regarding the terms of its proposed investment, RBC approached Tinicum to determine whether it would be prepared to increase the per share price contemplated by its proposal to $3.50 per share, the price per share OEP had agreed to pay to acquire newly issued shares of the Company’s common stock. Tinicum indicated that it was not prepared to invest in the Company at a higher per share price than that contemplated by Tinicum’s current proposal.

On August 4, 2008, the special committee held a telephonic meeting at which RBC, Shearman & Sterling, McDermott, Mr. Rawden and Mr. Vacchiano were present. The special committee, together with its legal and financial advisors, reviewed the status of the Company’s negotiations of forbearance and amendment agreements relating to the Credit Agreements and reviewed the status of the Company’s discussions with certain of its existing shareholders, Tinicum and Sagard, regarding participation in the recapitalization transaction. Following discussion of the progress that had been made in negotiations with the Second Lien Lenders, the role of OEP in facilitating such progress and OEP’s requirement that exclusivity be extended to give the Company more time to complete negotiations of forbearance and amendment agreements relating to the Credit Agreements and to finalize the definitive equity investment documents, the special committee determined to extend OEP’s exclusivity through August 7, 2008.

On August 7, 2008, the special committee held a telephonic meeting at which RBC, Shearman & Sterling, McDermott, Mr. Rawden and Mr. Vacchiano were present. The special committee, together with its legal and financial advisors, reviewed the status of the Company’s negotiations of forbearance and amendment agreements relating to the Credit Agreements and the status of the Company’s discussions with Tinicum and Sagard regarding participation in the recapitalization transaction. Following a discussion of the significant progress that had been made in negotiations with the Second Lien Lenders, the role of OEP in facilitating such progress and the fact that any withdrawal by OEP from such negotiations would materially and adversely affect the Company’s negotiating position with the Lenders, the special committee determined to extend OEP’s exclusivity through August 12, 2008 in order to give the Company more time to complete negotiations of forbearance and amendment agreements relating to the Credit Agreements and to finalize the definitive equity investment documents. RBC also informed the special committee that it had been contacted by Company A, Investor B and an investment bank, which was acting on behalf of an unnamed party, each expressing interest in a potential transaction. RBC advised the special committee that it had informed each such party of the fact that the Company had entered into exclusive negotiations and could not engage in discussions with other third parties regarding a potential transaction.

On August 12, 2008, the special committee held a telephonic meeting at which RBC, Shearman & Sterling, McDermott and Mr. Vacchiano were present. The special committee, together with its legal and financial advisors, reviewed the status of the Company’s negotiations of forbearance and amendment agreements relating to the Credit Agreements and with OEP regarding the terms of its equity investment. RBC and Shearman & Sterling then advised the special committee that the Company had reached agreement with the Lenders in all material respects regarding the forbearance and amendment agreements relating to the Credit Agreements. The special committee, together with its legal and financial advisors, then reviewed the anticipated process for completing definitive investment documents with OEP, Sagard and Tinicum, as well as with the Lenders. RBC informed the special committee that OEP was requiring a limited extension of its exclusivity in order to complete the definitive investment documents. Shearman & Sterling also informed the special committee that it had received a call from Company A’s legal advisors indicating that Company A remained interested in pursuing a transaction with the Company. In view of the fact that the terms of the recapitalization transactions had been substantially negotiated but that the final documents were still not complete, the special committee determined that the exclusivity period with OEP should be extended through August 19, 2008.

On August 15, 2008, the Board held a telephonic meeting at which RBC, Shearman & Sterling, McDermott, Mr. Rawden and Mr. Vacchiano were present. Shearman & Sterling updated the Board as to the status of the various recapitalization documents. Shearman & Sterling and RBC then advised the Board that the terms of the forbearance and amendment agreements relating to the Credit Agreements were finalized, but that the consent of the First Lien Lenders representing more than 50% of the outstanding principal amount under the First Lien Credit Agreement was required in order to approve the agreements and that such approval was expected to be received by August 19, 2008. Shearman & Sterling and RBC then reviewed in detail with the Board the legal and financial terms of the Investment Agreements, including the fact that OEP would have the right to nominate three individuals to the Board, that Sagard would have the right to nominate one individual to the Board and that Tinicum would have the right to appoint an individual who would have “observer” status on the Board, and that all of such individuals must be reasonably acceptable to the Company, and forbearance and amendment agreements relating to the Credit Agreements. The members of the special committee and the compensation committee of the Board also discussed with the Board the terms of the 2008 Omnibus Plan, which the compensation committee, its compensation consultants and the Investors had developed. The special committee members indicated to the Board that it would reconvene to determine whether to recommend the transaction to the Board once the required majority of the First Lien Lenders had consented to the terms of the proposed forbearance and amendment agreements relating to the First Lien Credit Agreement. The Board concluded that it would review the drafts of the transaction documents and would reconvene the following week in order to consider any recommendations of the special committee regarding the proposed recapitalization transactions.

In view of the fact that the Company was very close to completing the final terms of the recapitalization documents, on August 19, 2008, the special committee determined that it was advisable to extend its exclusive negotiations with OEP until the earlier of August 20, 2008 or the execution of a definitive investment agreement, whichever occurred first.

On August 20, 2008, the special committee held a telephonic meeting at which RBC, Shearman & Sterling, McDermott, Mr. Rawden and Mr. Vacchiano were present. During this meeting, Shearman & Sterling and RBC advised the special committee that the terms of the investment agreements and forbearance and amendment agreements relating to the Credit Agreements had been finalized and that the required majority of the First Lien Lenders had agreed to the terms of the forbearance and amendment. After reviewing with its legal and financial advisors the terms of such documents, the special committee unanimously resolved to recommend that the Board approve the form and terms of the Investment Agreements and Forbearance Agreements and the 2008 Omnibus Plan, as well as any other related documents and that the Board recommend that the Company’s shareholders approve the Issuances.

Immediately following the meeting of the special committee on August 20, 2008, the Board held a telephonic meeting at which RBC, Shearman & Sterling, McDermott, Mr. Rawden and Mr. Vacchiano were present. The special committee informed the Board that the terms of the Investment Agreements and forbearance and amendment agreements relating to the Credit Agreements had been finalized and reviewed by the special committee. The special committee informed the Board as to the resolution of the material issues that had remained open as of the Board meeting on August 15, 2008. After consideration of the proposed terms of the Recapitalization and presentations by the special committee’s legal and financial advisors, the Board unanimously resolved among other things, (i) to adopt the recommendations of the special committee, (ii) that the Investment Agreements and forbearance and amendment agreements relating to the Credit Agreements were in the best interests of the Company’s shareholders and were approved and declared advisable and (iii) to recommend that the Company’s shareholders approve the Issuances.

After the meeting of the Board on August 20, 2008, the Company and OEP entered into the OEP Investment Agreement, the Company and Sagard and Tinicum entered into the Institutional Investors Investment Agreement and the Company entered into the Forbearance Agreements with the Lenders. Following the execution of the foregoing documents, the Company issued a press release describing the Recapitalization prior to the opening of trading on the NASDAQ.

Reasons for the Proposed Transaction

The special committee, by unanimous vote at a meeting on August 20, 2008, acting with the advice and assistance of its legal and financial advisors, determined that the Recapitalization is advisable and in the best interests of the Company and its shareholders. The special committee recommended that the Board approve the Recapitalization and that the Board recommend that the Company’s shareholders vote in favor of the approval of the Issuances (Proposal 1), as well as the approval of the 2008 Omnibus Plan (Proposal 2).

After having received the recommendation of the special committee, the Board unanimously approved the Recapitalization and determined to recommend that the Company’s shareholders vote in favor of the approval of the Issuances (Proposal 1), as well as the approval of the 2008 Omnibus Plan (Proposal 2).

In the course of making its determinations, the special committee and the Board consulted with senior management and the special committee’s financial and legal advisors, and considered the short-term and long-term interests and prospects of the Company and its shareholders, including the following material factors that it believed supported the determinations:

•

The Company’s imminent need for funds to reduce the amount of the indebtedness outstanding under the Credit Agreements in order to obtain from the Lenders a waiver of their right to accelerate the maturity of our obligations under the Credit Agreements and obtain amended terms of the Credit Agreements that would allow us operating flexibility;

•

The Company’s imminent need for funds to settle certain interest rate swap agreements currently existing between the Company and Goldman Sachs and to repay amounts owed under the Mortgage and Security Agreement, dated as of June 30, 2006, by and between the Company and Fifth Third Bank;

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The advice of RBC that the Company would not be able to raise sufficient debt financing to meet our liquidity needs on acceptable terms, if at all, as a result of, among other factors, the downgrade of our credit ratings and the fact that we are in default under the Credit Agreements;

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The possibility that, if the Company did not enter into agreements for the Recapitalization or similar transactions promptly, the Lenders would accelerate the Company’s debt obligations under the Credit Agreements, including requiring the immediate payment of the indebtedness thereunder, which actions may require the Company to seek protection under applicable bankruptcy laws and the likelihood that such action would result in the significant reduction or the elimination of all of the value of the Company’s common stock;

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That as part of the Recapitalization, the Company entered into Forbearance Agreements pursuant to which the Lenders have agreed to forbear from exercising remedies available to them as a result of certain events of default under the Credit Agreements until the earliest of (i) January 1, 2009, (ii) the termination of the OEP Investment Agreement and (iii) the occurrence of an event or events, since December 31, 2007, that would have a material adverse effect except as previously disclosed to the Investors and the Lenders;

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The financial and other terms and conditions of the Investment Agreements and other ancillary agreements, as reviewed by the special committee and the Board with our financial and legal advisors, and the fact that they were the product of arm’s-length negotiations between the parties;

•	RBC’s quantitative analysis of the financial terms of the Investment Agreements and the valuation analyses contained therein, which the special committee reviewed, relied upon and adopted;

•	That the Issuances will provide cash to reduce the Company’s leverage;

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The identities of the Investors, including the fact that OEP is a proprietary investments fund controlled by JP Morgan Chase & Co., each Investor’s experience in consummating transactions such as those contemplated by the Investment Agreements, the Investors’ covenants to use reasonable best efforts to consummate the Issuances under their respective Investment Agreements subject to the terms and conditions therein and the fact that the Issuances are not subject to any financing conditions;

•	OEP has received an equity commitment letter from One Equity Partners III, L.P. (“OEP LP”), a private equity fund, pursuant to which OEP LP has committed to contribute $100 million in cash, and,

from and after the closing, cash in an amount sufficient for any purchase of shares of Company common stock pursuant to the Company’s exercise of the Shortfall Option, as hereinafter defined in “The OEP Investment Agreement—The Investment,” to OEP in connection with the transactions contemplated by the OEP Investment Agreement;

•

That no Investor has a right to veto a sale of the Company to a third party and the fact that the Investment Agreements prohibit each Investor, alone or as part of a group, from seeking to acquire control over the Company or to acquire additional shares of the Company common stock, other than the right of the Investors to maintain their respective percentage ownership of Company common stock;

•

The special committee’s and the Board’s belief that the Recapitalization was more favorable to the Company’s shareholders than any other alternative reasonably available to the Company and its shareholders, including because the Recapitalization would permit the continued viability of the Company and provide its shareholders with the opportunity to continue to participate in the future earnings and potential growth of what would then constitute a recapitalized company with significantly less outstanding indebtedness;

•

The fact that the twenty-three potential strategic and financial investors RBC contacted or who contacted RBC in addition to the Investors were not prepared to invest in the Company on terms that the special committee believed were sufficiently certain or more beneficial to the Company and its shareholders than the Issuances; and

•

That, subject to compliance with the terms and conditions of the Investment Agreements, the Board is permitted to change its recommendation that our shareholders approve the Issuances or to terminate the Investment Agreements prior to the approval of the Issuances by our shareholders, in order to approve any alternative proposal from a third party that is a “superior proposal” as defined in the Investment Agreements, upon the payment to OEP of $3 million (which the special committee believed was reasonable and would not preclude another party from making an alternative proposal).

The special committee and the Board also considered a variety of risks and other potentially negative factors concerning the Recapitalization. These factors included the following:

•

The conditions to the closing of the Recapitalization, the risks that the Recapitalization would not be consummated in a timely manner or at all despite the parties’ efforts to cause it to occur, that the Company will have incurred significant transaction costs and the Company’s management and employees will have expended significant time and effort and experienced significant distractions from their work;

•

The possible disruption to the Company’s business that might result from the announcement of the Recapitalization and the resulting distraction of the attention of the Company’s management, as well as the requirements contained in the Investment Agreements that the Company conduct its business between signing and closing in accordance with the terms of the Investment Agreements, which may delay or prevent the Company from undertaking business opportunities that may arise pending completion of the Issuances;

•

Immediately following the Issuances, the Investors will beneficially own, in the aggregate, approximately 66% of the Company’s outstanding shares of common stock and voting power (which percentage includes shares of our common stock currently owned by Sagard and Tinicum), leaving our other common shareholders with approximately 34% (excluding the shares of our common stock currently owned by Sagard and Tinicum) of the Company’s outstanding shares of common stock and voting power;

•

The fact that the Company’s shareholders, other than Sagard and Tinicum, are not being offered the opportunity to purchase shares at the same prices as Sagard and Tinicum because of the significant risks that a rights offering could not be consummated in a manner that would provide sufficient certainty that we would receive proceeds equivalent to the proceeds to be received under the Issuances;

•

The purchase price of the shares to be purchased by OEP is $3.50 per share, representing an approximate 6% discount to the closing price of $3.71 on August 19, 2008, the last trading day prior to the day on which the Board approved the Recapitalization, and the purchase price of the shares purchased by Sagard and Tinicum is $3.00 per share, representing an approximate 19% discount to the closing price of $3.71 on August 19, 2008, the last trading day prior to the day on which the Board approved the Recapitalization;

•

The consent rights granted to OEP under the OEP Investment Agreement, such as the right to approve acquisitions of certain assets, and the risk that OEP may not agree to permit us to take actions the Board believes are in the best interests of the Company and our shareholders;

•

The obligation of OEP LP to fund commitments under its equity commitment letter is subject to the satisfaction or waiver by OEP LP of the conditions precedent to OEP’s obligations under the OEP Investment Agreement. There is no assurance that the cash OEP LP has committed to provide OEP under its equity commitment letter will actually be available;

•

That in connection with the transactions contemplated by the Investment Agreements, we took certain actions with respect to the Company’s defenses that could make it easier for a third party or, in some cases, the Investors to acquire us, such as modifying our Bylaws so that Chapter 7B of the MBCA does not apply to control share acquisitions of shares of the Company;

•

The terms of the Investment Agreements prohibit the Company from soliciting proposals to acquire or invest in the Company prior to the Closing and placing certain other limitations on the Company’s ability to consider unsolicited alternative transaction proposals and to terminate the Investment Agreements and accept an alternative transaction proposal that constitutes a “superior proposal”, unless the Company pays a $3 million termination fee to OEP pursuant to the OEP Investment Agreement (which could discourage such proposals);

•

The fact that Company A had offered to acquire 100% of the Company at $6.50 per share, as well as the special committee’s determination, having received the advice of its financial advisor, that the price per share Company A proposed to pay in such transaction was not sufficient to justify forgoing the opportunity to pursue the Recapitalization and to deprive the Company’s shareholders of the opportunity to participate in the future growth of the Company and a sale of the Company at a later date;

•

The fact that Company A’s offer to acquire newly issued shares of the Company common stock at a price per share equal to $4.50 would, following the issuance of such shares, result in Company A owning up to approximately 53% of the outstanding shares of the Company, and the special committee’s determination, having received the advice of its financial advisors, that such a transaction was not in the best interests of the Company’s shareholders;

•

The possibility that the Company’s shareholders would fail to approve the Issuances, which failure would possibly require the Company to seek protection under applicable bankruptcy laws and the likelihood that such action would result in the significant reduction or the elimination of all of the value of our common stock.

The foregoing discussion summarizes the material factors considered by the special committee and the Board in its consideration of the Recapitalization. In view of the wide variety of factors considered by the special committee and the Board, and the complexity of these matters, the special committee and the Board did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the special committee and the Board may have assigned different weights to various factors. The Board approved and recommends the Issuances based upon the totality of the information presented to and considered by it.

The X-Rite Board of Directors

The special committee, by unanimous vote at a meeting on August 20, 2008, acting with the advice and assistance of its legal and financial advisors, determined that the Recapitalization is advisable and in the best interests of the Company and its shareholders. The special committee recommended that the Board approve the Recapitalization and that the Board recommend that the Company’s shareholders vote in favor of the approval of the Issuances (Proposal 1), as well as the approval of the 2008 Omnibus Plan (Proposal 2).

After having received the recommendation of the special committee, the Board unanimously approved the Recapitalization and determined to recommend that the Company’s shareholders vote in favor of the approval of the Issuances (Proposal 1), as well as the approval of the 2008 Omnibus Plan (Proposal 2).

Recommendation of the Company’s Board of Directors

After careful consideration, the Board, by unanimous vote:

•	has determined that the Issuances and the other transactions contemplated by the Investment Agreements and the ancillary agreements are in the best interests of the Company and its shareholders; and

•	recommends that X-Rite’s shareholders vote “FOR” the approval of the Issuances (Proposal 1).

Ownership Upon Closing

Set forth below is a table depicting the ownership of the Company’s common stock upon the closing of the proposed Issuances, based on the following assumptions:

•	that the number of outstanding shares of common stock is based upon the number outstanding as of August 29, 2008; and

•	that no options for the purchase of common stock will be exercised.

Name	Number of Shares Owned	Percent of Outstanding Shares
OEP	28,571,429	37.4%

Sagard	11,807,544	15.4%

Tinicum	10,271,667	13.4%

All Investors	50,650,640	66.2%

Other Shareholders	25,859,807	33.8%

Total	76,510,447	100.00%

Use of Proceeds

If the transactions contemplated by the Investment Agreements are completed, X-Rite will use the proceeds from the Issuances (i) to partially repay indebtedness under the First Lien Credit Agreement and the Second Lien Credit Agreement; (ii) to settle amounts payable by the Company pursuant to certain interest rate swap agreements between the Company and Goldman Sachs Capital Markets, L.P. that have previously been terminated; (iii) to repay certain amounts outstanding under the Mortgage and Security Agreement dated as of June 30, 2006 by and between the Company and Fifth Third Bank, as amended; (iv) to pay fees and expenses incurred in connection with the Recapitalization; and (v) for general corporate purposes, if there are any remaining proceeds. Please see “Unaudited Pro Forma Condensed Consolidated Pro Forma Financial Statements” for our unaudited pro forma condensed consolidated pro forma financial statements.

Interests of the Company’s Directors and Executive Officers in the Proposed Transaction

Change-in-Control Plans

The Company’s Board of Directors approved the X-Rite, Incorporated Change In Control Severance Plan for Senior Executives (the “Change in Control Plan”) for certain of its executive officers effective April 1, 2007. Under the terms of the Change in Control Plan, the Company’s executive officers are entitled to receive a lump sum cash severance payment if they are terminated without cause or resign for good reason during the period from six months prior to the change in control to twenty-four months after the change in control. A change in control includes the acquisition by any individual, entity, or group of beneficial ownership of thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities. The Issuance to OEP will constitute a change in control as defined in the Change in Control Plan, and, in the event of a qualifying termination (as defined in the Change in Control Plan) during the relevant period, the affected participant would be entitled to certain benefits under the plan, as further described in “Compensation Discussion & Analysis—Change in Control Agreements”.

Awards under the Company’s Existing Long Term Incentive Plans

Under the 2006 Omnibus Plan, upon a change of control, the compensation committee of the Board may, in its discretion, accelerate the vesting in whole or in part of all outstanding awards. A “change in control” includes the acquisition by a person or group of at least 30% of the then outstanding voting power of X-Rite. Under X-Rite’s 2003 Amended and Restated Employee Stock Option Plan, upon a change of control, the Board may, in its discretion, direct the compensation committee to declare all awards under the plan immediately exercisable. The Board and the compensation committee have elected not to accelerate the vesting of our outstanding awards under either plan in connection with the proposed Issuances.

One-Time Equity Awards under the 2008 Omnibus Plan

In connection with the consummation of the Recapitalization, the Board has approved, subject to shareholder approval of the 2008 Omnibus Plan, the grant to certain executives and other key employees of special one-time equity awards of restricted stock and stock options under the 2008 Omnibus Plan, as further described in “Proposal 2 Approval of the X-Rite, Incorporated 2008 Omnibus Long Term Incentive Plan—Summary of the One-Time Equity Awards under the 2008 Omnibus Plan”.

Regulatory Approvals

The Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and related rules provide that transactions such as the proposed transaction may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and specified waiting period requirements have been satisfied. On September 8, 2008 and September 9, 2008, OEP and the Company, respectively, each filed a Notification and Report Form with the Antitrust Division and the Federal Trade Commission and requested an early termination of the waiting period. On [    ], 2008, OEP and the Company each received early termination of the waiting period.

Under the Investment Agreements, the Company and the Investors have agreed to use their reasonable best efforts to obtain all required governmental approvals in connection with the completion of the proposed Issuances. Under the Investment Agreements, the Company has also agreed to use its reasonable best efforts to cause the shares of common stock to be issued under the Investment Agreements to be approved for listing on NASDAQ, which approval is a condition to the Investors’ obligations to close.

Except as noted above with respect to the required filings under the HSR Act or with the NASDAQ at or before the closing of the proposed transaction, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for completion of the Issuances.

Special Considerations

Based upon the number of outstanding shares of common stock on the record date, and excluding any shares issuable upon the exercise of currently outstanding options, if the Issuances are completed, the 28,571,429 shares of common stock to be issued to OEP at the closing will represent approximately [    ]% of the shares of common stock outstanding upon the closing. The 9,076,667 shares of common stock to be issued to Sagard at the closing, together with the shares of common stock currently held by Sagard, will represent approximately [    ]% of the shares of common stock outstanding upon the closing. The 9,256,667 shares of common stock to be issued to Tinicum at the closing, together with the shares of common stock currently held by Tinicum, will represent approximately [    ]% of the shares of common stock outstanding upon the closing. If on the closing date the Company has received proceeds of at least $25 million but less than the full $55 million receivable from Sagard and Tinicum, the Company has the right to require OEP to purchase up to an additional 3,333,334 shares of common stock, which, together with the 28,571,429 shares to be issued to OEP upon the closing, would represent approximately [    ]% of the shares of common stock outstanding upon the closing assuming that the Company exercises in full its option to sell additional shares to OEP.

OEP will be entitled to appoint three directors on the Board pursuant to the terms of the OEP Investment Agreement and Sagard will be entitled to appoint one director on the Board pursuant to the terms of the Institutional Investors Investment Agreement. Although these directors will not constitute a majority, they may exercise influence over the decisions of the Board. In addition, Tinicum will be entitled to designate one person to attend meetings of the Board and the Compensation Committee, in each case, as a non-voting observer pursuant to the terms of the Institutional Investors Investment Agreement.

The existence of significant shareholders may have the effect of making it more difficult for a third-party to acquire, or for the independent directors to discourage a third party from seeking to acquire, a majority of the outstanding shares of common stock. As to the latter, each Investor has agreed with X-Rite, however, subject to certain exceptions, not to acquire or offer to acquire securities or substantially all of our assets or participate in a group with respect to the foregoing. For a more detailed description of the relationship between the Company and the Investors, see “The OEP Investment Agreement—Standstill Agreement”.

Our current shareholders, other than Sagard and Tinicum, own [    ]% of our outstanding common shares as of the record date. Upon the consummation of the Issuances, our existing shareholders, other than Sagard and Tinicum, will own approximately 33.8% of our outstanding common stock, with the Investors owning approximately 66.2% of our outstanding common stock. Also, our pro forma book value per basic share of outstanding common stock as of June 28, 2008, after giving effect to the Issuances, would decrease from approximately $4.95 per share to approximately $1.30 per share.

The Amended and Restated Bylaws of X-Rite (the “Bylaws”) have been amended so that Chapter 7B of the Michigan Business Corporation Act (the “MBCA”) pertaining to control share acquisitions does not apply to control share acquisitions of shares of X-Rite. This change to our Bylaws could make it easier for a third party to acquire, or seek to acquire, us since the protections in Chapter 7B, which limits voting rights and provides certain redemption rights with respect to control shares, will not be applicable. In addition, pursuant to Section 782(1)(b) of the MBCA, the Investment Agreements and all transactions contemplated by those agreements are exempted from Chapter 7A of the MBCA, which contains certain prohibitions on business combinations with shareholders that control at least 10% of the Company’s voting stock, and each Investor is exempted from the requirements of Chapter 7A so that Chapter 7A will not apply to any future business combination with an Investor. These exemptions could make it easier for one of the Investors to acquire, or seek to acquire, us.

In connection with the Investment Agreements and the ancillary documents thereto, our Board has taken action so that Article VI of the Restated Articles of Incorporation, as amended, of X-Rite (the “Articles of Incorporation”), which for certain business combinations and reorganizations, requires the affirmative vote of not less than two-thirds of our shareholders (not including persons or entities that first become the beneficial owner of 5% or more of the Company’s issued and outstanding capital stock), shall not apply to the Investment

Agreements and ancillary agreements and the transactions contemplated thereby. These exemptions could make it easier for one of the Investors to acquire, or seek to acquire, us.

In connection with the Investment Agreements and the ancillary documents thereto, we have also exempted OEP and the Institutional Investors from our Shareholder Protection Rights Plan dated as of March 29, 2002 (the “Rights Plan”) so as to render it inapplicable to their respective Issuances. As such, the Rights Plan is not applicable to OEP, Sagard or Tinicum for so long as they do not acquire shares to increase their respective percentage of beneficial ownership of our common stock.

Effect of the Issuances Not Being Completed

We do not currently have any agreement to enter into an alternative transaction nor is there any assurance we would be able to agree on the terms of, and complete, an alternative transaction on a timely basis. We believe that in the event of a failure to complete the Issuances or an alternative transaction that would allow for significant reduction in our debt:

•

the Lenders under the First Lien Credit Agreement and the Second Lien Credit and Agreement may accelerate our debt obligations thereunder, including requiring the immediate payment of the indebtedness thereunder. Our ability to repay such indebtedness would be dependent on obtaining new debt or equity financing, the sale of assets or the sale of the Company, and may cause us to seek protection under applicable bankruptcy laws, which may result in a significant reduction or the elimination of all value for our outstanding common stock; and

•

the negative publicity that would result if the Lenders accelerated our debt obligations or such action were perceived as likely could cause our existing and potential customers to lose confidence in our viability as an operating business.

Bankruptcy filings by us would be complex and expensive. While we may be able to restructure or sell our business and emerge from such bankruptcy proceedings, we cannot predict the costs of, or amount of time we would spend in bankruptcy. Bankruptcy proceedings, or the potential for such proceedings, might disrupt our business and create additional concerns for our employees and customers and may result in the significant reduction or elimination of all value of our outstanding common stock.

In addition, if the OEP Investment Agreement is terminated because our shareholders do not approve the Issuances, we will be obligated to pay a termination fee of $1.5 million to OEP.

Board of Directors Upon Closing

It is currently expected that Messrs. [    ] will remain on the Board following the consummation of the Issuances and Messrs. [    ] will constitute the independent directors. In addition, OEP has indicated that it currently expects to designate the following three individuals to serve on the Board:

David M. Cohen—Mr. Cohen is a Managing Director of One Equity Partners. Prior to joining One Equity Partners in September 2007, Mr. Cohen acted as a Managing Director and the Global Head of the Industrials Group at JPMorgan Securities from February 2004 to July 2007 and prior to that served as Co-Head of the North America M&A Group from March 2002 to February 2004. Before joining JPMorgan Chase & Co., Mr. Cohen was Co-Head of the M&A Group of S.G. Warburg Inc., and worked for Wasserstein Perella & Co. Inc. in both M&A and High Yield Financing. Mr. Cohen previously worked for Bain & Company as a management consultant. Mr. Cohen currently serves on the Board of Directors of NCO Group, Inc., a provider of accounts receivable management and related services.

David A. Eckert—Mr. Eckert has led several companies providing products and services to businesses worldwide, including as Chairman and CEO of Smith Valve Corporation and President and a member of the

Board of Directors of Clean Harbors, Inc. Since March 2007, Mr. Eckert has worked as an independent business consultant and private investor. From December 2003 until March 2007, Mr. Eckert was CEO and a member of the Board of Directors of Iron Age Corporation (and its affiliates). Prior to that, Mr. Eckert was a Vice President and Partner of international management consultants Bain & Company. Mr. Eckert serves as Chair of the Advisory Board of Northwestern University’s McCormick School of Engineering and Applied Science.

Colin M. Farmer—Mr. Farmer is a Managing Director of One Equity Partners. Prior to joining One Equity Partners in October 2006, Mr. Farmer spent eight years at Harvest Partners, a middle-market private equity firm. Prior to that, Mr. Farmer worked at Robertson Stephens & Company. Mr. Farmer currently serves on the Board of Directors of NCO Group, Inc.

Sagard has indicated that it currently expects to designate the following individual to serve on the Board:

Daniel M. Friedberg—Mr. Friedberg has been President and CEO of Sagard Capital Partners Management Corporation, the investment manager of Sagard, since its founding in 2005. Since 2005, he has also been a Vice President and officer of Power Corporation of Canada, a diversified international management and holding company. Prior to that, Mr. Friedberg was a Partner at Bain & Company. Mr. Friedberg joined Bain & Company in 1987 in the London office, and was a founder of the Toronto office in 1989 and the New York office in 2000.

Federal Income Tax Matters

For U.S. federal income tax purposes, no income, gain or loss will be recognized by the Company’s shareholders in connection with the proposed transaction.

Absence of Dissenters’ Rights

The Company is incorporated in the State of Michigan and, accordingly, subject to the MBCA. The Company’s shareholders are not entitled to dissenters’ rights under the MBCA with respect to the proposed transaction.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated financial statements contained herein have been prepared to reflect the Recapitalization, including the transactions contemplated by the Forbearance Agreements, the Issuances contemplated by the Investment Agreements, and sale of life insurance policies held by the Company as if all related transactions had occurred as of the beginning of the period presented for the condensed consolidated statement of operations and as of the last day of the period presented for the condensed consolidated balance sheet.

The unaudited pro forma condensed consolidated financial statements presented below are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed consolidated statement of operations does not reflect any adjustments for non-recurring items such as the write-off of deferred financing costs related to the debt extinguishment or the loss on the sale of the Company’s life insurance policies. The pro forma adjustments have been based on preliminary estimates of costs related to these transactions. Therefore, the actual effects of these transactions could differ materially from the information presented in the unaudited pro forma condensed consolidated financial statements. However, management believes that the assumptions used and the adjustments made are reasonable under the circumstances and given the information available.

The unaudited pro forma condensed consolidated financial statements do not include adjustments for any restructuring activities that the Company may undertake in connection with the Recapitalization. Any such restructuring charges would be recorded as an expense in the consolidated statement of operations in the period in which they were incurred. In addition, the unaudited pro forma condensed consolidated financial statements do not include any adjustments for the one-time equity awards, as further described in “Proposal 2—Approval of the X-Rite, Incorporated 2008 Omnibus Long Term Incentive Plan”.

X-RITE, INCORPORATED

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

	June 28, 2008
	Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$28,343	$7,500	A	$37,568
		23,264	B
		(21,539)	C
Accounts receivable	44,617			44,617
Inventories	52,041			52,041
Deferred income taxes	2,620			2,620
Assets held for sale	7,614			7,614
Prepaid expenses and other current assets	6,764	(769)	D	5,995

	141,999	8,456		150,455
Property, plant & equipment, net	47,089			47,089
Other assets:
Goodwill	287,696			287,696
Other intangibles, net	111,279			111,279
Cash surrender value of founders life insurance	20,022	(20,022)	A	—
Capitalized software, net	8,234			8,234
Deferred financing costs	14,262	3,302	C	13,301
		(4,263)	E
Deferred income taxes	2,265			2,265
Other noncurrent assets	3,093			3,093

	446,851	(20,983)		425,868

	$635,939	$(12,527)		$623,412

X-RITE, INCORPORATED

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

BALANCE SHEET

(in thousands)

	June 28, 2008
	Historical	Pro Forma Adjustments		Pro Forma

LIABILITIES AND SHAREHOLDERS’ INVESTMENT
Current liabilities:
Short-term borrowings	$8,680	$(3,500)	B	$—
		(5,180)	F
Current portion of long-term debt	390,150	(12,500)	A	2,700
		(116,071)	B
		(258,879)	F
Accounts payable	11,362	(229)	C	11,133
Accrued liabilities:
Payroll and employee benefits	13,669			13,669
Restructuring	4,204	(534)	C	3,670
Income taxes	9,644			9,644
Deferred income taxes	6,298			6,298
Derivative financial instruments	12,165	(12,165)	B	—
Interest	4,260			4,260
Other	10,068			10,068

	470,500	(409,058)		61,442
Long-term liabilities:
Long-term debt, less current portion	—	264,059	F	264,059
Restructuring	1,095			1,095
Long-term compensation and benefits	1,316			1,316
Deferred income taxes	9,886			9,886
Accrued income taxes	5,672			5,672
Other	1,032			1,032

	19,001	264,059		283,060
Shareholders’ investment:
Common stock	2,916	4,691	B	7,607
Additional paid-in-capital	112,297	150,309	B	245,095
		(16,742)	C
		(769)	D
Retained earnings	28,608	(22)	A	23,591
		(732)	C
		(4,263)	E
Accumulated other comprehensive income	2,617			2,617

	146,438	132,472		278,910

	$635,939	$(12,527)		$623,412

X-RITE, INCORPORATED

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENT OF OPERATIONS

(in thousands, except per share data)

	Six Months Ended June 28, 2008
	Historical	Pro Forma Adjustments		Pro Forma

Net sales	$139,380	$—		$139,380
Cost of sales:
Products sold	57,588			57,588
Inventory valuation adjustment	7,690			7,690
Restructuring and other related charges	349			349

Gross profit	73,753			73,753
Operating expenses:
Selling and marketing	34,995			34,995
Research, development and engineering	16,371			16,371
General and administrative	18,146	(1,146)	A	17,000
Restructuring and other related charges	5,764			5,764

	75,276	(1,146)		74,130

Operating loss	(1,523)	1,146		(377)
Interest expense	(23,220)	3,998	B	(19,079)
		84	C
		59	D
Other, net	(946)			(946)

Loss before income taxes	(25,689)	5,287		(20,402)
Income taxes	12,017		E	12,017

Net loss	$(37,706)	$5,287		$(32,419)

Basic and diluted net loss per share	$(1.30)			$(0.43)

Basic and diluted weighted-average shares outstanding	29,074	46,906	F	75,980

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

1. PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET ADJUSTMENTS

A	Record the sale of the Company’s life insurance policies that is expected to take place as part of the Recapitalization. $12.5 million of the estimated net proceeds from the sale will be used to repay a portion of the indebtedness under the First Lien Credit Agreement and $7.5 million will be retained by the Company.

B	Record issuances of shares under the Investment Agreements and use of the proceeds (i) to partially repay indebtedness under the First Lien Credit Agreement and the Second Lien Credit Agreement; (ii) to settle amounts payable by the Company pursuant to certain interest rate swap agreements between the Company and Goldman Sachs Capital Markets, L.P. that have previously been terminated; and (iii) to repay certain amounts outstanding under the Mortgage and Security Agreement dated as of June 30, 2006 by and between the Company and Fifth Third Bank, as amended.

C	Record estimated fees and expenses incurred in connection with the Recapitalization, including capitalization of fees and expenses directly related to the Forbearance Agreements.

D	Reclassify to Additional Paid in Capital costs directly associated with the Issuances. These costs have been recorded as an asset as incurred and will be reclassified to additional paid-in-capital upon closing.

E	Write off a portion of deferred financing costs related to the pre-amendment debt due to the prepayment of a significant portion of outstanding debt.

F	Reclassify the Mortgage and Security Agreement and long-term portion of the debt under the First Lien Credit Agreement and the Second Lien Credit Agreement to long-term. The First Lien Credit Agreement requires quarterly principal payments of $675,000; therefore, $2.7 million remains classified as a current liability in the pro forma balance sheet presented.

2. PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS

A	Reverse cash surrender value adjustments on the Company’s life insurance policies for the six months ended June 28, 2008, as the pro forma consolidated statement of operations assumes that the policies were sold at the beginning of the period.

B	Adjust interest expense based on the amendments to the Company’s Credit Agreements, assuming the Company selected three month LIBOR for substantially all outstanding balances. Interest rates used in the calculation of pro forma interest are based on three month LIBOR, subject to a floor of 3% for both the First Lien Credit Agreement and the Second Lien Credit Agreement, plus additional basis points as defined in the Forbearance Agreements.

C	Reverse interest expense on the liability related to certain interest rate swap agreements between the Company and Goldman Sachs Capital Markets, L.P. that have previously been terminated. Assuming the swap liability was paid at the beginning of the period presented, no interest would have been incurred on the liability during the six months ended June 28, 2008.

D	Decrease amortization of deferred financing costs for the six months ended June 28, 2008 based on the write-off of a portion of deferred financing fees related to the pre-amended debt, partially off-set by an increase in amortization related to additional deferred financing costs incurred in the Recapitalization.

E	No tax impact is recorded on any of the adjustments as the Company is in a net loss position, with full valuation allowances recorded against its deferred tax assets. Recording the impact of the transactions and the corresponding impact on the valuation allowance would offset each other, creating no net impact.

F	Increase shares outstanding by the number of shares expected to be issued under the Investment Agreements.

THE OEP INVESTMENT AGREEMENT

This section of the proxy statement describes the material provisions of the OEP Investment Agreement but does not purport to describe all of the terms of the OEP Investment Agreement. The following summary is qualified in its entirety by reference to the complete text of the OEP Investment Agreement, which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. We urge you to read the full text of the OEP Investment Agreement because it is the legal document that governs the investment. It is not intended to provide you with any other factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information” below.

The Investment

On August 20, 2008, X-Rite entered into an Investment Agreement with OEP, pursuant to which we agreed, subject to the terms and conditions therein, to issue and sell to OEP 28,571,429 shares of common stock (the “Shares”) at a price per share of $3.50, for an aggregate purchase price of $100 million, plus any additional shares which shall be required to be purchased pursuant to the exercise of the Shortfall Option, as hereinafter defined.

If on the closing date, the Company has received proceeds of at least $25 million but less than the full $55 million receivable under the Institutional Investors Investment Agreement with Sagard and Tinicum, the Company has the right (the “Shortfall Option”) to require OEP to purchase a number of additional shares of common stock at a price per share equal to $3.00 that would yield gross proceeds to the Company equal to such difference, but not more than $10 million. The Shares are expected to represent approximately 37.3% of the common stock after giving effect to the Issuances before any exercise of the Shortfall Option and up to, but not more than, approximately 43.0% of the common stock if the Company exercises the Shortfall Option in full.

Closing

The Issuance to OEP will close as soon as practicable, but no later than two business days after the satisfaction or waiver of all of the conditions in the OEP Investment Agreement (excluding the conditions that, by their terms, cannot be satisfied until the closing).

Conditions to Closing

The respective obligations of OEP and X-Rite to complete the Issuance to OEP are subject to the fulfillment or waiver by OEP and X-Rite prior to the closing of the following conditions:

•	our shareholders must have approved Proposal 1 set forth in this proxy statement;

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no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Issuance and no lawsuit shall have been commenced by a governmental entity seeking to effect any of the foregoing;

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any applicable waiting period (and any extension thereof) under the HSR Act, and any additional approvals, authorizations, filings and notifications required under any other applicable antitrust laws of any other relevant jurisdiction shall have expired or been terminated; and

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any required filing with, including a Notification Form for Listing Additional Shares, shall have been made and any other approvals required under applicable rules of the NASDAQ National Market System shall have been obtained.

The obligation of OEP to complete the Issuance to OEP is also subject to the fulfillment or waiver by OEP at or prior to the closing of each of the following conditions:

•	our representations and warranties (excluding those relating to capitalization, absence of certain changes, status of securities, and brokers and finders) must be true and correct (without regard to materiality (except with respect to the representations and warranties regarding financial statements, reports and internal controls which shall be interpreted with regard to such qualification and for those references to a material property, contract or other asset or item), or material adverse effect qualifications) as of the date of the OEP Investment Agreement and as of the closing date (other than representations and warranties that by their terms speak as of another date), except to the extent that the failure of such representations and warranties to be so true and correct, individually or in the aggregate, does not have and would not be reasonably likely to have a material adverse effect;

•

our representations and warranties relating to our capitalization and indebtedness, the status of our securities and the absence of undisclosed broker’s and finder’s fees must be true and correct in all material respects as of the closing date (other than representations and warranties that by their terms speak as of another date);

•

our representations and warranties relating to the absence of any event or events constituting a material adverse effect since December 29, 2007, must be true and correct in all respects as of the date of the OEP Investment Agreement and as of the closing date;

•	we shall have performed in all material respects all obligations required under the OEP Investment Agreement at or prior to the closing;

•	we shall have received proceeds from Sagard and/or Tinicum pursuant to the Institutional Investors Investment Agreement of at least $25 million on or prior to the closing date;

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OEP shall have received a certificate, dated the closing date, signed by Chief Executive Officer or the Chief Financial Officer of X-Rite certifying that the conditions described in the above five bullet points have been fulfilled;

•	the shares to be issued to OEP shall have been approved for listing on the NASDAQ National Market System;

•	we shall have duly executed and delivered to OEP the Registration Rights Agreement;

•	we shall have taken all actions required in connection with the election or appointment of the OEP designees to the Board as required by the OEP Investment Agreement;

•	all other aspects of the Recapitalization must have been completed;

•	we shall have delivered to OEP a letter from our transfer agent certifying the number of shares of common stock as of a date within five days of the closing date; and

•	Warner Norcross & Judd LLP, as our local counsel, shall have delivered to OEP an opinion with respect to the valid issuance of the common stock and certain other matters.

Our obligations to complete the Issuance to OEP is also subject to the fulfillment or waiver by us at or prior to the closing of each of the following conditions:

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the representations and warranties made by OEP (excluding those relating to financial capability and knowledge as to conditions) must be true and correct (without regard to materiality or material adverse effect qualifications) as of the date of the OEP Investment Agreement and the closing date (other than representations and warranties that by their terms speak as of another date), except to the extent that the failure of such representations and warranties to be so true and correct would not reasonably be expected to materially adversely affect OEP’s ability to perform its obligations or consummate the transactions contemplated on a timely basis;

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the representations and warranties made by OEP relating to OEP’s sufficiency of their available funds to consummate the transactions contemplated by the OEP Investment Agreement and the absence of any knowledge of OEP of any reason that the necessary regulatory approvals and authorizations contemplated by the OEP Investment Agreement would not be obtained must be true and correct in all material respects as of the date of the OEP Investment Agreement and the closing date;

•	OEP shall have performed in all material respects all obligations required under the OEP Investment Agreement at or prior to the closing;

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we shall have received a certificate, dated the closing date, signed on behalf of OEP by an executive officer certifying that the conditions described in the above three bullet points have been fulfilled;

•	we shall have received proceeds from Sagard and/or Tinicum pursuant to the Institutional Investors Investment Agreement of at least $25 million on or prior to the closing date;

•	all other aspects of the Recapitalization must have been completed; and

•	OEP shall have duly executed and delivered to X-Rite the Registration Rights Agreement.

Representations and Warranties of the Company

The OEP Investment Agreement contains representations and warranties made by us to OEP and representations and warranties made by OEP to us. The assertions embodied in those representations and warranties were made solely for purposes of the OEP Investment Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating its terms. Moreover, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality or material adverse effect that is different from the standard generally applicable to public disclosures to shareholders, or because they are used for the purpose of allocating risk between the parties to the OEP Investment Agreement rather than establishing matters of fact. For the foregoing reasons, you should not rely on the representations and warranties contained in the OEP Investment Agreement as statements of factual information.

In the OEP Investment Agreement, we make representations and warranties relating to, among other things:

•	our and our subsidiaries’ proper corporate organization, good standing and existence;

•	our and our subsidiaries’ corporate power and authority and governmental authorizations to own our properties and assets and to carry on our business as it is being conducted;

•	our capitalization, including in particular the number of shares of our common stock outstanding and stock options outstanding and the amount and certain terms of our indebtedness outstanding;

•	our corporate power and authority to enter into the Investment Agreements, the Registration Rights Agreement and to consummate the Recapitalization;

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the absence of any violation of or conflict with or defaults under our organizational documents, applicable law or certain agreements as a result of entering into the Investment Agreements and the Registration Rights Agreement and consummating the Recapitalization;

•	required regulatory filings and consents and approvals of governmental entities;

•	our SEC filings since December 29, 2005 and the financial statements contained therein;

•	our implementation of certain internal controls over financial reporting and a system of disclosure controls as required by the Exchange Act and the Sarbanes-Oxley Act;

•	the absence of any material complaints, allegations, assertions or claims regarding accounting or auditing practices made known to X-Rite since December 31, 2007;

•	real property owned and leased by us and title to assets;

•	tax matters;

•	the absence of certain changes or events since December 29, 2007 that have had or would reasonably be expected to have a Material Adverse Effect (as defined below);

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the absence of certain liabilities and obligations, other than (i) as set forth on our December 29, 2007 balance sheet, (ii) ordinary course liabilities that have not had or would reasonably be expected to have a Material Adverse Effect, (iii) actual liabilities under agreements previously disclosed to OEP, and (iv) liabilities incurred in connection with the Recapitalization;

•	material contracts;

•	the absence of agreements with or for the benefit of any person who is a holder of more than 5% of our outstanding equity securities;

•	the absence of any sale of securities by us or our subsidiaries that would subject the Issuance to the registration provisions of the Securities Act;

•	the approval and recommendation of the Board of the OEP Investment Agreement and the transactions contemplated by the OEP Investment Agreement;

•	compliance with laws and litigation matters;

•	our possession of all licenses and permits necessary to own or lease our properties and carry on our business;

•	employment or labor maters affecting us, including matters relating to compliance with the Employee Retirement Income Securities Act of 1974, as amended, and other employee benefit matters;

•	environmental matters;

•	the inapplicability of anti-takeover statutes or regulations to the Issuance;

•	our actions to amend our Rights Plan so as to render it inapplicable to the Investment Agreements, the Registration Rights Agreement and the transactions contemplated thereby;

•	our intellectual property;

•	the absence of any knowledge of X-Rite of any reason that the necessary regulatory approvals and authorizations contemplated by the OEP Investment Agreement would not be obtained;

•	the absence of undisclosed broker’s and finder’s fees;

•	our insurance policies; and

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our acknowledgement that (i) OEP is acting solely in the capacity of an arm’s length purchaser and that OEP is not acting as a financial advisor or fiduciary of X-Rite or any subsidiary, (ii) any advice given by OEP or any of its representatives is merely incidental to OEP’s purchase of the securities, and (iii) our decision to enter into the transaction has been based solely on the independent evaluation by X-Rite and its representatives.

Representations and Warranties of the Investor

In the OEP Investment Agreement, OEP makes representations and warranties relating to, among other things:

•	its proper organization, good standing and corporate or other power to operate its business;

•	its corporate or other power and authority to enter into the OEP Investment Agreement and the Registration Rights Agreement and to consummate the transactions contemplated thereby;

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the absence of any violation of or conflict with or defaults under any of its organizational documents, applicable law or certain agreements as a result of entering into the OEP Investment Agreement and the Registration Rights Agreement and the transactions contemplated thereby;

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other than certain required regulatory filings and consents, and approvals of governmental entities, the absence of approval of any governmental entity necessary for the consummation by OEP of the transactions contemplated by the OEP Investment Agreement;

•	its understanding that the securities to be issued to OEP in the Issuance have not been registered under the Securities Act and have limitations on transfers and other restrictions;

•	its status as an “accredited investor” as defined by Rule 501 of the Securities Act;

•	the sufficiency of its available funds at closing to consummate the transactions contemplated by the OEP Investment Agreement;

•	the absence of any knowledge of OEP of any reason that the necessary regulatory approvals and authorizations contemplated by the OEP Investment Agreement would not be obtained;

•	the absence of undisclosed broker’s and finder’s fees;

•	the accuracy and completeness of information it has supplied for inclusion in this proxy statement;

•	the absence to its knowledge, of any pending claims against it before any governmental entity that would delay the consummation of the transactions contemplated by the OEP Investment Agreement;

•	the delivery of an equity commitment letter, pursuant to which OEP has committed to invest the amount set forth in the OEP Investment Agreement; and

•	the entities in which OEP has a controlling interest are not engaged in the graphic arts and printing systems industry in competition with X-Rite.

Many of X-Rite’s representations and warranties are qualified by a “Material Adverse Effect” standard. For purposes of the OEP Investment Agreement, “Material Adverse Effect” means any circumstances, events, changes, developments or effects that, individually or in the aggregate, (1) are material and adverse to the business, assets, results of operations or financial condition of X-Rite and its subsidiaries taken as a whole or (2) would materially impair the ability of X-Rite to perform its obligations under the OEP Investment Agreement or to consummate the closing; provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes, after the date of the OEP Investment Agreement, in generally accepted accounting principles or regulatory accounting principles generally applicable to the industries in which X-Rite or its subsidiaries operate, (B) changes, after the date of the OEP Investment Agreement, in laws, rules and regulations of general applicability or interpretations thereof by governmental entities, (C) actions of X-Rite expressly required by the terms of the Investment Agreements or taken with the prior written consent of OEP, (D) changes in general economic, financial market or global or national political conditions, including the outbreak or escalation of war or acts of terrorism, (E) events, circumstances, changes or effects that generally affect the graphic arts and printing systems industry (including legal or regulatory changes), (F) changes arising from the consummation of the transactions contemplated by, or the announcement of the execution of, the OEP Investment Agreement (provided that the exception in this clause (F) shall not apply to that portion of any representation or warranty to the extent the purpose of such representation or warranty is to specifically address the consequences resulting from the execution of the OEP Investment Agreement or consummation of the transactions contemplated by the OEP Investment Agreement) and (G) any failure to meet internal or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period, in and of itself, or a decline in the price or trading volume of the common stock, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect); except with respect to clauses (A), (B), (D) and (E) to the extent that such changes, events, circumstances, or effect have a disproportionate effect on X-Rite and its subsidiaries, taken as a whole, relative to other companies operating in the graphic arts and printing systems industry.

Conduct of Business Pending the Transaction

We have agreed that, subject to certain exceptions, until the closing date or the termination of the OEP Investment Agreement, we will use commercially reasonable efforts to, and to cause each of our subsidiaries to, carry on our business in the ordinary course and use reasonable best efforts to maintain and preserve our and our subsidiaries’ business, organization, assets, properties, goodwill and insurance coverage, and preserve our and our subsidiaries’ business relationships with customers, strategic partners, suppliers, and distributors.

We have also agreed that during the same time period, and subject to certain exceptions, we will not, and will not permit any of our subsidiaries to, directly or indirectly:

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issue, deliver, sell, pledge, dispose of, grant, award or encumber any shares of capital stock, ownership interests or voting securities, or any options, warrants, convertible securities or other rights to acquire shares of our capital stock, any other ownership interests or any voting securities of X-Rite or any subsidiaries;

•

declare, authorize, set aside, make or pay any dividend or other distribution in respect of our capital stock other than dividends or other distributions by a subsidiary of X-Rite to X-Rite or wholly owned subsidiary of X-Rite;

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adjust, recapitalize, reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any shares of capital stock of X-Rite or any subsidiary that is not wholly-owned, or adjust, recapitalize, reclassify, combine, split or subdivide any capital stock or other ownership interests of any of X-Rite’s wholly-owned subsidiaries;

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except as contemplated by the Forbearance Agreements and sale of certain life insurance policies, incur or modify in any material respect the terms of any indebtedness, or become responsible for, the obligations of any person (other than a wholly-owned subsidiary), except in the ordinary course of business up to an aggregate amount of $2.5 million and incurring additional indebtedness under the Company’s revolving credit facility in an amount not to exceed $10 million; or

•	amend or waive any rights under the Institutional Investors Investment Agreement or any agreements relating to the Forbearance Agreements and sale of certain life insurance policies.

Efforts to Complete the Transaction

Subject to the terms and conditions of the OEP Investment Agreement, each party has agreed to use its reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all governmental entities, and the expiration or termination of any applicable waiting periods, and to perform the covenants contemplated under the OEP Investment Agreement. Among other things, the parties have agreed to use their reasonable best efforts to promptly obtain or submit the approvals and authorizations of, filings and registrations with, and notifications to, or expiration or termination of any applicable waiting period, under the HSR Act and other applicable antitrust laws, if any.

We have agreed to call a special meeting of our shareholders as promptly as practicable to vote on the proposal to approve the Issuances for purposes of NASDAQ Rules. In connection with such meeting, we have prepared this proxy statement and have agreed to recommend the Issuances to the shareholders. Each party agrees to furnish upon request all information concerning any matters reasonably necessary in connection with this proxy statement.

We have agreed to use our reasonable best efforts to do all things necessary or advisable to permit the consummation of the Issuances. We also have agreed to use our reasonable best efforts to consummate the sale of certain life insurance policies prior to the closing date on terms reasonably acceptable to OEP.

No Solicitation of Alternative Transaction

We have agreed, among other things, that we and our subsidiaries, and our and our subsidiaries’ executive officers and directors, shall not, and we shall use reasonable best efforts to ensure that our and our subsidiaries’ investment bankers, attorneys, accountants, agents and other representatives shall not:

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directly or indirectly, initiate, solicit or knowingly encourage or facilitate any inquiries, discussions, offers or requests that constitute, or may reasonably be expected to constitute, an acquisition proposal;

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directly or indirectly, engage in any negotiations or discussions concerning, or provide access to our properties, books and records or any confidential information or data to, any person relating to an acquisition proposal; or

•	approve, endorse, recommend or enter into any agreement or any letter of intent or agreement in principle with respect to any acquisition proposal.

Notwithstanding any of the foregoing, subject to certain exceptions, nothing contained in the OEP Investment Agreement shall prevent us or the Board from furnishing information to, or engaging in negotiations or discussions with, any person in connection with an unsolicited acquisition proposal by such person if, prior to taking such action:

•	the Board determines in good faith (after consultation with legal counsel) that such acquisition proposal is, or could reasonably be expected to result in, a superior proposal;

•	the failure to take such actions would be inconsistent with its fiduciary duties under applicable law;

•	we receive from such person an executed confidentiality agreement with terms no less favorable in the aggregate than the one entered into with OEP; and

•	prior to taking such action, we provide written notice to OEP.

For purposes of the OEP Investment Agreement, “acquisition proposal” means, any proposal or offer from a third party relating to (i) any direct or indirect acquisitions of our assets equal to 15% or more of our consolidated assets or to which 15% or more of our revenues or earnings on a consolidated basis are attributable, (ii) any direct or indirect acquisition of beneficial ownership (as defined under Regulation 13(d) of the Exchange Act) of 15% or more of any class of our equity securities or any tender offer or exchange offer that, if consummated, would result in any person or group directly or indirectly beneficially owning 15% or more of any class of our equity securities, or (iii) any merger, consolidation, recapitalization, liquidation, dissolution or other business combination, or other similar transaction involving us.

For purposes of the OEP Investment Agreement, “superior proposal” means any written acquisition proposal that (i) is on terms that the Board determines in good faith (after receiving the advice of its financial advisor and after taking into account all the terms and conditions of such acquisition proposal) are more favorable in the aggregate to our shareholders than the OEP Investment Agreement (as it may be proposed to be amended pursuant to the OEP Investment Agreement) and (ii) the Board determines is reasonably capable of being consummated; provided that for purposes of the definition of “superior proposal”, the references to “15% or more” in the definition of acquisition proposal shall be deemed to be references to “50.1%”.

Withdrawal or Termination of Recommendation in Connection with a Superior Proposal

Subject to certain exceptions, neither the Board nor any committee thereof may (i) withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to OEP, its recommendation that the shareholders approve the Issuances; (ii) recommend, adopt or approve, or publicly propose to recommend, adopt or approve any acquisition proposal; or (iii) execute (as the Company or any of its subsidiaries executes) any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement (other than a confidentiality agreement as permitted above) with respect to any acquisition proposal.

Notwithstanding the foregoing, if at any time prior to the approval of the Issuances by our shareholders, the Board determines, in response to an unsolicited acquisition proposal, that such acquisition proposal is a superior proposal, we may terminate the OEP Investment Agreement to concurrently enter into a definitive agreement with respect to such superior proposal and the Board may approve or recommend such superior proposal to its shareholders; provided, that we may not terminate the OEP Investment Agreement and the Board may not approve or recommend any superior proposal and we may not enter into or execute any definitive agreement with respect to such superior proposal (other than a confidentiality agreement as permitted above) unless (i) we have provided a written notice to OEP; and (ii) OEP does not, within seven business days of the receipt of such notice, make an offer that, as determined by the Board, results in the applicable acquisition proposal no longer being a superior proposal.

At any time prior to the adoption of the transactions contemplated by the OEP Investment Agreement by our shareholders, the Board shall be permitted to change its recommendation in the event that (a) the Board, determines that the failure to take such action would be inconsistent with its fiduciary duties and (b) we have provided OEP with at least three business days’ prior notice of the change of recommendation; provided that, unless the OEP Investment Agreement is terminated by OEP as a result, our obligation to call, give notice of, convene and hold the shareholders’ meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any acquisition proposal or by such a change of recommendation.

2008 Omnibus Plan

Prior to the closing, pursuant to the terms of the OEP Investment Agreement, we have agreed to adopt a plan relating to the grant of stock options to our officers, directors and employees, the terms of which shall be to the reasonable satisfaction to OEP. Accordingly, the 2008 Omnibus Plan has been submitted to our shareholders for approval as Proposal 2 in this proxy statement.

Standstill Agreement

Subject to certain exceptions, OEP has agreed that from and after closing, without our prior written approval, they will not, directly or indirectly:

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purchase, offer or agree to purchase, or otherwise acquire beneficial ownership of, any equity securities, debt securities or all or substantially all of our assets (other than pursuant to the rights described under the heading “The OEP Investment Agreement—Preemption Rights”);

•	make or in any way participate in any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of, any of our securities;

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seek to influence, advise, change or control the management, the Board, policies, affairs or strategy of X-Rite or any of its subsidiaries in each case, by way of any public communication intended for such purpose and it being understood that OEP is not prohibited from complying with its fiduciary and contractual obligations or exercising its rights described under the heading “The OEP Investment Agreement—Governance” or any director nominated by OEP from performing his or her duties as a director;

•	make or encourage others to make a proposal for any transaction which would result in a change of control of the X-Rite;

•	take any action to participate in any group with respect to equity securities with a view to circumventing these standstill provisions;

•	deposit any equity securities in or subject any equity securities to a voting trust or similar agreement with a view to circumventing these restrictions;

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propose, publicly announce or otherwise disclose an intention to propose, solicit, offer, seek to effect, negotiate with or provide any confidential information relating to X-Rite to any other person with respect to, any tender or exchange offer, merger, consolidation, share exchange, business combination, restructuring, recapitalization or similar transaction involving X-Rite, except with respect to transfers of equity securities that are permitted as described below;

•	publicly or privately make or in any way advance any request or proposal to amend, modify or waive any provision of the OEP Investment Agreement; or

•	announce an intention to do, or solicit, assist, prompt, induce or attempt to induce any person to do, any of the above restricted actions.

These above restrictions will not prohibit activities of any subsidiaries or affiliates of OEP in the ordinary course of their respective businesses provided that, among other things, appropriate “information barriers” are established and such activities are not undertaken with a view to circumventing these provisions.

These provisions will terminate on the earliest of the following to occur (a “Standstill Termination Date”):

•	OEP and its affiliates beneficially own less than 10% of the issued and outstanding voting shares;

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the Board publicly recommends that shareholders tender their shares in connection with tender or exchange offer which, if consummated, could result in a change of control of X-Rite, or, among other things, fails to recommend that shareholders reject such an offer within ten business days after its public announcement;

•	X-Rite makes a public announcement that it is for sale or that it recommends a proposed sale that would result in a change of control;

•	we execute a definitive agreement that would, if consummated, result in a change of control;

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the public announcement by any person or group of the commencement of a proxy or consent solicitation to elect or remove a majority of the Board, which is not publicly opposed by the Board within ten business days of such announcement;

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the failure of OEP’s chosen individuals to become members of the Board, which failure results from a breach by the Company of its obligations with respect to such matters under the OEP Investment Agreement; or

•	our common stock ceases to trade on NASDAQ.

A “change of control” is deemed to have occurred (i) if any person or group (other than OEP and its affiliates) acquires beneficial ownership of more than 50% of the voting shares issued and outstanding, (ii) upon consummation of a merger or consolidation of X-Rite into or with another person (other than OEP and its affiliates) in which the shareholders of X-Rite immediately prior to the consummation of such transaction own less than 50% of the voting securities of the surviving person immediately following the consummation of such transaction, or (iii) upon the consummation of the sale, transfer or lease of all or substantially all of the assets of X-Rite to another person other than a subsidiary of X-Rite.

For purposes of the OEP Investment Agreement, “equity securities” means, at any time, all voting shares and other securities of any person convertible into, or exchangeable or exercisable for, voting shares, in each case then issued and outstanding. “Voting shares” means, at any time, all common stock and other voting shares of X-Rite, in each case then issued and outstanding.

Transfer Restrictions

Except as otherwise permitted in the OEP Investment Agreement, until the earlier of twelve months after the closing date or the occurrence of a Standstill Termination Date, OEP has agreed, among other things, not to transfer, sell, assign or otherwise dispose of any of the Shares. After this period, OEP has agreed only to transfer the Shares (i) in a privately negotiated transaction to any person or group that would not acquire pursuant to such transfer 10% or more of the issued and outstanding shares of common stock or (ii) into the public market pursuant to a registration statement or Rule 144 under the Securities Act, or otherwise, provided that OEP does not knowingly transfer Shares to any person or group that, as a result of such transfer, would beneficially own 10% or more of the issued and outstanding shares of common stock. However, OEP is permitted to transfer all or a portion of the Shares to certain affiliates of OEP and pursuant to a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction that has, without the participation of OEP, resulted in a change of control of X-Rite.

Governance

We have agreed to cause three individuals nominated by OEP to be elected or appointed to the Board, effective as of the closing. At least one OEP nominee will be elected or appointed to each of the three classes of the Board with terms expiring in, respectively, the calendar years 2009, 2010 and 2011. The election or appointment of the OEP nominees will be subject to satisfaction of all legal and governance requirements regarding service as a director of X-Rite and to the reasonable approval of the Nominating and Governance Committee of the Board; however no OEP nominee is required to be “independent” as defined in the rules and regulations promulgated by NASDAQ, except to the extent necessary to qualify to serve on a committee of the Board. OEP has designated David M. Cohen, Colin M. Farmer, and David A. Eckert as its nominees to the Board.

Subsequent to the appointment by OEP of three members of the Board, OEP has the right to designate members of the Board as follows:

•	For so long as OEP holds at least 30% of the then outstanding common stock, OEP may designate three directors to the Board;

•	For so long as OEP holds at least 20% but less than 30% of the then outstanding common stock, OEP may designate two directors to the Board;

•	For so long as OEP holds at least 10% but less than 20% of the then outstanding common stock, OEP may designate one director to the Board; and

•	If OEP holds less than 10% of the then outstanding common stock, we have no obligation to include any nominee designated by OEP for election to the Board.

For so long as OEP has the right to designate at least one director to the Board, we have agreed to take all necessary action and to use our reasonable best efforts to have the nominees elected as directors. The directors chosen by OEP are entitled to serve on each committee of the Board, and the number appointed to each committee must be proportionate to the number of directors OEP is entitled to nominate for appointment to the Board at any given time (except if an OEP chosen director is not independent and a committee must be comprised of all independent directors). We have agreed to provide the directors nominated by OEP with the same compensation and indemnification in connection with their roles as directors as the other non-employee members of the Board.

Preemption Rights

We have agreed that if at any time after the closing we make a public or non-public offering of common stock (or other securities convertible or exchangeable into or exercisable for common stock), other than the issuance under a benefit plan or any direct or indirect business combination or acquisition transaction, OEP will have the opportunity to acquire from us, at the same price and on the same terms, such new securities as are proposed to be offered to others up to the amount that would enable OEP to maintain its proportionate interest. This right will terminate if OEP holds less than 10% of the outstanding common stock.

OEP Consent Rights

From the date of the OEP Investment Agreement until the earlier of (i) such a time that OEP no longer holds at least 20% of our outstanding common stock or (ii) the date that is 24 months following the closing date, we have agreed to not, directly or indirectly, do any of the following without the consent of OEP (which shall not be unreasonably withheld or delayed):

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acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets outside the ordinary course of business if the aggregate amount of the consideration paid in connection with all such transactions, in any given fiscal year, would exceed $25 million;

•

issue, deliver, sell, pledge, dispose of, grant, award or encumber any shares of capital stock, ownership interests or voting securities, or any options, warrants, convertible securities or other rights of any kind to acquire or receive any shares of capital stock, any other ownership interests or any voting securities of X-Rite or any of its subsidiaries (except for issuances in accordance with benefit plans or the Rights Plan); provided, however, that, following the closing, we may raise additional capital through the issuance of capital stock in an amount not to exceed $25 million in any given fiscal year;

•	enter into any new line of business outside of our existing business; and

•	enter into any agreements or understandings with respect to any of the foregoing.

From the date of the OEP Investment Agreement until OEP no longer holds at least 20% of the outstanding common stock, we have agreed to not, directly or indirectly, do any of the following without the prior written consent of OEP (which shall not be unreasonably withheld or delayed):

•

enter into, amend in any respect, modify in any respect or terminate or engage in any transactions with any executive officer or director of X-Rite, any person owning 5% or more of our common stock or any relative of any such person or any entity directly or indirectly controlled by such person, except as contemplated by the Institutional Investors Investment Agreement; and

•	enter into any agreements or understandings with respect to the foregoing.

From the date of the OEP Investment Agreement until OEP no longer holds at least 10% of the outstanding common stock, we have agreed to not, directly or indirectly, without the prior written consent of OEP (which shall not be unreasonably withheld or delayed) do any of the following:

•	amend our Articles of Incorporation or amended or restated bylaws in a manner that is adverse to or that treats OEP differently from other holders of our common stock;

•	increase the size of the Board beyond nine directors; and

•	enter into any agreements or understandings with respect to any of the foregoing.

Exchange Listing

We have agreed to use our reasonable best efforts to cause the shares to be issued and sold pursuant to the Issuance to OEP to be approved for listing on NASDAQ, subject to official notice of issuance, as promptly as practicable, and in any event before the closing if permitted by the rules of NASDAQ.

Transaction Fee

At the closing, we have agreed to pay a one-time transaction fee to OEP in an amount equal to $2 million. However, if we exercise all or any portion of the Shortfall Option, then we have agreed to pay to OEP an amount equal to $500,000 as promptly as reasonably practicable (and in any event within two business days following consummation of such purchase by OEP).

Termination of the OEP Investment Agreement

The OEP Investment Agreement may be terminated before closing by:

•	mutual written agreement of X-Rite and OEP;

•

either OEP or X-Rite, upon written notice to the other, in the event that the closing does not occur on or before December 31, 2008, unless such failure is due to the failure of the party seeking to terminate the OEP Investment Agreement to perform any obligation under the OEP Investment Agreement;

•

either OEP or X-Rite, upon written notice to the other, in the event that any governmental entity issues any order, decree or injunction or takes any other action restraining, enjoining or prohibiting any of the transactions contemplated by the OEP Investment Agreement, and such order, decree, injunction or other action is final and nonappealable;

•	either OEP or X-Rite if the issuance of common stock pursuant to the OEP Investment Agreement or the Institutional Investors Investment Agreement is not approved by our shareholders;

•

OEP, if (i) there is a breach that amounts to a material adverse effect of any of our representations or warranties contained in the OEP Investment Agreement that may not be cured prior to December 31, 2008 or (ii) we fail to perform in any material respect any of our obligations to be performed under the OEP Investment Agreement (after disregarding materiality and material adverse effect qualifiers from certain representations as described under the heading “The OEP Investment Agreement—Conditions to Closing”);

•

X-Rite, if (i) there is a breach that amounts to a material adverse effect of any of OEP’s representations or warranties contained in the OEP Investment Agreement that may not be cured prior to December 31, 2008 or (ii) OEP fails to perform in any material respect any of our obligations to be performed under the OEP Investment Agreement (after disregarding materiality and material adverse effect qualifiers from certain representations as described under the heading “The OEP Investment Agreement—Conditions to Closing”);

•	X-Rite, prior to the approval by our shareholders, if we enter into a definitive agreement with respect to a superior proposal and pay a termination fee;

•	OEP, if there is a change of recommendation by the Board, we do not include the Board’s recommendation in this proxy statement or we enter into an acquisition proposal with another party;

•

by OEP if either the collateral agent, administrative agent or any Lender under either of the Credit Agreements, exercises any remedy against any credit party under the Credit Agreements (including, (i) exercises its rights to accelerate the obligations under the applicable Credit Agreement, (ii) terminates any outstanding commitments under the applicable Credit Agreement or refuses to make any revolving loans or cause to be issued any letters of credit pursuant to the Forbearance Agreements; provided, however for so long as X-Rite maintains $15 million in cash, the cancellation of the Lenders’ commitments or refusal to make any such revolving loans or letters of credit pursuant to the Forbearance Agreements for the revolving credit facility under the First Lien Credit Agreement shall not give rise to OEP’s right to terminate the OEP Investment Agreement pursuant to this provision, (iii) institutes legal proceedings to collect on the obligations under the applicable Credit Agreement or exercises any right of set-off against any credit party under the Credit Agreements, or (iv) takes any other action to exercise remedies against the collateral purporting to secure the obligations under the applicable Credit Agreement); provided, however that the giving of notice to X-Rite of the intent to exercise such remedies shall not, by itself, constitute a termination right pursuant to this provision;

•

automatically, without any action by either OEP or X-Rite, (A) simultaneously with the termination of either Forbearance Agreements (pursuant to which these creditors have agreed not to, among other things, accelerate our indebtedness thereunder if the proposed transactions are consummated as contemplated under the OEP Investment Agreement in accordance with its respective terms), (B) if X-Rite or any of our subsidiaries (i) commences any case, proceeding or other action under any existing or future law of any jurisdiction, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution or composition or (ii) seeks appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets or (C) there shall be commenced against X-Rite or any subsidiary, any case, proceeding or other action of a nature referred to above that results in the entry of an order for relief or any such adjudication or appointment;

•

by OEP, upon written notice to X-Rite, if (i) there shall be commenced against X-Rite or any subsidiary any case, proceeding or other action of a nature referred in the preceding paragraph that remains undismissed or undischarged for a period of 60 days, (ii) there shall be commenced against X-Rite or any subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof, (iii) X-Rite or any subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in the preceding paragraph or clauses (i) or (ii) of this paragraph; (iv) X-Rite or any subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due or (v) or X-Rite or any subsidiary shall make a general assignment for the benefit of its creditors; or

•

either OEP or X-Rite, if the Institutional Investors Investment Agreement has been validly terminated; provided that neither X-Rite nor the Investor shall have the right to terminate the OEP Investment Agreement for this reason if such person is then in material breach of any of its covenants or agreements contained in the OEP Investment Agreement.

Termination Fees

In the event of a termination of the OEP Investment Agreement, we have agreed to the following:

•

If the termination is due to X-Rite entering into a definitive agreement with respect to a superior proposal or if the Board does not recommend the proposal to our shareholders or the Board changes its recommendation to our shareholders, we will pay OEP a $3 million termination fee;

•	If the OEP Investment Agreement is terminated because our shareholders did not approve the issuance of common stock, we will pay an alternative termination fee of $1.5 million to OEP;

•

If (i) the OEP Investment Agreement is terminated (a) by either party because the transaction has not been completed by December 31, 2008 or shareholder approval has not been obtained, or (b) by OEP if there are certain breaches of our representations or warranties contained in the OEP Investment Agreement that may not be cured prior to December 31, 2008 or we fail to perform in any material respect any of our obligations to be performed under the OEP Investment Agreement, (ii) an acquisition proposal is communicated to the Board or is publicly known at the time of such termination, and (iii) a definitive agreement with respect to an acquisition proposal is consummated within twelve months of termination, then we have agreed to pay OEP $3 million, net of any termination fee previously paid by X-Rite to OEP, on the earlier of the date on which the new agreement is signed or the applicable alternative transaction is consummated; and

•

If the OEP Investment Agreement is terminated (i) by OEP because the transaction has not occurred on or before December 31, 2008 and immediately prior to such termination all mutual conditions as described under the heading “The OEP Investment Agreement—Conditions to Closing” have been satisfied, at least $25 million has not been received from the Institutional Investors pursuant to the Institutional Investors Investment Agreement and/or the Recapitalization has not been completed and OEP is not in material breach of the OEP Investment Agreement or (ii) pursuant to the sections described in the last three bullet points under the heading “The OEP Investment Agreement—Termination of the OEP Investment Agreement”, then we will pay $1.5 million to OEP within two business days following such termination.

THE INSTITUTIONAL INVESTORS INVESTMENT AGREEMENT

This section of the proxy statement describes the material provisions of the Institutional Investors Investment Agreement but does not purport to describe all of the terms of the Institutional Investors Investment Agreement. The following summary is qualified in its entirety by reference to the complete text of the Institutional Investors Investment Agreement, which is attached as Annex B to this proxy statement and incorporated into this proxy statement by reference. We urge you to read the full text of the Institutional Investors Investment Agreement because it is the legal document that governs the investment. It is not intended to provide you with any other factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information” below.

Except as described in this section, the Institutional Investors Investment Agreement is on substantially similar terms as the OEP Investment Agreement with each Institutional Investor having similar rights and obligations as OEP under the OEP Investment Agreement. As such, this section will only describe certain provisions that differ between the Institutional Investors Investment Agreement and the OEP Investment Agreement.

The Investment

On August 20, 2008, the Company, entered into the Institutional Investors Investment Agreement pursuant to which the Company agreed, subject to the terms and conditions therein, to issue and sell 9,076,667 shares of our common stock to Sagard and 9,256,667 shares of our common stock to Tinicum for an aggregate of 18,334,334 shares of our common stock (collectively, the “Institutional Shares”), at a price per share of $3.00, for an aggregate purchase price of $55 million. The Institutional Shares are expected to represent approximately 24.0% of the outstanding common stock. After the consummation of the proposed Issuances, Sagard will own approximately [    ]% of the outstanding common stock and Tinicum will own approximately [    ]% of the outstanding common stock, each of which includes the Institutional Shares and the shares of common stock currently held by Sagard and Tinicum, respectively.

We do not have the right to require the Institutional Investors to purchase additional shares of common stock if the proceeds received from OEP do not meet a certain threshold.

Conditions to Closing

The obligation of each Institutional Investor to complete the proposed transaction is subject to the fulfillment or waiver by each Institutional Investor at or prior to the closing of the same conditions to which OEP is entitled, as well as the following condition:

•	we have received, or will concurrently receive, proceeds from the OEP Investment Agreement of not less than $100 million on or prior to the closing date.

The obligation of Sagard to complete the transactions contemplated by the Institutional Investors Investment Agreement is also subject to the fulfillment (or waiver by Sagard at or prior to the closing) of X-Rite having taken all actions required in connection with the election or appointment of the Sagard designee to the Board as required by the Institutional Investors Investment Agreement.

Representations and Warranties of the Institutional Investors

In the Institutional Investors Investment Agreement, each Institutional Investor makes the same representations and warranties as OEP in the OEP Investment Agreement except the following:

•	the delivery of an equity commitment letter; and

•	the controlled entities not being engaged in the graphic arts and printing systems industry in competition with X-Rite.

Withdrawal or Termination of Recommendation in Connection with a Superior Proposal

Neither Institutional Investor shall have a right similar to that of OEP pursuant to the OEP Investment Agreement to submit improved offers to the Board within seven business days of its receipt of written notice from the Board of the existence of an unsolicited acquisition proposal that the Board determines constitutes a superior proposal, as further described in “The OEP Investment Agreement—Withdrawal or Termination of Recommendation in Connection with a Superior Proposal”. Neither Institutional Investor has the right to prevent the Board from approving or recommending superior proposals or entering into or executing a definitive agreement with respect to such superior proposals, by making an offer that, as determined by the Board, would result in the applicable acquisition proposal no longer being a superior proposal.

Transfer Restrictions

With respect to Sagard, the term “affiliate” shall also include Power Corporation of Canada or any wholly-owned subsidiary of Power Corporation of Canada formed solely and expressly for the purpose of acquiring shares of common stock (and shall not include Power Financial Corporation or any entity directly or indirectly controlled by Power Financial Corporation).

Governance

We have agreed to cause one person nominated by Sagard to be elected or appointed to the Board, effective as of the closing. The election or appointment of the Sagard nominee will be subject to the “independent director” requirements as such term is defined in the rules and regulations promulgated by NASDAQ, as well as all legal and governance requirements regarding service as a director of X-Rite and to the reasonable approval of the Nominating and Governance Committee of the Board. Sagard has designated Daniel Friedberg as its nominee to the Board.

The Institutional Investors Investment Agreement provides that for so long as Sagard beneficially owns at least 10% of our outstanding common stock, Sagard will be entitled, from and after the closing date, to designate or nominate for appointment or election to the Board one director who shall meet the “independence” requirements under applicable law and the NASDAQ Rules. The Sagard designee is entitled to serve on each committee of the Board, subject to applicable “independence” requirements, if any, in respect to service on such committee.

The Institutional Investors Investment Agreement also provides that for so long as Tinicum beneficially owns at least 10% of our outstanding common stock, Tinicum will be entitled, from and after the closing date, to designate one person to attend meetings of the Board and the Compensation Committee as a non-voting observer.

Investor Consent Rights

The Institutional Investors will not have any consent rights similar to what OEP is entitled to as described under the heading “The OEP Investment Agreement—OEP Consent Rights”.

Voting

Pursuant to the Institutional Investors Investment Agreement, Sagard has agreed, as long as neither the OEP Investment Agreement nor the Institutional Investors Investment Agreement has been terminated, to vote any shares of common stock it holds as of the record date in favor of the Issuances.

Transaction Fee

The Institutional Investors will not receive any transaction fee. Instead, at the closing, so long as Sagard has paid its entire purchase price to us, we will reimburse Sagard for $180,000 of its expenses incurred in conducting due diligence.

Termination of the Institutional Investors Investment Agreement

In addition to the termination rights provided to the Company and OEP under the OEP Investment Agreement, either the Company or either Institutional Investor may terminate the Institutional Investors Investment Agreement if the OEP Investment Agreement has been validly terminated.

Neither Institutional Investor has the fourth-to-last termination right listed under the heading “The OEP Investment Agreement—Termination of the OEP Investment Agreement”.

Termination Fees

Neither Institutional Investor has the rights of OEP as described under the heading “The OEP Investment Agreement—Termination Fees”.

THE REGISTRATION RIGHTS AGREEMENT

This section of the proxy statement describes the material provisions of the Registration Rights Agreement but does not purport to describe all of the terms of the Registration Rights Agreement. The following summary is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, which is attached as Annex C to this proxy statement and incorporated into this proxy statement by reference. We urge you to read the full text of the Registration Rights Agreement because it is the legal document that governs the investment. It is not intended to provide you with any other factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information” below.

Pursuant to the Investment Agreements, X-Rite agreed to enter into the Registration Rights Agreement with the Investors concurrently with the closings of the Issuances. The Registration Rights Agreement provides the Investors with certain rights to cause X-Rite to register shares of common stock held by the Investors, until such shares cease to be “registrable shares” as defined in the Registration Rights Agreement.

Demand Registrations

Until the applicable termination date, as described below, if X-Rite has not filed, and caused to be effective and maintained the effectiveness of an S-3 shelf registration statement, OEP or its permitted transferees may request in writing, registration for resale under the Securities Act of all or part of its registrable shares. The number of registrable shares included in the demand registration must, if fully sold, reasonably be expected to yield gross proceeds to OEP or its permitted transferees of at least $20 million. OEP is entitled to request three demand registrations and in no event more than one in any rolling period of 180 days. Within 60 days of such request, X-Rite must use its reasonable best efforts to file a registration statement with the SEC and if not automatically effective upon filing, to cause such demand registration statement to be declared effective by the SEC as soon as practicable thereafter.

OEP and its permitted transferees are entitled to request an underwritten offering pursuant to a demand registration, but only if the number of registrable shares to be sold is reasonably expected to yield gross proceeds of $20 million. A request for an underwritten offering cannot be made within 60 days after OEP or its permitted transferee, as the case may be, has sold shares in another underwritten registered offering. If, in any demand registration involving an underwritten offering, the managing underwriter advises X-Rite and the Investors that in its opinion the number of registrable shares proposed to be sold in such demand registration exceeds the number that can be sold in such offering without materially delaying or jeopardizing the success of the offering, X-Rite will include in such registration only the number of registrable shares, in accordance with the following priority: (i) first, the number of registrable shares that OEP proposes to sell, (ii) second, the number of registrable shares that Sagard and Tinicum propose to sell, allocated among such Investors pro rata according to the number of registrable shares such Investors request to include in such underwritten offering, and (iii) third, the number of shares proposed to be included therein by any other persons (including shares to be sold for the account of X-Rite) allocated among such persons in such manner as X-Rite may determine. If the number of shares which can be so sold is less than the number of shares proposed to be registered pursuant to clause (i) above by OEP, the amount of shares to be sold shall be fully allocated to OEP. X-Rite is not obligated to proceed with a demand registration if the offering can be effected pursuant to an effective S-3 shelf registration statement.

Piggyback Registrations

Whenever prior to the applicable termination date X-Rite proposes to register any of the shares of common stock under the Securities Act (other than a registration statement on Form S-4 or F-4 (for securities offered in certain business combination transactions) or S-8 or F-8 (for securities offered to employees pursuant to employee benefit plans), the Investors may request, within 10 days’ after receipt of notice by X-Rite, to register such number of registrable shares as each such Investor may request.

If a piggyback registration is initiated as a primary underwritten offering on behalf of X-Rite, and the managing underwriter advises X-Rite and any Investors that have elected to sell the shares of common stock in the registration, that in their opinion the number of shares of common stock proposed to be included in such offering exceeds the number of shares of common stock which can be sold in such offering without materially delaying or jeopardizing the success of the offering, X-Rite will include in such registration and offering (i) first, the number of shares of common stock X-Rite proposes to sell, and (ii) second, the number of shares of common stock requested to be included by other holders of shares of common stock, including any Investor, pro rata according to the number of shares of common stock requested to be included.

If a piggyback registration is initiated as an underwritten registration on behalf of a holder of shares of common stock, and the managing underwriters advise X-Rite that in their opinion the number of shares proposed to be included in such registration exceeds the number of shares which can be sold in such offering without materially delaying or jeopardizing the success of the offering, X-Rite will include in such registration (i) first, the number of shares requested to be included therein by the holder(s) requesting such registration, (ii) second, the number of shares of common stock requested to be included therein by other holders of shares of common stock, including any Investor, as applicable, pro rata among such holders on the basis of the number of shares of common stock requested to be included therein by such holders or as such holders and X-Rite may otherwise agree (with allocations among different classes of shares of common stock, if more than one are involved, to be reasonably determined by the Company), and (iii) third, the number of shares that X-Rite proposes to sell, to the extent that, in the case of clauses (ii) and (iii), such number of shares of common stock which can be sold in such offering without materially delaying or jeopardizing the success of the offering in the opinion of the managing underwriters is not thereby exceeded.

S-3 Shelf Registrations

No later than 12 months after the closings of the Issuances contemplated under the Investment Agreements, X-Rite will use its reasonable best efforts to file (if permitted to do so under the Securities Act and the rules and regulations thereunder) with the SEC an S-3 shelf registration statement pursuant to Rule 415 under the Securities Act, which shall provide for resales of all registrable shares designated by the Investors. X-Rite will use its reasonable best efforts to have such shelf registration declared effective no later than 12 months after the closings of the Issuances contemplated under the Investment Agreements and to keep such shelf registration statement continuously effective (subject to X-Rite’s right to utilize certain suspension periods) until the applicable termination date. The Investors are entitled to sell such registrable shares while an S-3 shelf registration statement is effective, but only upon not less than two business days’ prior written notice to X-Rite.

OEP and its permitted transferees are entitled to request, in the aggregate, five, Sagard and its permitted transferees are entitled to request, in the aggregate, two, and Tinicum and its permitted transferees are entitled to request, in the aggregate, two, underwritten shelf takedowns. Each Investor may only request such shelf takedowns if (i) the number of registrable shares to be sold in the offering would reasonably be expected to yield gross proceeds to such Investor or its permitted transferees of at least $20 million, and (ii) the request is not made within 120 days after such Investor has sold shares in another underwritten registered offering without X-Rite’s consent (such consent not to be unreasonably withheld). Each Investor and its permitted transferees may participate in any underwritten shelf takedown by another Investor that includes a “road show” subject to certain requirements.

Expenses

All registration, filing fees, fees and expenses of compliance with securities or blue sky laws, and certain other associated expenses incident to the Company’s compliance with the Registration Rights Agreement will be paid by X-Rite. Each Investor will bear its pro rata cost of all underwriting discounts and commissions associated with any sale of registrable shares.

Indemnification

X-Rite and the Investors each agree to hold harmless and pursuant to customary indemnification provisions, indemnify the other with respect to any liability or loss arising out of any material misstatement or omission for which such party is responsible in a registration statement or prospectus.

Termination

The Registration Rights Agreement will terminate with respect to a particular Investor on the first date that such Investor no longer owns any registrable shares or such Investor is no longer an “Investor” as defined in the Registration Rights Agreement. Such date, with respect to a particular Investor, is referred to as the applicable “termination date”.

Lock-up

Each Investor, in connection with any underwritten offering of X-Rite’s securities in which such Investor is selling its shares of common stock, upon the request of X-Rite or the managing underwriters, is obligated to agree in writing not to effect any sale, disposition or distribution of any shares of common stock (other than those included in such offering) without the prior written consent of X-Rite or such managing underwriters for such period of time prior to and/or following the completion of the sale of X-Rite’s securities in such underwritten offering as X-Rite or the managing underwriters may specify, subject to certain requirements.

PROPOSAL 2

APPROVAL OF THE X-RITE, INCORPORATED 2008 OMNIBUS LONG TERM INCENTIVE PLAN

Proposal to approve the X-Rite, Incorporated 2008 Omnibus Long Term Incentive Plan

The Board believes that the continued growth and profitability of X-Rite depends, in part, on the ability of the Company to attract and retain highly qualified employees. In order to achieve this objective, the Board has determined that it is in the best interests of the Company and its shareholders to adopt the 2008 Omnibus Plan. The Board believes that the 2008 Omnibus Plan will encourage stock ownership among officers and certain management employees, which will provide an incentive for such employees to expand and improve the profits of the Company. The Board also believes the 2008 Omnibus Plan will make service on the Board more attractive to present and prospective outside directors. Further, the Board believes the 2008 Omnibus Plan will encourage stock ownership by certain consultants and advisors, which will provide an incentive to expand and improve the profits of the Company and make continued service to the Company more attractive. Accordingly, the Board has adopted the 2008 Omnibus Plan, subject to shareholder approval. A copy of the 2008 Omnibus Plan is attached hereto as Annex D. The following summary of the material features of the 2008 Omnibus Plan is qualified in its entirety by reference to the complete text of the 2008 Omnibus Plan.

The 2008 Omnibus Plan is an integral part of the Recapitalization. In the Investment Agreements, we agreed to adopt a plan, reasonably satisfactory each Investor, relating to the grant of stock options to our officers, directors and employees prior to the consummation of the Issuances. The 2008 Omnibus Plan will become effective if and when it is adopted by shareholders at the special meeting. The Board approved the 2008 Omnibus Plan in connection with its approval of the Recapitalization and, subject to shareholder approval, the Board approved the grant of one-time equity awards to certain executives and other key employees as described below under the heading “Summary of the One-Time Equity Awards under the 2008 Omnibus Plan.”

Under the terms of the Company’s existing 2006 Omnibus Incentive Plan, 1,891,201 shares of common stock remain available for future grant. The number of shares available for future grant under the 2006 Omnibus Incentive Plan is insufficient to accommodate the 3,239,000 shares underlying the one-time equity awards that the Board has approved for issuance in connection with the Recapitalization. The one-time equity awards will be considerably larger than the awards that the Company typically has granted as part of its historical equity compensation practices because the Company intends that the one-time equity awards will be issued in lieu of long term incentive grants for the next three years for current executive level employees. The Board believes that the currently outstanding stock options are not fully achieving their original objective of incentive compensation and employee retention and therefore new stock option grants are appropriate at this time. The 2008 Omnibus Plan and the terms of the one-time equity awards have been approved by the Investors.

The affirmative vote of holders of a majority of the votes cast at the special meeting, in person or by proxy, will be required for the approval of the 2008 Omnibus Plan.

The Board unanimously recommends that you vote “FOR” approval of the 2008 Omnibus Plan.

Summary of the 2008 Omnibus Long Term Incentive Plan

The purpose of the 2008 Omnibus Plan is to provide officers and key employees of the Company and its subsidiaries, members of the Board, and certain consultants and advisors who perform services for the Company or its subsidiaries with the opportunity to be granted shares of common stock or receive monetary payments based on the long term economic performance of the Company. If the 2008 Omnibus Plan is approved by the shareholders, no further grants shall be made under the following previously approved plans: the 2006 Omnibus Plan; the X-Rite, Incorporated Amended and Restated Employee Stock Option Plan; the X-Rite, Incorporated Amended and Restated Outside Director Stock Option Plan; and the X-Rite, Incorporated Second Restricted Stock Plan. Instead, all future grants will be made under the 2008 Omnibus Plan.

The 2008 Omnibus Plan will be administered by a compensation committee (the “Committee”), which may consist of two or more “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and “non-employee directors” as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The Committee will have the sole authority (consistent with the 2008 Omnibus Plan document) to determine who receives an Award (defined below), the type, size and terms of the Award, the time when an Award will be granted, the duration of any applicable exercise and vesting period of an Award, and the ability to accelerate an Award. The aggregate number of shares of common stock that may be subject to Awards will be 7,000,000 shares of common stock; provided that the maximum number of shares of common stock that may be subject to Restricted Stock Awards and Restricted Stock Units will be 4,500,000. The maximum number of shares of common stock with respect to which Restricted Stock Awards and Restricted Stock Units may be granted in any one calendar year will be 750,000; provided, that the foregoing limitation shall not apply with respect to the one-time equity awards, which are further described in “Proposal 2 Approval of the X-Rite, Incorporated 2008 Omnibus Long Term Incentive Plan—Summary of the One-Time Equity Awards under the 2008 Omnibus Plan”. The maximum number of stock options and stock appreciation rights that may be granted to any individual in any one calendar year will be 500,000 and the maximum number of shares of common stock with respect to which restricted stock awards, restricted stock units and other awards that may be granted to any individual in any one calendar year will be 500,000.

All employees, officers and directors of the Company and its subsidiaries, as well as consultants and advisors to the Company or its subsidiaries will be eligible to participate in the 2008 Omnibus Plan as determined by the Committee. Awards may be granted in any combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Restricted Stock; and (d) Restricted Stock Units (collectively, “Awards”):

Stock Options. Stock Options may be (i) “incentive stock options” within the meaning of Section 422(b) of the Code (“Incentive Stock Options”) or (ii) Stock Options that do not qualify as Incentive Stock Options (“Nonqualified Stock Options”). The exercise price per share of common stock subject to a Stock Option shall be determined by the Committee and may not be less than fair market value. The exercise period of each Stock Option granted will be no greater than 10 years. Incentive Stock Options may be granted only to employees of the Company or its subsidiaries, but may not be granted to a participant who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power of all outstanding Company Stock except under certain conditions. In no event shall any outstanding Stock Option be cancelled with an exercise price greater than the then current fair market value of the common stock for purposes of reissuing any other Award to a participant at a lower exercise price, nor shall the exercise price of an outstanding Stock Option be reduced, without shareholder approval.

Stock Appreciation Rights. Stock Appreciation Rights provide a participant with the right to receive a payment in an amount equal to the excess of the (i) fair market value, or other specified value, of a specified number of shares of common stock, over (ii) the fair market value of such shares on the date of grant, or other specified value. Stock Appreciation Rights must expire no later than 10 years from the date of their grant. In no event shall any outstanding Stock Appreciation Right be cancelled with a grant price greater than the then current fair market value of the common stock for purposes of reissuing any other Award to a participant at a lower grant price, nor shall the grant price of an outstanding Stock Appreciation Right be reduced, without shareholder approval.

Restricted Stock Awards. Restricted Stock Awards consist of common stock transferred to participants, which may be subject to restrictions such as the ability to sell or the right of the Company to reacquire the shares for no consideration upon termination of the participant’s employment within specified periods or prior to becoming vested.

Restricted Stock Units. Restricted Stock Units consist of the right to receive common stock at a date on or after vesting in accordance with terms and conditions established by the Committee, including the attainment of performance criteria specified by the Committee.

Awards may be granted under the 2008 Omnibus Plan such that they qualify for the performance based compensation exemption of Section 162(m) of the Code (“Performance-Based Awards”). The granting, vesting or payment of such Performance-Based Awards will only be based on one or more of the following factors to be used by the Committee for creating performance-based goals applicable to a given period: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group or corporate financial goals; return on shareholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of common stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization (“EBITDA”) or adjusted EBITDA; economic value-added models and comparisons with various stock market indices; reductions in costs; or any combination of the foregoing.

The Board may determine that, upon the occurrence of a change in control of the Company, all or a portion of each outstanding Award shall become exercisable, payable in full, or terminate within a specified number of days after notice to the participant. The Board may amend or terminate any or all of the provisions of the 2008 Omnibus Plan; provided, however, that no such action will be made without shareholder approval where the amendment would (i) increase the total number of shares which may be issued under the 2008 Omnibus Plan or (ii) increase the maximum number of shares which may be issued to any individual participant under the 2008 Omnibus Plan. No amendment or termination of the 2008 Omnibus Plan may adversely affect in a material manner any right of any participant with respect to any Award previously granted without such participant’s written consent.

The Company will indemnify the Board, the Committee and 2008 Omnibus Plan participants against any and all liabilities for actions taken in conjunction with the 2008 Omnibus Plan or failure to act with respect to duties under the 2008 Omnibus Plan, except in circumstances involving bad faith, gross negligence or willful misconduct.

Shareholder approval of the 2008 Omnibus Plan is sought under applicable NASDAQ requirements and additionally so that the compensation payable under the 2008 Omnibus Plan will qualify as performance-based compensation under Section 162(m) of the Code. If the 2008 Omnibus Plan is approved by the shareholders and is administered in accordance with the performance based compensation exception under Code Section 162(m), payment of the full amounts calculated under the 2008 Omnibus Plan should be deductible by the Company for federal income tax purposes.

Summary of the One-Time Equity Awards under the 2008 Omnibus Plan

In connection with the consummation of the Recapitalization, the Board has approved, subject to shareholder approval of the 2008 Omnibus Plan, the grant to certain executives and other key employees of the following special one-time equity awards of restricted stock and stock options under the 2008 Omnibus Plan:

	One-Time Equity Awards under 2008 Omnibus Plan
Name and Position	Restricted Shares (#)(1)		Stock Options (#)(2)
Executive Officers
Thomas J. Vacchiano, Jr.	439,000		439,000
President and Chief Executive Officer
David A. Rawden	—		—
Interim Chief Financial Officer and Secretary
Francis Lamy	231,000		231,000

Senior Vice President and Chief Technology Officer
All Executive Officers as a Group	670,000	(3)	670,000	(3)
All Non-Executive Officer Employees as a Group	787,000		1,112,000
All Non-Executive Directors as a Group	—		—

Total One-Time Equity Awards	1,457,000		1,782,000

(1)

One-third of the restricted stock granted under the one-time equity awards will vest in annual installments over a three year measurement period, one-third will vest in annual installments over a four year measurement period and one-third will vest in annual installments over a five year measurement period, in each case, provided that performance targets are met during the applicable measurement period. Vesting is based on adjusted EBITDA performance for each year during the measurement period if the Company achieves cumulative annual adjusted EBITDA growth of eight percent per year, as compared to the baseline adjusted EBITDA for fiscal 2008. Vesting will also occur if annual adjusted EBITDA targets are missed, provided cumulative targets are achieved for subsequent years.

(2)	Stock options under the one-time equity awards to members of the Company’s senior management will vest (i) with respect to one-third of the stock options granted, in three equal annual installments, with an exercise price equal to the closing price on the second business day after completion of the Recapitalization, (ii) with respect to one-third of the stock options granted, in four equal annual installments, with an exercise price equal to an 8% premium to the closing price on the second business day after completion of the Recapitalization, and (iii) with respect to one-third of the stock options granted, in five equal annual amounts, with an exercise price equal to a 16.6% percent premium to the closing price on the second business day after completion of the Recapitalization. Stock options grants under the one-time equity awards to other key employees will vest in three equal annual installments, with an exercise price equal to the closing price on the second business day after completion of the proposed transaction.

(3)	Does not include restricted stock and stock options that have been reserved for issuance in connection with the hiring of a non-interim Chief Financial Officer.

Because the 1,891,201 shares of common stock reserved for issuance under the 2006 Omnibus Plan are not sufficient to cover the grant of the one-time equity awards, the one-time equity awards will not be made unless our shareholders approve the 2008 Omnibus Plan.

Participants in the Change in Control Plan who receive one-time equity awards will not receive accelerated vesting in respect thereof upon a qualifying termination within twenty-four months after the Issuance to OEP unless the qualifying termination is in connection with, or following, a change in control transaction that is consummated after the consummation of the Issuances.

MARKET PRICE OF THE COMPANY’S COMMON STOCK

The Company’s common stock is quoted in the NASDAQ Global Market under the symbol “XRIT”. As of the record date, there were approximately [    ] shareholders of record. Ranges of high and low sales prices reported by The NASDAQ Global Market for the periods indicated appear in the following table.

Market Information

	Common Stock		Dividends Per Share
	High	Low
Year Ended December 30, 2006
1st Quarter	$13.32	$10.00	$.025
2nd Quarter	$13.53	$10.50	$.025
3rd Quarter	$11.59	$7.50	$.025
4th Quarter	$12.55	$10.26	$0

Year Ended December 29, 2007
1st Quarter	$13.36	$10.90	$0
2nd Quarter	$15.49	$12.32	$0
3rd Quarter	$16.42	$12.70	$0
4th Quarter	$16.22	$11.05	$0

Year Ended January 3, 2009
1st Quarter	$11.87	$6.09	$0
2nd Quarter	$6.49	$1.10	$0

On August 19, 2008, which was the last trading day before we entered into the Investment Agreements, the closing price of the common stock was $3.71 per share. On [    ], 2008, which was the last trading day before this proxy statement was printed, the closing price of the common stock was $[            ] per share.

On January 8, 2007, the Company announced the Board of Directors’ decision to suspend payment of its quarterly dividend of $.025 per share effective immediately. This decision was made to speed the repayment of borrowings related to the Amazys acquisition and help fund future product development initiatives. Although the Board does not anticipate reinstating the dividend payment in the foreseeable future, it will continue to reevaluate the policy on an on-going basis.

SECURITIES OWNERSHIP BY PRINCIPAL SHAREHOLDERS

The following table contains information regarding ownership of the Company’s common stock by persons or entities known to the Company to beneficially own more than five percent (5%) of the Company’s common stock. The content of this table is based upon information contained in Schedules 13D and 13G furnished to the Company as well as information provided by The NASDAQ Stock Market and represents the Company’s understanding of circumstances in existence as of August 29, 2008.

Name & Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
State of Wisconsin Investment Board 121 East Wilson Street, Madison, WI 53703	2,886,544	9.75%
Sagard Capital Partners, L.P. 325 Greenwich Avenue, Greenwich, CT 06830(2)	2,730,877	9.22%
Trigran Investments, Inc. 3201 Old Glenview Road, Wilmette, IL 60091	2,197,359	7.42%

(1)	The percentages are calculated on the basis of the number of outstanding shares of common stock plus common stock deemed outstanding pursuant to Rule 13d-3 of the Securities Exchange Act of 1934.

(2)	According to a Schedule 13D, as amended, Sagard owns the shares directly. Sagard Capital Partners GP, Inc., a Delaware corporation, is the general partner of Sagard, and Sagard Capital Partners Management Corporation, a Delaware corporation, is the investment manager of Sagard. As a result of direct and indirect securities holdings, Power Corporation of Canada (“Power”) and Mr. Paul G. Desmarais may each be deemed to control the foregoing entities. The Schedule 13D notes that the filing of the Schedule shall not be construed as an admission that any of the control relationships enumerated therein actually exist.

SECURITIES OWNERSHIP BY MANAGEMENT AND DIRECTORS

The following table contains information regarding ownership of the Company’s common stock by each director, each named executive officer and all directors and executive officers as a group. The content of this table is based upon information supplied by the persons identified in the table or known to the Company and represents the Company’s understanding of circumstances in existence as of August 29, 2008.

Name	Shares Beneficially Owned(1)	Exercisable Options(2)	Total	Percent of Class(3)
Named Executive Officers
Thomas J. Vacchiano, Jr. President and Chief Executive Officer	175,134	60,411	235,545	*
David A. Rawden Interim Chief Financial Officer and Secretary	—	—	—	*
Francis Lamy Senior Vice President and Chief Technology Officer	27,801	7,115	34,916	*
Non-Employee Directors				*
Gideon Argov	39,497	7,052	46,549	*
Stanley W. Cheff	19,432	78,000	97,432	*
Mario Fontana	74,432	7,052	81,484	*
L. Peter Frieder	19,682	22,551	42,233	*
Massimo S. Lattmann	49,932	7,052	56,984	*
Paul R. Sylvester	14,682	32,455	47,137	*
John E. Utley	43,561	64,000	107,561	*
Mark D. Weishaar	19,432	32,455	51,887	*

All Directors and Executive Officers as a Group (11 persons)	483,585	318,143	801,728	2.7%

*	Less than one percent

(1)	Each person named in the table has sole voting and investment power with respect to the issued shares listed in this column. Excludes shares issuable pursuant to options.

(2)	This column reflects shares subject to options exercisable as of August 29, 2008, or within 60 days thereafter.

(3)	The percentages are calculated on the basis of the number of outstanding shares of common stock plus common stock deemed outstanding pursuant to Rule 13d-3 of the Securities Exchange Act of 1934.

COMPENSATION DISCUSSION & ANALYSIS

Role and Composition of the Committee

The Compensation Committee (the “Committee”) administers and approves all elements of compensation for corporate officers and periodically reviews them with management. The Nominating and Governance Committee (“NGC”) has the direct responsibility to review the corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s (“CEO”) performance in light of those goals and objectives and, together with the independent directors, determines and approves the CEO’s compensation level based upon this evaluation. The Committee reviews the NGC’s determination with respect to the CEO’s compensation level with the independent non-employee members of the Board who are responsible for the final approval.

All members of the Committee are non-employee directors. During 2007, the Committee was composed of independent directors with the exception of Mr. Cheff who was not independent until January 1, 2008. The independent directors of the Board of Directors determined executive officer compensation during 2007 as required by applicable laws, rules, regulations, and listing standards. With the exception of annual stock option and stock grant awards as outlined under the Director Compensation discussion in this proxy statement, Committee members are not eligible to participate in any of the plans or programs that the Committee administers. The Committee has the sole authority to retain consultants and advisors as it may deem appropriate in its discretion, and sole authority to approve related fees and retention terms for these advisors. The Committee reports to the Board of Directors on its actions and recommendations following every meeting, and periodically meets in executive session without members of management or management directors present.

Compensation Philosophy and Practices

The key objectives of the Company’s executive compensation programs are to attract, motivate and retain talented executives who drive X-Rite’s success and industry leadership. The Company’s programs support these objectives by rewarding individuals for advancing business strategies and aligning Company interests and expectations with those of the shareholders. The programs are designed to provide executives with competitive compensation that maintains a balance between cash and equity compensation and provides a significant portion of total compensation at risk, tied both to annual and long-term financial performance of the Company as well as to the creation of shareholder value. It is the Committee’s strong belief that its compensation philosophy will encourage executives to manage from the perspective of owners with an equity stake in the Company.

In constructing and applying these policies, a conscious effort is made to identify and evaluate programs for comparable employers, considering factors such as geography and industry influences, relative sizes, growth stages, and market capitalization. In fulfilling its role to assist the Board of Directors and the independent directors, the Committee has enlisted the assistance of a consulting firm to establish a peer group of corporations that can be used for compensation comparison and benchmarking purposes. This information was provided to the Company by Hewitt Associates, a major consulting firm experienced in all aspects of executive compensation analysis and design.

In making compensation decisions, the Committee compares each element of total compensation against a peer group of U.S. publicly-traded companies in the electronic test and measurement industry (collectively, the “Compensation Peer Group”). The Compensation Peer Group, which is periodically reviewed and updated by the Committee, consists of companies against which the Committee believes the Company competes for talent and for shareholder investment. The companies comprising the Compensation Peer Group are:

Analogic Corporation	Lecroy Corporation
Calamp Corporation	Measurement Specialties Inc.
Cohu Inc.	Mercury Computer Systems Inc.
Daktronics Inc.	Microsemi Corporation
Dionex Corporation	Mts Systems Corp.
Electro Scientific Industries Inc.	Newport Corporation
Finisar Corporation	Park Electrochemical Corp.
Heico Corp.	Photon Dynamics Inc.
Intermagnetics General Corp.	Planar Systems Inc.
Jaco Electronics Inc.	Zygo Corporation

Market data is only one factor used in determining executive compensation. Other factors that are considered include (i) the value of the position to the Company, (ii) what other peer executives within the Company are paid, (iii) how the job relates to those peers, and (iv) the contribution of the executive including tenure, skills, performance, and industry knowledge. The Company competes with many larger companies for top executive-level talent. As such, the Committee generally sets compensation for executive officers at the 50th percentile of compensation paid to similarly situated executives of the companies comprising the Compensation Peer Group. Variations to this objective may occur as dictated by the experience level of the individual and market factors.

Role of Executive Officers in Compensation Decisions

The independent directors, based on the recommendations of the Committee, make all compensation decisions and equity awards for the executive officers of the Company, which consist of the Chief Executive Officer (“CEO”), Chief Financial Officer, and Chief Technology Officer. The Committee also reviews and approves recommendations made by the CEO regarding compensation decisions and equity awards to other leadership team members (which includes other actively employed executives).

The Committee reviews the annual salary plan with the CEO for all of the Company’s executive officers and provides input to the independent directors and the entire Board of Directors to make such adjustments as the independent directors and Board of Directors determine appropriate based upon salary survey data for comparable employers, economic conditions in general, and evaluations by the CEO. Annual salary for the CEO is reviewed by the independent directors and the entire Board of Directors and adjusted based on the same considerations for other executive salaries, plus input from the NGC and its evaluation of the CEO’s performance.

Components of Executive Compensation

The compensation program for executive officers consists of the following components:

•	Salaries

•	Annual Cash Incentive (Bonus) Awards

•	Long Term Equity Awards (including stock options and restricted shares)

•	Severance Benefits (conditional on non-compete stipulation)

•	In-Service Benefits

•	Perquisites

Salaries

Salaries are used to provide a fixed amount of compensation for the executive’s regular work. The salaries of the named executive officers are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities. Increases in salary are based on an evaluation of the individual’s performance, responsibilities and the Company’s need to be competitive in the market for executive services. Compensation recommendations are benchmarked and targeted to be in line with the 50th percentile of comparable positions with the Compensation Peer Group. Any salary increase for an executive officer must be approved by the Committee and the independent members of the Board of Directors.

Annual Cash Incentive Awards

Executive officers may be awarded annual cash bonuses which are earned based on Company performance criteria. Annual cash incentive awards are designed to reward short-term performance and achievement of designated strategic growth results. The award is considered annually and approved by the Committee. The Committee sets the minimum, target and maximum levels for the financial component of the short-term cash incentive award (“STIA”) annually for the next year. The target bonus is set based on an analysis of compensation for comparable positions with the Compensation Peer Group and is intended to provide a competitive level of compensation if the executive achieves higher performance objectives. Bonus levels are determined as a percentage of each executive’s base salary.

The metric for the 2007 STIA was weighted using 60 percent adjusted EBITDA (earnings before income tax, depreciation, and amortization) and 40 percent revenue. Adjusted EBITDA is defined as EBITDA with adjustments for restructuring and integration related expenses, FASB 123(R) expenses, and other non-recurring items. The 2007 calculation also includes adjustments for the Pantone acquisition, included in the Company’s results starting as of the October 24, 2007 acquisition date. For fiscal year 2008, the STIA performance component is weighted using 50 percent targeted revenue and 50 percent adjusted EBITDA.

For both 2007 and 2008, the named executive officers participating in the STIA program receive payments that range from 20 percent of base salary for achieving the minimum target performance level of 95 percent of targeted revenue and 90 percent of targeted adjusted EBITDA, to a maximum of 200 percent of base salary for achieving 105 percent or more of targeted revenue and 110 percent or more of targeted adjusted EBITDA.

Upon completion of the fiscal year, the Committee will assess the performance of the Company for each corporate financial objective of the STIA, comparing the adjusted actual results to the pre-determined target.

In March of 2008, the Company paid the following short-term incentive bonus relative to the Company’s 2007 performance. The STIA adjusted EBITDA and revenue targets were approved by the Board of Directors. The payouts under the plan reflect the achievement of 101.6 percent of targeted revenue and 99.4 percent of targeted adjusted EBITDA. In addition, the Board of Directors awarded a discretionary bonus as described below.

	2007 STIA ($)	Discretionary Bonus ($)	2007 Total Cash Bonus ($)
Thomas J. Vacchiano, Jr.	205,488	6,912	212,400
Mary E. Chowning	151,547	5,098	156,645
Francis Lamy	168,048	5,653	173,701

Long Term Equity Incentive Awards

Equity-based compensation and ownership ensures that the Company’s executive officers have a continuing stake in the long term success of the Company. The Company’s approach to equity compensation is designed to balance business objectives with pay-for-performance, retention, competitive market practices, and shareholder interests. Long-term incentive awards (“LTIA”) are comprised of a mix of stock options and performance-based restricted stock. Stock options provide a material incentive to employees by providing an opportunity for a stock ownership stake in the Company. Performance shares provide a material incentive to executives by offering potential increased stock ownership in the Company tied directly to relative total shareholder return.

These awards are considered annually and currently use an adjusted EBITDA growth objective target to determine the underlying value of the award. The LTIA adjusted EBITDA targets are established to reflect expected growth for a three year horizon. LTIA provides senior management with an incentive opportunity linked to multiple year corporate financial performance and shareholder value. Equity awards are also granted periodically to a select group of non-executive employees whose contributions and skills are critical to the Company’s long-term success.

In general, annual LTIA compensation awards are determined at the Committee’s regularly scheduled first quarter meeting and are reflected in “Summary Compensation Table for Fiscal 2007” and “Grants of Plan Based Awards Table for Fiscal Year 2007”. The underlying value of the LTIA to named executive officers was determined based on a dollar amount indicated by the “50th percentile” of long-term compensation for the Compensation Peer Group for the applicable position as indicated in the peer market data, with a certain percent of this amount to be in the form of stock options and a certain percent of this amount to be in the form of restricted stock. The exact equity allocation, vesting schedule, and performance measures may vary from year to year. For purposes of determining the number of shares issued and options granted, the Company uses a modified Black-Scholes valuation applied on a consistent basis from year to year.

In February of 2007, the LTIA consisted of 40 percent in stock options vesting in equal annual installments over a period of three years from the date of grant and 60 percent in performance-based restricted stock cliff vesting after three years. These grants were awarded as follows:

Name	2007 LTIA
	Restricted Shares (#)	Stock Options (#)
Thomas J. Vacchiano, Jr.	39,247	52,330
Mary E. Chowning	14,718	19,624
Francis Lamy	13,082	17,443

The 2007 LTIA performance-based restricted stock awards vest based upon the achievement of the cumulative revenue and the cumulative adjusted EBITDA growth objectives outlined below.

Revenue (3 Year Cumulative Total) (weighted 33%) ($ millions)				Adjusted EBITDA (3 Year Cumulative Total) (weighted 67%) ($ millions)				Vesting Threshold (% of Target)
Less than			852	Less than			198	0
	852	to	859		198	to	199	20
	860	to	868		200	to	201	40
	869	to	877		202	to	203	60
	878	to	886		204	to	205	80
Greater than			887	Greater than			206	100

In March of 2008, the Committee reviewed the 2008 LTIA compensation program for executive officers and established an LTIA level based on the 50th percentile of market for the position based on the Compensation Peer Group. This plan consists of 50 percent in stock options vesting in equal annual installments over a period of three years from the date of grant and 50 percent in performance-based restricted stock cliff vesting after three years.

These LTIA grants were awarded as follows:

Name	2008 LTIA
	Restricted Shares (#)	Stock Options (#)
Thomas J. Vacchiano, Jr.	28,565	57,129
Mary E. Chowning	10,712	21,423
Francis Lamy	10,712	21,423

The 2008 LTIA performance-based restricted stock awards vest based upon the achievement of the cumulative adjusted EBITDA growth objectives outlined below.

Adjusted EBITDA (3 Year Cumulative Total) ($ millions)				Vesting Threshold (% of Target)
Less than			221	0
	221	to	222	20
	223	to	224	40
	225	to	227	60
	228	to	229	80
Greater than			230	100

The Company uses the closing price of the Company’s common stock on the grant date as the exercise price of the option awards.

On March 13, 2008, in addition to the LTIA grants noted above, Mr. Lamy was awarded a one-time stock option award to purchase 50,000 shares of X-Rite stock. These stock options will vest in equal annual installments over a period of three years from the date of grant. Special one-time option awards support retention, recognize new job responsibilities, and better align management and shareholder interests.

Stock Ownership Guidelines

In an effort to further align the interests of management and shareholders, effective February 28, 2008, the Committee established stock ownership guidelines applicable to executive officers and other members of the executive band leadership of the Company. The Company believes that linking a portion of key management’s current and potential future net worth to the Company’s success, as reflected by the stock price, helps to ensure that management has a stake similar to that of the Company’s shareowners. The guidelines also encourage the long-term management of the Company for the benefit of the shareholders.

The guidelines are based on the executive’s position and his or her base salary. The Company expects its key leaders to own, within five years of the later of the effective date of these guidelines, an executive officer’s appointment, or his or her designation as executive officer or executive band leader to which these guidelines apply, Company stock having a minimum value equal to a multiple of their annual base salary as shown in the table below:

Multiple of Salary
Chief Executive Officer	4 times base salary
Other Executive Officers	2 times base salary
Other Executive Band Leaders	2 times base salary

The types of ownership arrangements counted toward these guidelines are those securities that are beneficially owned by an executive officer and executive band leader, excluding unexercised options.

Severance Benefits

Currently, Mr. Vacchiano and Mr. Lamy have employment agreements with the Company that provide for severance benefits. Details of those agreements are discussed under “Agreements and Other Arrangements”.

Except for those officers named above, the Company’s severance policy provides for the following benefits for its executive level employees (other than those whose severance benefits are governed by local law). In the event that a covered executive’s employment is terminated by the Company without cause or by the covered executive for good reason, they will receive (i) severance pay equal to their monthly salary for the last full month immediately preceding termination for six or twelve months depending on their position, (ii) any accrued and unused vacation pay, (iii) a pro rata portion of any annual performance bonus to which they would have been entitled for the year in which the covered executive’s employment is terminated, (iv) payment of continuation health coverage premiums under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, for twelve (12) months following the date of termination, and (v) immediate vesting of all stock options and restricted shares that would have vested during the severance period, which shall remain exercisable to the extent provided for in the stock option and restricted stock agreements to which they relate.

In-Service Benefits

The Company provides a number of benefit plans including the X-Rite, Incorporated Retirement Savings Plan and related supplemental plans to its executives and certain other U.S. based employees. The Company also provides other benefits such as medical, dental, life insurance and long-term disability coverage, as well as vacation and other paid holidays. These benefits are available to all U.S. based employees, including each named executive officer, and are comparable to those provided at other peer group companies. These programs are designed to provide certain basic quality of life benefits and protections to all Company employees and at the same time enhance the Company’s attractiveness as an employer of choice.

The Committee periodically reviews the levels of personal benefits provided to named executive officers. A detailed analysis of these benefits is included in footnote #9 to the Summary Compensation Table.

Perquisites

The Company provides certain other small perquisites to its executives. These benefits in 2007 and 2008 include moving expenses and country club memberships, as well as several statutory benefits with respect to educational and health allowances as prescribed under Swiss Law. A detailed analysis of these benefits is included in footnote #9 to the Summary Compensation Table.

Establishing STIA and LTIA Targets

Generally, the Committee sets STIA targets for each year based on the annual operating plan. The Committee also establishes LTIA targets which are based on the Company’s long-term financial objectives and are set in alignment with the Company’s strategic plan and expectations regarding Company performance. In making the annual determination, the Committee may consider the specific circumstances facing the Company during the coming years. The Committee believes that it has established targets that are in line with the current global economic and competitive environment in which the Company operates.

While performance targets are established at levels that are intended to be achievable, a maximum STIA and LTIA payout would require very high levels of Company performance. Overall, the Company believes that a payout at the 80 percent level should be achievable, payout at the 100 percent level is challenging and payout at the 110 percent level is difficult.

Employment Agreements and Change in Control Agreements

Our executive officers are parties to employment agreements with the Company. In January of 2006, in connection with the Amazys transaction, the Company entered into employment agreements with Thomas J. Vacchiano, Jr., Mary E. Chowning, and Francis Lamy. When evaluating the value of these agreements, the Company considered such factors as retention, competitive advantage through non-compete and non-solicitation clauses, best practices with peer group companies, and continued dedication and support of a cohesive management team and concluded that it was in the best interest of the Company to enter into these agreements.

Our executive officers are parties to change in control agreements with the Company, details of which are outlined under the heading “Change in Control Agreement” in this proxy statement. The Company believes that it is in the best interest of the Company and its shareholders to foster senior management’s objectivity in making decisions with respect to any potential change in control of the Company and to ensure that the Company will have their continued dedication and availability. Accordingly, the Company believes that it is appropriate to provide executive officers with compensation arrangements upon a change in control.

Ethical Conduct

To help ensure that stock-based grants reward only those executives who benefit the Company, the Company’s equity plans and agreements provide that awards will be cancelled and that certain gains must be repaid if an executive violates certain provisions of the award agreement. These provisions include prohibitions against engaging in activity that is detrimental to the Company, such as performing services for a competitor, disclosing confidential information or violating the Company’s Business Conduct Guidelines. Annual cash incentive payments are also conditioned on compliance with these Guidelines.

Every executive is held accountable to uphold and comply with these Guidelines. Upholding the Guidelines contributes to the success of the individual executive, and to the Company as a whole.

Compliance

During 2007, the Company complied with current NASDAQ rules with respect to independent director and/or entire Board of Directors approval of CEO compensation in an executive session where the CEO is not present as well as independent director and/or entire Board of Directors approval requirements of all executive officer compensation.

Tax and Accounting Implications

Deductibility under Section 162(m)

Section 162(m) of the U.S. Internal Revenue Code of 1986 limits deductibility of compensation in excess of $1 million paid to the Company’s CEO and to each of the other four highest-paid executive officers unless this compensation qualifies as “performance-based”. Based on the applicable tax regulations, any taxable compensation derived from the exercise of stock options by senior executives under the Company’s Incentive Performance Plan for Certain Executives should qualify as performance-based. The 2008 Omnibus Plan permits an executive officer who is subject to Section 162(m) and whose salary is above $1 million to defer payment of a sufficient amount of the salary to bring it below the section 162(m) limit. The Company’s shareholders have approved terms under which the Company’s annual and long-term performance incentive awards should qualify as performance-based, as required by the Internal Revenue Service. These terms do not preclude the Committee from making any payments or granting any awards, whether or not such payments or awards qualify for tax deductibility under Section 162(m), which may be appropriate to retain and motivate key executives. The Company will generally seek to comply with Section 162(m) to the extent such compliance is practicable and in the best interests of the Company and its shareholders.

Accounting for Stock-Based Compensation

On January 1, 2006, the Company began accounting for stock-based payments for all stock option and stock grant programs in accordance with the requirements of FASB Statement 123(R).

AGREEMENTS AND OTHER ARRANGEMENTS

Change in Control Agreements

The Company’s Board of Directors approved the X-Rite Change In Control Severance Plan for Senior Executives (the “Change in Control Plan”) for certain of its executive officers effective April 1, 2007. Under the terms of the Change in Control Plan, following a change in control, if a participant’s employment is terminated (1) by the Company other than for cause, disability or death of the participant or (2) by the participant with good reason (“Qualifying Termination”), the Company is obligated to pay the participant a lump-sum in cash equal to (i) the participant’s unpaid base salary, accrued vacation pay and expenses, (ii) amounts unpaid to the participant under the annual short-term incentive plan in respect of the most recently completed fiscal year, (iii) an amount equal to two times the greater of the participant’s base salary for the year in which the participant is terminated or as in effect prior to the change in control, (iv) a bonus amount equal to two times the greater of participant’s target incentive opportunity established under the annual short-term incentive plan in effect for the plan year in which the participant is terminated or as in effect prior to the change in control, (v) a pro rata portion of the participant’s target incentive opportunity for the year the participant is terminated or as in effect prior to the change in control, whichever is greater, (vi) payment of continuation health coverage premiums for twenty-four (24) months following the date of the Qualifying Termination, and (vii) excise tax gross-up on severance payments, if triggered. In addition, upon a Qualifying Termination, unless otherwise provided in a plan document, award agreement or otherwise, all of the participant’s outstanding equity-based long-term incentive vehicles, including stock options stock appreciation rights, restricted stock, and restricted stock units (“Equity Awards”) shall vest. In the event such Equity Awards would not otherwise vest solely by the continued employment of the Executive (“Performance Vesting Awards”), such Performance Vesting Awards shall vest at the time of the change in control. The number of shares that shall vest shall be determined as if a target level of performance has been achieved and shall be prorated based on the length of time within the performance period elapsed prior to the change in control.

Under the Change in Control Plan, a change in control includes the acquisition by any individual, entity, or group of beneficial ownership of thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities. The Issuance to OEP will constitute a change in control as defined in the Change in Control Plan. Participants in the Change in Control Plan who receive one-time equity awards will not receive accelerated vesting in respect thereof upon a qualifying termination within twenty-four months after the Issuance to OEP unless the qualifying termination is in connection with, or following, a change in control transaction that is consummated after the consummation of the Issuances.

Employment, Severance and Other Agreements

Thomas J. Vacchiano, Jr.

Effective October 1, 2006, Mr. Vacchiano was appointed President and CEO as well as a member of the Board of Directors. Mr. Vacchiano was the President and CEO of Amazys from January 2001 until the acquisition of Amazys by the Company in July 2006.

Mr. Vacchiano entered into an employment agreement with X-Rite in connection with the acquisition of Amazys under which Mr. Vacchiano had agreed to serve as President and COO of the Company for a period of three years from the completion of the Amazys acquisition (July 5, 2006) unless earlier terminated in accordance with its terms. Currently, Mr. Vacchiano’s annual base salary is $320,000. Under the terms of his existing employment agreement Mr. Vacchiano is (i) entitled to participate in any bonus plan or other incentive compensation program applicable to X-Rite’s executives, and (ii) entitled to participate in any long-term incentive compensation program applicable to X-Rite’s executives, generally a combination of stock options and restricted stock, with the exact equity allocation determined each year.

In the event of termination of Mr. Vacchiano’s employment by Mr. Vacchiano for good reason or by the Company without cause, Mr. Vacchiano will receive as outlined in the Employment Agreement (i) severance pay equal to his monthly salary for the last full month immediately preceding his termination for twelve (12) months, if terminated by Mr. Vacchiano for good reason, and for the greater of (a) the number of months remaining in the initial three (3) year term of his Employment Agreement or (b) twelve (12) months, if terminated by the Company without cause, (ii) a pro rata portion of any annual performance bonus to which Mr. Vacchiano would have been entitled for the year in which the Employment Period is terminated; provided that if employment is terminated within the first (6) six months of the year, the executive’s pro rata portion received shall be based on (6) six months of service during the year, (iii) payment of continuation health coverage premiums under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, for eighteen (18) months following the date of termination, and (iv) immediate vesting of all stock options and restricted shares held by Mr. Vacchiano, which shall remain exercisable to the extent provided for in the stock option and restricted stock agreements to which they relate. Mr. Vacchiano is also a participant in the Change in Control Plan discussed above in “Change in Control Agreements”.

Mary E. Chowning

On April 15, 2008, Ms. Chowning retired from the Company after serving as its Executive Vice President and Chief Financial Officer. Upon retirement, Ms. Chowning received, as outlined in her Employment Agreement, (i) severance pay equal to her monthly salary for the last full month immediately preceding her termination for twelve (12) months, (ii) a pro rata portion of her annual performance bonus for the 2008 year based on (6) six months of service during the year, (iii) payment of continuation health coverage premiums under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, for twelve (12) months following the date of retirement, and (iv) immediate vesting of all stock options and restricted shares held by Ms. Chowning, which shall remain exercisable to the extent provided for in the stock option and restricted stock agreements to which they relate.

Francis Lamy

In connection with the acquisition of Amazys, the Company and Mr. Lamy entered into an Employment Agreement on January 30, 2006. Mr. Lamy serves as the Company’s Executive Vice President and Chief Technology Officer. Currently, Mr. Lamy’s annual base salary is CHF 338,077 (equal to $299,847 using a 2007 year-end exchange rate). Under the terms of the existing Employment Agreement, Mr. Lamy is (i) entitled to participate in any bonus plan or other incentive compensation program applicable to the Company’s executives, and (ii) entitled to participate in any long-term incentive compensation program applicable to the Company’s executives, generally a combination of stock options and restricted stock, with the exact equity allocation determined each year.

Additionally, under the Employment Agreement, Mr. Lamy is entitled to (i) a CHF 32,500 (equal to $28,825 using a 2007 year-end exchange rate ) per year allowance as a contribution to Mr. Lamy’s personal health insurance, and (ii) a CHF 5,000 (equal to $4,435 using an average exchange rate for 2007) per year allowance for obtaining tax consulting advice associated with being an officer of a U.S. based corporation, and (iii) a pension scheme in accordance with the applicable provisions of Swiss law, the premiums for which shall be apportioned between the Company and Mr. Lamy in accordance with the contribution levels provided for in the pension scheme of Amazys.

In the event of termination of Mr. Lamy’s employment by the Company without cause or by Mr. Lamy for good reason, Mr. Lamy will receive, as outlined in the Employment Agreement, (i) severance pay equal to his monthly salary for the last full month immediately preceding his termination for twelve (12) months, (ii) a pro rata portion of any annual performance bonus to which Mr. Lamy would have been entitled for the year in which the Employment Period is terminated; provided that if employment is terminated within the first (6) six months of the year, the executive’s pro rata portion received shall be based on (6) six months of service during the year, (iii) the continuation of his health insurance allowance for twelve (12) months following the date of termination, and (iv) immediate vesting of all stock options and restricted shares held by Mr. Lamy, which shall remain exercisable to the extent provided for in the stock option and restricted stock agreements to which they relate. Mr. Lamy is also a participant in the Change in Control Plan discussed above in “Change in Control Agreements”.

David A. Rawden

Effective May 13, 2008, the Company entered into an Agreement for Interim Management Services with AlixPartners, LLP (“AlixPartners”), pursuant to which Mr. Rawden serves as the Company’s interim Chief Financial Officer. Mr. Rawden is an independent contractor of AlixPartners. Under the Agreement for Interim Management Services, the Company pays AlixPartners, on account of Mr. Rawden’s services, a monthly fee of $70,000. In addition, upon the consummation of the Recapitalization, the Company will be required to pay AlixPartners an additional fee of $135,000 under the terms of the agreement. The Company will reimburse AlixPartners for Mr. Rawden’s reasonable expenses incurred in connection with his services to the Company.

INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION

The following table sets forth the compensation paid or accrued by the Company for the year ended December 29, 2007 for services rendered in all capacities by our executive officers during the fiscal year ended December 29, 2007 (the “named executive officers”):

SUMMARY COMPENSATION TABLE FOR FISCAL 2007

Name and Principal Position	Year		Salary ($)	Bonus ($)(4)	Stock Awards ($)(5)(6)(7)	Option Awards ($)(5)(6)(7)	Non-Equity Incentive Plan Compensation ($)(8)	All Other Compensation ($)(9)	Total ($)
Thomas J. Vacchiano, Jr.	2007		319,808	6,912	132,494	373,833	205,488	54,272	1,092,808
President, Chief Executive Officer	2006	(3)	149,039	—	—	8,580	46,500	6,157	210,276

Mary E. Chowning(1)	2007		294,807	5,098	363,903	175,924	151,547	11,312	1,002,591
Executive Vice President, Chief Financial Officer	2006		279,807	155,000	93,395	134,634	34,200	18,503	715,539

Francis Lamy(2)	2007		283,012	5,653	44,164	43,107	168,048	29,524	573,508
Senior Vice President, Chief Technology Officer	2006	(3)	143,008	—	—	—	32,233	21,218	196,459

(1)	On March 3, 2008, Ms. Chowning retired from her position as Chief Financial Officer. Ms. Chowning remained an employee of the Company through April 15, 2008.

(2)	Mr. Lamy was paid in Swiss francs. Amounts shown in this table were converted to U.S. dollars using an average exchange rate for the related year represented above.

(3)	Messrs. Vacchiano and Lamy joined the Company on July 5, 2006 upon the completion of the Amazys acquisition. Their compensation information for 2006 reflected in the table above consists of compensation paid by the Company since the date of the Amazys acquisition.

(4)	In 2007, the Board of Directors awarded a discretionary bonus to the named executive officers in the amounts specified in the Summary Compensation Table. These amounts present the additional STIA bonus amounts that would have been earned if the Company had achieved 100 percent of targeted adjusted EBITDA. Actual performance was 99.4 percent of targeted adjusted EBITDA and 101.6 percent of targeted revenue. In 2006, the Board of Directors awarded a discretionary STIA bonus to the named executive officers in the amounts specified in the Summary Compensation Table. In 2006, Ms. Chowning was also awarded a special discretionary bonus of $155,000 in connection with the acquisition and integration of Amazys.

(5)	See the “Grants of Plan-Based Awards Table for Fiscal Year 2007” for information regarding these stock and option awards.

(6)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 29, 2007, in accordance with FAS 123(R) and thus may include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of these amounts are included in footnote 9 to the Company’s audited financial statements for the fiscal year ended December 29, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2008.

(7)	The 2007 amounts for Ms. Chowning include acceleration of expense for 23,524 stock options and 17,713 shares of restricted stock that were unvested as of December 29, 2007. Under the terms of Ms. Chowning’s Employment Agreement, as of October 2007 she had fulfilled the required contract obligations (service period) that entitled her to receive immediate vesting of all unvested stock options and restricted shares upon her termination of employment. In accordance with FAS 123(R), expense related to these options and awards must be recognized over the related service period. Of these unvested stock options, 7,842 vested on March 8, 2008 and 15,682 vested upon her April 15, 2008 retirement date. Of these restricted shares, 10,057 shares vested during the month of February 2008 and 7,656 shares vested upon her April 15, 2008 retirement date. Details of Ms. Chowning’s Employment Agreement are discussed under “Agreements and Other Arrangements”.

(8)	See the “Annual Cash Incentive Awards” discussion in the Compensation Discussion and Analysis for information on these awards.

(9)	The compensation amounts set forth in the All Other Compensation column for the named executive officers are detailed in the following table:

2007 Name	Moving Expenses ($)	Group Term Life Premiums ($)	Company Contributions to 401(k) Plan ($)	Country Club Annual Membership Dues ($)	Education Allowance ($)	Health Allowance ($)	Total ($)
Thomas J. Vacchiano, Jr.	44,511	4,636	5,125	—	—	—	54,272
Mary E. Chowning	—	1,487	3,875	5,950	—	—	11,312
Francis Lamy	—	—	—	—	2,438	27,086	29,524

2006 Name	Moving Expenses ($)	Group Term Life Premiums ($)	Company Contributions to 401(k) Plan ($)	Personal Use of Company Paid Automobile ($)	Country Club Annual Membership Dues ($)	Health Allowance ($)	Expense Allowance ($)	Total ($)
Thomas J. Vacchiano, Jr.	4,958	1,199	—	—	—	—	—	6,157
Mary E. Chowning	—	1,448	3,750	8,305	5,000	—	—	18,503
Francis Lamy	—	—	—	—	—	13,135	8,083	21,218

GRANTS OF PLAN-BASED AWARDS TABLE FOR FISCAL YEAR 2007

The following table contains information regarding restricted stock awards and stock option awards granted to the named executive officers during the preceding fiscal year:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)(3)	Grant Date Fair Market Value of Options and Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas J. Vacchiano, Jr.	n/a	38,400	192,000	384,000
	3/8/2007	—	—	—	7,849	39,247	39,247	56,230	12.50	911,104

Mary E. Chowning	n/a	28,320	141,600	283,200		—	—	—	—	—
	3/8/2007	—	—	—	2,944	14,718	14,718	23,524	12.50	359,899

Francis Lamy	n/a	26,880	134,400	268,800		—	—	—	—	—
	3/8/2007	—	—	—	2,616	13,082	13,082	21,343	12.50	323,139

(1)

These columns show the range of payouts for 2007 performance under the STIA plan as described in the section titled “Annual Cash Incentive Awards” in the Compensation Discussion and Analysis. The target values are based on a percentage of each executive’s base salary. The threshold is equal to 20 percent of the target value and the maximum is equal to 200 percent of the target value. There would have been no payment if minimum performance levels (threshold) were not met. The payment for 2007 non-equity incentive awards was made in 2008 and is shown in the Summary

Compensation Table in the column titled “Non-equity Incentive Plan Compensation”. The STIA is discussed further under “Annual Cash Incentive Awards”.

(2)	These columns include the awards granted in 2007 under the LTIA plan as described in the section titled “Long Term Equity Incentive Awards”. These awards vest based upon the satisfaction of certain Company performance targets based on a three year cumulative revenue and cumulative adjusted EBITDA. The threshold values represent 20 percent of the target award that could be earned. There would be no payment if minimum performance levels (threshold) were not met.

(3)	The exercise price is the closing price of the Company’s stock on the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table discloses outstanding equity awards held by named executive officers, including out-of-the money awards, on a grant-by-grant basis for stock option and similar awards and on an aggregate basis for non-vested stock and equity incentive plan awards as of fiscal year-end:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Market or Payout Value or Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
	Exercisable	Unexercisable
Thomas J. Vacchiano, Jr.	41,667	83,333	—	11.25	12/18/2016	—	—	7,849	91,755
	—	56,230	—	12.50	3/8/2017	—	—
Mary E. Chowning(1)	5,000	—	—	10.23	7/28/2013	17,713	150,393	2,944	34,415
	30,000	—	—	13.41	2/10/2014	—	—
	25,000	—	—	16.40	2/8/2015	—	—
	22,860	—	—	11.61	2/6/2016	—	—
	—	23,524	—	12.50	3/8/2017	—	—
Francis Lamy	—	21,343	—	12.50	3/8/2017	—	—	2,616	30,581

(1)	On March 3, 2008, Ms. Chowning retired from her position as Chief Financial Officer. Ms. Chowning remained an employee of the Company through April 15, 2008.

(2)	The unvested options of Messrs. Vacchiano and Lamy vest as follows: for options expiring on March 8, 2017, one-third will vest on March 8 of each year commencing on March 8, 2008; for options expiring on December 18, 2016, half of the remaining unexercisable shares vest on December 18, 2008 and the other half will vest on December 18, 2009. Of the unvested options of Ms. Chowning, 7,842 vested on March 8, 2008 and 15,682 vested upon her April 15, 2008 retirement date. As of December 29, 2007, the Company had recognized all of the expense related to these unvested stock options in accordance with FAS 123(R) as discussed in footnote 7 under “Summary Compensation Table for Fiscal 2007”.

(3)	Of the unvested stock awards listed in this column for Ms. Chowning, 10,057 shares vested during the month of February 2008 and 7,656 shares vested upon her April 15, 2008 retirement date. The market value is calculated using the closing price of the Company’s common stock as of December 29, 2007 ($11.69) less any amounts Ms. Chowning paid to receive the restricted share. As of December 29, 2007, the Company had recognized all of the expense related to these restricted shares in accordance with FAS 123(R) as discussed in footnote 7 under “Summary Compensation Table for Fiscal 2007”.

(4)	On March 8, 2007 the named executive officers were granted performance-based restricted stock that vests after three years based on the achievement of certain performance targets. If maximum performance goals were met, full payouts would be as follows: Mr. Vacchiano: 39,247 shares, $458,797 market value; Ms. Chowning: 14,718 shares, $172,053 market value; and Mr. Lamy: 13,082 shares, $152,929 market value. The amount shown in these columns represents the threshold performance amount, which is calculated as 20 percent of the total restricted stock award. The market value is calculated using the closing price of the Company’s common stock as of December 29, 2007 ($11.69).

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2007

The following table discloses options exercised and stock vested for named executive officers during fiscal 2007:

Named Executive Officers	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)(2)	Value Realized on Vesting ($)(1)(2)
Thomas J. Vacchiano, Jr.	—	—	—	—
Mary E. Chowning(1)	—	—	10,057	78,425
Francis Lamy	—	—	—	—

(1)	Ms. Chowning acquired 4,840 shares which vested in 2007 under the Company’s Cash Bonus Conversion Plan (“CBCP”). The CBCP expired in 2005 after share purchases with 2004 bonus payments. This plan provided an opportunity for certain executives of the Company to purchase restricted stock at 50 percent of market value, up to an amount equal to their annual cash bonus. Shares were issued in the name of the executive, who maintained all rights of a shareholder, subject to certain restrictions on transferability and a risk of forfeiture. The forfeiture provisions lapse by 20 percent after six months and an additional 20 percent annually thereafter. The difference between the purchase price and the fair value of the restricted stock on the vesting date represents the value realized on vesting. The CBCP was not renewed. On December 29, 2007, Ms. Chowning held 7,280 restricted shares under the CBCP valued at $85,103 calculated using the closing price of the Company’s common stock as of that date ($11.69). Her net value based on the difference between the fair market value as of December 29, 2007 and the aggregate purchase price of the shares under the CBCP was $28,431. These shares vested when Ms. Chowning retired on April 15, 2008.

(2)	Ms. Chowning acquired 5,217 restricted shares under the 2006 LTIA program that vested during 2007. On December 29, 2007, the remaining 10,433 shares held by Ms. Chowning related to her 2006 LTIA award were valued at $121,962. Of these unvested shares, 5,217 vested during the month of February 2008 and 5,216 shares vested upon her April 15, 2008 retirement date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following discussion and tables show the amount of compensation that would be paid to each of the named executive officers under a change in control agreement with the Company in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer based upon the circumstances surrounding such executive officer’s termination is shown below. The amounts shown assume that such termination was effective as of December 29, 2007, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Estimated Payments upon Termination or Change in Control

The Company currently has Employment Agreements with Messrs. Vacchiano, Lamy, and Ms. Chowning. Details of those agreements are discussed under “Agreements and Other Arrangements”. Upon certain types of terminations of employment not related to a change in control of the Company, severance benefits may be paid to each executive according to their individual Employment Agreement. Specific severance arrangements that would have been triggered by a qualifying termination event taking place on December 29, 2007 can be found in the tables shown below.

The Company currently has a change in control severance plan for Messrs. Vacchiano, Lamy, and Ms. Chowning that provides for the payment of post-termination benefits if their employment is terminated following a change in control. Details of that plan are discussed under “Agreements and Other Arrangements”.

Estimated Termination Payments

The following tables show potential payments to the named executive officers under existing contracts, agreements, plans or arrangements, for various scenarios involving a change in control or termination of employment assuming a December 29, 2007 termination date using the closing price of the Company’s common stock as of December 29, 2007 ($11.69).

If employment is terminated with regard to any of the named executive officers in this section by the Company for cause or by the executive without good reason, the executive shall be entitled to receive accrued base salary up to the date of termination of employment but shall not be entitled to receive any further salary, bonus, severance, compensation or benefits from the Company.

THOMAS J. VACCHIANO, JR.

Benefits and Payments Upon Separation	Death	Disability	By the Company other than for Cause, Disability or Death	By the Executive with Good Reason	By the Company other than for Cause, Disability or Death (Change in Control)	By the Executive with Good Reason (Change in Control)
Compensation:
Severance(1)	$79,952	$—	$346,459	$319,808	$639,616	$639,616
Short-term Incentive(2)	—	—	212,400	212,400	596,169	596,169
Acceleration of Vesting on Stock and Options(3)	1,179,846	1,179,846	1,179,846	1,179,846	821,753	821,753
Benefits and Perquisites:
Post-Termination Heath Care(4)	—	—	17,041	17,041	22,721	22,721
Accrued Vacation Pay(5)	24,601	24,601	24,601	24,601	24,601	24,601
Excise Tax Gross-up(6)	—	—	—	—	427,596	427,596

Total	$1,284,399	$1,204,447	$1,780,347	$1,753,696	$2,532,456	$2,532,456

(1)	Severance. Under Death: Reflects three months of base salary for 2007. Under By Company other than for Cause, Disability or Death: Reflects 13 months base salary for 2007. Under By Executive with Good Reason: Reflects one times base salary for 2007. Under Change in Control: Reflects two times base salary for 2007.

(2)	Short-term incentive. Under By Company other than for Cause, Disability or Death and By Executive with Good Reason: Reflects STIA earned by executive for 2007 performance but paid in 2008. Under Change in Control: Reflects one times the STIA earned for 2007 and two times the established target 2007 STIA.

(3)	Acceleration of Vesting on Stock and Options. Reflects the expense under FAS 123(R) that the Company would have incurred upon acceleration of vesting for unvested stock options and stock awards.

(4)	Post-Termination Health Care. Under By Company other than for Cause, Disability or Death; Disability and By Executive with Good Reason: Reflects cost of premiums for the continuation of medical and dental health benefits under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (COBRA) for a period of 18 months following the termination date. Under Change in Control: Reflects same benefit for a period of 24 months following the change in control.

(5)	Accrued Vacation Pay. Reflects four weeks of accrued vacation earned during 2007.

(6)	Excise Tax Gross-Up. Calculations to estimate the excise tax due under Section 280G of the Internal Revenue Code for which we have agreed to gross-up Mr. Vacchiano are complex and reflect a number of assumptions. We assume that a change in control and the corresponding termination of employment both occurred on December 29, 2007.

MARY E. CHOWNING

Benefits and Payments Upon Separation	Death	Disability	By the Company other than for Cause, Disability or Death	By the Executive with Good Reason	By the Company other than for Cause, Disability or Death (Change in Control)	By the Executive with Good Reason (Change in Control)
Compensation:
Severance(1)	$—	$—	$294,807	$294,807	$589,615	$589,615
Short-term Incentive(2)	—	—	156,645	156,645	439,660	439,660
Acceleration of Vesting on Stock and Options(3)	—	—	—	—	—	—
Benefits and Perquisites:
Post-Termination Heath Care(4)	—	—	3,978	3,978	7,955	7,955
Accrued Vacation Pay(5)	22.677	22.677	22,677	22,677	22,677	22,677
Excise Tax Gross-up(6)	—	—	—	—	—	—

Total	$22,677	$22,677	$478,107	$478,107	$1,059,907	$1,059,907

On March 3, 2008, Ms. Chowning retired from her position as Chief Financial Officer. Ms. Chowning remained an employee of the Company through April 15, 2008.

(1)	Severance. Under By Company other than for Cause, Disability or Death and By Executive with Good Reason: Reflects one times base salary for 2007. Under Change in Control: Reflects two times base salary for 2007.

(2)	Short-term incentive. Under By Company other than for Cause, Disability or Death and By Executive with Good Reason: Reflects STIA earned by executive for 2007 performance but paid in 2008. Under Change in Control: Reflects one times the STIA earned for 2007 and two times the established target 2007 STIA.

(3)	Acceleration of Vesting on Stock and Options. As of December 29, 2007, the Company had recognized all of the expense related to Ms. Chowning’s unvested stock options in accordance with FAS 123(R) as discussed in footnote 7 under “Summary Compensation Table for Fiscal 2007”.

(4)	Post-Termination Health Care. Under By Company Other than for Cause, Disability or Death; Disability and By Executive with Good Reason: Reflects cost of premiums for the continuation of medical and dental health benefits for a period of one year. Under Change in Control: Reflects cost of premiums for the continuation of medical and dental benefits for a period of two years.

(5)	Accrued Vacation Pay. Reflects four weeks of accrued vacation earned during 2007.

FRANCIS LAMY

Benefits and Payments Upon Separation	Death	Disability	By the Company other than for Cause, Disability or Death	By the Executive with Good Reason	By the Company other than for Cause, Disability or Death (Change in Control)	By the Executive with Good Reason (Change in Control)
Compensation:
Severance(1)	$23,584	$—	283,012	$283,012	$566,024	$566,024
Short-term Incentive(2)	—	—	173,701	173,701	445,393	445,393
Acceleration of Vesting on Stock and Options(3)	235,867	235,867	235,867	235,867	116,506	116,506
Benefits and Perquisites:
Post-Termination Heath Care(4)	—	—	26,973	26,973	53,947	53,947
Accrued Vacation Pay(5)	47,919	47,919	47,919	47,919	47,919	47,919

Total	$307,370	$283,786	$767,472	$767,472	$1,229,789	$1,229,789

(1)	Severance. Under Death: Reflects one month of base salary for 2007. Under By Company other than for Cause, Disability or Death and By Executive with Good Reason: Reflects one times base salary for 2007. Under Change in Control: Reflects two times base salary for 2007.

(2)	Short-term incentive. Reflects STIA earned by executive for 2007 performance but paid in 2008. Under Change in Control: Reflects one times the STIA earned for 2007 and two times the established target 2007 STIA.

(3)	Acceleration of Vesting on Stock and Options. Reflects the expense under FAS 123(R) that the Company would have incurred upon acceleration of vesting for unvested stock options and stock awards.

(4)	Post-Termination Health Care. Under By Company other than for Cause, Disability or Death; Disability and By Executive with Good Reason: Reflects cost of premiums for the continuation of medical health for a period of 12 months following the termination date. Under Change in Control: Reflects same benefit for a period of 24 months following the change in control.

(5)	Accrued Vacation Pay. Reflects four weeks of accrued vacation earned during 2007.

DIRECTOR COMPENSATION

For 2008, each Director who is not an employee of X-Rite receives a quarterly retainer of $10,000 ($16,000 for the chairperson), plus an additional quarterly retainer of $300 for each member of the Audit Committee ($750 for the chairperson) or the Compensation Committee ($750 for the chairperson), and an additional quarterly retainer of $500 for the chairperson of the NGC. In addition, immediately following each Annual Meeting of Shareholders each non-employee Director is granted equity in the form of stock options and restricted shares with an approximate value of $88,000. The number of options and shares is determined based on a formula similar to the formula used to determine the number of shares and options granted to executive officers discussed under “Long Term Equity Incentive Awards”. In 2007, the equity portion of each non-employee Director’s compensation was based on a fixed number of shares of restricted stock and stock options using the following allocation: 4,500 shares of restricted stock (6,500 for the chairperson) and an option to purchase 3,000 shares of the Company’s common stock (5,500 for the chairperson). All options are granted with an exercise price per share equal to the fair market value on the date of grant. The restricted stock and options vest after one year and have a ten year term.

Mr. Vacchiano receives no compensation for serving as a director, except that he, like all directors, is eligible to receive reimbursement of any expenses incurred in attending Board and committee meetings.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Gideon Argov	41,200	66,519	25,949	133,668
Stanley W. Cheff	43,450	66,519	25,949	135,918
Mario Fontana	40,000	66,519	25,949	132,468
L. Peter Frieder	42,000	66,519	25,949	134,468
Massimo S. Lattmann	40,000	66,519	25,949	132,468
Paul R. Sylvester	44,200	66,519	25,949	136,668
John E. Utley	65,200	98,854	44,459	208,513
Mark D. Weishaar	44,200	66,519	25,949	136,668

(1)	Reflects the expense recognized for financial statement reporting purposes for the fiscal year ended December 29, 2007 in accordance with FAS 123(R) and thus may include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of these amounts are included in footnote 9 to the Company’s audited financial statements for the fiscal year ended December 29, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2008. As of December 29, 2007, each non-employee Director had the following number of shares of restricted stock outstanding that were still unvested: Mr. Argov: 4,500; Mr. Cheff: 4,500; Mr. Fontana: 4,500; Mr. Frieder: 4,500; Mr. Lattmann: 4,500; Mr. Sylvester: 4,500; Mr. Utley: 6,500; and Mr. Weishaar: 4,500. The grant date fair value for these restricted shares is: Mr. Argov: $68,850; Mr. Cheff: $68,850; Mr. Fontana: $68,850; Mr. Frieder: $68,850; Mr. Lattmann: $68,850; Mr. Sylvester: $68,850; Mr. Utley: $99,450; and Mr. Weishaar: $68,850.

(2)	Reflects the expense recognized for financial statement reporting purposes for the fiscal year ended December 29, 2007 in accordance with FAS 123(R) and thus may include amounts from options granted in and prior to 2007. Assumptions used in the calculation of these amounts are included in footnote 9 to the Company’s audited financial statements for the fiscal year ended December 29, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2008. As of December 29, 2007, each non-employee Director had the following number of options outstanding: Mr. Argov: 7,052; Mr. Cheff: 78,000; Mr. Fontana: 7,052; Mr. Frieder: 25,551; Mr. Lattmann: 7,052; Mr. Sylvester: 32,455; Mr. Utley: 64,000; and Mr. Weishaar: 32,455. The outstanding options that are exercisable are included in the Securities Ownership of Management and Directors table.

EQUITY COMPENSATION PLAN SUMMARY

The following table provides information about the Company’s equity compensation plans as of December 29, 2007.

	Number of securities to be issued upon exercise of outstanding options		Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by shareholders	2,178,106	(1)	$12.03	3,600,332	(2)
Equity compensation plans not approved by shareholders	0		n/a	0

Total	2,178,106		$12.03	3,600,332

(1)	Represents outstanding options to purchase the Company’s common stock granted under the 2006 Omnibus Plan.

(2)	Represents options available to purchase the Company’s common stock under the 2006 Omnibus Plan. Included are 942,910 shares available for issuance under the 2004 Amended and Restated Employee Stock Purchase Plan.

SUBMISSION OF SHAREHOLDER PROPOSALS

Any proposal of a shareholder must be received by X-Rite at its headquarters, 4300 44th Street, S.E., Grand Rapids, MI 49512, no later than December 29, 2008 in order to be considered for inclusion in X-Rite’s proxy statement relating to the 2009 Annual Meeting. Shareholders who wish to submit a proposal not intended to be included in X-Rite’s proxy statement relating to the 2009 Annual Meeting, but to be presented at that meeting, and who propose to nominate a director for election at that meeting, are required by the Articles of Incorporation and Bylaws to provide notice of such proposal or nomination to X-Rite. Nominations for directors must be received not later than thirty days prior to the date of the Annual Meeting (or within seven days after X-Rite mails, or otherwise gives notice of the date of such meeting, if such notice is given less than forty days prior to the meeting date). All other proposals must be received not less than sixty nor more than ninety days prior to the scheduled meeting date, provided, that if less than seventy days notice, or prior public disclosure of the date of a scheduled meeting is given or made, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such public disclosure was made. This notice must contain the information required by the Articles Incorporation and Bylaws and must be submitted in accordance with the procedures outlined therein.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. The Company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at X-Rite, Incorporated, 4300 44th Street, S.E., Grand Rapids, MI 49512, Attention: Investor Relations. If you would like to request documents, please do so by [                    ], 2008, in order to receive them before the special meeting.

We are incorporating by reference into this proxy statement Items 7, 7A, 8 and 9 from our Annual Report on Form 10-K for the fiscal year ended December 29, 2007 and Items 1, 2 and 3 from our Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2008 and any other items in that Quarterly Report expressly updating the above referenced items from our Annual Report on Form 10-K. In addition all items in documents that we file after the date of this proxy statement and prior to the date of the special meeting, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that modify or relate to the above referenced items for subsequent fiscal periods shall be deemed to be incorporated by reference in this proxy statement and to be a part of this proxy statement from the respective dates of filing of such documents. Any statement contained in this proxy statement or in an item incorporated or deemed to be incorporated by reference in this proxy statement shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference in this proxy statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated [                    ], 2008. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.

Annex A

INVESTMENT AGREEMENT

dated as of August 20, 2008

between

X-RITE, INCORPORATED

and

THE INVESTOR PARTY HERETO

A-i

LIST OF EXHIBITS

Exhibit A:	Institutional Investors’ Purchase Agreement
Exhibit B:	Form of Registration Rights Agreement
Exhibit C:	Form of Legal Opinion
Exhibit D:	Form of Amendment to Shareholder Protection Rights Agreement

A-ii

INDEX OF DEFINED TERMS

Term	Location of Definition
Affiliate	6.10(b)
Agreement	Preamble
Acquisition Proposal	6.10(a)
Acquisition Proposal Documentation	3.1(e)
Alternative Termination Fee	5.2(b)(ii)
Additional Investor Stock	1.2(b)(ii)
beneficially own	4.1(c)
beneficial ownership	4.1(c)
Benefit Plan	2.2(r)(i)
Board of Directors	2.2(d)(i)
Board Recommendation	3.1(b)
Board Representatives	4.3(a)
business day	6.10(f)
Capitalization Date	2.2(b)(i)
Change of Control	4.1(c)
Change of Recommendation	3.1(e)
Class	4.3(a)
Closing	1.2(a)
Closing Date	1.2(a)
Code	2.2(i)
Common Stock	Recitals
Company	Preamble
Company Financial Statements	2.2(f)
Company Preferred Stock	2.2(b)(i)
Company Reports	2.2(g)(i)
Company Requisite Vote	2.2(d)(i)
Company Significant Agreement	2.2(l)
Company Subsidiary	2.2(a)(ii)
Confidentiality Agreement	6.10(g)
control/controlled by/under common control with	6.10(b)
Credit Facilities	5.1(k)
Credit Party	5.1(k)
Disclosure Schedule	2.1(a)
Equity Commitment Letter	2.3(i)
Environmental Laws	2.2(s)(ii)
Environmental Permits	2.2(s)(ii)
Equity Securities	4.1(c)
ERISA	2.2(r)(i)
Exchange Act	2.2(g)(i)
First Lien Credit Facility	4.8
Forbearance Agreements	5.1(i)
Governmental Entity	2.2(e)
herein/hereof/hereunder	6.10(e)
HSR Act	3.1(a)
including/includes/included/include	6.10(d)
Indebtedness	2.2(b)(ii)
Institutional Investors	Recitals
Institutional Investors’ Purchase Agreement	Recitals

A-iii

Term	Location of Definition
Institutional Investors’ Purchased Securities	Recitals
Intellectual Property	2.2(v)
Investor	Preamble
knowledge of the company	2.2(h)(ii)
Leases	2.2(h)(ii)
Lenders	5.1(k)
Liens	2.2(c)
Material Adverse Effect	2.1(b)
Materials of Environmental Concern	2.2(s)(ii)
NAICS Code	2.3(j)(ii)
NASDAQ	1.2(c)(ii)(D)
NASDAQ Rules	2.2(d)(i)
New Securities	4.5
Notice of Superior Proposal	3.1(e)(B)(x)
Notice Period	3.1(e)(B)(y)
OEP	2.3(i)
Or	6.10(c)
Owned Real Property	2.2(h)(iii)
person	6.10(i)
Previously Disclosed	2.1(c)
Purchased Securities	Recitals
Purchase Price	1.2(b)(i)
Recapitalization	1.2(c)(ii)(H)
Release	2.2(s)(ii)
Registration Rights Agreement	1.2(c)(ii)(F)
Representatives	3.1(d)
Rights Plan	2.2(b)(i)(2)
Sagard	Recitals
SEC	2.1I(2)(A)
Second Lien Credit Facility	4.8
Second Lien Forbearance Agreement	6.10(j)
Securities Act	2.2(g)(i)
Shareholder Proposal	3.1(b)
Shareholders’ Meeting	3.1(b)
Shortfall Amount	1.2(b)(ii)
Shortfall Option	1.2(b)(ii)
Standstill Termination Date	4.1(c)
Subsidiary	2.2(a)(ii)
Superior Proposal	6.10(k)
Tax/Taxes	2.2(i)
Tax Return	2.2(i)
Termination Date	5.1(b)
Termination Fee	5.2(b)(i)
Tinicum	Recitals
Transaction Documents	Recitals
Transaction Fee	4.9
Transfer	4.2(a)
Voting Debt	2.2(b)(i)
Voting Shares	4.1(c)

A-iv

INVESTMENT AGREEMENT, dated as of August 20, 2008 (this “Agreement”), between X-Rite, Incorporated, a Michigan corporation (the “Company”) and OEPX, LLC, a Delaware limited liability company (together with any of its permitted assignees, the “Investor”).

RECITALS:

A. The Investment. As of the date hereof, the Company has 100,000,000 authorized shares of common stock, $0.10 par value per share (“Common Stock”), of which, as of August 18, 2008, 29,605,684 shares were issued and outstanding.

B. The Issuance. The Company intends to issue Common Stock in a private placement, and the Investor intends to purchase from the Company the number of shares of Common Stock as set forth below. The shares of Common Stock to be purchased by the Investor are herein called the “Purchased Securities”. For purposes of this Agreement, the term “Transaction Documents” refers collectively to this Agreement and the Registration Rights Agreement (as hereinafter defined), in each case as amended, modified or supplemented from time to time in accordance with their respective terms.

C. Institutional Investors. Simultaneously on the date hereof, Sagard Capital Partners, L.P. (“Sagard”), Tinicum Capital Partners II, L.P., Tinicum Capital Partners II Parallel Fund, L.P., and Tinicum Capital Partners II Executive Fund, L.L.C. (collectively, Tinicum and together with Sagard, the “Institutional Investors”) and the Company are entering into a purchase agreement, attached hereto as Exhibit A (the “Institutional Investors’ Purchase Agreement”) for the sale, by the Company to such Institutional Investors, of such number of shares of Common Stock as specified in Section 1.2(b)(i) thereof, for an aggregate purchase price no less than the purchase price specified in Section 1.2(b)(i) thereof (the shares of Common Stock to be purchased by the Institutional Investors are herein called the “Institutional Investors’ Purchased Securities”).

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

PURCHASE; CLOSINGS

1.1 Purchase. On the terms and subject to the conditions set forth herein, the Investor will purchase from the Company, and the Company will sell to the Investor, at the Closing (as hereinafter defined), the Purchased Securities for the Purchase Price.

1.2 Closing.

(a) Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the purchase of the Purchased Securities by the Investor pursuant hereto (the “Closing”) shall occur at the offices of Shearman & Sterling LLP located at 599 Lexington Avenue, New York, New York, as soon as practicable, but in no event later than the second business day after the satisfaction or waiver of the conditions set forth herein (excluding conditions that, by their terms, cannot be satisfied until the Closing); provided, that, at, prior to, or substantially simultaneous with the Closing, the Company and the Investor shall receive the written notice of the Administrative Agent (as defined the First Lien Forbearance Agreement) provided for in the last paragraph of Section 6 of the First Lien Forbearance Agreement and the written notice of the Lead Arranger (as defined in the Second Lien Forbearance Agreement) provided for in the last paragraph of Section 6 of the Second Lien Forbearance Agreement. The date of the Closing is referred to as the “Closing Date.”

(b)(i) Subject to the satisfaction or waiver on the Closing Date of the applicable conditions to Closing in Section 1.2(c), at the Closing (i) the Investor will deliver to the Company $100,000,001.50 (the “Purchase Price”) and (ii) the Company will deliver to the Investor certificates representing shares of Common Stock equal to the Purchase Price divided by $3.50.

(ii) If, on the Closing Date, the proceeds received from the Institutional Investors under the Institutional Investors’ Purchase Agreement are equal to or in excess of an amount of $25,000,000 but less than the full amount receivable under the Institutional Investors’ Purchase Agreement from the sale of the Institutional Investors’ Purchased Securities (the difference between the full amount receivable under the Institutional Investors’ Purchase Agreement and the amount actually received, the “Shortfall Amount”), the Company shall have the right, at the Company’s sole option (the “Shortfall Option”), exercisable by written notice delivered to the Investor on the Closing Date, to require the Investor to purchase, at any time selected by the Investor within ten business days of the Closing Date (the “Option Closing Date”), additional shares of Common Stock (such additional shares of Common Stock purchased by the Investor, “Additional Investor Stock”) for up to an aggregate amount of $10,000,000 at a price per share equal to $3.00; provided, that in no event shall the Company have the right to require Investor to purchase Additional Investor Stock beyond a number of shares of Additional Investor Stock that would cause the product of (A) (x) the sum of (i) Purchased Securities, (ii) Additional Investor Stock and (iii) any Common Stock owned by the Investor divided by (y) the sum of (i) Purchased Securities, (ii) Additional Investor Stock, (iii) Common Stock actually being purchased by the Institutional Investors and (iv) number of shares of Common Stock outstanding immediately prior to the issuance of (I) the Purchased Securities, (II) the Additional Investor Stock and (III) the Common Stock actually being purchased by the Institutional Investors, and (B) one hundred, to be greater than forty-three (43). After being notified of the Shortfall Amount, the Investor shall complete the purchase of the Additional Investor Stock on the Option Closing Date subject to the satisfaction of the conditions set forth in Section 1.2(c)(i) and Section 1.2(c)(ii) hereof which shall be deemed to be applicable to such purchase of Additional Investor Stock by the Investor mutatis mutandis (except for the provisions of Section 1.2(c)(ii)(C) which shall have been satisfied at the Closing).

(c) Closing Conditions. (i) The respective obligations of the Investor on the one hand, and the Company, on the other hand, to consummate the Closing are subject to the fulfillment or written waiver by the Investor and the Company prior to the Closing of the following conditions:

(A) the Shareholder Proposal shall have been approved by the shareholders of the Company by the Company Requisite Vote;

(B) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Closing and no lawsuit shall have been commenced by a Governmental Entity seeking to effect any of the foregoing; and

(C) any approvals or authorizations of or notices to (or expiration or termination of any applicable waiting periods of) the Governmental Entities specified on Section 2.2(e) of the Disclosure Schedule shall have been received or made (or have occurred) as applicable.

(ii) The obligation of the Investor to consummate the purchase of Purchased Securities at the Closing is also subject to the fulfillment or written waiver by the Investor at or prior to the Closing of each of the following conditions:

(A)(x) the representations and warranties of the Company set forth in this Agreement (excluding the representations and warranties of the Company set forth in Sections 2.2(b), 2.2(j), 2.2(n) and 2.2(x)) shall be true and correct (without regard to “materiality” (except (i) with respect to the representations and warranties of the Company set forth in Section 2.2(f) and 2.2(g)(ii), which shall be interpreted with regard to such qualification and (ii) for those references to a “material” property, contract or other asset or item in a representation or warranty that requires the Company to identify or list any such “material” properties, contracts, assets or items in a Section of the Disclosure Schedule) or “Material Adverse Effect” qualifications included therein) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct as of such other date), except to the extent that the failure of such representations and warranties to be so true and correct, individually or in the aggregate, does not have and would not be reasonably likely to have a Material Adverse Effect (it being understood by the parties that, with respect to the representations and warranties included in clause (i) and (ii) above, any determination of whether there has been a breach of such representations and warranties shall be made with regard to the “materiality” qualifier included therein; provided, however, that once a breach of any such representations and warranties has been established, then any determination as to the effect of any such breach shall be made without regard to “materiality”), (y) the representations and warranties of the Company set forth in Section 2.2(b), 2.2(n) and 2.2(x) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all material respects as of such other date), and (z) the representations and warranties of the Company set forth in Section 2.2(j) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date;

(B) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;

(C) the Company shall have received proceeds from the sale of the Institutional Investors’ Purchased Securities pursuant to the terms of the Institutional Investors’ Purchase Agreement of not less than $25,000,000 on or prior to the Closing;

(D) the shares of Common Stock to be issued at the Closing shall have been authorized for listing on the NASDAQ National Market System (“NASDAQ”) or such other market on which the Common Stock is then listed or quoted, subject to official notice of issuance;

(E) the Investor shall have received a certificate, dated the Closing Date, signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company (in each case without personal liability), certifying on behalf of the Company that the conditions specified in the foregoing clauses (A), (B) and (C) have been fulfilled;

(F) the Company shall have duly executed and delivered to the Investor the Registration Rights Agreement in the form attached hereto as Exhibit B (the “Registration Rights Agreement”);

(G) the Board Representatives shall have been elected or appointed in accordance with Section 4.3 hereof;

(H) the recapitalization transactions (the “Recapitalization”) set forth in Section 1.2(c)(ii)(H) of the Disclosure Schedule shall have been completed;

(I) Warner Norcross & Judd LLP, as counsel to the Company, shall have delivered to the Investor an opinion with respect to the valid issuance of the Purchased Securities, dated as of the Closing Date, in the form attached hereto as Exhibit C; and

(J) the Company shall have delivered to the Investor a letter from the Company’s transfer agent certifying the number of shares of Common Stock as of a date within five days of the Closing Date.

(iii) The obligation of the Company to consummate the Closing of the sale of the Purchased Securities to the Investor is also subject to the fulfillment or written waiver by the Company at or prior to the Closing of each of the following conditions:

(A)(x) the representations and warranties of the Investor set forth in this Agreement (excluding the representations and warranties of the Investor set forth in Section 2.3(d) and 2.3(e)) shall be true and correct (without regard to “materiality” or “Material Adverse Effect” qualifications included therein) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct as of such other date), except to the extent that the failure of such representations and warranties to be so true and correct would not reasonably be expected to materially adversely affect Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis, and (y) the representations and warranties of the Investor set forth in Section 2.3(d) and 2.3 (e) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all material respects as of such other date);

(B) the Investor shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;

(C) the Company shall have received a certificate, dated the Closing Date, signed on behalf of the Investor by an executive officer of the Investor (without personal liability), certifying on behalf of the Investor that the conditions specified in the foregoing clauses (A) and (B) have been fulfilled;

(D) the Company shall have received proceeds from the sale of the Institutional Investors’ Purchased Securities pursuant to the terms of the Institutional Investors’ Purchase Agreement of not less than $25,000,000 on or prior to the Closing Date;

(E) the Recapitalization shall have been completed; and

(F) the Investor shall have duly executed and delivered to the Company the Registration Rights Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Disclosure. (a) On or prior to the date hereof, the Company delivered to the Investor and the Investor delivered to the Company a schedule (“Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.2 with respect to the Company, or in Section 2.3 with respect to the Investor, or to one or more of its covenants contained in Article III.

(b) As used in this Agreement, the term “Material Adverse Effect” means any circumstances, events, changes, developments or effects that, individually or in the aggregate, (1) are material and adverse to the business, assets, results of operations or financial condition of the Company and Company Subsidiaries taken as a whole or (2) would materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Closing; provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes, after the date hereof, in generally accepted accounting principles or regulatory accounting principles generally applicable to the industries in which the Company or its Subsidiaries operate, (B) changes, after the date hereof, in laws, rules and regulations of general applicability or interpretations thereof by Governmental Entities, (C) actions of the Company expressly required by the terms of this Agreement or the Institutional Investor’s Agreement or taken with the prior written consent of Investor, (D) changes in general economic, financial market or global or national political conditions, including the outbreak or escalation of war or acts of terrorism, (E) events, circumstances, changes or effects that generally affect the graphic arts and printing systems industry (including legal or regulatory changes),

(F) changes arising from the consummation of the transactions contemplated by, or the announcement of the execution of, this Agreement (provided that the exception in this clause (F) shall not apply to that portion of any representation or warranty to the extent the purpose of such representation or warranty is to specifically address the consequences resulting from the execution of this Agreement or consummation of the transactions contemplated by this Agreement) and (G) any failure to meet internal or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period, in and of itself, or a decline in the price or trading volume of the Common Stock, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect); except with respect to clauses (A), (B), (D) and (E) to the extent that such changes, events, circumstances, or effect have a disproportionate effect on the Company and the Company Subsidiaries, taken as a whole, relative to other companies operating in the graphic arts and printing systems industry.

(c) “Previously Disclosed” with regard to (1) a party means information set forth on its Disclosure Schedule, provided, however, that disclosure in any section of such Disclosure Schedule shall apply only to the indicated section of this Agreement except to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is relevant to another section of this Agreement, and (2) the Company means information publicly disclosed by the Company in (A) its Annual Report on Form 10-K for the fiscal year ended December 29, 2007, as filed by it with the Securities and Exchange Commission (“SEC”) on March 13, 2008, (B) its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 29, 2008 and June 28, 2008, respectively, as filed with the SEC on May 8, 2008 and August 7, 2008, respectively, (C) its Definitive Proxy Statement on Schedule 14A, as filed by it with the SEC on April 28, 2008 or (D) any Current Report on Form 8-K filed or furnished by it with the SEC since March 13, 2008, and publicly available prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are similarly non-specific and are predictive or forward-looking in nature).

2.2 Representations and Warranties of the Company. Except as Previously Disclosed, the Company represents and warrants to the Investor that:

(a) Organization and Authority. (i) The Company is a corporation duly organized and validly existing under the laws of the State of Michigan, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would have a Material Adverse Effect, and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company has furnished to the Investor true, correct and complete copies of the Company’s restated articles of incorporation and amended and restated bylaws as in effect on the date of this Agreement.

(ii) Section 2.2(a)(ii) of the Disclosure Schedule sets forth a correct and complete list of the Company Subsidiaries. Each Company Subsidiary is duly organized and validly existing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would have a Material Adverse Effect, and has the corporate power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is being conducted. As used herein, “Subsidiary” means, with respect to any person, any corporation, partnership, joint venture, limited liability company or other entity (x) of which such person or a subsidiary of such person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof; “Company Subsidiary” means any Subsidiary of the Company.

(b) Capitalization. (i) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 5,000,000 shares of Company Preferred Stock, par value $0.10 per share, of the Company (the “Company Preferred Stock”). As of the close of business on August 18, 2008 (the “Capitalization Date”), there were 29,605,684 shares of Common Stock outstanding and no shares of Company Preferred Stock outstanding. Since the Capitalization Date, the Company has not issued any shares of Company Preferred Stock, or any shares of Common Stock except pursuant to the valid exercise or conversion of the securities set forth in Section 2.2(b) of the Disclosure Schedule. As of the close of business on the Capitalization Date and immediately prior to the Closing, no shares of Common Stock or Company Preferred Stock were reserved or to be made available for issuance, except for (1) (A) 2,604,841 shares of Common Stock reserved for issuance upon the exercise of options outstanding as of the Capitalization Date and (B) 2,766,592 shares of Common Stock reserved for future issuance under the Company’s Benefits Plans, and (2) 296,056.84 shares of Company Preferred Stock designated as Junior Participating Preferred Stock, without par value, reserved or to be made available for issuance upon the exercise of rights granted under the Shareholder Protection Rights Agreement, dated as of March 29, 2002 (the “Rights Plan”) between the Company and Equiserve Trust Company, N.A. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No bonds, debentures, notes or other indebtedness which, by their terms, have the right to vote on any matters on which the shareholders of the Company may vote (“Voting Debt”) are issued and outstanding.

(ii) Set forth in Section 2.2(b)(ii) of the Disclosure Schedule is a true and complete list of all Indebtedness of the Company and its Subsidiaries as of the date of this Agreement with an outstanding principal amount in excess of $1,000,000 individually, including for each such item of Indebtedness, the outstanding principal amount, interest rate as in effect between the date of this Agreement and the maturity date thereof, and the schedule of the principal payments, and any Liens that relate to such Indebtedness.

For the purposes of this Agreement, “Indebtedness” shall mean, with respect to any person, (a) all liabilities of such person for borrowed money, whether contingent, current or funded, secured or unsecured, (b) all liabilities of such person for the deferred purchase price of property or services, (c) all liabilities of such person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all liabilities of such person as lessee under leases that have been or are required to be, in accordance with GAAP as of the date hereof, recorded as capital leases, (f) all obligations, contingent or otherwise, of such person under bankers’ acceptance, letter of credit or similar facilities, (g) any other amounts required to be considered as indebtedness for purposes of GAAP as of the date hereof, (h) all Indebtedness of others referred to in clauses (a) through (g) above guaranteed in any manner by such person, and (i) all Indebtedness referred to in clauses (a) through (g) above secured by any Lien on property (including accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness; provided, that clauses (a) through (i) shall include all accrued interest, premiums and penalties upon prepayment of such outstanding Indebtedness; provided, further, that for the avoidance of doubt, (x) ordinary course accounts payable and (y) and indebtedness between the Company and any of its wholly-owned Subsidiaries or between wholly-owned Subsidiaries of the Company shall not be considered Indebtedness.

(iii) As of the date of this Agreement, except as set forth in Section 2.2(b) of the Disclosure Schedule (which Section also sets forth the strike or exercise prices, and other term or expiration date, of the relevant securities), the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable for, any shares of Common Stock or Company Preferred Stock or any other Equity Securities of the Company or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement).

(c) Company’s Subsidiaries. The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of or all other equity interests in each of the Company Subsidiaries, free and clear of any liens, charges, encumbrances, adverse rights or claims and security interests whatsoever (“Liens”), and all of such shares or equity interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Company Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock, any other equity security or any Voting Debt of such Company Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock, any other equity security or Voting Debt of such Company Subsidiary.

(d) Authorization.

(i) The Company has the corporate power and authority to enter into this Agreement, the Institutional Investors’ Purchase Agreement, the Registration Rights Agreement and the agreements to be entered into by the Company in connection with the Recapitalization and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement, the Institutional Investors’ Purchase Agreement, the Registration Rights Agreement and the agreements to be entered into by the Company in connection with the Recapitalization and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and unanimously authorized by the board of directors of the Company (the “Board of Directors”). This Agreement and the Institutional Investors’ Purchase Agreement have been, and the Registration Rights Agreement and the agreements to be entered into by the Company in connection with the Recapitalization will be, duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Investor and the other parties thereto, this Agreement and the Institutional Investors’ Purchase Agreement are, and the Registration Rights Agreement and the agreements to be entered into by the Company in connection with the Recapitalization will be, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity). No other corporate proceedings are necessary for the execution and delivery by the Company of this Agreement, the Institutional Investors’ Purchase Agreement, the Registration Rights Agreement or the agreements to be entered into by the Company in connection with the Recapitalization, the performance by it of its obligations hereunder and thereunder or the consummation by it of the transactions contemplated hereby and thereby, subject, in the case of issuance of the Purchased Securities, to approval of the proposal to approve the issuance of the Common Stock for purposes of the NASDAQ Rules (the “Shareholder Proposal”) by the Company Requisite Vote. The only vote of the shareholders of the Company required to approve the issuance of the Common Stock for purposes of Rule 4350(i)(1) of the NASDAQ Marketplace Rules (the “NASDAQ Rules”) is an affirmative vote of the majority of the votes cast with respect to the Shareholder Proposal (the “Company Requisite Vote”).

(ii) Neither the execution and delivery by the Company of this Agreement, the Institutional Investors’ Purchase Agreement, the Registration Rights Agreement or the agreements to be entered into by the Company in connection with the Recapitalization, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by the Company with any of the provisions hereof and thereof will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of (i) subject in the case of the issuance of the Purchased Securities under this Agreement, to receipt of the Company Requisite Vote, its restated articles of incorporation or amended and restated bylaws or the articles of incorporation, charter, bylaws or other governing instrument of any Company Subsidiary or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (B) assuming all notices, registrations, declarations, filings, exemptions, reviews, authorizations, orders, consents and approvals set forth in Section 2.2(e) of the Disclosure Schedule have been made, obtained or completed, violate any law, statute, ordinance, rule, regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets, except in the case of clause (A)(ii) and (B), as would not have a Material Adverse Effect.

(e) Governmental Consents. Other than as set forth in Section 2.2(e) of the Disclosure Schedule, and the securities or blue sky laws of the various states, no material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting periods, is necessary for the consummation by the Company of the transactions contemplated by the Transaction Documents. As used herein, “Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

(f) Financial Statements. Each of the consolidated balance sheets of the Company and the Company Subsidiaries and the related consolidated statements of operations, shareholders’ investment and cash flows, together with the notes thereto (collectively, the “Company Financial Statements”) included in any Company Report filed with the SEC, (1) have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries, (2) complied as to form, as of their respective date of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (3) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the period indicated and (4) present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of the dates set forth therein and the consolidated results of operations, changes in shareholders’ investment and cash flows of the Company and the Company Subsidiaries for the periods stated therein, subject, in the case of any unaudited financial statements, to normal recurring year-end audit adjustments.

(g) Reports.

(i) Since December 31, 2005, each of the Company and each Company Subsidiary has timely filed all material reports, registrations, documents, filings, statements and submissions, together with any required amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Company Reports”) and has paid all material fees and assessments due and payable in connection therewith. As of their respective dates, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities. As of the date of this Agreement, there are no outstanding comments from the SEC with respect to any Company Report. In the case of each such Company Report filed with or furnished to the SEC, such Company Report did not, as of its date or if amended prior to the date of this Agreement, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). With respect to all other Company Reports, the Company Reports were complete and accurate in all material respects as of their respective dates. No executive officer of the Company or any Company Subsidiary has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.

(ii) The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including the consolidated Company Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Board of Directors that there were no (x) significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since December 29, 2007 and until the date of this Agreement, (A) to the knowledge of the Company, none of the Company, any Company Subsidiary, or any director or officer of the Company or any Company Subsidiary has received or otherwise been made aware of any written material complaint, allegation, assertion or claim, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, and (B) no attorney representing the Company or any Company Subsidiary, whether or not employed by the Company or any Company Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or executive officer of the Company.

(h) Properties.

(i) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company or one of the Company Subsidiaries has good title to all the properties and assets reflected in the latest audited balance sheet included in the Company Reports as being owned by the Company or one of the Company Subsidiaries or acquired after the date thereof that are material to the Company’s business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business consistent with past practice), free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever except as otherwise stated in Section 2.2(h)(i) of the Disclosure Schedule.

(ii) Section 2.2(h)(ii) of the Disclosure Schedule lists each lease or license pursuant to which the Company and its Subsidiaries lease or license any material real property (the “Leases”). Except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) each Lease is a valid and binding obligation of the Company and each Company Subsidiary party thereto and, to the knowledge of the Company, each other party thereto and is in full force and effect; (ii) there is no breach or default under any Lease by the Company or any Company Subsidiaries or, to the knowledge of the Company, any other party thereto; (iii) no event has occurred that with or without the lapse of time or the giving of notice or both would constitute a material breach or default under any Lease by the Company or any Company Subsidiary or, to the knowledge of the Company, any other party thereto; and (iv) the Company or one of the Company Subsidiaries that is either the tenant or licensee named under the Lease has a good and valid leasehold interest in each parcel of real property which is subject to a Lease and is in possession of the properties purported to be leased or licensed thereunder. For purposes of this Agreement “knowledge of the Company” shall mean the actual knowledge of Thomas Vacchiano, David Rawden, Francis Lamy and Tim Willis.

(iii) Section 2.2(h)(iii) of the Disclosure Schedule lists the real property owned in fee by the Company or any Company Subsidiary (the “Owned Real Property”). Except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Company or one of its Subsidiaries has good and marketable fee simple title to the Owned Real Property and to all of the buildings, structures and other improvements thereon free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever; (ii) neither the Company nor any of its Subsidiaries has leased, licensed or otherwise granted any person the right to use or occupy the Owned Real Property which lease, license or grant is currently in effect or collaterally assigned or granted any other security interest in the Owned Real Property which assignment or security interest is currently in effect; (iii) there are no outstanding agreements, options, rights of first offer or rights of first refusal granted by the Company or any Company Subsidiary to purchase any Owned Real Property; and (iv) there is not pending or, to the knowledge of the Company, threatened any condemnation proceedings related to any of the Owned Real Property.

(i) Taxes. Except as set forth on Section 2.2(i) of the Disclosure Schedule, (1) each of the Company and the Company Subsidiaries has (x) duly and timely filed (including pursuant to applicable extensions validly obtained) all material Tax Returns (as hereinafter defined) required to be filed by it and all such Tax Returns are true, correct and complete in all material respects, (y) paid in full all material Taxes due or, in the case of Taxes not yet due, made adequate provision in the financial statements of the Company (in accordance with GAAP) for any such Taxes (as hereinafter defined), whether or not shown as due on such Tax Returns, except for Taxes being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided, and (z) satisfied in full all Tax withholding and deposit requirements imposed on or with respect to the Company and the Company Subsidiaries; (2) no material assessments, adjustments or deficiencies for any Taxes have been assessed in writing, or to the Company’s knowledge, asserted or proposed, and there are no currently pending audits or administrative or judicial proceedings, with respect to any Taxes due by or Tax Returns of the Company or any of the Company Subsidiaries which have not since been resolved, except for Taxes proposed, asserted or assessed that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided; and (3) there are no material Liens for Taxes upon the assets of either the Company or the Company Subsidiaries except for statutory liens for current Taxes not yet due or Liens for Taxes that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided. Neither the Company nor any of the Company Subsidiaries has ever been a member of a combined, consolidated, affiliated or unitary group for Tax filing purposes, other than the group in which it currently is a member. None of the Company or any of the Company Subsidiaries has been a “distributing corporation” or a “controlled corporation” in any distribution occurring during the last two years in which the parties to such distribution treated the distribution as one to which Section 355 of the Internal Revenue Code of 1986, as amended (the “Code”) is applicable. None of the Company or any Company Subsidiary has engaged in any transaction that is a “listed transaction” for federal income tax purposes within the meaning of Treasury Regulations section 1.6011-4, which has not yet been the subject of an audit. For purposes of this Agreement, “Taxes” shall mean all taxes, charges, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including but not limited to any income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, together with any interest or penalties attributable thereto, and any payments made or owing to any other person (other than the Company or the Company Subsidiaries) measured by such taxes, charges, levies, penalties or other assessment, whether pursuant to a tax indemnity agreement, tax sharing arrangement (other than pursuant to commercial agreements or Benefit Plans). For purposes of this Agreement, “Tax Return” shall mean any return, report, information return or other document (including any related or supporting information) required to be filed with any taxing authority with respect to Taxes, including all information returns relating to Taxes of third parties, any claims for refunds of Taxes and any amendments or supplements to any of the foregoing.

(j) Absence of Certain Changes. Since December 29, 2007, no event or events have occurred that have had or would reasonably be expected to have a Material Adverse Effect.

(k) No Undisclosed liabilities. Neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the Company Financial Statements to the extent required to be so reflected or reserved against in accordance with U.S. generally accepted accounting practices, except for (1) liabilities that have arisen since December 29, 2007 in the ordinary course of business and consistent with past practice, none of which have had or would reasonably be expected to have a Material Adverse Effect, (2) contractual liabilities under (other than liabilities arising from any breach or violation of) agreements Previously Disclosed or not required by this Agreement to be so disclosed, and (3) fees and expenses incurred in connection with the transactions contemplated by this Agreement the Institutional Investors’ Purchase Agreement and the Recapitalization, which fees and expenses shall in the aggregate not exceed the amount disclosed on Section 2.2(k) of the Disclosure Schedule.

(l) Commitments and Contracts. Section 2.2(l) of the Disclosure Schedule lists each of the following to which the Company or any Company Subsidiary is a party or subject (whether written or oral) entered into prior to the date of this Agreement (each, a “Company Significant Agreement”):

(i) any contract or agreement which is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K to be performed in whole or in part after the date of this Agreement;

(ii) any contract or agreement which limits or purports to limit in any material respect the ability of the Company or any of the Company Subsidiaries to compete in any line of business;

(iii) any material contract or agreement with a labor union or guild (including any collective bargaining agreement);

(iv) any contract or agreement which grants any person a right of first refusal, right of first offer or similar right with respect to any material properties, assets or businesses of the Company or the Company Subsidiaries;

(v) any contract relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing material obligations, including continuing material indemnity obligations, of the Company or any of the Company Subsidiaries; and

(vi) any contract or agreement which is a consulting agreement or service contract (including data processing, software programming and licensing contracts and outsourcing contracts) which involves the payment of $2,000,000 or more in annual fees.

Except as Previously Disclosed and as would not have a Material Adverse Effect: (i) each of the Company Significant Agreements is valid and binding on the Company and the Company Subsidiaries, as applicable, and in full force and effect; (ii) the Company and each of the Company Subsidiaries, as applicable, are in compliance with and have performed all obligations required to be performed by them to date under each Company Significant Agreement; and (iii) as of the date hereof, neither the Company nor any of the Company Subsidiaries has received notice of, any material violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any Company Significant Agreement nor, to the Company’s knowledge, such notice has been threatened. To the Company’s knowledge, except as Previously Disclosed, there are no material transactions, or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed material transactions, or series of related transactions, between the Company or any Company Subsidiary, on the one hand, and any current or former director or executive officer of the Company or any Company Subsidiary or any person who beneficially owns 5% or more of the outstanding shares of Common Stock (or any of such person’s immediate family members or Affiliates (other than Company Subsidiaries)), on the other hand, other than Benefit Plans entered into in the ordinary course of business.

(m) Offering of Securities. Neither the Company nor any person acting at its direction has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Purchased Securities to be issued pursuant to this Agreement under the Securities Act and the rules and regulations of the SEC thereunder) which would subject the offering, issuance or sale of any of the Purchased Securities to the Investor or the Institutional Investors pursuant to this Agreement to the registration requirements of the Securities Act.

(n) Status of Securities. Subject to receipt of the approval of the Company Requisite Vote, the shares of Common Stock have been duly authorized by all necessary corporate action. When issued and sold against receipt of the consideration therefor as provided in this Agreement, such shares of Common Stock will be validly issued, fully paid and nonassessable, free and clear of all Liens (other than Liens imposed as a result of actions taken by Investor or its Affiliates) and will not be subject to preemptive rights of any other shareholder of the Company.

(o) Litigation and Other Proceedings. There is no pending or, to the knowledge of the Company, threatened, claim, action, suit, investigation or proceeding, against the Company, any Company Subsidiary or any Benefit Plan or to which any of their assets are subject, nor is the Company, any Company Subsidiary or any Benefit Plan subject to any order, judgment or decree, in each case except as would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, there is no unresolved violation, criticism or exception by any Governmental Entity with respect to any report or relating to any examinations or inspections of the Company, any Company Subsidiaries or any Benefit Plan.

(p) Compliance with Laws. (1) Except as would not have a Material Adverse Effect, the Company and each Company Subsidiary have all material permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of the Company or such Company Subsidiary. Since December 30, 2006, each of the Company and each Company Subsidiary has complied in all material respects and is not in default or violation in any respect of, and none of them is, to the knowledge of the Company, under investigation with respect to or, to the knowledge of the Company, has been threatened to be charged with or given notice of any material violation of, any applicable material domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity, other than such noncompliance, defaults or violations that would not reasonably be expected to have a Material Adverse Effect. Except for statutory or regulatory restrictions of general application, since December 30, 2006 no Governmental Entity has placed any material restriction on the business or properties of the Company or any Company Subsidiary.

(q) Labor. Neither the Company nor any Company Subsidiary is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against the Company or any Company Subsidiary, or to the knowledge of the Company, threatened against any of them before the National Labor Relations Board or other Governmental Entity and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against the Company or any Company Subsidiary or to the knowledge of the Company, threatened against any of them, (b) no strike or work stoppage in existence or, to the knowledge of the Company, threatened involving the Company or any Company Subsidiary, and (c) to the knowledge of the Company, no union representation question existing with respect to the employees of the Company or any Company Subsidiary and, to the knowledge of the Company, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

(r) Company Benefit Plans.

(i) Except as has not had or would not reasonably be expected to have a Material Adverse Effect, (A) with respect to each Benefit Plan, the Company and the Company Subsidiaries have complied, and are now in compliance, in all respects, with all provisions of ERISA, the Code and all laws and regulations applicable to such Benefit Plan; and (B) each Benefit Plan has been administered in all respects in accordance with its terms. “Benefit Plan” means any employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any employee pension benefit plan within the meaning of Section 3(2) of ERISA and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control, consulting or fringe benefit plan, program, agreement or policy.

(ii) Except as has not had or would not reasonably be expected to have a Material Adverse Effect, neither the Company nor the Company Subsidiaries have incurred any withdrawal liability as a result of a complete or partial withdrawal from a “multiemployer plan”, as that term is defined in Part I of Subtitle E of Title IV of ERISA, that has not been satisfied in full.

(iii) Except as disclosed in Section 2.2(r)(iii) of the Disclosure Schedule, (A) neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer or director of the Company or any Company Subsidiary from the Company or any Company Subsidiary under any Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any such benefits, (iv) require the funding or increase in the funding of any such benefits or (v) result in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust and (B) neither the Company nor any Company Subsidiary has taken, or permitted to be taken, any action that required, and no circumstances exist that will require the funding, or increase in the funding, of any benefits or resulted, or will result, in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust. Company has entered into arrangements with the executives identified on Section 2.2(r)(iii) of the Disclosure Schedule and the copies of any contracts executed in connection with such arrangements have been provided to the Investor.

(s) Environmental Liability.

(i) Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and each of its Subsidiaries comply and have complied with all applicable Environmental Laws (as defined below), and possess and comply and have complied with all applicable Environmental Permits (as defined below) required under such Environmental Laws, except in each case with respect to any past non-compliance with Environmental Laws or Environmental Permits that has been resolved; (ii) to the knowledge of the Company, there are no Materials of Environmental Concern (as defined below) at, in or under or that have been Released at, in or under or from any property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries, under circumstances that have resulted in or would reasonably be expected to result in the incurrence of costs or obligations of the Company or any of its Subsidiaries under any applicable Environmental Law, or adversely affect the operations of the Company or any of its Subsidiaries; (iii) neither the Company nor any of its Subsidiaries has received any written notification alleging that it is liable for, or written request for information pursuant to section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar state statute concerning, any Release or threatened Release of Materials of Environmental Concern at any location, except, with respect to any such notification or request for information concerning any such release or threatened release, to the extent such matter has been resolved with the appropriate foreign, federal, state or local regulatory authority or otherwise; (iv) neither the Company nor any of its Subsidiaries has received any written claim or complaint, or is subject to any proceeding, relating to noncompliance with Environmental Laws or any other liabilities pursuant to Environmental Laws, and no such matter has been threatened in writing to the knowledge of the Company, except for any such claim, complaint or proceedings that has been resolved; and (v) neither the Company nor any of its Subsidiaries has assumed responsibility for or agreed to indemnify or hold harmless, by contract or, to the knowledge of the Company, by operation of law, any person for any liability or obligation with respect to, arising under or relating to Environmental Laws.

(ii) For purposes of this Agreement, the following terms shall have the meanings assigned below:

“Environmental Laws” shall mean all foreign, federal, state, local or provincial, civil and criminal laws, statutes, ordinances, codes, orders, common law, rules, regulations, judgments, decrees,

injunctions, or agreements with any Governmental Entity in effect as of or prior to the date of this Agreement, relating to the protection of health (to the extent relating to exposure to hazardous or toxic materials or materials that are otherwise harmful to human health) and the environment (including air, soil, surface water or groundwater) worker health and safety (to the extent relating to exposure to hazardous or toxic materials or materials that are otherwise harmful to human health), and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of or exposure to hazardous or toxic materials or materials that are otherwise harmful to human health.

“Environmental Permits” shall mean all permits, licenses, registrations, and other authorizations required under applicable Environmental Laws.

“Materials of Environmental Concern” shall mean petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, toxic mold, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are included in the definition of “hazardous substances,” “hazardous materials,” “hazardous wastes,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “pollutants,” “regulated substances,” “solid wastes,” or “contaminants” or words of similar import or which are regulated under or for which liability would reasonably be expected to be imposed under any applicable Environmental Law.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Material of Environmental Concern.

(t) Anti-takeover Provisions Not Applicable. Assuming the accuracy of the representations and warranties of the Investor, no “moratorium,” “control share,” “fair price,” “takeover,” “business combination” or “interested shareholder” or other similar anti-takeover statute or regulation (including any provision of the Company’s restated articles of incorporation or amended and restated bylaws) is applicable to the transactions contemplated by (and the Company and its Board of Directors have taken all necessary action, if any, in order to render any such statute, regulation or provision inapplicable to the Investor) the Transaction Documents.

(u) Rights Plan. The Company has taken all actions necessary to amend the Rights Plan in the form attached hereto as Exhibit C, so as to render it inapplicable to the Transaction Documents and the transactions contemplated thereby.

(v) Intellectual Property. (1) Except as would not have a Material Adverse Effect, (i) the Company and the Company Subsidiaries own (free and clear of any security interests, liens or encumbrances (other than any license of Intellectual Property that has been provided to Investor)) or have the right to use (subject to the terms of any and all licenses governing such use) all Intellectual Property used in their business as currently conducted, (ii) neither the Company nor any Company Subsidiary has received any written notice from any third person alleging that the Company or any Company Subsidiary is engaging in any activity that infringes or violates the Intellectual Property rights of such third person, and neither the Company nor any Company Subsidiary is engaging in any such activity with regard to the Intellectual Property rights of any third person, (iii) to the knowledge of the Company, no third person is engaging in any activity that infringes or violates any Intellectual Property owned by the Company or any of the Company Subsidiaries, (iv) the Company causes all persons who contribute to the creation or invention of material proprietary Intellectual Property to assign to the Company in writing all of their rights therein, (v) the Company’s material Intellectual Property registrations and applications owned by the Company are unexpired and subsisting, have not been abandoned, and are, to the knowledge of the Company, have not been adjudged invalid and unenforceable, and (vi) the Company takes commercially reasonable measures to protect its material Intellectual Property and the security, integrity and operation of its material software and material computer systems (and all information stored thereon or processed thereby). “Intellectual Property” shall mean all intellectual property, including trademarks, service marks, trade names, certification marks, trade dress and the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; trade secrets; and copyrights and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof.

(2) The Investor acknowledges that the representations and warranties set forth in Sections 2.2(v)(1)(ii) and 2.2(v)(1)(iii) are the only representations and warranties being made by the Company in this Agreement with respect to infringement or other violation of Intellectual Property rights.

(w) Knowledge as to Conditions. As of the date of this Agreement, the Company knows of no reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation of the transactions contemplated by this Agreement will not be obtained.

(x) Brokers and Finders. Except for RBC Capital Markets Corporation, neither the Company nor any Company Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any Company Subsidiary, in connection with this Agreement or the transactions contemplated hereby. The Company has delivered to Investor a true and complete copy of the engagement letter for RBC Capital Markets Corporation

(y) Insurance. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the assets, properties and businesses of the Company are subject to reasonable and customary policies relative to other participants in the graphic arts and printing systems industry, (ii) all material insurance policies of the Company and its Subsidiaries are in full force and effect (except for policies that have expired in accordance with their terms in the ordinary course, (iii) neither the Company nor any of its Subsidiaries is in breach or default thereunder and (iv) no notice of cancellation or termination has been received with respect to any such policy, other than such notices which are received in the ordinary course of business.

(z) Acknowledgment Regarding Investor’s Purchase of Common Stock. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company or any Company Subsidiary (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

2.3 Representations and Warranties of the Investor. Except as Previously Disclosed, the Investor hereby represents and warrants to the Company, as of the date of this Agreement and as of the Closing Date, that:

(a) Organization and Authority. Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would be reasonably expected to materially adversely affect Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis, and Investor has the corporate or other power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is now being conducted.

(b) Authorization.

(i) Investor has the corporate or other power and authority to enter into the Transaction Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of the Transaction Documents by Investor and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Investor’s board of directors, general partner or managing members, as the case may be, and no further approval or authorization by any of its shareholders, partners or other equity owners, as the case may be, is required. This Agreement has been, and the Registration Rights Agreement will be, duly and validly executed and delivered by Investor and assuming due authorization, execution and delivery by the Company, this Agreement is, and Registration Rights Agreement will be, a valid and binding obligation of Investor enforceable against Investor in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity). No other corporate proceedings are necessary for the execution and delivery by the Investor of the Transaction Documents, the performance by it of its obligations hereunder and thereunder or the consummation by it of the transactions contemplated hereby and thereby.

(ii) Neither the execution, delivery and performance by Investor of the Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by Investor with any of the provisions hereof or thereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of such Investor under any of the terms, conditions or provisions of (i) its articles of incorporation or bylaws, its certificate of limited partnership or partnership agreement or its similar governing documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which it may be bound, or to which Investor or any of the properties or assets of the Investor may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to Investor or any of its properties or assets except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to materially adversely affect Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(iii) Other than as set forth in Item 1 of Section 2.2(e) of the Disclosure Schedule of the Company, and the securities or blue sky laws of the various states, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for the consummation by Investor of the transactions contemplated by this Agreement.

(c) Purchase for Investment. Investor acknowledges that the Purchased Securities have not been registered under the Securities Act or under any state securities laws. Investor (1) is acquiring the Purchased Securities pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Purchased Securities to any person, (2) will not sell or otherwise dispose of any of the Purchased Securities, except in compliance with the Transaction Documents and the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (3) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Purchased Securities and of making an informed investment decision and (4) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act).

(d) Financial Capability. Investor currently has or at Closing will have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement

(e) Knowledge as to Conditions. As of the date of this Agreement, Investor knows of no reason why any regulatory approvals required or otherwise a condition to the consummation of the transactions contemplated by this Agreement will not be obtained.

(f) Brokers and Finders. Except for JPMorgan Securities, Inc. and Wachovia Securities, neither Investor nor its Affiliates or any of their respective officers or directors has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for such Investor, in connection with this Agreement or the transactions contemplated hereby. The Company will not be responsible for any brokerage, finder’s or other fee or commission to any broker, finder or investment banker in connection with the transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of Investor or its Affiliates.

(g) Information Supplied. None of the information supplied in writing by Investor or its Affiliates for inclusion in the Company proxy statement for the Shareholders’ Meeting will, at the date it is filed with the SEC, when first mailed to the Company’s shareholders and at the time of the Shareholders’ Meeting, and at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(h) There are no claims, actions, suits, investigations or proceedings pending or, the knowledge of the officers of Investor, threatened against Investor or any of its Affiliates before any Governmental Entity that would or seeks to prevent or materially delay the consummation of any of the transactions contemplated by this Agreement or otherwise prevent or materially delay Investor from performing its obligations under this Agreement. Investor and its Affiliates are not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, any Governmental Entity that would or seeks to prevent or materially delay the consummation of any of the transactions contemplated by this Agreement or otherwise prevent or materially delay Investor from performing its obligations under this Agreement.

(i) Equity Commitment. Concurrently with the execution of this Agreement, Investor has delivered to the Company the duly executed equity commitment letter (the “Equity Commitment Letter”) by and among Investor and One Equity Partners III, L.P. (“OEP”) in the form attached as Exhibit D to this Agreement, pursuant to which OEP has committed to invest the amount set forth therein subject to the terms and conditions contained therein. The Equity Commitment Letter is a legal, valid and binding obligation of OEP and enforceable against OEP in accordance with its terms, and as of the date hereof no event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of OEP under the Equity Commitment Letter

(j) Portfolio Companies. (i) None of the entities in which OEP Holding Corporation, directly or indirectly, has a controlling interest is engaged in the graphic arts and printing systems industry in competition with the Company.

(ii) Other than Anx eBusiness, none of the entities in which JPMorganChase & Co., directly or indirectly, has a controlling interest is engaged in a business that earns revenue from US operations in a North American Industry Classification System Code (“NAICS Code”) at the six or seven digit level, as established by the United States Department of Commerce, common with any NAICS Code applicable to the business carried out by the Company. For the purposes of this Section 2.3(j), “control” shall have the meaning assigned to such terms by the HSR Act and the rules framed thereunder.

ARTICLE III

COVENANTS

3.1 Filings; Other Actions.

(a) The Investor, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all Governmental Entities, and the expiration or termination of any applicable waiting periods, necessary or advisable to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated by this Agreement. Each of the Investor and the Company shall use commercially reasonable efforts and cooperate with one another with a view to obtaining the consents or approvals of any third parties (other than Governmental Entities) necessary or advisable to consummate the transactions contemplated hereby, provided that neither party shall be required to pay any fees or consideration to any person in order to obtain any such third party consents or approvals. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters. In particular, the parties hereto will use their reasonable best efforts to promptly obtain or submit the approvals and authorizations of, filings and registrations with, and notifications to, or expiration or termination of any applicable waiting period, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) or applicable competition or merger control laws of other jurisdictions. Without limiting the foregoing, the Company and the Investor shall prepare and file a Notification and Report Form pursuant to the HSR Act promptly after the date of this Agreement. The Investor and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, all the information relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees to keep the other party apprised of the status of matters referred to in this Section 3.1(a). The Investor and the Company shall promptly furnish the other with copies of written communications received by it or its Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement (other than any portions thereof that relate to confidential supervisory matters).

(b) The Company shall call a special meeting of its shareholders (the “Shareholders’ Meeting”), as promptly as practicable following the date hereof, to vote on the proposal to approve the issuance of the Common Stock for purposes of the NASDAQ Rules (the “Shareholder Proposal”). Subject to Section 3.1(e), the Board of Directors shall recommend to the Company’s shareholders that such shareholders vote in favor of the Shareholder Proposal (the “Board Recommendation”). In connection with such meeting, the Company shall, as promptly as practicable, prepare (and the Investor will reasonably cooperate with the Company to prepare) and file with the SEC a preliminary proxy statement, shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause a definitive proxy statement related to such Shareholders’ Meeting to be mailed to the Company’s shareholders not more than five business days after clearance thereof by the SEC, and, subject to Section 3.1(e), shall use its reasonable best efforts to solicit proxies for such shareholder approval. The Company shall notify Investor promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to such proxy statement or for additional information and will supply Investor with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to such proxy statement. If at any time prior to such Shareholders’ Meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as reasonably practicable prepare and mail to its shareholders such an amendment or supplement and Investor shall cooperate with the Company in taking such actions. Each of the Investor and the Company agree promptly to correct any information provided by it or on its behalf for use in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall as promptly as reasonably practicable prepare and mail to its shareholders an amendment or supplement to correct such information to the extent required by applicable laws and regulations. The Company shall consult with the Investor prior to filing any proxy statement or any amendment or supplement thereto, and provide the Investor with a reasonable opportunity to comment thereon.

(c) Each of the Investor, on the one hand, and the Company, on the other hand, agrees, upon request, to furnish the other party with all information concerning itself, its Affiliates, directors, officers, partners and shareholders and such other matters as may be reasonably necessary or advisable in connection with the proxy statement in connection with any such Shareholders’ Meeting and any other statement, filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any Governmental Entity in connection with the Closing and the other transactions contemplated by this Agreement.

(d) The Company agrees that (i) it and its executive officers and directors shall not, (ii) its Subsidiaries and its Subsidiaries’ executive officers and directors shall not and (iii) it shall use reasonable best efforts to ensure that its and its Subsidiaries’ investment bankers, attorneys, accountants, agents and other representatives (“Representatives”) shall not, (A) directly or indirectly, initiate, solicit or knowingly encourage or facilitate any inquiries, discussions, offers or requests that constitute, or may reasonably be expected to constitute, an Acquisition Proposal, (B) directly or indirectly, engage in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any person relating to an Acquisition Proposal or (C) approve, endorse, recommend or enter into any agreement or any letter of intent or agreement in principle with respect to any Acquisition Proposal (other than a confidentiality agreement as contemplated below). The Company agrees that it will, and it will cause its Subsidiaries and Representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore with respect to any Acquisition Proposal. Notwithstanding any of the foregoing, prior to obtaining the Company Requisite Vote, nothing contained in this Agreement shall prevent the Company or the Board of Directors (acting through the special committee or otherwise) from furnishing information to, or engaging in negotiations or discussions with, any person in connection with an unsolicited Acquisition Proposal by such person, if prior to taking such action (w) the Board of Directors (acting through the special committee or otherwise) determines in good faith (after consultation with its outside legal counsel) that such Acquisition Proposal is, or could reasonably be expected to result in, a Superior Proposal, (x) the failure to take such actions would be inconsistent with its fiduciary duties under applicable law, (y) the Company receives from such person an executed confidentiality agreement with terms no less favorable in the aggregate than the Confidentiality Agreement, and (z) prior to taking such action, the Company provides written notice to the Investor of such matter (which notice shall identify the person who has made the Acquisition Proposal and the material terms, if any, of such Acquisition Proposal). Nothing in this Section 3.1 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to shareholders in connection with the making or amendment of a tender or exchange offer) or from making any disclosure to the Company’s shareholders, if the Board of Directors determines in good faith that failure to take such actions would be inconsistent with its fiduciary duties to the shareholders of the Company under applicable law; provided that (i) if, in connection with taking and disclosing any such position to the Company’s shareholders, the Company’s disclosure otherwise constitutes a Change of Recommendation under Section 3.1(e), then the Investor shall be entitled to exercise the rights and remedies associated with a Change of Recommendation under Section 3.1(e) and 5.1(h) (it being understood, for removal of doubt, that a recommendation against acceptance of any such offer or a “stop-look-and-listen” communication to the stockholders of the Company would not constitute a Change of Recommendation hereunder), (ii) to the extent the Company has previously effected a Change of Recommendation, nothing in this Section 3.1(d) shall be deemed to cure any Change of Recommendation or otherwise render such previous disclosure anything other than a Change of Recommendation, and (iii) nothing in this Section 3.1(d) shall otherwise relieve the Company of its obligation under Section 3.1(e).

(e) Except as set forth in this Section 3.1(e), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to the Investor, the Board Recommendation, (ii) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Acquisition Proposal or Acquisition Proposal Documentation (as defined below) (any action described in clauses (i) and (ii) of this Section 3.1(e), a “Change of Recommendation”) or (iii) execute (or allow the Company or any of its Subsidiaries to execute) any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting an Acquisition Proposal (other than a confidentiality agreement pursuant to Section 3.1(d)) (any such documentation, “Acquisition Proposal Documentation”). Notwithstanding the foregoing or any other provision of this Section 3.1 to the contrary, if, at any time prior to obtaining the Company Requisite Vote (but after the expiration of the Notice Period (as defined below)), the Company’s Board of Directors determines, in response to an Acquisition Proposal that was unsolicited and that did not otherwise result from a breach of Section 3.1(d), that such Acquisition Proposal is a Superior Proposal, (A) the Company may terminate this Agreement in accordance with Section 5.1(g) and Section 5.2 to concurrently enter into a definitive agreement with respect to such Superior Proposal and (B) its Board of Directors may approve or recommend such Superior Proposal to its shareholders; provided, that the Company may not terminate this Agreement pursuant to this Section 3.1(e) and its Board of Directors may not approve or recommend any Superior Proposal and the Company may not enter into or execute any definitive agreement with respect to such Superior Proposal (other than a confidentiality agreement pursuant to Section 3.1(d)), and any such action shall be void and of no force or effect, unless (x) the Company has provided a written notice to Investor (a “Notice of Superior Proposal”) advising Investor that the Company has received a Superior Proposal and specifying the identity of the person making such Superior Proposal and the material terms thereof, together with copies of any written offer, proposal or agreement in respect of such Superior Proposal (it being understood that neither the delivery of a Notice of Superior Proposal nor any subsequent public announcement thereof, in each case in and of itself, shall entitle the Company to terminate this Agreement pursuant to Section 5.1(g)); and (y) Investor does not, within seven business days following its receipt of the Notice of Superior Proposal (the “Notice Period”), make an offer that, as determined by the Board of Directors of the Company, results in the applicable Acquisition Proposal no longer being a Superior Proposal (provided that, during the Notice Period, the Company shall and shall cause its Representatives to, if so requested by Investor, negotiate in good faith with Investor with respect to any revised or new proposal from Investor in respect of the terms of the transactions contemplated by this Agreement or the Superior Proposal), it being further understood and agreed that any amendment to the financial terms or other material terms of such Superior Proposal shall require a new Notice of Superior Proposal and a new Notice Period; provided, however any such new Notice Period shall be two business days instead of seven business days; and provided, further, however, that in no event shall the Company be required to deliver to the Investor a Notice of Superior Proposal on more than four occasions with respect to any particular Acquisition Proposal made by any one party. Notwithstanding any of the foregoing, at any time prior to obtaining the Company Requisite Vote, the Board of Directors shall be permitted to make a Change of Recommendation described in clause (i) of such definition in the event that (a) the Board of Directors, acting in good faith after consultation with outside counsel to the Company, determines that the failure to take such action would be inconsistent with its fiduciary duties under applicable law and (b) the Company has provided Investor with at least three business days’ prior notice of the Change of Recommendation; provided that, unless this Agreement is terminated by the Investor in accordance with Section 5.1(h) the obligation of the Company to call, give notice of, convene and hold the Shareholders’ Meeting as promptly as practicable after the date of this Agreement shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal or by such a Change of Recommendation.

(f) From and after the date hereof,

(1) the Company and the Investor will use their reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable, so as to permit the consummation of the sale of Purchased Securities to the Investor as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby subject to the terms and conditions hereof;

(2) the Company will use its reasonable best efforts in good faith to, take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable, so as to permit the consummation of the sale of Institutional Investors’ Purchased Securities to the Institutional Investors and the Recapitalization as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby subject to the terms and conditions hereof and the Institutional Investors Agreement; and

(3) the Company will use its reasonable best efforts in good faith to consummate the sale of all insurance policies of the Company set forth in Section 3.1(f) of the Disclosure Schedule prior to the Closing Date on terms reasonably acceptable to the Investor (the “Life Insurance Policy Sale”).

3.2 Access to Information. From and after the date hereof and until the Closing Date, the Investor shall be entitled, through its officers, employees and Representatives (including its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Company and its Subsidiaries and such access to the offices, books and records and Tax reporting positions of the Company and its subsidiaries as it reasonably requests and to make extracts and copies of such books and records at its own expense. Any such investigation and examination shall be conducted during regular business hours and under the supervision of the Company’s personnel and in such manner so as not to interfere with the normal operations of the Company. Notwithstanding anything to the contrary, the Company shall not be required to disclose any information to the Investor if such disclosure would (i) result in the breach of any attorney-client or other legal privilege, or (ii) contravene any applicable laws, fiduciary duty or binding agreement entered into prior to the date hereof. The Company shall cause the officers, employees, consultants, agents, accountants, attorneys and other Representatives of the Company and its Subsidiaries to reasonably cooperate with the Investor and its representatives in connection with such investigation and examination.

3.3 Conduct of the Business. Prior to the earlier of the Closing Date and the termination of this Agreement pursuant to Section 5.1, the Company shall, and shall cause each Company Subsidiary to, use commercially reasonable efforts to carry on its business in the ordinary course of business and use reasonable best efforts to maintain and preserve its and such Company Subsidiary’s business (including its organization, assets, properties, goodwill and insurance coverage) and preserve its business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it. Between the date of this Agreement and the Closing, neither the Company nor any of its Subsidiaries shall, directly or indirectly, without the prior written consent of the Investor:

(a) issue, deliver, sell, pledge, dispose of, grant, award or encumber any shares of capital stock, ownership interests or voting securities, or any options, warrants, convertible securities or other rights of any kind to acquire or receive any shares of capital stock, any other ownership interests or any voting securities of the Company or any of its Subsidiaries (except for (A) issuances of stock in exercise of options granted under the Benefit Plans as disclosed on Section 2.2(b) of the Disclosure Schedule or (B) issuances in accordance with this Agreement and the Institutional Investors’ Purchase Agreement);

(b) declare, authorize, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except any dividend or distribution by a Subsidiary of the Company to the Company or wholly-owned subsidiary of the Company);

(c) adjust, recapitalize, reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any shares of capital stock of the Company or any Subsidiary that is not wholly-owned, or adjust, recapitalize, reclassify, combine, split or subdivide any capital stock or other ownership interests of any of the Company’s wholly-owned subsidiaries;

(d) except as contemplated by the Recapitalization, incur or modify in any material respect the terms of any indebtedness for borrowed money, or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans, advances or capital contributions to, or investments in, any other person (other than a wholly-owned subsidiary of the Company), except (i) in the ordinary course of business up to an aggregate amount of $2,500,000 and (ii) incurring additional indebtedness under the Company’s revolving credit facility in an amount not to exceed $10,000,000, it being understood that indebtedness incurred under one of the foregoing clauses (i) or (ii) shall not reduce the amount of indebtedness permitted to be incurred under the other clause; or

(e) amend (other than in a manner permitted pursuant to Section 4.10 with respect to the Institutional Investors’ Purchase Agreement), or waive any rights under, the Institutional Investors’ Purchase Agreement or any agreements relating to the Recapitalization.

3.4 Option Plan. Prior to Closing, the Company will adopt a plan (“New Option Plan”) relating to the grant of stock options to its officers, directors and employees, the terms of which New Option Plan shall be to the reasonable satisfaction of the Investor.

3.5 Confidentiality. All information furnished prior to the Closing to a party or its advisor by a party or its advisor in connection with the transactions contemplated hereby shall be subject to, and the recipient of such information shall hold all such information in confidence in accordance with, and to the extent required by, the provisions of the Confidentiality Agreement between the Company and the Investor.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1 Standstill Agreement. (a) The Investor agrees that, from and after Closing, without the prior written approval of the Company, neither the Investor nor any of its Affiliates will, directly or indirectly:

(i) purchase, offer or agree to purchase, or otherwise acquire beneficial ownership of, any Equity Securities (as hereinafter defined), debt securities or all or substantially all of the assets of the Company, other than pursuant to the exercise of Investor’s rights under Section 4.5;

(ii)(A) make or in any way participate in any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of, any Voting Shares or other securities of the Company or any of its Subsidiaries, (B) seek or propose to influence, advise, change or control the management, Board of Directors, policies, affairs or strategy of the Company or any of its Subsidiaries, in each case by way of any public communication intended for such purpose (it being understood that this clause (B) shall not prohibit the Investor from complying with its fiduciary and contractual obligations or exercising its rights under Section 4.3 or any Board Representative from performing his or her duties as a director of the Company), (C) make or encourage others to make a proposal for any transaction which would result in a Change of Control (as defined below) or (D) take any action to form, join or in any way participate in any partnership, syndicate or other group (as defined in Rule 13d-5(b)(1) under the Exchange Act, as in effect on the date hereof) with respect to Equity Securities or debt securities with a view to circumventing the provisions of this Section 4.1 or otherwise act in concert with any person for the purpose of circumventing the provisions of this Agreement;

(iii) deposit any Equity Securities in a voting trust or similar agreement or subject any Equity Securities to any arrangement or agreement with respect to the voting of such Equity Securities, in each case with a view to circumventing the restrictions imposed on the Investor under Section 4.1; provided, however, that this Section 4.1(a)(iii) shall not prohibit any such arrangement solely among the Investor and any of the controlled Affiliates of One Equity Holding Corporation;

(iv) propose (or publicly announce or otherwise disclose an intention to propose), solicit, offer, seek to effect, negotiate with or provide any confidential information relating to the Company or its business to any other person with respect to, any tender or exchange offer, merger, consolidation, share exchange, business combination, restructuring, recapitalization or similar transaction involving the Company; provided, that nothing set forth in this Section 4.1(a)(iv) shall prohibit the Investor from soliciting, offering, seeking to effect and negotiating with any person with respect to Transfers of Equity Securities otherwise permitted by this Article IV;

(v) publicly or privately make or in any way advance any request or proposal to amend, modify or waive any provision of this Agreement; or

(vi) announce an intention to do, or solicit, assist, prompt, induce or attempt to induce any person to do, any of the actions restricted or prohibited under subparagraphs (a)(i) through (v) above.

(b) Notwithstanding anything in this Agreement, the foregoing provisions of Section 4.1(a) shall not prohibit activities of any Subsidiaries or Affiliates of OEP in the ordinary course of their respective businesses which would otherwise violate the provisions of Section 4.1(a) (“permitted activities”) provided that (i) appropriate “information barriers” are established between individuals who are working on behalf of OEP and its Representatives to whom confidential information regarding the Company is disclosed hereunder and those individuals who engage in permitted activities which will prevent confidential information regarding the Company from being disclosed to such individuals, (ii) such permitted activities are conducted only in accordance with the policies and procedures governing such information barriers and with applicable law, (iii) the individuals engaging in permitted activities are not acting at the direction of OEP or any of its Representatives to whom confidential information regarding the Company has been disclosed hereunder and (iv) such activities are not undertaken with a view to circumventing the provisions of Section 4.1.

(c) The Investor’s obligations under Sections 4.1(a) shall terminate on the earliest of (a “Standstill Termination Date”): (i) the date on which the Investor and its Affiliates beneficially own less than 10% of the issued and outstanding Voting Shares; (ii) the date on which the Company’s Board of Directors (x) publicly recommends that shareholders tender their shares to any person who has publicly announced or commenced a tender or exchange offer which, if consummated, would result in a Change of Control, or (y) fails to recommend that shareholders reject such an offer within ten (10) business days after its public announcement (including a public filing) or commencement or otherwise fails to make a “stop-look-and-listen” communication to the stockholders of the Company within such time period; (iii) the public announcement (including a public filing) by the Company that it is “for sale” in a transaction, or that it recommends a proposed transaction, that would result in a Change of Control; (iv) the execution by the Company of a definitive agreement which, if consummated, would result in a Change of Control; (v) the public announcement (including a public filing) by or on behalf of any person (other than Investor and its Affiliates) or “group”, as such term is defined in Section 13(d)(3) of the Exchange Act (other than any group that includes Investor or any of its Affiliates) of the commencement of a bona fide proxy or consent solicitation to elect or remove a majority of the Board of Directors which is not, within ten (10) days after the announcement of such proxy or consent solicitation, publicly opposed by the Board of Directors; (vi) failure of any individual who is duly designated by the Investor and duly qualified to serve as a Board Representative on the Board of Directors as provided in Section 4.3 to become a member of the Board of Directors which failure results from a breach by the Company of its obligations under Section 4.3; or (vii) the date the Common Stock ceases to trade on NASDAQ.

A “Change of Control” shall be deemed to have occurred (i) if any person or group (other than the Investor and its Affiliates) shall acquire beneficial ownership of more than 50% of the Voting Shares issued and outstanding (it being understood, for removal of doubt, that the transactions contemplated hereby and by the Institutional Investors’ Purchase Agreement do not, by themselves, constitute a Change of Control), (ii) upon consummation of a merger or consolidation of the Company into or with another person (other than the Investor and its Affiliates) in which the shareholders of the Company immediately prior to the consummation of such transaction shall own less than 50% of the voting securities of the surviving person (or the parent of the surviving person where the surviving person is wholly owned by the parent person) immediately following the consummation of such transaction, or (iii) upon the consummation of the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company to another person other than a Company Subsidiary.

As used herein, “Equity Securities” means, at any time, all Voting Shares and other securities of any person convertible into, or exchangeable or exercisable for, Voting Shares, in each case then issued and outstanding. “Voting Shares” means, at any time, all Common Stock and other voting shares (if any) of the Company, in each case then issued and outstanding. As used herein, “beneficial ownership”, “beneficially own” and correlative terms have the meaning set forth in Rule 13d-3 and Rule 13d-5 under the Exchange Act and, for the avoidance of doubt, it is understood and agreed that the following shall apply for the purpose of calculating the beneficial ownership of Voting Shares of any person for any purpose under this Section 4.1: (i) any Equity Security that is convertible into, or exchangeable or exercisable for, any Voting Shares and is beneficially owned by such person or any of its Affiliates shall be treated as fully converted, exchanged or exercised, as the case may be, into or for the underlying Voting Shares (regardless of when or on what conditions such conversion, exchange or exercise may occur), (ii) Equity Securities that are beneficially owned by such person and each of its Affiliates, or by any member of a group of which such person or any of its Affiliates is a member pursuant to said Rule 13d-5, shall be aggregated as if beneficially owned by such person and (iii) any Equity Security that is convertible into, or exchangeable or exercisable for, Voting Shares and is beneficially owned by any person other than such person or any of its Affiliates shall not be taken into account.

(d) The provisions of this Section 4.1 shall supersede the standstill provisions of the Investor’s Confidentiality Agreement in their entirety from and after the Closing.

4.2 Transfer Restrictions.

(a) Restrictions on Transfer. Except as otherwise permitted in this Agreement, for a period ending on the earlier of (x) twelve months after the Closing Date or (y) the occurrence of a Standstill Termination Date, the Investor will not transfer, sell, assign or otherwise dispose of (“Transfer”) any Purchased Securities, and after such period the Investor may Transfer the Purchased Securities (A) only in a privately negotiated transaction to any person or group of persons that would not acquire pursuant to such Transfer beneficial ownership of 10% or more of the issued and outstanding shares of Common Stock or (B) into the public market (in a registered public offering, pursuant to Rule 144 under the Securities Act or otherwise, including through any broker, dealer or underwriter, acting in a capacity as such, that purchases Purchased Securities for distribution) provided that the Investor does not knowingly (without, however, imposing any duty of inquiry on the Investor) effect any public market sale or transfer that would result in any person or group acquiring beneficial ownership of 10% or more of the issued and outstanding shares of Common Stock.

(b) Permitted Transfers. Notwithstanding Section 4.2(a), Investor shall be permitted to Transfer any portion or all of its Common Stock acquired pursuant to this Agreement at any time under the following circumstances:

(i) Transfers to (A) any Affiliate of the Investor, provided that for the purposes of this clause (1) the term “Affiliate” shall only include (i) the entities controlled, directly or indirectly, by OEP Holding Corporation and (ii) entities controlled, directly or indirectly, by JPMorganChase & Co. that are engaged in the private equity business or (B) any direct or indirect limited partner or shareholder of the Investor, but in each case only if the transferee agrees in writing for the benefit of the Company to be bound by the terms of this Agreement (any such transferee shall be included in the term “Investor”); and

(ii) Transfers pursuant to a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction that has, without the participation of Investor, resulted in a Change of Control involving the Company or any Company Subsidiary.

Other than pursuant to a transaction contemplated by Section 4.2(b)(ii) above, the Investor agrees that it will not Transfer any interest in any transferee pursuant to this Section 4.2(b), unless (x) prior thereto the Purchased Securities held by such entity are transferred to the Investor or to one or more of the permitted transferees pursuant to this Section 4.2(b) and/or (y) such transferee remains a person to which Investor is permitted to transfer any portion or all of its Common Stock under Section 4.2(b)(i) following such Transfer. Any such Transfer pursuant to clause (i) of this Section 4.2(b) shall be void unless each transferee shall agree that prior to such time as it ceases to be a Person to which Investor is permitted to Transfer any portion or all of its Common Stock pursuant to clause (i) of this Section 4.2(b), it shall Transfer the Purchased Securities it holds to Investor or one or more permitted transferees of Investor pursuant to this Section 4.2(b).

4.3 Governance Matters.

(a) The Company will promptly cause three persons nominated by Investor to be elected or appointed to the Board of Directors (the “Board Representatives”), effective as of the Closing, with at least one Board Representative to be elected or appointed to each of the three classes of the Board of Directors with terms expiring in, respectively, the calendar year 2009, 2010 and 2011 (each class of members of the Board of Directors with terms expiring in a different year, a “Class”). The election or appointment of the Board Representatives will be subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the Nominating and Governance Committee of the Board of Directors (such approval not to be unreasonably withheld or delayed); provided, that, in no event shall any of the Board Representatives be required to be “independent” as such term is defined in the rules and regulations promulgated by NASDAQ. At or prior to Closing, the Company shall take all corporate and other action necessary (x) to cause one of the existing directors from each Class to resign, and (y) to cause each of the three individuals designated by the Investor to be elected or appointed to the Board of Directors (with a least one designee being elected or appointed to a different Class) effective as of Closing for an initial term ending, in each case, at the next annual meeting of the shareholders of the Company. As of the date hereof, Investor has designated each of David Cohen, Colin Farmer and David Eckert as a nominee for Board Representative, and the Company acknowledges that, based upon information regarding such nominees provided to the Company by Investor as of the date of this Agreement, the said nominees meet all the legal and governance requirements regarding service as a director of the Company as of such date. Any individual subsequently designated by the Investor pursuant to this Section 4.3 must be reasonably acceptable to the Company; provided, that, in no event shall any Board Representative designated by the Investor be required to be “independent” as such term is defined in the rules and regulations promulgated by NASDAQ.

(b) Subsequent to the appointment of the Board Representatives in accordance with Section 4.3(a) above, the Investor shall have the right to designate or nominate (as applicable) three Board Representatives as follows:

(i) For so long as the Investor holds at least 30% of the then outstanding Common Stock, Investor shall have the right to designate three directors to the Board of Directors;

(ii) For so long as the Investor holds at least 20%, but less than 30%, of the then outstanding Common Stock, Investor shall have the right to designate two directors to the Board of Directors;

(iii) For so long as the Investor holds at least 10%, but less than 20%, of the then outstanding Common Stock, Investor shall have the right to designate one director to the Board of Directors; and

(iv) If the Investor holds less than 10% of the then outstanding Common Stock, the Company shall have no obligation to pursuant to this Agreement to cause any nominees presented to the shareholders of the Company for election to the Board of Directors to include any nominee designated by the Investor.

(c) For so long as the Investor has the right to designate or nominate at least one director pursuant to Section 4.3(b) above, and subject at all times to the last sentence of Section 4.3(a), the Company and the

Nominating and Governance Committee of the Board of Directors shall take such action as is required under applicable law, the rules and regulations in effect at such time of NASDAQ or such other market on which the Common Stock is then listed or quoted, the Company’s articles of association and its bylaws to include on the Board of Directors or in the slate of nominees recommended by the Board of Directors such person(s) designated or nominated, as the case may be, by the Investor pursuant to Section 4.3(b). The Company shall use its reasonable best efforts to have the Board Representative(s) elected as a director of the Company and the Company shall solicit proxies for each such person to the same extent as it does for any of its other nominees to the Board of Directors. For so long as the Investor has the right to designate or nominate at least one director pursuant to Section 4.3(b) above, and subject at all times to the last sentence of Section 4.3(a), in the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of any Board Representative, Investor may designate or nominate, as applicable, another individual to be elected to fill the vacancy created thereby, and the Company hereby agrees to take, at any time and from time to time, all actions necessary to accomplish the same.

(d) All obligations of the Company pursuant to Section 4.3 shall terminate, and, upon request by the Board of Directors, the Investor shall cause all of the Board Representatives to resign promptly from the Board of Directors, in each case upon the Investor ceasing to have the right to designate or nominate at least one director pursuant to Section 4.3(b). In addition, upon request by the Board of Directors, the Investor shall cause any excess Board Representatives to resign promptly at any time that there exist more Board Representatives than the Investor is entitled to nominate or designate pursuant to Section 4.3(b). In the event that Investor is required to cause the resignation of one or more Board Representatives in accordance with this Section 4.3(d) in circumstance in which, following such resignation there shall remain one or more Board Representatives on the Board of Directors, the Investor shall in its sole discretion select which Board Representatives(s) shall remain on the Board of Directors (and provide written notice to the Company of such selection) and the other Board Representatives(s) shall promptly resign. Any vacancy created by such resignation may be filled by the Board of Directors or the shareholders of the Company in accordance with the Company’s articles of incorporation, the bylaws and applicable law. The Company may implement this provision by requiring the execution and delivery of resignation letters by the Board Representatives subject to termination of designation or nomination rights.

(e) Board Representatives shall be entitled to serve on each committee of the Board of Directors (in accordance with applicable laws and the NASDAQ Rules), and the number of Board Representatives appointed to each such committee shall be proportionate to the number of Board Representatives present on the Board of Directors at any given time; provided that, for as long as Investor is entitled to designate or nominate at least one Board Representative, at least one Board Representative shall be entitled to serve on each committee of the Board of Directors; provided, further, that, if such Board Representative is not “independent”, such Board Representative shall not be entitled to serve on any committee of the Board of Directors, which, under applicable law or the NASDAQ Rules, must be comprised entirely of “independent” directors. Any Board Representative who is not a member of a committee of the Board of Directors shall have the right to attend and observe (but not vote at) each meeting of such committee (and to receive from the Company copies of all notices, information and other material provided to members of such committee).

(f) Each Board Representative shall be entitled to the same compensation, if any, and same indemnification in connection with his or her role as a director as the other members of the Board of Directors, and each Board Representative shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committees thereof, to the same extent as the other members of the Board of Directors. The Company shall notify the Board Representatives of all regular and special meetings of the Board of Directors and shall notify each Board Representative of all regular and special meetings of any committee of the Board of Directors of which such Board Representative is a member. The Company shall provide the Board Representatives with copies of all notices, minutes, consents and other materials provided to all other members of the Board of Directors concurrently as such materials are provided to the other members.

4.4 Legend. (a) The Investor agrees that all certificates or other instruments representing the Common Stock subject to this Agreement will bear a legend substantially to the following effect:

(1) THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(2) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF AUGUST 20, 2008, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

(b) Upon the reasonable request of the Investor, at a time when such legend is no longer required under the Securities Act and applicable state laws, the Company shall promptly cause clause (1) of the legend to be removed from any certificate for any Purchased Securities to be Transferred in accordance with the terms of this Agreement and clause (2) of the legend shall be removed upon the expiration of such transfer and other restrictions set forth in this Agreement. The Investor acknowledges that the Purchased Securities have not been registered under the Securities Act or under any state securities laws and agrees that it will not sell or otherwise dispose of any of the Purchased Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

4.5 Preemption Rights. If at any time after the Closing Date, the Company makes any public or non-public offering of Common Stock (or securities convertible or exchangeable into or exercisable for Common Stock) (“New Securities”), other than pursuant to the issuance or exercise of New Securities (i) under any Benefit Plan currently listed in Section 2.2(b) of the Disclosure Schedule or (ii) in any direct or indirect business combination or acquisition transaction involving the Company or a Company Subsidiary, the Investor shall be afforded the opportunity to acquire from the Company for the same price (before adding any underwriting discounts or sales commissions) and on the same terms as such New Securities are proposed to be offered to others, up to the amount of New Securities required to enable the Investor to maintain its proportionate interest in the Company represented by the number of shares of Common Stock acquired by the Investor at Closing Date. The amount of New Securities that the Investor shall be entitled to purchase shall be determined by multiplying (x) the total number of such offered New Securities by (y) a fraction, the numerator of which is the number of shares of Common Stock held by the Investor and the denominator of which is the number of shares of Common Stock outstanding, in each case, before giving effect to such issuance. The Investor must exercise its rights under this Section 4.5 within ten business days of its receipt of written notice from the Company of its intent to make such a public or non-public offering which notice shall also contain the material terms (including price terms) of such offering. The rights of the Investor under this Section 4.5 shall terminate upon the first date on which the Investor beneficially owns less than 10% of the outstanding Common Stock.

4.6 Investor Consent Rights. (a) From and after the date hereof and until the earlier of (i) such a time that the Investor no longer beneficially owns at least 20% of the outstanding Common Stock of the Company and (ii) the date that is 24 months following the Closing Date, the Company, without the prior written consent of the Investor (which consent shall not be unreasonably withheld or delayed), shall not, directly or indirectly:

(A) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets outside the ordinary course of business if the aggregate amount of the consideration paid in connection with all such transactions, in any given fiscal year, would exceed the amount of $25,000,000;

(B) issue, deliver, sell, pledge, dispose of, grant, award or encumber any shares of capital stock, ownership interests or voting securities, or any options, warrants, convertible securities or other rights of any kind to acquire or receive any shares of capital stock, any other ownership interests or any voting securities of the Company or any of its Subsidiaries (except for (A) issuances in accordance with the Company’s existing or future Benefit Plans or (B) issuances in accordance with the Rights Plan); provided, however, that, following the Closing Date, the Company may raise additional capital through the issuance of capital stock in an amount not to exceed $25,000,000 in any given fiscal year;

(C) enter into any new line of business outside of its existing business; and

(D) enter into any agreements or understandings with respect to any of the foregoing items (A)

through (C).

(b) From and after the date hereof and until such a time that the Investor no longer beneficially owns at least 20% of the outstanding Common Stock of the Company, the Company, without the prior written consent of the Investor (which consent shall not be unreasonably withheld or delayed), shall not, directly or indirectly:

(i) enter into, amend in any respect, modify in any respect or terminate or engage in any transactions with any executive officer or director of the Company (other than any agreements, arrangements or transactions with any such persons relating to customary compensation and benefit matters), any person owning 5% or more of the Company’s Common Stock or any relative of any such person or any entity directly or indirectly controlled by such person, except as contemplated by the Institutional Investors’ Purchase Agreement; and

(ii) enter into any agreements or understandings with respect to the foregoing item (i).

(c) From and after the date hereof and until such a time that the Investor no longer beneficially owns at least 10% of the outstanding Common Stock of the Company, the Company, without the prior written consent of the Investor (which consent shall not be unreasonably withheld or delayed), shall not, directly or indirectly:

(i) amend its restated articles of incorporation or amended or restated bylaws (A)(1) in a manner that is adverse to Investor and (2) that treats Investor differently from other holders of the Company’s Common Stock or (B) in a manner that treats Investor differently from other holders of the Company’s Common Stock;

(ii) increase the size of the Board of Directors beyond nine directors; and

(iii) enter into any agreements or understandings with respect to any of the foregoing items (i) and (ii).

4.7 Exchange Listing. The Company shall promptly use its reasonable best efforts to cause the shares of Common Stock to be issued pursuant to this Agreement to be approved for listing on NASDAQ, subject to official notice of issuance, as promptly as practicable, and in any event before the Closing if permitted by the rules of NASDAQ.

4.8 Use of Proceeds. The Company shall use the proceeds from the sale of the Purchased Securities, as contemplated by the Recapitalization, to (a) partially repay indebtedness under the First Lien Credit and Guaranty Agreement, dated as of October 24, 2007, between the Company and the other parties thereto ( the “First Lien Credit Facility”) and the Second Lien Credit and Guaranty Agreement, dated as of October 24, 2007, between the Company and the other parties thereto (the “Second Lien Credit Facility”), (b) settlement of certain interest rate swap agreements currently existing between the Company and Goldman Sachs & Co., in case of each of (a) and (b) above, in accordance with Section 1.2(c)(ii)(H) of the Disclosure Schedule, (c) settlement of certain amounts owed under the Mortgage and Security Agreement, dated as of June 30, 2006, by and between the Company and Fifth Third Bank, as amended (d) payment of fees and expenses incurred in connection with the transactions contemplated by this Agreement, the Institutional Investors’ Purchase Agreement and the Recapitalization and (e) shall use any proceeds remaining after uses described in (a) through (d) above for general corporate purposes. Company will use all reasonable efforts to cause the transactions contemplated by the Recapitalization to be consummated by the Closing Date; provided, however, that, except with respect to fees and expenses the Company is required to pay pursuant to the Recapitalization, nothing in this Section 4.8 shall require the Company to pay any consideration (including any fees or expenses not currently contemplated by the terms of the Recapitalization) to any person, or waive or modify any term of the Recapitalization.

4.9 Transaction Fee. At the Closing, the Company shall pay a one-time transaction fee to the Investor or its designee by wire transfer of immediately available funds to an account designated by the Investor in an amount equal to $2,000,000 (the “Transaction Fee”); provided, however, that if the Company exercises all or any portion of the Shortfall Option and the Investor purchases any shares of Common Stock pursuant thereto, then the Company shall pay to the Investor an amount equal to $500,000 as promptly as reasonably practicable (and in any event within two business days following consummation of such purchase by Investor), by wire transfer of same day funds.

4.10 Amendments to the Institutional Investors’ Purchase Agreement. Nothing contained herein shall preclude the Company from amending the terms of the Institutional Investors’ Purchase Agreement on or prior to the Closing to the extent that such amendments do not reduce the purchase price payable thereunder, do not change the number of shares of Common Stock to be purchased thereunder or otherwise adversely impact the Company or the Investor; provided that (i) any such amendment which would necessitate a prior consent under the terms of either or both of the First Lien Forbearance Agreement and the Second Lien Forbearance Agreement may not be made unless and until such consent has been obtained and (ii) any such amendments which are beneficial to either or both of the Institutional Investors are also offered to the Investor within five (5) days after such amendments take effect, but such offer shall be made only to the extent such amendment to the Institutional Investors’ Purchase Agreement is to a provision for which there is a corresponding provision to this Agreement.

ARTICLE V

TERMINATION

5.1 Termination. This Agreement may be terminated prior to the Closing:

(a) by mutual written agreement of the Company and the Investor;

(b) by any party, upon written notice to the other parties, in the event that the Closing does not occur on or before December 31, 2008 (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 5.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(c) by any party, upon written notice to the other parties, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable;

(d) by any party if the issuance of Common Stock pursuant to this Agreement or the Institutional Investors’ Purchase Agreement shall not have been approved by the shareholders of the Company by the Company Requisite Vote at the Shareholders’ Meeting called for this purpose or any postponement or adjournment thereof;

(e) by the Investor if there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement such that the conditions set forth in Section 1.2(c)(ii)(A) or 1.2(c)(ii)(B) would not be satisfied and, in either such case, such breach is incapable of being cured by the Termination Date; provided that the Investor shall not have the right to terminate this Agreement pursuant to this Section 5.1(e) if the Investor is then in material breach of any of its covenants or agreements contained in this Agreement;

(f) by the Company if there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Investor contained in this Agreement such that the conditions set forth in Section 1.2(c)(iii)(A) or 1.2(c)(iii)(B) would not be satisfied and, in either such case, such breach is incapable of being cured by the Termination Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 5.1(f) if the Company is then in material breach of any of its covenants or agreements contained in this Agreement;

(g) by the Company, prior to the approval of the Shareholder Proposal, if the Company concurrently with such termination enters into a definitive agreement with respect to a Superior Proposal in accordance with Section 3.1(e) and prior to or concurrently with such termination, the Company pays the Termination Fee;

(h) by the Investor (A) following a Change of Recommendation by the Board of Directors or any committee thereof, (B) if the Company enters into any Acquisition Proposal Documentation, or (C) if the Company fails to include the Board Recommendation in the proxy statement relating to the Shareholders’ Meeting ;

(i) automatically, without any action by either the Company or the Investor, (A) simultaneously with the termination of the First Lien Forbearance Agreement or Second Lien Forbearance Agreement (together, the “Forbearance Agreements”) in accordance with its respective terms, (B) if any of the Company and/or Company Subsidiaries (collectively, the “Group Members”) shall commence any case, proceeding or other action (x) under any existing or future law of any jurisdiction, relating to bankruptcy, insolvency, reorganization or similar laws relating to relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution or composition or similar action with respect to it or its debts generally or (y) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets or (C) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (B) above that results in the entry of an order for relief or any such adjudication or appointment;

(j) by the Investor, upon written notice to the Company, if, (A) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in Section 5.1(i)(B) that remains undismissed or undischarged for a period of 60 days, (B) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof, (C) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 5.1(i)(A) or 5.1(i)(B), or clauses (A) or (B) above; (D) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due or (E) or any Group Member shall make a general assignment for the benefit of its creditors;

(k) by the Investor (i) if either the Collateral Agent or Administrative Agent under either the First Lien Credit Facility or the Second Lien Credit Facility (each, a “Credit Facility” and together, the “Credit Facilities”) or any Lender (as such term is defined in the First Lien Forbearance Agreement and the Second Lien Forbearance Agreement) under the Credit Facilities (the “Lenders”), exercises any remedy against any Credit Party (as such term is defined in the First Lien Forbearance Agreement and the Second Lien Forbearance Agreement) under the Credit Facilities (“Credit Party”) (including, (A) exercising its rights to accelerate the Obligations (as such term is defined in the First Lien Forbearance Agreement and the Second Lien Forbearance Agreement) under the applicable Credit Facility, (B) terminating any outstanding commitments under the applicable Credit Facility or refusing to make any revolving loans or cause to be issued any letters of credit pursuant to the Forbearance Agreements; provided, however for so long as the Company maintains $15 million in cash or cash equivalents, the cancellation of the Lenders’ commitments or refusal to make any such revolving loans or letters of credit pursuant to the Forbearance Agreements for the revolving credit facility under the First Lien Credit Facility shall not give rise to Investor’s right to terminate this Agreement pursuant to this subsection 5.1(k)(ii)(B), (C) instituting legal proceedings to collect on the Obligations under the applicable Credit Facility or exercising any right of set-off against any Credit Party under the Credit Facilities, or (D) taking any other action to exercise remedies against the collateral purporting to secure the Obligations under the applicable Credit Facility); provided, however that the giving of notice to the Company of the intent to exercise such remedies shall not, by itself, constitute a termination right pursuant to this Section 5.1(k); or

(l) by either the Company or the Investor, if the Institutional Investors’ Purchase Agreement has been validly terminated; provided that neither the Company nor the Investor shall have the right to terminate this Agreement pursuant to this Section 5.1(l) if such Person is then in material breach of any of its covenants or agreements contained in this Agreement;

The Company agrees it shall provide the Investor with prompt written notice of any action or event referred to in Sections 5.1(i), 5.1(j) or 5.1(k) which either has resulted in, or would with the giving of notice and/or the lapse of time or both result in, either the termination of this Agreement or the Investor having a right to terminate this Agreement pursuant to any such Section.

5.2 Effects of Termination.

(a) In the event of any termination of this Agreement as provided in Section 5.1, this Agreement (other than this Section 5.2 and Article VI, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from liability for intentional breach of this Agreement or fraud provided further that the maximum aggregate liability of the Investor and any of its Affiliates arising out of a breach of this Agreement shall not exceed an amount equal to the Purchase Price.

(b)(i) In the event that this Agreement is terminated pursuant to Section 5.1(g) or 5.1(h) (or pursuant to another subsection of Section 5.1 when it could have been terminated under Section 5.1(g) or (h)), then the Company shall pay $3,000,000 (the “Termination Fee”) to Investor as promptly as reasonably practicable (and, in any event, within two business days following such termination in the case of a termination pursuant to Section 5.1(h) and prior to or concurrently with such termination in the case of a termination pursuant to Section 5.1(g)), by wire transfer of same day funds.

(ii) In the event that this Agreement is terminated pursuant to Section 5.1(d) (or pursuant to another subsection of Section 5.1 when it could have been terminated under Section 5.1(d)), then the Company shall pay $1,500,000 (the “Alternative Termination Fee”) (unless, in such circumstances, the Termination Fee would also be payable pursuant to another subsection of Section 5.2, in which case the Termination Fee shall be paid) to Investor as promptly as reasonably practicable (and, in any event, within two business days following such termination), by wire transfer of same day funds.

(iii) In the event that this Agreement is terminated by either Investor or the Company pursuant to Section 5.1(b) or 5.1(d) or by Investor pursuant to Section 5.1(e) and (A) at any time after the date of this Agreement and prior to such termination (in the case of a termination pursuant to Section 5.1(b) or 5.1(d)), or prior to the breach giving rise to Investor’s right to terminate under Section 5.1(e) (in the case of a termination pursuant to Section 5.1(e)) an Acquisition Proposal shall have been made or communicated to the senior management or the Board of Directors or shall have been publicly announced or publicly made known to the shareholders of the Company, and not withdrawn prior to such termination or such breach, as applicable, and (B) within twelve months after such termination, the Company shall have entered into a definitive agreement with respect to, or shall have consummated, any Acquisition Proposal, then, in any such event, the Company shall pay to Investor the Termination Fee, net of any Alternative Termination Fee and net of any Expense Fee paid pursuant to Section 5.2(b)(iv), such payment to be made upon the earlier of the Company entering into an agreement providing for, or consummating, such Acquisition Proposal, by wire transfer of same day funds.

(iv) In the event that this Agreement is terminated: (A) pursuant to Section 5.1(b) and immediately prior to such termination the conditions set forth in Section 1.2(c)(i) have been satisfied, either or both of the conditions set forth in Section 1.2(c)(ii)(C) and (H) have not been satisfied, and the Investor is not in material breach of this Agreement; (B) pursuant to Section 5.1(i); (C) pursuant to Section 5.1(j); or (D) pursuant to 5.1(l) (except if the Institutional Investors’ Purchase Agreement has been terminated pursuant to Section 5.1(h) thereof), then the Company shall pay $1.5 million (the “Expense Fee”) to Investor as promptly as reasonably practicable (and, in any event, within two business days following such termination), by wire transfer of same day funds.

(v) Notwithstanding anything contained herein, under no circumstances shall the Company be required to pay more than one of the Termination Fee, the Alternative Termination Fee or the Expense fee.

(c) Each of the Company and Investor acknowledges that the agreements contained in this Section 5.2 are an integral part of the transactions contemplated by this Agreement. In the event that the Company shall fail to pay the Termination Fee or Alternative Termination Fee when due, the Company shall reimburse the Investor for all reasonable costs and expenses actually incurred or accrued by the Investor (including reasonable fees and expenses of counsel) in connection with any action (including the filing of any lawsuit) taken to collect payment of such amounts, together with interest on such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid to the date of actual payment.

ARTICLE VI

MISCELLANEOUS

6.1 Survival. Each of the representations and warranties set forth in this Agreement shall terminate at the Closing. Except as otherwise provided herein, all covenants and agreements contained herein, other than those which by their terms are to be performed in whole or in part after the Closing, shall terminate as of the Closing. Nothing contained in this Agreement shall preclude the Investor from commencing a claim against the Company asserting a violation of Rule 10b-5 under the Exchange Act in respect of any matter that was not otherwise Previously Disclosed or any Tax matter that was not otherwise reviewed by the Investor as part of the Investor’s due diligence review of the Company.

6.2 Expenses. Except as otherwise provided herein, each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement.

6.3 Amendment. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

6.4 Waivers. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver of any party to this Agreement, as the case may be, will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

6.5 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

6.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

6.7 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.8 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a) If to the Investor:

OEPX, LLC
c/o One Equity Partners
320 Park Avenue, 18th Floor
New York, NY 10022
Tel:	(212) 277-1500
Facsimile:	(212) 277-1572
Attention:	David M. Cohen
Colin M. Farmer

with a copy (which copy alone shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Tel:	(212) 455-7295
Facsimile:	(212) 455-2502
Attention:	William R. Dougherty, Esq.

(b) If to the Company:

X-Rite, Incorporated
Tel:	(616) 803-2309
Facsimile:	(616) 803-2530
Attention:	Thomas Vacchiano

with copies (which copies alone shall not constitute notice) to:

Shearman & Sterling LLP
599 Lexington Ave.
New York, NY 10022
Tel:	(212) 848-4000
Facsimile:	(212) 848-7179
Attention:	Creighton O’M. Condon, Esq.
Scott Petepiece, Esq.

and

McDermott Will & Emery LLP
227 West Monroe
Chicago, IL 60606
Tel:	(312) 984-7563
Facsimile:	(312) 983-7700
Attention:	Helen Friedli, Esq.

6.9 Entire Agreement, Etc. (a) This Agreement (including the Exhibits, Schedules and Disclosure Schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof; and (b) this Agreement will not be assignable by operation of law or otherwise (any attempted assignment in contravention hereof being null and void); provided that the Investor may assign its rights and obligations under this Agreement to (i) any Affiliate of the Investor (provided that for the purposes of this Section 6.9 the term “Affiliate” shall have the meaning given to such term in Section 4.2(b)(i)) or (ii) general partner or managing member of the Investor, but in each case only if the transferee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement (any such transferee shall be included in the term “Investor”); provided, further, that no such assignment shall relieve the Investor of its obligations hereunder. Without limiting the foregoing, and other than with respect to transfers to such Affiliates (as such term in defined in Section 4.2(b)(i), none of the rights of the Investor hereunder shall be assigned to, or enforceable by, any person to whom the Investor may Transfer Purchased Securities.

6.10 Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time.

(a) “Acquisition Proposal” means, other than transactions contemplated by this Agreement and the Institutional Investors’ Purchase Agreement, any proposal or offer from a third party relating to (i) any direct or indirect acquisitions of assets of the Company and its Subsidiaries equal to 15% or more of the consolidated assets of the Company and its Subsidiaries or to which 15% or more of the Company’s revenues or earnings on a consolidated basis are attributable, (ii) any direct or indirect acquisition of beneficial ownership (as defined under Regulation 13(d) of the Exchange Act) of 15% or more of any class of equity securities of the Company or any tender offer or exchange offer that, if consummated, would result in any person or group directly or indirectly beneficially owning 15% or more of any class of equity securities of the Company, or (iii) any merger, consolidation, recapitalization, liquidation, dissolution or other business combination, or other similar transaction involving the Company;

(b) the term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities by contract or otherwise;

(c) the word “or” is not exclusive;

(d) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”; and

(e) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(f) “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or in the State of Michigan generally are authorized or required by law or other governmental actions to close;

(g) “Confidentiality Agreement” means that certain letter agreement, dated as of April 30, 2008, between the Company, on the one hand, and OEP General Partner III, L.P. and OEP Holding Corporation, on the other hand;

(h) “First Lien Forbearance Agreement” means that certain Forbearance Agreement and Amendment No. 1 to the Credit Agreement, dated as of August 20, 2008, among the Company, Monaco Acquisition Company, X-Rite Global, Incorporated, X-Rite Holdings, Inc., X-Rite MA, Incorporated, Holovision Acquisition Company, XR Ventures, LLC, GretagMacbeth LLC, Pantone, Inc., Pantone Asia, Inc., Pantone Germany, Inc., Pantone India, Inc., Pantone Japan, Inc. and Pantone U.K., Inc., as the credit parties thereto, and Fifth Third Bank, as administrative agent and collateral agent for certain financial institutions from time to time party thereto, and such financial institutions, as lenders;

(i) “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act;

(j) “Second Lien Forbearance Agreement” means that certain Forbearance Agreement and Amendment No. 1 to the Credit Agreement, dated as of August 20, 2008, among the Company, OTP, Incorporated, Monaco Acquisition Company, X-Rite Global, Incorporated, X-Rite Holdings, Inc., X-Rite MA Incorporated, Holovision Acquisition Company, XR Ventures, LLC, GretagMacbeth LLC, Pantone, Inc., Pantone Asia, Inc., Pantone Germany, Inc., Pantone India, Inc., Pantone U.K., Inc., as the credit parties thereto, Goldentree Capital Solutions Fund Financing, as sole lead arranger and sole bookrunner, and the Bank of New York, as administrative agent for certain financial institutions from time to time party thereto, and such financial institutions, as lenders;

(k) “Superior Proposal” means any written Acquisition Proposal that (1) is on terms that the Board of Directors determines in good faith (after receiving the advice of its financial advisor and after taking into account all the terms and conditions of the Acquisition Proposal) are more favorable in the aggregate to the Company’s shareholders than this Agreement (as it may be proposed to be amended pursuant to Section 3.1(e)) and (2) the Board of Directors determines is reasonably capable of being consummated; provided that for purposes of the definition of “Superior Proposal”, the references to “15% or more” in the definition of Acquisition Proposal shall be deemed to be references to “50.1%”.

(l) all article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement.

6.11 Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

6.12 Severability. If any provision of this Agreement or the application thereof to any person (including, the officers and directors of the Investor and the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

6.13 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the parties hereto, any benefit, right or remedies.

6.14 Time of Essence. Time is of the essence in the performance of each and every term of this Agreement.

6.15 Public Announcements. Subject to each party’s disclosure obligations imposed by law or regulation or the rules of any stock exchange upon which its securities are listed, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and no party hereto will make any such news release or public disclosure without first consulting with the other party hereto and receiving its consent (which shall not be unreasonably withheld or delayed) and each party shall coordinate with the other with respect to any such news release or public disclosure.

6.16 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

* * *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

X-RITE, INCORPORATED

By:	/S/ THOMAS J. VACCHIANO JR.
Name:	Thomas J. Vacchiano Jr.
Title:	Chief Executive Officer

OEPX, LLC

By:	/S/ DAVID M. COHEN
Name:	David M. Cohen
Title:	President

Schedule 1

Investor	Aggregate Investment
OEPX, LLC	$100,000,001.50

Annex B

INVESTMENT AGREEMENT

dated as of August 20, 2008

between

X-RITE, INCORPORATED

and

EACH OF

THE INVESTORS PARTY HERETO

B-i

LIST OF EXHIBITS

Exhibit A:	Form of Legal Opinion
Exhibit B:	Form of Registration Rights Agreement
Exhibit C:	Form of Amendment to Shareholder Protection Rights Plan

B-ii

INDEX OF DEFINED TERMS

Term	Location of Definition
Affiliate	6.10(b)
Agreement	Preamble
Acquisition Proposal	6.10(a)
Acquisition Proposal Documentation	3.1(e)
beneficially own	4.1(c)
beneficial ownership	4.1(c)
Benefit Plan	2.2(c)(i)
Board of Directors	2.2(d)(i)
Board Recommendation	3.1(b)
Board Representative	4.3(a)
business day	6.10(f)
Capitalization Date	2.2(b)(i)
Change of Control	4.1(c)
Change of Recommendation	3.1(e)
Closing	1.2(a)
Closing Date	1.2(a)
Code	2.2(i)
Common Stock	Recitals
Company	Preamble
Company Financial Statements	2.2(f)
Company Preferred Stock	2.2(b)(i)
Company Reports	2.2(g)(i)
Company Requisite Vote	2.2(d)(i)
Company Significant Agreement	2.2(l)
Company Subsidiary	2.2(a)(ii)
Company 10-K	2.1(c)(2)(A)
Company 10-Q	2.1(c)(2)(B)
Confidentiality Agreement	6.10(g)
control/controlled by/under common control with	6.10(b)
Disclosure Schedule	2.1(a)
Environmental Laws	2.2(s)(ii)
Environmental Permits	2.2(s)(ii)
Equity Investment Agreement	Recitals
Equity Investor	Recitals
Equity Securities	4.1(c)
ERISA	2.2(r)(i)
Exchange Act	2.2(g)(i)
First Lien Credit Facility	4.8(a)
First Lien Forbearance Agreement	6.10(h)
Governmental Entity	2.2(e)
Group Members	5.1(j)
herein/hereof/hereunder	6.10(e)
HSR Act	3.1(a)
including/includes/included/include	6.10(d)
Indebtedness	2.2(b)(ii)
Intellectual Property	2.2(v)
Investor(s)	Preamble
knowledge of the Company	2.2(h)(ii)

B-iii

Term	Location of Definition
Leases	2.2(h)(ii)
Liens	2.2(c)
Material Adverse Effect	2.1(b)
Materials of Environmental Concern	2.2(s)(ii)
NAICS Code	2.3(j)
NASDAQ	1.2(c)(ii)(D)
NASDAQ Rules	2.2(d)(i)
New Securities	4.5
Observer	4.4
or	6.10(c)
Other Investors	5.2(a)
Owned Real Property	2.2(h)(iii)
permitted activities	4.1(b)
person	6.10(i)
Previously Disclosed	2.1(c)
Purchased Securities	Recitals
Purchase Price	1.2(b)(i)
Recapitalization	1.2(c)(ii)(F)
Release	2.2(s)(ii)
Representatives	3.1(d)
Rights Plan	2.2(b)(i)
Sagard	Preamble
SEC	2.1(c)(2)(A)
Second Lien Credit Facility	4.8(a)
Second Lien Forbearance Agreement	6.10(j)
Securities Act	2.2(g)(i)
Shareholder Proposal	2.2(d)(i)
Shareholders’ Meeting	2.3(g)
Sponsor	2.3(i)
Standstill Termination Date	4.1(c)
Subsidiary	2.2(a)(ii)
Superior Proposal	6.10(i)
Tax Return	2.2(i)
Taxes	2.2(i)
Termination Date	5.1(b)
Termination Fee	5.2(a)
Tinicum	Preamble
Transfer	4.2(a)
Voting Debt	2.2(b)(i)
Voting Shares	4.1(c)

B-iv

INVESTMENT AGREEMENT dated as of August 20, 2008 (this “Agreement”), between X-Rite, Incorporated, a Michigan corporation (the “Company”), and Sagard Capital Partners, L.P. (“Sagard”) and Tinicum Capital Partners II, L.P., Tinicum Capital Partners II Parallel Fund, L.P., and Tinicum Capital Partners II Executive Fund, L.L.C. (collectively, “Tinicum”) (Sagard and Tinicum each an “Investor” and collectively, the “Investors”).

RECITALS:

A. The Investment. As of the date hereof, the Company has 100,000,000 authorized shares of common stock, $0.10 par value per share (“Common Stock”), of which, as of August 18, 2008, 29,605,684 shares were issued and outstanding.

B. The Issuance. The Company intends to issue in a private placement, and the Investors intend to purchase from the Company, 18,333,334 shares of Common Stock in the aggregate, to be allocated among the Investors in the amounts set forth in Schedule 1.1 to this Agreement. The shares of Common Stock to be purchased by the Investors are herein called the “Purchased Securities”. For purposes of this Agreement, the term “Transaction Documents” refers collectively to this Agreement and the Registration Rights Agreement (as hereinafter defined), in each case as amended, modified or supplemented from time to time in accordance with their respective terms.

C. The Equity Investment. Concurrently with the execution of this Agreement, OEPX, LLC (“Equity Investor”) and the Company have entered into an Investment Agreement (the “Equity Investment Agreement”) for the sale by the Company to Equity Investor of 28,571,429 shares of Common Stock for an aggregate purchase price of $100,000,001.50, in each case subject to increase as set forth in the Equity Investment Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

PURCHASE; CLOSINGS

1.1 Purchase. On the terms and subject to the conditions set forth herein, each Investor will purchase from the Company, and the Company will sell to each Investor, at the Closing (as hereinafter defined), the number of shares of Common Stock which appears opposite such Investor’s name on Schedule 1.1 to this Agreement.

1.2 Closing.

(a) Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the purchase of the Purchased Securities by the Investors pursuant hereto (the “Closing”) shall occur at the offices of Shearman & Sterling LLP located at 599 Lexington Avenue, New York, New York, as soon as practicable, but in no event later than the second business day after the satisfaction or waiver of the conditions set forth herein (excluding conditions that, by their terms, cannot be satisfied until the Closing); provided, that, at, prior to, or substantially simultaneous with the Closing, the Company and the Investor shall receive the written notice of the Administrative Agent (as defined the First Lien Forbearance Agreement) provided for in the last paragraph of Section 6 of the First Lien Forbearance Agreement and the written notice of the Lead Arranger (as defined in the Second Lien Forbearance Agreement) provided for in the last paragraph of Section 6 of the Second Lien Forbearance Agreement. The date of the Closing is referred to as the “Closing Date.”

(b) Subject to the satisfaction or waiver on the Closing Date of the applicable conditions to Closing in Section 1.2(c), at the Closing (i) each Investor will deliver to the Company, by wire transfer of immediately available funds, the purchase price which appears opposite such Investor’s name on Schedule 1.1 to this

Agreement (the “Purchase Price”) and (ii) the Company will deliver to each Investor certificates representing the number of shares of Common Stock which appears opposite such Investor’s name on Schedule 1.1 to this Agreement.

(c) Closing Conditions. (i) The respective obligations of each Investor, on the one hand, and the Company, on the other hand, to consummate the Closing are subject to the fulfillment or written waiver by the Investors and the Company prior to the Closing of the following conditions:

(A) the Shareholder Proposal shall have been approved by the shareholders of the Company by the Company Requisite Vote;

(B) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Closing and no lawsuit shall have been commenced by a Governmental Entity seeking to effect any of the foregoing; and

(C) any approvals or authorizations of or notices to (or expiration or termination of any applicable waiting periods of) the Governmental Entities specified on Section 2.2(e) of the Disclosure Schedule shall have been received or made (or have occurred) as applicable.

(ii) The obligation of each Investor to consummate the purchase of Purchased Securities at the Closing is also subject to the fulfillment or written waiver by such Investor at or prior to the Closing of each of the following conditions:

(A)(x) the representations and warranties of the Company set forth in this Agreement (excluding the representations and warranties of the Company set forth in Sections 2.2(b), 2.2(j), 2.2(n) and 2.2(x)) shall be true and correct (without regard to “materiality” (except (i) with respect to the representations and warranties of the Company set forth in Section 2.2(f) and 2.2(g)(ii), which shall be interpreted with regard to such qualification and (ii) for those references to a “material” property, contract or other asset or item in a representation or warranty that requires the Company to identify or list any such “material” properties, contracts, assets or items in a Section of the Disclosure Schedule) or “Material Adverse Effect” qualifications included therein) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct as of such other date), except to the extent that the failure of such representations and warranties to be so true and correct, individually or in the aggregate, does not have and would not be reasonably likely to have a Material Adverse Effect (it being understood by the parties that, with respect to the representations and warranties included in clause (i) and (ii) above, any determination of whether there has been a breach of such representations and warranties shall be made with regard to the “materiality” qualifier included therein; provided, however, that once a breach of any such representations and warranties has been established, then any determination as to the effect of any such breach shall be made without regard to “materiality”), (y) the representations and warranties of the Company set forth in Section 2.2(b), 2.2(n) and 2.2(x) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all material respects as of such other date), and (z) the representations and warranties of the Company set forth in Section 2.2(j) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date;

(B) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;

(C) the Company shall have received, or shall concurrently receive, proceeds from the sale of Common Stock to the Equity Investor pursuant to the terms of the Equity Investment Agreement of not less than $100,000,000 on or prior to the Closing Date;

(D) the shares of Common Stock to be issued at the Closing shall have been authorized for listing on the NASDAQ National Market System (“NASDAQ”) or such other market on which the Common Stock is then listed or quoted, subject to official notice of issuance;

(E) such Investor shall have received a certificate, dated the Closing Date, signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company (in each case without personal liability), certifying on behalf of the Company that the conditions specified in the foregoing clauses (A), (B) and (C) have been fulfilled;

(F) the recapitalization transactions (the “Recapitalization”) set forth in Section 1.2(c)(ii)(F) of the Disclosure Schedule shall have been completed;

(G) Warner Norcross & Judd LLP, as counsel to the Company, shall have delivered to such Investor an opinion with respect to the valid issuance of the Purchased Securities, dated as of the Closing Date, in the form attached hereto as Exhibit A;

(H) the Company shall have delivered to such Investor a letter from the Company’s transfer agent certifying the number of shares of Common Stock as of a date within five days of the Closing Date; and

(I) the Company shall have duly executed and delivered to such Investor the Registration Rights Agreement in the form attached hereto as Exhibit B.

(iii) The obligation of the Company to consummate the Closing of the sale of the Purchased Securities to the Investors is also subject to the fulfillment or written waiver by the Company at or prior to the Closing of each of the following conditions:

(A)(x) the representations and warranties of each Investor set forth in this Agreement (excluding the representations and warranties of each Investor set forth in Section 2.3(d) and 2.3(e)) shall be true and correct (without regard to “materiality” or “Material Adverse Effect” qualifications included therein) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct as of such other date), except to the extent that the failure of such representations and warranties to be so true and correct would not reasonably be expected to materially adversely affect each Investor’s ability to perform their obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis, and (y) the representations and warranties of each Investor set forth in Section 2.3(d) and 2.3 (e) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all material respects as of such other date);

(B) each of the Investors shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;

(C) the Company shall have received a certificate, dated the Closing Date, signed on behalf of each Investor by an executive officer or other authorized signatory of each of such Investor (without personal liability), certifying on behalf of such Investor that the conditions specified in the foregoing clauses (A) and (B) have been fulfilled;

(D) the Company shall have received, or shall concurrently receive, proceeds from the sale of Common Stock to the Equity Investor pursuant to the terms of the Equity Investment Agreement of not less than $100,000,000 on or prior to the Closing Date;

(E) the Recapitalization shall have been completed; and

(F) the Investors shall have duly executed and delivered to the Company the Registration Rights Agreement in the form attached hereto as Exhibit B.

(iv) The obligation of Sagard to consummate the Closing of the purchase of the Purchased Securities at the Closing is also subject to the fulfillment or written waiver by such Investor at or prior to the Closing of the following condition:

(A) the Board Representative shall have been elected or appointed in accordance with Section 4.3 hereof.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Disclosure. (a) On or prior to the date hereof, the Company delivered to the Investors and the Investors delivered to the Company a schedule (“Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.2 with respect to the Company, or in Section 2.3 with respect to each Investor, or to one or more of its covenants contained in Article III.

(b) As used in this Agreement, the term “Material Adverse Effect” means any circumstances, events, changes, developments or effects that, individually or in the aggregate, (1) are material and adverse to the business, assets, results of operations or financial condition of the Company and Company Subsidiaries taken as a whole or (2) would materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Closing; provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes, after the date hereof, in generally accepted accounting principles or regulatory accounting principles generally applicable to the industries in which the Company or its Subsidiaries operate, (B) changes, after the date hereof, in laws, rules and regulations of general applicability or interpretations thereof by Governmental Entities, (C) actions of the Company expressly required by the terms of this Agreement or the Equity Investment Agreement or taken with the prior written consent of the Investors, (D) changes in general economic, financial market or global or national political conditions, including the outbreak or escalation of war or acts of terrorism, (E) events, circumstances, changes or effects that generally affect the graphic arts and printing systems industry (including legal or regulatory changes), (F) changes arising from the consummation of the transactions contemplated by, or the announcement of the execution of, this Agreement (provided that the exception in this clause (F) shall not apply to that portion of any representation or warranty to the extent the purpose of such representation or warranty is to specifically address the consequences resulting from the execution of this Agreement or consummation of the transactions contemplated by this Agreement) and (G) any failure to meet internal or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period, in and of itself, or a decline in the price or trading volume of the Common Stock, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect); except with respect to clauses (A), (B), (D) and (E) to the extent that such changes, events, circumstances, or effect have a disproportionate effect on the Company and the Company Subsidiaries, taken as a whole, relative to other companies operating in the graphic arts and printing systems industry.

(c) “Previously Disclosed” with regard to (1) a party means information set forth on its Disclosure Schedule, provided, however, that disclosure in any section of such Disclosure Schedule shall apply only to the indicated section of this Agreement except to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is relevant to another section of this Agreement, and (2) the Company means information publicly disclosed by the Company in (A) its Annual Report on Form 10-K for the fiscal year ended December 29, 2007, as filed by it with the Securities and Exchange Commission (“SEC”) on March 13, 2008, (B) its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 29, 2008 and

June 28, 2008, respectively as filed with the SEC on May 8, 2008 and August 7, 2008, respectively, (C) its Definitive Proxy Statement on Schedule 14A, as filed by it with the SEC on April 28, 2008 or (D) any Current Report on Form 8-K filed or furnished by it with the SEC since March 13, 2008, and publicly available prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are similarly non-specific and are predictive or forward-looking in nature).

2.2 Representations and Warranties of the Company. Except as Previously Disclosed, the Company represents and warrants to each Investor that:

(a) Organization and Authority. (i) The Company is a corporation duly organized and validly existing under the laws of the State of Michigan, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would have a Material Adverse Effect, and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company has furnished to each Investor true, correct and complete copies of the Company’s restated articles of incorporation and amended and restated bylaws as in effect on the date of this Agreement.

(ii) Section 2.2(a)(ii) of the Disclosure Schedule sets forth a correct and complete list of the Company Subsidiaries. Each Company Subsidiary is duly organized and validly existing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would have a Material Adverse Effect, and has the corporate power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is being conducted. As used herein, “Subsidiary” means, with respect to any person, any corporation, partnership, joint venture, limited liability company or other entity (x) of which such person or a subsidiary of such person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof; “Company Subsidiary” means any Subsidiary of the Company.

(b) Capitalization. (i) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 5,000,000 shares of Company Preferred Stock, par value $0.10 per share, of the Company (the “Company Preferred Stock”). As of the close of business on August 18, 2008 (the “Capitalization Date”), there were 29,605,684 shares of Common Stock outstanding and no shares of Company Preferred Stock outstanding. Since the Capitalization Date, the Company has not issued any shares of Company Preferred Stock, or any shares of Common Stock except pursuant to the valid exercise or conversion of the securities set forth in Section 2.2(b) of the Disclosure Schedule. As of the close of business on the Capitalization Date and immediately prior to the Closing, no shares of Common Stock or Company Preferred Stock were reserved or to be made available for issuance, except for (1) (A) 2,604,841 shares of Common Stock reserved for issuance upon the exercise of options outstanding as of the Capitalization Date and (B) 2,766,592 shares of Common Stock reserved for future issuance under the Company’s Benefits Plans, and (2) 296,056.84 shares of Company Preferred Stock designated as Junior Participating Preferred Stock, without par value, reserved or to be made available for issuance upon the exercise of rights granted under the Shareholder Protection Rights Agreement, dated as of March 29, 2002 (the “Rights Plan”) between the Company and Equiserve Trust Company, N.A. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No bonds, debentures, notes or other indebtedness which, by their terms, have the right to vote on any matters on which the shareholders of the Company may vote (“Voting Debt”) are issued and outstanding.

(ii) Set forth in Section 2.2(b)(ii) of the Disclosure Schedule is a true and complete list of all Indebtedness of the Company and its Subsidiaries as of the date of this Agreement with an outstanding principal amount in excess of $1,000,000 individually, including for each such item of Indebtedness, the outstanding principal amount, interest rate as in effect between the date of this Agreement and the maturity date thereof, and the schedule of the principal payments, and any Liens that relate to such Indebtedness.

For the purposes of this Agreement, “Indebtedness” shall mean, with respect to any person, (a) all liabilities of such person for borrowed money, whether contingent, current or funded, secured or unsecured, (b) all liabilities of such person for the deferred purchase price of property or services, (c) all liabilities of such person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all liabilities of such person as lessee under leases that have been or are required to be, in accordance with GAAP as of the date hereof, recorded as capital leases, (f) all obligations, contingent or otherwise, of such person under bankers’ acceptance, letter of credit or similar facilities, (g) any other amounts required to be considered as indebtedness for purposes of GAAP as of the date hereof, (h) all Indebtedness of others referred to in clauses (a) through (g) above guaranteed in any manner by such person, and (i) all Indebtedness referred to in clauses (a) through (g) above secured by any Lien on property (including accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness; provided, that clauses (a) through (i) shall include all accrued interest, premiums and penalties upon prepayment of such outstanding Indebtedness; provided, further, that for the avoidance of doubt, (x) ordinary course accounts payable and (y) and indebtedness between the Company and any of its wholly-owned Subsidiaries or between wholly-owned Subsidiaries of the Company shall not be considered Indebtedness.

(iii) As of the date of this Agreement, except as set forth in Section 2.2(b) of the Disclosure Schedule (which Section also sets forth the strike or exercise prices, and other term or expiration date, of the relevant securities), the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable for, any shares of Common Stock or Company Preferred Stock or any other Equity Securities of the Company or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement).

(c) Company’s Subsidiaries. The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of or all other equity interests in each of the Company Subsidiaries, free and clear of any liens, charges, encumbrances, adverse rights or claims and security interests whatsoever (“Liens”), and all of such shares or equity interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Company Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock, any other equity security or any Voting Debt of such Company Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock, any other equity security or Voting Debt of such Company Subsidiary.

(d) Authorization.

(i) The Company has the corporate power and authority to enter into this Agreement, the Equity Investment Agreement, the Registration Rights Agreement and the agreements to be entered into by the Company in connection with the Recapitalization and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement, the Equity Investment Agreement, the Registration Rights Agreement and the agreements to be entered into by the Company in connection with the Recapitalization and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and unanimously authorized by the board of directors of the Company (the “Board of Directors”). This Agreement and the Equity Investment Agreement have been, and the Registration Rights Agreement and the agreements to be entered into by the Company in connection with the Recapitalization will be, duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Investors and the other parties thereto, this Agreement and the Equity Investment Agreement are, and the Registration Rights Agreement and the agreements to be entered into by the Company in connection with the Recapitalization will be, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity). No other corporate proceedings are necessary for the execution and delivery by the Company of this Agreement, the Equity Investment Agreement, the Registration Rights Agreement or the agreements to be entered into by the Company in connection with the Recapitalization, the performance by it of its obligations hereunder and thereunder or the consummation by it of the transactions contemplated hereby and thereby, subject, in the case of issuance of the Purchased Securities, to approval of the proposal to approve the issuance of the Common Stock for purposes of the NASDAQ Rules (the “Shareholder Proposal”) by the Company Requisite Vote. The only vote of the shareholders of the Company required to approve the issuance of the Common Stock for purposes of Rule 4350(i)(1) of the NASDAQ Marketplace Rules (the “NASDAQ Rules”) is an affirmative vote of the majority of the votes cast with respect to the Shareholder Proposal (the “Company Requisite Vote”).

(ii) Neither the execution and delivery by the Company of this Agreement, the Equity Investment Agreement, the Registration Rights Agreement and the agreements to be entered into by the Company in connection with the Recapitalization, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by the Company with any of the provisions hereof and thereof will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of (i) subject in the case of the issuance of the Purchased Securities under this Agreement, to receipt of the Company Requisite Vote, its restated articles of incorporation or amended and restated bylaws or the articles of incorporation, charter, bylaws or other governing instrument of any Company Subsidiary or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (B) assuming all notices, registrations, declarations, filings, exemptions, reviews, authorizations, orders, consents and approvals set forth in Section 2.2(e) of the Disclosure Schedule have been made, obtained or completed, violate any law, statute, ordinance, rule, regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets, except in the case of clause (A)(ii) and (B), as would not have a Material Adverse Effect.

(e) Governmental Consents. Other than as set forth in Section 2.2(e) of the Disclosure Schedule, and the securities or blue sky laws of the various states, no material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting periods, is necessary for the consummation by the Company of the transactions contemplated by this Agreement or the Registration Rights Agreement. As used herein, “Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

(f) Financial Statements. Each of the consolidated balance sheets of the Company and the Company Subsidiaries and the related consolidated statements of operations, shareholders’ investment and cash flows, together with the notes thereto (collectively, the “Company Financial Statements”) included in any Company Report filed with the SEC, (1) have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries, (2) complied as to form, as of their respective date of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (3) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the period indicated and (4) present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of the dates set forth therein and the consolidated results of operations, changes in shareholders’ investment and cash flows of the Company and the Company Subsidiaries for the periods stated therein, subject, in the case of any unaudited financial statements, to normal recurring year-end audit adjustments.

(g) Reports.

(i) Since December 31, 2005, each of the Company and each Company Subsidiary has timely filed all material reports, registrations, documents, filings, statements and submissions, together with any required amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Company Reports”) and has paid all material fees and assessments due and payable in connection therewith. As of their respective dates, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities. As of the date of this Agreement, there are no outstanding comments from the SEC with respect to any Company Report. In the case of each such Company Report filed with or furnished to the SEC, such Company Report did not, as of its date or if amended prior to the date of this Agreement, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). With respect to all other Company Reports, the Company Reports were complete and accurate in all material respects as of their respective dates. No executive officer of the Company or any Company Subsidiary has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.

(ii) The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including the consolidated Company Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Board of Directors that there were no (x) significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since December 29, 2007 and until the date of this Agreement, (A) to the knowledge of the Company, none of the Company, any Company Subsidiary, or any director or officer of the Company or any Company Subsidiary has received or otherwise been made aware of any written material complaint, allegation, assertion or claim, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, and (B) no attorney representing the Company or any Company Subsidiary, whether or not employed by the Company or any Company Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or executive officer of the Company.

(h) Properties.

(i) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company or one of the Company Subsidiaries has good title to all the properties and assets reflected in the latest audited balance sheet included in the Company Reports as being owned by the Company or one of the Company Subsidiaries or acquired after the date thereof that are material to the Company’s business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business consistent with past practice), free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever except as otherwise stated in Section 2.2(h)(i) of the Disclosure Schedule.

(ii) Section 2.2(h)(ii) of the Disclosure Schedule lists each lease or license pursuant to which the Company and its Subsidiaries lease or license any material real property (the “Leases”). Except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) each Lease is a valid and binding obligation of the Company and each Company Subsidiary party thereto and, to the knowledge of the Company, each other party thereto and is in full force and effect; (ii) there is no breach or default under any Lease by the Company or any Company Subsidiaries or, to the knowledge of the Company, any other party thereto; (iii) no event has occurred that with or without the lapse of time or the giving of notice or both would constitute a material breach or default under any Lease by the Company or any Company Subsidiary or, to the knowledge of the Company, any other party thereto; and (iv) the Company or one of the Company Subsidiaries that is either the tenant or licensee named under the Lease has a good and valid leasehold interest in each parcel of real property which is subject to a Lease and is in possession of the properties purported to be leased or licensed thereunder. For purposes of this Agreement “knowledge of the Company” shall mean the actual knowledge of Thomas Vacchiano, David Rawden, Francis Lamy and Tim Willis.

(iii) Section 2.2(h)(iii) of the Disclosure Schedule lists the real property owned in fee by the Company or any Company Subsidiary (the “Owned Real Property”). Except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Company or one of its Subsidiaries has good and marketable fee simple title to the Owned Real Property and to all of the buildings, structures and other improvements thereon free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever; (ii) neither the Company nor any of its Subsidiaries has leased, licensed or otherwise granted any person the right to use or occupy the Owned Real Property which lease, license or grant is currently in effect or collaterally assigned or granted any other security interest in the Owned Real Property which assignment or security interest is currently in effect; (iii) there are no outstanding agreements, options, rights of first offer or rights of first refusal granted by the Company or any Company Subsidiary to purchase any Owned Real Property; and (iv) there is not pending or, to the knowledge of the Company, threatened any condemnation proceedings related to any of the Owned Real Property.

(i) Taxes. Except as set forth on Section 2.2(i) of the Disclosure Schedule, (1) each of the Company and the Company Subsidiaries has (x) duly and timely filed (including pursuant to applicable extensions validly obtained) all material Tax Returns (as hereinafter defined) required to be filed by it and all such Tax Returns are true, correct and complete in all material respects, (y) paid in full all material Taxes due or, in the case of Taxes not yet due, made adequate provision in the financial statements of the Company (in accordance with GAAP) for any such Taxes (as hereinafter defined), whether or not shown as due on such Tax Returns, except for Taxes being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided, and (z) satisfied in full all Tax withholding and deposit requirements imposed on or with respect to the Company and the Company Subsidiaries; (2) no material assessments, adjustments or deficiencies for any Taxes have been assessed in writing, or to the Company’s knowledge, asserted or proposed, and there are no currently pending audits or administrative or judicial proceedings, with respect to any Taxes due by or Tax Returns of the Company or any of the Company Subsidiaries which have not since been resolved, except for Taxes proposed, asserted or assessed that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided; and (3) there are no material Liens for Taxes upon the assets of either the Company or the Company Subsidiaries except for statutory liens for current Taxes not yet due or Liens for Taxes that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided. Neither the Company nor any of the Company Subsidiaries has ever been a member of a combined, consolidated, affiliated or unitary group for Tax filing purposes, other than the group in which it currently is a member. None of the Company or any of the Company Subsidiaries has been a “distributing corporation” or a “controlled corporation” in any distribution occurring during the last two years in which the parties to such distribution treated the distribution as one to which Section 355 of the Internal Revenue Code of 1986, as amended (the “Code”) is applicable. None of the Company or any Company Subsidiary has engaged in any transaction that is a “listed transaction” for federal income tax purposes within the meaning of Treasury Regulations section 1.6011-4, which has not yet been the subject of an audit. For purposes of this Agreement, “Taxes” shall mean all taxes, charges, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including but not limited to any income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, together with any interest or penalties attributable thereto, and any payments made or owing to any other person (other than the Company or the Company Subsidiaries) measured by such taxes, charges, levies, penalties or other assessment, whether pursuant to a tax indemnity agreement, tax sharing arrangement (other than pursuant to commercial agreements or Benefit Plans). For purposes of this Agreement, “Tax Return” shall mean any return, report, information return or other document (including any related or supporting information) required to be filed with any taxing authority with respect to Taxes, including all information returns relating to Taxes of third parties, any claims for refunds of Taxes and any amendments or supplements to any of the foregoing.

(j) Absence of Certain Changes. Since December 29, 2007, no event or events have occurred that have had or would reasonably be expected to have a Material Adverse Effect.

(k) No Undisclosed liabilities. Neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the Company Financial Statements to the extent required to be so reflected or reserved against in accordance with U.S. generally accepted accounting practices, except for (1) liabilities that have arisen since December 29, 2007 in the ordinary course of business and consistent with past practice, none of which have had or would reasonably be expected to have a Material Adverse Effect, (2) contractual liabilities under (other than liabilities arising from any breach or violation of) agreements Previously Disclosed or not required by this Agreement to be so disclosed, and (3) fees and expenses incurred in connection with the transactions contemplated by this Agreement, the Equity Investment Agreement and the Recapitalization, which fees and expenses shall in the aggregate not exceed the amount disclosed on Section 2.2(k) of the Disclosure Schedule.

(l) Commitments and Contracts. Section 2.2(l) of the Disclosure Schedule lists each of the following to which the Company or any Company Subsidiary is a party or subject (whether written or oral) entered into prior to the date of this Agreement (each, a “Company Significant Agreement”):

(i) any contract or agreement which is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K to be performed in whole or in part after the date of this Agreement;

(ii) any contract or agreement which limits or purports to limit in any material respect the ability of the Company or any of the Company Subsidiaries to compete in any line of business;

(iii) any material contract or agreement with a labor union or guild (including any collective bargaining agreement);

(iv) any contract or agreement which grants any person a right of first refusal, right of first offer or similar right with respect to any material properties, assets or businesses of the Company or the Company Subsidiaries;

(v) any contract relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing material obligations, including continuing material indemnity obligations, of the Company or any of the Company Subsidiaries; and

(vi) any contract or agreement which is a consulting agreement or service contract (including data processing, software programming and licensing contracts and outsourcing contracts) which involves the payment of $2,000,000 or more in annual fees.

Except as Previously Disclosed and as would not have a Material Adverse Effect, (i) each of the Company Significant Agreements is valid and binding on the Company and the Company Subsidiaries, as applicable, and in full force and effect; (ii) the Company and each of the Company Subsidiaries, as applicable, are in compliance with and have performed all obligations required to be performed by them to date under each Company Significant Agreement; and (iii) as of the date hereof, neither the Company nor any of the Company Subsidiaries has received notice of any material violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any Company Significant Agreement nor, to the Company’s knowledge, such notice has been threatened. To the Company’s knowledge, except as Previously Disclosed, there are no material transactions, or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed material transactions, or series of related transactions, between the Company or any Company Subsidiary, on the one hand, and any current or former director or executive officer of the Company or any Company Subsidiary or any person who beneficially owns 5% or more of the outstanding shares of Common Stock (or any of such person’s immediate family members or Affiliates (other than Company Subsidiaries)), on the other hand, other than Benefit Plans entered into in the ordinary course of business.

(m) Offering of Securities. Neither the Company nor any person acting at its direction has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Purchased Securities to be issued pursuant to this Agreement under the Securities Act and the rules and regulations of the SEC thereunder) which would subject the offering, issuance or sale of any of the Purchased Securities to the Investors pursuant to this Agreement to the registration requirements of the Securities Act.

(n) Status of Securities. Subject to receipt of the approval of the Company Requisite Vote, the shares of Common Stock have been duly authorized by all necessary corporate action. When issued and sold against receipt of the consideration therefor as provided in this Agreement, such shares of Common Stock will be validly issued, fully paid and nonassessable, free and clear of all Liens (other than Liens imposed as a result of actions taken by the Investors or their Affiliates) and will not be subject to preemptive rights of any other shareholder of the Company.

(o) Litigation and Other Proceedings. There is no pending or, to the knowledge of the Company, threatened, claim, action, suit, investigation or proceeding, against the Company, any Company Subsidiary or any Benefit Plan or to which any of their assets are subject, nor is the Company, any Company Subsidiary or any Benefit Plan subject to any order, judgment or decree, in each case except as would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, there is no unresolved violation, criticism or exception by any Governmental Entity with respect to any report or relating to any examinations or inspections of the Company, any Company Subsidiaries or any Benefit Plan.

(p) Compliance with Laws. (1) Except as would not have a Material Adverse Effect, the Company and each Company Subsidiary have all material permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of the Company or such Company Subsidiary. Since December 30, 2006, each of the Company and each Company Subsidiary has complied in all material respects and is not in default or violation in any respect of, and none of them is, to the knowledge of the Company, under investigation with respect to or, to the knowledge of the Company, has been threatened to be charged with or given notice of any material violation of, any applicable material domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity, other than such noncompliance, defaults or violations that would not reasonably be expected to have a Material Adverse Effect. Except for statutory or regulatory restrictions of general application, since December 30, 2006 no Governmental Entity has placed any material restriction on the business or properties of the Company or any Company Subsidiary.

(q) Labor. Neither the Company nor any Company Subsidiary is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against the Company or any Company Subsidiary, or to the knowledge of the Company, threatened against any of them before the National Labor Relations Board or other Governmental Entity and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against the Company or any Company Subsidiary or to the knowledge of the Company, threatened against any of them, (b) no strike or work stoppage in existence or, to the knowledge of the Company, threatened involving the Company or any Company Subsidiary, and (c) to the knowledge of the Company, no union representation question existing with respect to the employees of the Company or any Company Subsidiary and, to the knowledge of the Company, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

(r) Company Benefit Plans.

(i) Except as has not had or would not reasonably be expected to have a Material Adverse Effect, (A) with respect to each Benefit Plan, the Company and the Company Subsidiaries have complied, and are now in compliance, in all respects, with all provisions of ERISA, the Code and all laws and regulations applicable to such Benefit Plan; and (B) each Benefit Plan has been administered in all respects in accordance with its terms. “Benefit Plan” means any employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any employee pension benefit plan within the meaning of Section 3(2) of ERISA and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control, consulting or fringe benefit plan, program, agreement or policy.

(ii) Except as has not had or would not reasonably be expected to have a Material Adverse Effect, neither the Company nor the Company Subsidiaries have incurred any withdrawal liability as a result of a complete or partial withdrawal from a “multiemployer plan”, as that term is defined in Part I of Subtitle E of Title IV of ERISA, that has not been satisfied in full.

(iii) Except as disclosed in Section 2.2(r)(iii) of the Disclosure Schedule, (A) neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer or director of the Company or any Company Subsidiary from the Company or any Company Subsidiary under any Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any such benefits, (iv) require the funding or increase in the funding of any such benefits or (v) result in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust and (B) neither the Company nor any Company Subsidiary has taken, or permitted to be taken, any action that required, and no circumstances exist that will require the funding, or increase in the funding, of any benefits or resulted, or will result, in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust. Company has entered into arrangements with the executives identified on Section 2.2(r)(iii) of the Disclosure Schedule and the copies of any contracts executed in connection with such arrangements have been provided to the Investor.

(s) Environmental Liability.

(i) Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and each of its Subsidiaries comply and have complied with all applicable Environmental Laws (as defined below), and possess and comply and have complied with all applicable Environmental Permits (as defined below) required under such Environmental Laws, except in each case with respect to any past non-compliance with Environmental Laws or Environmental Permits that has been resolved; (ii) to the knowledge of the Company, there are no Materials of Environmental Concern (as defined below) at, in or under or that have been Released at, in or under or from any property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries, under circumstances that have resulted in or would reasonably be expected to result in the incurrence of costs or obligations of the Company or any of its Subsidiaries under any applicable Environmental Law, or adversely affect the operations of the Company or any of its Subsidiaries; (iii) neither the Company nor any of its Subsidiaries has received any written notification alleging that it is liable for, or written request for information pursuant to section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar state statute concerning, any Release or threatened Release of Materials of Environmental Concern at any location, except, with respect to any such notification or request for information concerning any such release or threatened release, to the extent such matter has been resolved with the appropriate foreign, federal, state or local regulatory authority or otherwise; (iv) neither the Company nor any of its Subsidiaries has received any written claim or complaint, or is subject to any proceeding, relating to noncompliance with Environmental Laws or any other liabilities pursuant to Environmental Laws, and no such matter has been threatened in writing to the knowledge of the Company, except for any such claim, complaint or proceedings that has been resolved; and (v) neither the Company nor any of its Subsidiaries has assumed responsibility for or agreed to indemnify or hold harmless, by contract or, to the knowledge of the Company, by operation of law, any person for any liability or obligation with respect to, arising under or relating to Environmental Laws.

(ii) For purposes of this Agreement, the following terms shall have the meanings assigned below:

“Environmental Laws” shall mean all foreign, federal, state, local or provincial, civil and criminal laws, statutes, ordinances, codes, orders, common law, rules, regulations, judgments, decrees, injunctions, or agreements with any Governmental Entity in effect as of or prior to the date of this Agreement, relating to the protection of health (to the extent relating to exposure to hazardous or toxic materials or materials that are otherwise harmful to human health) and the environment (including air, soil, surface water or groundwater) worker health and safety (to the extent relating to exposure to hazardous or toxic materials or materials that are otherwise harmful to human health), and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of or exposure to hazardous or toxic materials or materials that are otherwise harmful to human health.

“Environmental Permits” shall mean all permits, licenses, registrations, and other authorizations required under applicable Environmental Laws.

“Materials of Environmental Concern” shall mean petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, toxic mold, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are included in the definition of “hazardous substances,” “hazardous materials,” “hazardous wastes,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “pollutants,” “regulated substances,” “solid wastes,” or “contaminants” or words of similar import or which are regulated under or for which liability would reasonably be expected to be imposed under any applicable Environmental Law.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Material of Environmental Concern.

(t) Anti-takeover Provisions Not Applicable. Assuming the accuracy of the representations and warranties of the Investors, no “moratorium,” “control share,” “fair price,” “takeover,” “business combination” or “interested shareholder” or other similar anti-takeover statute or regulation (including any provision of the Company’s restated articles of incorporation or amended and restated bylaws) is applicable to the transactions contemplated by (and the Company and its Board of Directors have taken all necessary action, if any, in order to render any such statute, regulation or provision inapplicable to each Investor) this Agreement or the Registration Rights Agreement.

(u) Rights Plan. The Company has taken all actions necessary to amend the Rights Plan in the form attached hereto as Exhibit C, so as to render it inapplicable to this Agreement, the Equity Investment Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby.

(v) Intellectual Property. (1) Except as would not have a Material Adverse Effect, (i) the Company and the Company Subsidiaries own (free and clear of any security interests, liens or encumbrances (other than any license of Intellectual Property that has been provided to Investor)) or have the right to use (subject to the terms of any and all licenses governing such use) all Intellectual Property used in their business as currently conducted, (ii) neither the Company nor any Company Subsidiary has received any written notice from any third person alleging that the Company or any Company Subsidiary is engaging in any activity that infringes or violates the Intellectual Property rights of such third person, and neither the Company nor any Company Subsidiary is engaging in any such activity with regard to the Intellectual Property rights of any third person, (iii) to the knowledge of the Company, no third person is engaging in any activity that infringes or violates any Intellectual Property owned by the Company or any of the Company Subsidiaries, (iv) the Company causes all persons who contribute to the creation or invention of material proprietary Intellectual Property to assign to the Company in writing all of their rights therein, (v) the Company’s material Intellectual Property registrations and applications owned by the Company are unexpired and subsisting, have not been abandoned, and are, to the knowledge of the Company, have not been adjudged invalid and unenforceable, and (vi) the Company takes commercially reasonable measures to protect its material Intellectual Property and the security, integrity and operation of its material software and material computer systems (and all information stored thereon or processed thereby). “Intellectual Property” shall mean all intellectual property, including trademarks, service marks, trade names, certification marks, trade dress and the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; trade secrets; and copyrights and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof.

(2) Each Investor acknowledges that the representations and warranties set forth in Sections 2.2(v)(1)(ii) and 2.2(v)(1)(iii) are the only representations and warranties being made by the Company in this Agreement with respect to infringement or other violation of Intellectual Property rights.

(w) Knowledge as to Conditions. As of the date of this Agreement, the Company knows of no reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation of the transactions contemplated by this Agreement will not be obtained.

(x) Brokers and Finders. Except for RBC Capital Markets Corporation, neither the Company nor any Company Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any Company Subsidiary, in connection with this Agreement or the transactions contemplated hereby. The Company has delivered to each Investor a true and complete copy of the engagement letter for RBC Capital Markets Corporation.

(y) Insurance. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the assets, properties and businesses of the Company are subject to reasonable and customary policies relative to other participants in the graphic arts and printing systems industry, (ii) all material insurance policies of the Company and its Subsidiaries are in full force and effect (except for policies that have expired in accordance with their terms in the ordinary course, (iii) neither the Company nor any of its Subsidiaries is in breach or default thereunder and (iv) no notice of cancellation or termination has been received with respect to any such policy, other than such notices which are received in the ordinary course of business.

(z) Acknowledgment Regarding Investor’s Purchase of Common Stock. The Company acknowledges and agrees that each Investor is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company or any Company Subsidiary (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by an Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Investor’s purchase of the Securities. The Company further represents to each Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

2.3 Representations and Warranties of the Investors. Except as Previously Disclosed, each Investor, severally and not jointly, hereby represents and warrants to the Company that:

(a) Organization and Authority. Such Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would be reasonably expected to materially adversely affect such Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis, and such Investor has the corporate or other power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is now being conducted.

(b) Authorization.

(i) Such Investor has the corporate or other power and authority to enter into this Agreement and the Registration Rights Agreement and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by such Investor and the consummation of the transactions contemplated hereby and thereby have been duly authorized by such Investor’s board of directors, general partner or managing members, as the case may be, and no further approval or authorization by any of its shareholders, partners or other equity owners, as the case may be, is required. This Agreement and the Registration Rights Agreement have been duly and validly executed and delivered by such Investor and assuming due authorization, execution and delivery by the Company, this Agreement and the Registration Rights Agreement will be a valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity). No other corporate proceedings are necessary for the execution and delivery by such Investor of this Agreement or the Registration Rights Agreement, the performance by it of its obligations hereunder and thereunder or the consummation by it of the transactions contemplated hereby and thereby.

(ii) Neither the execution, delivery and performance by such Investor of this Agreement or the Registration Rights, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by such Investor with any of the provisions hereof or thereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of such Investor under any of the terms, conditions or provisions of (i) its articles of incorporation or bylaws, its certificate of limited partnership or partnership agreement or its similar governing documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Investor is a party or by which it may be bound, or to which such Investor or any of the properties or assets of such Investor may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to such Investor or any of its properties or assets except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to materially adversely affect such Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(iii) Other than as set forth in Section 2.3(b)(iii) of the Disclosure Schedule, and the securities or blue sky laws of the various states, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for the consummation by such Investor of the transactions contemplated by this Agreement.

(c) Purchase for Investment. Such Investor acknowledges that the Purchased Securities have not been registered under the Securities Act or under any state securities laws. Such Investor (1) is acquiring the Purchased Securities pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Purchased Securities to any person, (2) will not sell or otherwise dispose of any of the Purchased Securities, except in compliance with this Agreement or the Registration Rights Agreement and the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (3) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Purchased Securities and of making an informed investment decision and (4) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act).

(d) Financial Capability. Such Investor currently has, and at Closing will have, available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement

(e) Knowledge as to Conditions. As of the date of this Agreement, such Investor knows of no reason why any regulatory approvals required or otherwise a condition to the consummation of the transactions contemplated by this Agreement will not be obtained.

(f) Brokers and Finders. Neither such Investor nor any Affiliate of such Investor or any of its respective officers or directors has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for such Investor, in connection with this Agreement or the transactions contemplated hereby. The Company will not be responsible for any brokerage, finder’s or other fee or commission to any broker, finder or investment banker in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement based upon arrangements made by or on behalf of such Investor or its Affiliates.

(g) Information Supplied. None of the information supplied in writing by such Investor or its Affiliates for inclusion in the Company proxy statement for the special meeting of its shareholders (the “Shareholders’ Meeting”) will, at the date it is filed with the SEC, when first mailed to the Company’s shareholders and at the time of the Shareholders’ Meeting, and at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(h) Actions. There are no claims, actions, suits, investigations or proceedings pending or, the knowledge of the officers of such Investor, threatened against such Investor or any of its Affiliates before any Governmental Entity that would or seeks to prevent or materially delay the consummation of any of the transactions contemplated by this Agreement or otherwise prevent or materially delay such Investor from performing its obligations under this Agreement. Such Investor and its Affiliates are not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, any Governmental Entity that would or seeks to prevent or materially delay the consummation of any of the transactions contemplated by this Agreement or otherwise prevent or materially delay the Investor from performing its obligations under this Agreement.

(i) Ownership. Except as set forth on Schedule 2.3(i), such Investor does not beneficially own any Common Stock.

ARTICLE III

COVENANTS

3.1 Filings; Other Actions.

(a) Each Investor on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all Governmental Entities, and the expiration or termination of any applicable waiting periods, necessary or advisable to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated by this Agreement. Each of the Investors and the Company shall use commercially reasonable efforts and cooperate with one another with a view to obtaining the consents or approvals of any third parties (other than Governmental Entities) necessary or advisable to consummate the transactions contemplated hereby, provided that neither party shall be required to pay any fees or consideration to any person in order to obtain any such third party consents or approvals. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters. In particular, if applicable, the parties hereto will use their reasonable best efforts to promptly obtain or submit the approvals and authorizations of, filings and registrations with, and notifications to, or expiration or termination of any applicable waiting period, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) or applicable competition or merger control laws of other jurisdictions. Without limiting the foregoing, if applicable, the Company and each Investor shall prepare and file a Notification and Report Form pursuant to the HSR Act promptly after the date of this Agreement. Each Investor and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, all the information relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees to keep the other party apprised of the status of matters referred to in this Section 3.1(a). Each Investor and the Company shall promptly furnish the other with copies of written communications received by it or its Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement (other than any portions thereof that relate to confidential supervisory matters).

(b) The Company shall call the Shareholders’ Meeting as promptly as practicable following the date hereof, to vote on the Shareholder Proposal. Subject to Section 3.1(e), the Board of Directors shall recommend to the Company’s shareholders that such shareholders vote in favor of the Shareholder Proposal

(the “Board Recommendation”). In connection with such meeting, the Company shall, as promptly as practicable, prepare (and the Investors will reasonably cooperate with the Company to prepare) and file with the SEC a preliminary proxy statement, shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause a definitive proxy statement related to such Shareholders’ Meeting to be mailed to the Company’s shareholders not more than five business days after clearance thereof by the SEC, and, subject to Section 3.1(e), shall use its reasonable best efforts to solicit proxies for such shareholder approval. The Company shall notify each Investor promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to such proxy statement or for additional information and will supply each Investor with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to such proxy statement. If at any time prior to such Shareholders’ Meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as reasonably practicable prepare and mail to its shareholders such an amendment or supplement and the Investors shall cooperate with the Company in taking such actions. Each of the Investors and the Company agree promptly to correct any information provided by it or on its behalf for use in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall as promptly as reasonably practicable prepare and mail to its shareholders an amendment or supplement to correct such information to the extent required by applicable laws and regulations. The Company shall consult with the Investors prior to filing any proxy statement or any amendment or supplement thereto, and provide each Investor with a reasonable opportunity to comment thereon.

(c) Each of the Investors, on the one hand, and the Company, on the other hand, agrees, upon request, to furnish the other party with all information concerning itself, its Affiliates, directors, officers, partners and shareholders and such other matters as may be reasonably necessary or advisable in connection with the proxy statement in connection with any such Shareholders’ Meeting and any other statement, filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any Governmental Entity in connection with the Closing and the other transactions contemplated by this Agreement.

(d) The Company agrees that (i) it and its executive officers and directors shall not, (ii) its Subsidiaries and its Subsidiaries’ executive officers and directors shall not and (iii) it shall use reasonable best efforts to ensure that its and its Subsidiaries’ investment bankers, attorneys, accountants, agents and other representatives (“Representatives”) shall not, (A) directly or indirectly, initiate, solicit or knowingly encourage or facilitate any inquiries, discussions, offers or requests that constitute, or may reasonably be expected to constitute, an Acquisition Proposal, (B) directly or indirectly, engage in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any person relating to an Acquisition Proposal or (C) approve, endorse, recommend or enter into any agreement or any letter of intent or agreement in principle with respect to any Acquisition Proposal (other than a confidentiality agreement as contemplated below). The Company agrees that it will, and it will cause its Subsidiaries and Representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore with respect to any Acquisition Proposal. Notwithstanding any of the foregoing, prior to obtaining the Company Requisite Vote, nothing contained in this Agreement shall prevent the Company or the Board of Directors (acting through the special committee or otherwise) from furnishing information to, or engaging in negotiations or discussions with, any person in connection with an unsolicited Acquisition Proposal by such person, if prior to taking such action (w) the Board of Directors (acting through the special committee or otherwise) determines in good faith (after consultation with its outside legal counsel) that such Acquisition Proposal is, or could reasonably be expected to result in, a Superior Proposal, (x) the failure to take such actions would be inconsistent with its fiduciary duties under applicable law, (y) the Company receives from such person an executed confidentiality agreement with terms no less favorable in the aggregate than the Confidentiality Agreement, and (z) prior to taking such action, the Company provides written notice to the Investors of such matter (which notice shall identify the person who has made the Acquisition Proposal and the material terms, if any, of such Acquisition Proposal). Nothing in this Section 3.1 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to shareholders in connection with the making or amendment of a tender or exchange offer) or from making any disclosure to the Company’s shareholders, if the Board of Directors determines in good faith that failure to take such actions would be inconsistent with its fiduciary duties to the shareholders of the Company under applicable law.

(e) Except as set forth in this Section 3.1(e), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to the Investors, the Board Recommendation, (ii) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Acquisition Proposal or Acquisition Proposal Documentation (as defined below) (any action described in clauses (i) and (ii) of this Section 3.1(e), a “Change of Recommendation”) or (iii) execute (or allow the Company or any of its Subsidiaries to execute) any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting an Acquisition Proposal (other than a confidentiality agreement pursuant to Section 3.1(d)) (any such documentation “Acquisition Proposal Documentation”). Notwithstanding the foregoing or any other provision of this Section 3.1 to the contrary, if, at any time prior to obtaining the Company Requisite Vote, the Company’s Board of Directors determines, in response to an Acquisition Proposal that was unsolicited and that did not otherwise result from a breach of Section 3.1(d), that such Acquisition Proposal is a Superior Proposal, (A) the Company may terminate this Agreement in accordance with Section 5.1(g) to concurrently enter into a definitive agreement with respect to such Superior Proposal and (B) its Board of Directors may approve or recommend such Superior Proposal to its shareholders. Notwithstanding any of the foregoing, at any time prior to obtaining the Company Requisite Vote, the Board of Directors shall be permitted to make a Change of Recommendation described in clause (i) of such definition in the event that (a) the Board of Directors, acting in good faith after consultation with outside counsel to the Company, determines that the failure to take such action would be inconsistent with its fiduciary duties under applicable law and (b) the Company has provided the Investors with at least three business days’ prior notice of the Change of Recommendation; provided that, unless the Equity Investment Agreement is terminated by the Equity Investor or this Agreement is terminated pursuant to Section 5.1(i), the obligation of the Company to call, give notice of, convene and hold the Shareholders’ Meeting as promptly as practicable after the date of this Agreement shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal or by such a Change of Recommendation.

(f) From and after the date hereof,

(1) the Company and each of the Investors will use their reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable, so as to permit the consummation of the sale of Purchased Securities to the Investors as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby subject to the terms and conditions hereof;

(2) the Company will use its reasonable best efforts in good faith to, take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable, so as to permit the consummation of the sale of Equity Investor’s Purchased Securities to the Equity Investor and the Recapitalization as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby subject to the terms and conditions hereof and the Equity Investment Agreement; and

(3) the Company will use its reasonable best efforts in good faith to consummate the sale of all insurance policies of the Company set forth in Section 3.1(f) of the Disclosure Schedule prior to the Closing Date on terms reasonably acceptable to the Investors (the “Life Insurance Policy Sale”).

3.2 Access to Information. From and after the date hereof and until the Closing Date, the Investors shall be entitled, through their officers, employees and Representatives (including their respective legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Company and its Subsidiaries and such access to the offices, books and records and Tax reporting positions of the Company and its subsidiaries as they reasonably request and to make extracts and copies of such books and records at their own respective expenses. Any such investigation and examination shall be conducted during regular business hours and under the supervision of the Company’s personnel and in such manner so as not to interfere with the normal operations of the Company. Notwithstanding anything to the contrary, the Company shall not be required to disclose any information to the Investors if such disclosure would (i) result in the breach of any attorney-client or other legal privilege, or (ii) contravene any applicable laws, fiduciary duty or binding agreement entered into prior to the date hereof. The Company shall cause the officers, employees, consultants, agents, accountants, attorneys and other Representatives of the Company and its Subsidiaries to reasonably cooperate with the Investors and their representatives in connection with such investigation and examination.

3.3 Conduct of the Business. Prior to the earlier of the Closing Date and the termination of this Agreement pursuant to Section 5.1, the Company shall, and shall cause each Company Subsidiary to, use commercially reasonable efforts to carry on its business in the ordinary course of business and use reasonable best efforts to maintain and preserve its and such Company Subsidiary’s business (including its organization, assets, properties, goodwill and insurance coverage) and preserve its business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it. Between the date of this Agreement and the Closing, neither the Company nor any of its Subsidiaries shall, directly or indirectly, without the prior written consent of each Investor:

(a) issue, deliver, sell, pledge, dispose of, grant, award or encumber any shares of capital stock, ownership interests or voting securities, or any options, warrants, convertible securities or other rights of any kind to acquire or receive any shares of capital stock, any other ownership interests or any voting securities of the Company or any of its Subsidiaries (except for (A) issuances of stock in exercise of options granted under the Benefit Plans as disclosed on Section 2.2(b) of the Disclosure Schedule or (B) issuances in accordance with this Agreement and the Equity Investment Agreement);

(b) declare, authorize, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except any dividend or distribution by a Subsidiary of the Company to the Company or wholly-owned subsidiary of the Company);

(c) adjust, recapitalize, reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any shares of capital stock of the Company or any Subsidiary that is not wholly-owned, or adjust, recapitalize, reclassify, combine, split or subdivide any capital stock or other ownership interests of any of the Company’s wholly-owned subsidiaries;

(d) except as contemplated by the Recapitalization, incur or modify in any material respect the terms of any indebtedness for borrowed money, or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans, advances or capital contributions to, or investments in, any other person (other than a wholly-owned subsidiary of the Company), except (i) in the ordinary course of business up to an aggregate amount of $2,500,000 and (ii) incurring additional indebtedness under the Company’s revolving credit facility in an amount not to exceed $10,000,000, it being understood that indebtedness incurred under one of the foregoing clauses (i) or (ii) shall not reduce the amount of indebtedness permitted to be incurred under the other clause; or

(e) amend (other than in a manner permitted pursuant to Section 4.10 with respect to the Equity Investment Agreement), or waive any rights under, the Equity Investment Agreement, or any agreements relating to the Recapitalization.

3.4 Confidentiality. All information furnished prior to the Closing to a party or its advisor by a party or its advisor in connection with the transactions contemplated hereby shall be subject to, and the recipient of such information shall hold all such information in confidence in accordance with, and to the extent required by, the provisions of the Confidentiality Agreement between the Company and the applicable Investor.

3.5 Option Plan. Prior to Closing, the Company will adopt a plan (“New Option Plan”) relating to the grant of stock options to its officers, directors and employees, the terms of which New Option Plan shall be to the reasonable satisfaction of each Investor.

3.6 Voting. Subject to the terms and conditions set forth herein, Sagard hereby agrees that if it or any Affiliate under its control is the record owner of any shares of Common Stock on the record date of any meeting of the stockholders of the Company, however called, or the record date of any adjournment or postponement thereof, with respect to which it owns shares of Common Stock on the applicable record date, unless otherwise directed by the Company, it will execute and deliver a proxy card in the usual form to cause all such shares of Common Stock and any shares of Common Stock of which ownership of record or the power to vote is hereafter acquired by Sagard prior to the termination of this Agreement (the “Sagard Shares”) to be voted (to the extent such Sagard Shares can be lawfully voted) in favor of the transactions contemplated by this Agreement and the Equity Investment Agreement; provided, that the obligations of Sagard under this Section 3.6 shall be of no force or effect upon the earlier of (i) the valid termination of the Equity Investment Agreement pursuant to its terms or (ii) the valid termination of this Agreement pursuant to Section 5.1.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1 Standstill Agreement. (a) Each Investor agrees that, from and after Closing, without the prior written approval of the Company, neither such Investor nor any of such Investor’s Affiliates will, directly or indirectly:

(i) purchase, offer or agree to purchase, or otherwise acquire beneficial ownership of, any Equity Securities (as hereinafter defined), debt securities or all or substantially all of the assets of the Company;

(ii)(A) make or in any way participate in any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of, any Voting Shares or other securities of the Company or any of its Subsidiaries, (B) seek or propose to influence, advise, change or control the management, Board of Directors, policies, affairs or strategy of the Company or any of its Subsidiaries, in each case by way of any public communication intended for such purpose (it being understood that this clause (B) shall not prohibit Sagard from complying with its fiduciary and contractual obligations or exercising its rights under Section 4.3 or any Board Representative from performing his or her duties as a director of the Company), (C) make or encourage others to make a proposal for any transaction which would result in a Change of Control (as defined below) or (D) take any action to form, join or in any way participate in any partnership, syndicate or other group (as defined in Rule 13d-5(b)(1) under the Exchange Act, as in effect on the date hereof) with respect to Equity Securities or debt securities with a view to circumventing the provisions of this Section 4.1 or otherwise act in concert with any person for the purpose of circumventing the provisions of this Agreement;

(iii) deposit any Equity Securities in a voting trust or similar agreement or subject any Equity Securities to any arrangement or agreement with respect to the voting of such Equity Securities, in each case with a view to circumventing the restrictions imposed on such Investor under Section 4.1; provided, however, that this Section 4.1(a)(iii) shall not prohibit any such arrangement solely among such Investor and any of the controlled Affiliates of such Investor;

(iv) propose (or publicly announce or otherwise disclose an intention to propose), solicit, offer, seek to effect, negotiate with or provide any confidential information relating to the Company or its business to any other person with respect to, any tender or exchange offer, merger, consolidation, share exchange, business combination, restructuring, recapitalization or similar transaction involving the

Company; provided, that nothing set forth in this Section 4.1(a)(iv) shall prohibit such Investor from soliciting, offering, seeking to effect and negotiating with any person with respect to Transfers of Equity Securities otherwise permitted by this Article IV;

(v) publicly or privately make or in any way advance any request or proposal to amend, modify or waive any provision of this Agreement; or

(vi) announce an intention to do, or solicit, assist, prompt, induce or attempt to induce any person to do, any of the actions restricted or prohibited under subparagraphs (a)(i) through (v) above.

(b) Notwithstanding anything in this Agreement, the foregoing provisions of Section 4.1(a) shall not prohibit activities of any Investor or the Affiliates of such Investor in the ordinary course of their respective businesses which would otherwise violate the provisions of Section 4.1(a) (such activities, “permitted activities”) provided that (i) appropriate “information barriers” are established between (A) individuals who are working on behalf of such Investor and its Subsidiaries’ and its Representatives to whom confidential information regarding the Company is disclosed hereunder and (B) those individuals who engage in permitted activities which “information barriers” will prevent confidential information regarding the Company from being disclosed to such individuals, (ii) such permitted activities are conducted only in accordance with the policies and procedures governing such information barriers and with applicable law, (iii) the individuals engaging in permitted activities are not acting at the direction of such Investor or any of its Representatives to whom confidential information regarding the Company has been disclosed hereunder and (iv) such activities are not undertaken with a view to circumventing the provisions of Section 4.1.

(c) Each Investor’s obligations under Sections 4.1(a) shall terminate on the earliest of (a “Standstill Termination Date”): (i) the date on which such Investor and its Affiliates beneficially own less than 10% of the issued and outstanding Voting Shares; (ii) the date on which the Company’s Board of Directors (x) publicly recommends that shareholders tender their shares to any person who has publicly announced or commenced a tender or exchange offer which, if consummated, would result in a Change of Control, or (y) fails to recommend that shareholders reject such an offer within ten (10) business days after its public announcement (including a public filing) or commencement or otherwise fails to make a “stop-look-and-listen” communication to the stockholders of the Company within such time period; (iii) the public announcement (including a public filing) by the Company that it is “for sale” in a transaction, or that it recommends a proposed transaction, that would result in a Change of Control; (iv) the execution by the Company of a definitive agreement which, if consummated, would result in a Change of Control; (v) the public announcement (including a public filing) by or on behalf of any person (other than such Investor and its Affiliates) or “group”, as such term is defined in Section 13(d)(3) of the Exchange Act (other than any group that includes such Investor or any of its Affiliates) of the commencement of a bona fide proxy or consent solicitation to elect or remove a majority of the Board of Directors which is not, within ten (10) days after the announcement of such proxy or consent solicitation, publicly opposed by the Board of Directors; (vi) failure of any individual who is duly designated by Sagard and duly qualified to serve as a Board Representative on the Board of Directors as provided in Section 4.3 to become a member of the Board of Directors which failure results from a breach by the Company of its obligations under Section 4.3; or (vii) the date the Common Stock ceases to trade on NASDAQ.

A “Change of Control” shall be deemed to have occurred (i) if any person or group (other than such Investor and its Affiliates) shall acquire beneficial ownership of more than 50% of the Voting Shares issued and outstanding (it being understood, for removal of doubt, that the transactions contemplated hereby and by the Equity Investment Agreement do not, by themselves, constitute a Change of Control), (ii) upon consummation of a merger or consolidation of the Company into or with another person (other than such Investor and its Affiliates) in which the shareholders of the Company immediately prior to the consummation of such transaction shall own less than 50% of the voting securities of the surviving person (or the parent of the surviving person where the surviving person is wholly owned by the parent person) immediately following the consummation of such transaction, or (iii) upon the consummation of the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company to another person other than a Company Subsidiary.

As used herein, “Equity Securities” means, at any time, all Voting Shares and other securities of any person convertible into, or exchangeable or exercisable for, Voting Shares, in each case then issued and outstanding. “Voting Shares” means, at any time, all Common Stock and other voting shares (if any) of the Company, in each case then issued and outstanding. As used herein, “beneficial ownership”, “beneficially own” and correlative terms have the meaning set forth in Rule 13d-3 and Rule 13d-5 under the Exchange Act and, for the avoidance of doubt, it is understood and agreed that the following shall apply for the purpose of calculating the beneficial ownership of Voting Shares of any person for any purpose under this Section 4.1: (i) any Equity Security that is convertible into, or exchangeable or exercisable for, any Voting Shares and is beneficially owned by such person or any of its Affiliates shall be treated as fully converted, exchanged or exercised, as the case may be, into or for the underlying Voting Shares (regardless of when or on what conditions such conversion, exchange or exercise may occur), (ii) Equity Securities that are beneficially owned by such person and each of its Affiliates, or by any member of a group of which such person or any of its Affiliates is a member pursuant to said Rule 13d-5, shall be aggregated as if beneficially owned by such person and (iii) any Equity Security that is convertible into, or exchangeable or exercisable for, Voting Shares and is beneficially owned by any person other than such person or any of its Affiliates shall not be taken into account.

(d) The provisions of this Section 4.1 shall supersede the standstill provisions of an Investor’s Confidentiality Agreement in their entirety from and after the Closing.

4.2 Transfer Restrictions.

(a) Restrictions on Transfer. Except as otherwise permitted in this Agreement, for a period ending on the earlier of (x) twelve months after the Closing Date or (y) the occurrence of a Standstill Termination Date, each Investor will not transfer, sell, assign or otherwise dispose of (“Transfer”) any Purchased Securities, and after such period each Investor may Transfer the Purchased Securities (A) only in a privately negotiated transaction to any person or group of persons that would not acquire pursuant to such Transfer beneficial ownership of 10% or more of the issued and outstanding shares of Common Stock or (B) into the public market (in a registered public offering, pursuant to Rule 144 under the Securities Act or otherwise, including through any broker, dealer or underwriter, acting in a capacity as such, that purchases Purchased Securities for distribution) provided that such Investor does not knowingly (without, however, imposing a duty of inquiry on such Investor) effect any public market sale or transfer that would result in any person or Group acquiring beneficial ownership of 10% or more of the issued and outstanding shares of Common Stock.

(b) Permitted Transfers. Notwithstanding Section 4.2(a), each Investor shall be permitted to Transfer any portion or all of its Common Stock acquired pursuant to this Agreement at any time under the following circumstances:

(i) Transfers to (A) any Affiliate of such Investor, provided that for the purposes of this clause (i) the term “Affiliate” shall only include (I) the entities controlled, directly or indirectly, by such Investor, and (II) with respect to Sagard, Power Corporation of Canada or any wholly-owned (other than qualifying shares issued to directors) subsidiary of Power Corporation of Canada formed solely and expressly for the purpose of acquiring such Common Stock, or (B) any direct or indirect limited partner or shareholder of such Investor, but in each case only if the transferee agrees in writing for the benefit of the Company to be bound by the terms of this Agreement (any such transferee shall be included in the term “Investor”); and

(ii) Transfers pursuant to a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction that has, without the participation of any Investor, resulted in a Change of Control involving the Company or any Company Subsidiary.

Other than pursuant to a transaction contemplated by Section 4.2(b)(ii) above, each Investor agrees that it will not Transfer any interest in any transferee pursuant to this Section 4.2(b), unless (x) prior thereto the Purchased Securities held by such entity are transferred to such Investor or to one or more of the permitted transferees pursuant to this Section 4.2(b) and/or (y) such transferee remains a person to which such Investor is permitted to transfer any portion or all of its Common Stock under Section 4.2(b)(i) following such Transfer. Any such Transfer pursuant to clause (i) of this Section 4.2(b) shall be void unless each transferee shall agree that prior to such time as it ceases to be a Person to which such Investor is permitted to Transfer any portion or all of its Common Stock under clause (i) of this Section 4.2(b), it shall Transfer the Purchased Securities it holds to such Investor or one or more permitted transferees of such Investor pursuant to this Section 4.2(b).

4.3 Governance Matters.

(a) The Company will promptly cause one person nominated by Sagard to be elected or appointed to the Board of Directors (the “Board Representative”), effective as of the Closing. The election or appointment of the Board Representatives will be subject to satisfaction of the “independent director” requirements as such term is defined in the rules and regulations promulgated by NASDAQ, as well as all legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the Nominating and Governance Committee of the Board of Directors (such approval not to be unreasonably withheld or delayed). At or prior to Closing, the Company shall take all corporate and other action necessary (x) to cause one of the existing directors to resign, and (y) to cause the individual designated by Sagard to be elected or appointed to the Board of Directors effective as of Closing for an initial term ending at the next annual meeting of the shareholders of the Company. As of the date hereof, Sagard has designated Daniel Friedberg as a nominee for Board Representative, and the Company acknowledges that, based upon information regarding such nominees provided to the Company by Sagard as of the date of this Agreement, the said nominee meets all the legal and governance requirements regarding service as a director of the Company, as well as the “independent director” requirements as such term is defined in the rules and regulations promulgated by NASDAQ, as of such date. Any individual subsequently designated by the Investor pursuant to this Section 4.3 must be reasonably acceptable to the Company and shall be required to be “independent” as such term is defined in the rules and regulations promulgated by NASDAQ. If any Board Representative is not “independent”, such Board Representative shall not be entitled to serve on the Board of Directors and shall immediately resign from the Board of Directors.

(b) Subsequent to the appointment of the Board Representative in accordance with Section 4.3(a) above, Sagard shall have the right to designate or nominate (as applicable) one Board Representative so long as Sagard beneficially owns 10% or more of the then outstanding Common Stock. If Sagard beneficially owns less than 10% of the then outstanding Common Stock, the Company shall have no obligation pursuant to this Agreement to cause any nominees presented to the shareholders of the Company for election of the Board of Directors to include any nominee designated by Sagard.

(c) For so long as Sagard has the right to designate or nominate one director pursuant to Section 4.3(b) above, and subject at all times to the last sentence of Section 4.3(a), the Company and the Nominating and Governance Committee of the Board of Directors shall take such action as is required under applicable law, the rules and regulations in effect at such time of NASDAQ or such other market on which the Common Stock is then listed or quoted, the Company’s articles of association and its bylaws to include on the Board of Directors or in the slate of nominees recommended by the Board of Directors such person designated or nominated, as the case may be, by Sagard pursuant to Section 4.3(b). The Company shall use its reasonable best efforts to have the Board Representative elected as a director of the Company and the Company shall solicit proxies for such person to the same extent as it does for any of its other nominees to the Board of Directors. For so long as Sagard has the right to designate or nominate one director pursuant to Section 4.3(b) above, and subject at all times to the last sentence of Section 4.3(a), in the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of any Board Representative, Sagard may designate or nominate, as applicable, another individual to be elected to fill the vacancy created thereby, and the Company hereby agrees to take, at any time and from time to time, all actions necessary to accomplish the same.

(d) All obligations of the Company pursuant to Section 4.3 shall terminate, and, upon request by the Board of Directors, Sagard shall cause the Board Representative to resign promptly from the Board of Directors, in each case upon Sagard ceasing to have the right to designate or nominate one director pursuant to Section 4.3(b). In addition, upon request by the Board of Directors, Sagard shall cause its Board Representative to resign promptly at any time that Sagard is no longer entitled to nominate or designate a Board Representative pursuant to Section 4.3(b). Any vacancy created by such resignation may be filled by the Board of Directors or the shareholders of the Company in accordance with the Company’s articles of incorporation, the bylaws and applicable law. The Company may implement this provision by requiring the execution and delivery of a resignation letter by the Board Representative subject to termination of designation or nomination rights.

(e) The Board Representative shall be entitled to serve on each committee of the Board of Directors (in accordance with applicable laws and the rules and regulations promulgated by NASDAQ). Any Board Representative who is not a member of a committee of the Board of Directors shall have the right to attend and observe (but not vote at) each meeting of such committee (and to receive from the Company copies of all notices, information and other material provided to members of such committee).

(f) The Board Representative shall be entitled to the same compensation, if any, and same indemnification in connection with his or her role as a director as the other members of the Board of Directors, and the Board Representative shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committees thereof, to the same extent as the other members of the Board of Directors. The Company shall notify the Board Representative of all regular and special meetings of the Board of Directors and shall notify the Board Representative of all regular and special meetings of any committee of the Board of Directors of which the Board Representative is a member. The Company shall provide the Board Representative with copies of all notices, minutes, consents and other materials provided to all other members of the Board of Directors concurrently as such materials are provided to the other members.

4.4 Observer Rights. Tinicum may designate one Person, in the aggregate, to attend meetings of the Board of Directors and the Compensation Committee as an observer (“Observer”), for so long as Tinicum beneficially owns 10% or more of the then outstanding Common Stock. If Tinicum beneficially owns less than 10% of the then outstanding Common Stock, the Company shall have no obligation pursuant to this Agreement to permit any Person designated by Tinicum to attend meetings of the Board of Directors, the Compensation Committee or otherwise under this Section 4.4. The Observer shall be entitled to receive notice of and have the right to attend any and all meetings of the Board of Directors and the Compensation Committee in an observer capacity, and the Company shall provide the Observer with copies of all notices, minutes, consents and other material in connection therewith at the same time as such materials are distributed to members of the Board of Directors and the Compensation Committee; provided, that (A) Tinicum shall cause the Observer to agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information provided to such Observer pursuant hereto and (B) the Company, the Board of Directors and the Compensation Committee shall have the right to withhold any information and to exclude Observer from any meeting or portion thereof (1) if doing so is, in the opinion of counsel to the Company, advisable or necessary to protect the attorney-client privilege between the Company and counsel or (2) if the Board of Directors or the Compensation Committee determines in good faith, after consultation with counsel, that fiduciary requirements under applicable law would make attendance by such Observer not advisable. The Observers shall have no right to vote on any matters presented to the Board of Directors or the Compensation Committee. All obligations of the Company pursuant to this Section 4.4 shall terminate, and, upon request by the Board of Directors, Tinicum shall cause the Observer to resign promptly from the Board of Directors and the Compensation Committee, in each case upon Tinicum ceasing to have the right to designate an Observer pursuant to this Section 4.4. In addition, upon request by the Board of Directors, Tinicum shall cause its Observer to resign promptly at any time that Tinicum is no longer entitled to nominate or designate an Observer pursuant to this Section 4.4. The Observer shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and the Compensation Committee, to the same extent as members of the Board of Directors and the Compensation Committee.

4.5 Preemption Rights. If at any time after the Closing Date, the Company makes any public or non-public offering of Common Stock (or securities convertible or exchangeable into or exercisable for Common Stock) (“New Securities”), other than pursuant to the issuance or exercise of New Securities (i) under any Benefit Plan currently listed in Section 2.2(b) of the Disclosure Schedule or (ii) in any direct or indirect business combination or acquisition transaction involving the Company or a Company Subsidiary, each Investor shall be afforded the opportunity to acquire from the Company for the same price (before adding any underwriting discounts or sales commissions) and on the same terms as such New Securities are proposed to be offered to others, up to the amount of New Securities required to enable such Investor to maintain its proportionate interest in the Company represented by the number of shares of Common Stock acquired by the Investor at the Closing Date. The amount of New Securities that each Investor shall be entitled to purchase shall be determined by multiplying (x) the total number of such offered New Securities by (y) a fraction, the numerator of which is the number of shares of Common Stock held by such Investor and the denominator of which is the number of shares of Common Stock outstanding, in each case, before giving effect to such issuance. An Investor must exercise its rights under this Section 4.5 within ten business days of its receipt of written notice from the Company of its intent to make such a public or non-public offering which notice shall also contain the material terms (including price terms) of such offering. The rights of each Investor under this Section 4.5 shall terminate upon the first date on which such Investor beneficially owns less than 10% of the outstanding Common Stock.

4.6 Legend. (a) Each Investor agrees that all certificates or other instruments representing the Common Stock subject to this Agreement will bear a legend substantially to the following effect:

(1) THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(2) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF AUGUST 20, 2008, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

(b) Upon the reasonable request of any Investor, at a time when such legend is no longer required under the Securities Act and applicable state laws, the Company shall promptly cause clause (1) of the legend to be removed from any certificate for any Purchased Securities to be Transferred in accordance with the terms of this Agreement and clause (2) of the legend shall be removed upon the expiration of such transfer and other restrictions set forth in this Agreement. Each Investor acknowledges that the Purchased Securities have not been registered under the Securities Act or under any state securities laws and agrees that it will not sell or otherwise dispose of any of the Purchased Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

4.7 Exchange Listing. The Company shall promptly use its reasonable best efforts to cause the shares of Common Stock to be issued pursuant to this Agreement to be approved for listing on NASDAQ, subject to official notice of issuance, as promptly as practicable, and in any event before the Closing if permitted by the rules of NASDAQ.

4.8 Use of Proceeds. The Company shall use the proceeds from the sale of the Purchased Securities, as contemplated by the Recapitalization, to (a) partially repay indebtedness under the First Lien Credit and Guaranty Agreement, dated as of October 24, 2007, between the Company and the other parties thereto ( the “First Lien Credit Facility”) and the Second Lien Credit and Guaranty Agreement, dated as of October 24, 2007, between the Company and the other parties thereto (the “Second Lien Credit Facility”), (b) settlement of certain interest rate swap agreements currently existing between the Company and Goldman Sachs & Co., in case of each of (a) and (b) above, in accordance with Section 1.2(c)(ii)(H) of the Disclosure Schedule, (c) settlement of certain amounts owed under the Mortgage and Security Agreement, dated as of June 30, 2006, by and between the Company and Fifth Third Bank, as amended, (d) payment of fees and expenses incurred in connection with the transactions contemplated by this Agreement, the Institutional Investors’ Purchase Agreement and the Recapitalization and (e) shall use any proceeds remaining after uses described in (a) through (d) above for general corporate purposes. Company will use all reasonable efforts to cause the transactions contemplated by the Recapitalization to be consummated by the Closing Date; provided, however, that, except with respect to fees and expenses the Company is required to pay pursuant to the Recapitalization, nothing in this Section 4.8 shall require the Company to pay any consideration (including any fees or expenses not currently contemplated by the terms of the Recapitalization) to any person.

4.9 Transaction Fee. At the Closing, so long as Sagard has paid the applicable Purchase Price to the Company, the Company will pay $180,000 to Sagard with respect to diligence expenses incurred by Sagard in connection herewith.

4.10 Amendments to Equity Investment Agreement. Nothing contained herein shall preclude the Company from amending the terms of the Equity Investment Agreement on or prior to the Closing to the extent that such amendments do not reduce the purchase price payable thereunder, do not change the number of shares of Common Stock to be purchased thereunder or otherwise adversely impact the Company or any Investor; provided that (i) any such amendment which would necessitate a prior consent under the terms of either or both of the First Lien Forbearance Agreement and the Second Lien Forbearance Agreement may not be made unless and until such consent has been obtained and (ii) any such amendments which are beneficial to the Equity Investor are also offered to the Investors prior to such amendments taking effect; provided, further, that such offer shall be made only to the extent such amendment to the Equity Investment Agreement is to a provision for which there is a corresponding provision in this Agreement.

ARTICLE V

TERMINATION

5.1 Termination. This Agreement may be terminated prior to the Closing:

(a) by mutual written agreement of the Company and an Investor;

(b) by either the Company or an Investor, upon written notice to the other parties, in the event that the Closing does not occur on or before December 31, 2008 (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 5.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(c) by either the Company or an Investor, upon written notice to the other parties, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable;

(d) by either the Company or an Investor if the issuance of Common Stock pursuant to this Agreement or the Equity Investment Agreement shall not have been approved by the shareholders of the Company by the Company Requisite Vote at the Shareholders’ Meeting called for this purpose or any postponement or adjournment thereof;

(e) by an Investor if there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement such that the conditions set forth in Section 1.2(c)(ii)(A) or 1.2(c)(ii)(B) would not be satisfied and, in either such case, such breach is incapable of being cured by the Termination Date; provided that no Investor shall have the right to terminate this Agreement pursuant to this Section 5.1(e) if such Investor is then in material breach of any of its covenants or agreements contained in this Agreement;

(f) by the Company if there shall have been a breach of any representation, warranty, covenant or agreement on the part of an Investor contained in this Agreement such that the conditions set forth in Section 1.2(c)(iii)(A) or 1.2(c)(iii)(B) would not be satisfied with respect to such Investor and, in either such case, such breach is incapable of being cured by the Termination Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 5.1(f) if the Company is then in material breach of any of its covenants or agreements contained in this Agreement;

(g) by the Company, prior to the approval of the Shareholder Proposal, if the Company concurrently with such termination enters into a definitive agreement with respect to a Superior Proposal;

(h) by either the Company or an Investor, if the Equity Investment Agreement has been validly terminated;

(i) by an Investor, (A) following a Change of Recommendation by the Board of Directors or any committee thereof, (B) if the Company enters into any Acquisition Proposal Documentation, or (C) if the Company fails to include the Board Recommendation in the proxy statement relating to the Shareholders’ Meeting ;

(j) automatically, without any action by either the Company or the Investor, (A) simultaneously with the termination of the First Lien Forbearance Agreement or Second Lien Forbearance Agreement in accordance with its respective terms, (B) if any of the Company and/or the Company Subsidiaries (collectively, the “Group Members”) shall commence any case, proceeding or other action (x) under any existing or future law of any jurisdiction, relating to bankruptcy, insolvency, reorganization or similar laws relating to relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution or composition or similar action with respect to it or its debts generally or (y) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets or (C) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (B) above that results in the entry of an order for relief or any such adjudication or appointment; or

(k) by an Investor, upon written notice to the Company, if, (A) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in Section 5.1(j)(B) that remains undismissed or undischarged for a period of 60 days, (B) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof, (C) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 5.1(j)(A) or 5.1(j)(B), or clauses (A) or (B) above; (D) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due or (E) or any Group Member shall make a general assignment for the benefit of its creditors.

The Company agrees it shall provide the Investor with prompt written notice of any action or event referred to in Sections 5.1(i), 5.1(j) or 5.1(h) which either has resulted in, or would with the giving of notice and/or the lapse of time or both result in, either the termination of this Agreement or the Investor having a right to terminate this Agreement pursuant to any such Section.

5.2 Effects of Termination. In the event of any termination of this Agreement as provided in Section 5.1, this Agreement (other than this Section 5.2 and Article VI, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided, that any such termination of this Agreement by or with respect to less than all of the Investors shall not be a termination of this Agreement by or with respect to any other Investors (such other Investors, the “Other Investors”) and the rights and obligations of the Other Investors with respect to the Company, and the Company’s rights and obligations with respect to the Other

Investors, shall not be affected by any such termination; provided, further, that nothing herein shall relieve any party from liability for intentional breach of this Agreement or fraud; and, provided, further, that the maximum aggregate liability of any Investor arising out of a breach of this Agreement shall not exceed an amount equal to the Purchase Price paid by such Investor.

ARTICLE VI

MISCELLANEOUS

6.1 Survival. Each of the representations and warranties set forth in this Agreement shall terminate at the Closing. Except as otherwise provided herein, all covenants and agreements contained herein, other than those which by their terms are to be performed in whole or in part after the Closing, shall terminate as of the Closing. Nothing contained in this Agreement shall preclude an Investor from commencing a claim against the Company asserting a violation of Rule 10b-5 under the Exchange Act in respect of any matter that was not otherwise Previously Disclosed.

6.2 Expenses. Except as otherwise provided herein, each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement.

6.3 Amendment. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

6.4 Waivers. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver of any party to this Agreement, as the case may be, will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

6.5 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

6.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

6.7 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.8 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a) If to Sagard:

Sagard Capital Partners, L.P.
325 Greenwich Avenue
Greenwich, Connecticut 06830
Tel:	(203) 629-6700
Facsimile:	(203) 629-6781
Attention:	Daniel Friedberg

with a copy (which copy alone shall not constitute notice) to:

Finn Dixon & Herling LLP
177 Broad Street
Stamford, Connecticut 06901
Tel:	(203) 325-5000
Facsimile:	(203) 325-5001
Attention:	Charles J. Downey III, Esq.

(b) If to Tinicum:

Tinicum Capital Partners II, L.P.
800 Third Avenue
40th Floor
New York, NY 10022
Tel:	(212) 446-9300
Facsimile:	(212) 750-9264
Attention:	Robert J. Kelly

with a copy (which copy alone shall not constitute notice) to:

Sullivan & Cromwell LLP
1888 Century Park East
Suite 2100
Los Angeles, CA 90067
Tel:	(310) 712-6600
Facsimile:	(310) 712-8800
Attention:	Alison S. Ressler, Esq.

(c) If to the Company:

X-Rite, Incorporated
4300 44th Street SE
Grand Rapids, MI 49512
Tel:	(616) 803-2309
Facsimile:	(616) 803-2530
Attention:	Thomas Vacchiano

with copies (which copies alone shall not constitute notice) to:

Shearman & Sterling LLP
599 Lexington Ave.
New York, NY 10022
Tel:	(212) 848-4000
Facsimile:	(212) 848-7179
Attention:	Creighton O’M. Condon, Esq.
Scott Petepiece, Esq.

and

McDermott Will & Emery LLP
227 West Monroe
Chicago, IL 60606
Tel:	(312) 984-7563
Facsimile:	(312) 983-7700
Attention:	Helen Friedli, Esq.

6.9 Entire Agreement, Etc. (a) This Agreement (including the Exhibits, Schedules and Disclosure Schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof; and (b) this Agreement will not be assignable by operation of law or otherwise (any attempted assignment in contravention hereof being null and void); provided that an Investor may assign its rights and obligations under this Agreement to (i) any Affiliate of such Investor (provided that for the purposes of this Section 6.9 the term “Affiliate” shall have the meaning given to such term in Section 4.2(b)(i)) or (ii) the general partner or managing member of such Investor, but in each case only if the transferee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement (any such transferee shall be included in the term “Investor”); provided, further, that no such assignment shall relieve such Investor of its obligations hereunder. Without limiting the foregoing and other than with respect to transfers to such Affiliates (as such term is defined in Section 4.2(b)(i)) none of the rights of an Investor hereunder shall be assigned to, or enforceable by, any person to whom such Investor may Transfer Purchased Securities.

6.10 Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time.

(a) “Acquisition Proposal” means, other than transactions contemplated by this Agreement and the Equity Investment Agreement, any proposal or offer from a third party relating to (i) any direct or indirect acquisitions of assets of the Company and its Subsidiaries equal to 15% or more of the consolidated assets of the Company and its Subsidiaries or to which 15% or more of the Company’s revenues or earnings on a consolidated basis are attributable, (ii) any direct or indirect acquisition of beneficial ownership (as defined under Regulation 13(d) of the Exchange Act) of 15% or more of any class of equity securities of the Company or any tender offer or exchange offer that, if consummated, would result in any person or group directly or indirectly beneficially owning 15% or more of any class of equity securities of the Company, or (iii) any merger, consolidation, recapitalization, liquidation, dissolution or other business combination, or other similar transaction involving the Company;

(b) the term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities by contract or otherwise; provided, however, that, with respect to Sagard, Power Financial Corporation and any entity directly or indirectly controlled by Power Financial Corporation shall not be deemed to be an Affiliate of Sagard for any purpose under this Agreement;

(c) the word “or” is not exclusive;

(d) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(e) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(f) “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or in the State of Michigan generally are authorized or required by law or other governmental actions to close;

(g) “Confidentiality Agreement” means, (i) with respect to Sagard, that certain letter agreement, dated as of May 29, 2008, between the Company, on the one hand, and Sagard Capital Partners Management Corporation, on the other hand, and (ii) with respect to Tinicum, that certain letter agreement, dated as of June 6, 2008, between the Company, on the one hand, and Tinicum Capital Partners II, L.P., on the other hand;

(h) “First Lien Forbearance Agreement” means that certain Forbearance Agreement and Amendment No. 1 to the Credit Agreement, dated as of August 20, 2008, among the Company, Monaco Acquisition Company, X-Rite Global, Incorporated, X-Rite Holdings, Inc., X-Rite MA, Incorporated, Holovision Acquisition Company, XR Ventures, LLC, GretagMacbeth LLC, Pantone, Inc., Pantone Asia, Inc., Pantone Germany, Inc., Pantone India, Inc., Pantone Japan, Inc. and Pantone U.K., Inc., as the credit parties thereto, and Fifth Third Bank, as administrative agent and collateral agent for certain financial institutions from time to time party thereto, and such financial institutions, as lenders;

(i) “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act;

(j) “Second Lien Forbearance Agreement” means that certain Forbearance Agreement and Amendment No. 1 to the Credit Agreement, dated as of August 20, 2008, among the Company, OTP, Incorporated, Monaco Acquisition Company, X-Rite Global, Incorporated, X-Rite Holdings, Inc., X-Rite MA Incorporated, Holovision Acquisition Company, XR Ventures, LLC, GretagMacbeth LLC, Pantone, Inc., Pantone Asia, Inc., Pantone Germany, Inc., Pantone India, Inc., Pantone U.K., Inc., as the credit parties thereto, Goldentree Capital Solutions Fund Financing, as sole lead arranger and sole bookrunner, and the Bank of New York, as administrative agent for certain financial institutions from time to time party thereto, and such financial institutions, as lenders;

(k) “Superior Proposal” means any written Acquisition Proposal that (1) is on terms that the Board of Directors determines in good faith (after receiving the advice of its financial advisor and after taking into account all the terms and conditions of the Acquisition Proposal) are more favorable in the aggregate to the Company’s shareholders than this Agreement and (2) the Board of Directors determines is reasonably capable of being consummated; provided that for purposes of the definition of “Superior Proposal”, the references to “15% or more” in the definition of Acquisition Proposal shall be deemed to be references to “50.1%”; and

(l) all article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement.

6.11 Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

6.12 Severability. If any provision of this Agreement or the application thereof to any person (including, the officers and directors of the Investor and the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

6.13 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the parties hereto, any benefit, right or remedies.

6.14 Time of Essence. Time is of the essence in the performance of each and every term of this Agreement.

6.15 Public Announcements. Subject to each party’s disclosure obligations imposed by law or regulation or the rules of any stock exchange upon which its securities are listed, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and no party hereto will make any such news release or public disclosure without first consulting with the other party hereto and receiving its consent (which shall not be unreasonably withheld or delayed) and each party shall coordinate with the other with respect to any such news release or public disclosure.

6.16 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

6.17 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under this Agreement and the Registration Rights Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under either this Agreement or the Registration Rights Agreement. Nothing contained herein or in the Registration Rights Agreement, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as, and the Company acknowledges that the Investors do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by either this Agreement or the Registration Rights Agreement and the Company acknowledges that the Investors are not acting in concert or as a group, and the Company will not assert any such claim, with respect to such obligations or the transactions contemplated hereby or thereby. The Company acknowledges and each Investor confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the Registration Rights Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

* * *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

X-RITE, INCORPORATED

By:	/s/ THOMAS J. VACCHIANO JR.
Name:	Thomas J. Vacchiano Jr.
Title:	Chief Executive Officer

SAGARD CAPITAL PARTNERS, L.P.

By:	Sagard Capital Partners GP, Inc., its general partner

By:	/s/ DANIEL FRIEDBERG
Name:	Daniel Friedberg
Title:	Chief Executive Officer

TINICUM CAPITAL PARTNERS II, L.P.

By:	Tinicum Lantern II L.L.C., its general partner

By:	/s/ ROBERT J. KELLY
Name:	Robert J. Kelly
Title:	Member

TINICUM CAPITAL PARTNERS II PARALLEL FUND, L.P.

By:	Tinicum Lantern II L.L.C., its general partner

By:	/s/ ROBERT J. KELLY
Name:	Robert J. Kelly
Title:	Member

TINICUM CAPITAL PARTNERS II EXECUTIVE FUND L.L.C.

By:	Tinicum Lantern II L.L.C., its managing member

By:	/s/ ROBERT J. KELLY
Name:	Robert J. Kelly
Title:	Member

Schedule 1

Investor	Shares	Aggregate Investment
Sagard Capital Partners, L.P.	9,076,667	$27,230,001
Tinicum Capital Partners, L.P.;	9,181,451	$27,544,353
Tinicum Capital Partners II Parallel Fund, L.P.; and	47,750	$143,250
Tinicum Capital Partners II Executive Fund L.L.C.	27,466	$82,398

Total for Tinicum	9,256,667	$27,770,001

Annex C

REGISTRATION RIGHTS AGREEMENT

by and between

X-RITE, INCORPORATED

and

OEPX, LLC

and

SAGARD CAPITAL PARTNERS, L.P.

and

TINICUM CAPITAL PARTNERS II, L.P.

TINICUM CAPITAL PARTNERS II PARALLEL FUND, L.P.

TINICUM CAPITAL PARTNERS II EXECUTIVE FUND L.L.C.

Dated as of [                        ], 2008

C-i

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made and entered into as of [                    ], 2008, by and between X-Rite, Incorporated, a Michigan corporation (the “Company”) and OEPX, LLC, a Delaware limited company (“Investor O”), Sagard Capital Partners, L.P., a Delaware limited partnership (“Investor S”), and Tinicum Capital Partners II, L.P., a Delaware limited partnership, Tinicum Capital Partners II Parallel Fund, L.P., a Delaware limited partnership, and Tinicum Capital Partners II Executive Fund L.L.C., a Delaware limited liability company (collectively, “Investor T” and, together with Investor O, Investor S and any of their Permitted Transferees, the “Investors,” and each, an “Investor”).

WHEREAS, the Company and Investor O are parties to an Investment Agreement, dated August 20, 2008 (the “Investor O Investment Agreement”) pursuant to which Investor O has purchased from the Company shares of common stock of the Company (“Common Shares”), par value $0.10 per share (such purchased shares, “Investor O Purchased Securities”), and the Company and Investor S and Investor T are parties to an Investment Agreement, dated August 20, 2008 (together with the Investor O Investment Agreement, the “Investment Agreements”) pursuant to which Investor S and Investor T have purchased from the Company shares of Common Stock (such purchased shares, together with Investor O Purchased Securities, the “Purchased Securities”);

WHEREAS, in connection with the consummation of the transactions contemplated by the Investment Agreements, the parties desire to enter into this Agreement in order to create certain registration rights for the Investors as set forth below;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1. Certain Definitions.

In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

“Affiliate” of any Person means any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

“beneficially own” means, with respect to any Person, securities of which such Person or any of such Person’s Affiliates, directly or indirectly, has “beneficial ownership” as determined pursuant to Rule 13d-3 and Rule 13d-5 of the Exchange Act, including securities beneficially owned by others with whom such Person or any of its Affiliates has agreed to act together for the purpose of acquiring, holding, voting or disposing of such securities; provided that a Person shall not be deemed to “beneficially own” (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates until such tendered securities are accepted for payment, purchase or exchange, or (ii) any security as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (a) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act, and (b) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report). Without limiting the foregoing, a Person shall be deemed to be the beneficial owner of all Registrable Shares owned of record by any majority-owned subsidiary of such Person.

“Closing Date” has the meaning set forth in the Investment Agreements.

“Common Shares” has the meaning set forth in the first Recital hereto.

“Company” has the meaning set forth in the introductory paragraph.

“Demand Registration” has the meaning set forth in Section 2(a).

“Demand Registration Statement” has the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Form S-3” means a registration statement on Form S-3 under the Securities Act or such successor forms thereto permitting registration of securities under the Securities Act.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Investment Agreement” or “Investment Agreements” means one or both of the agreements specified in the first Recital hereto, as the case may be, as such agreements may be amended from time to time.

“Investor” or “Investors” means the Person or Persons, as applicable, named as such in the first paragraph of this Agreement; provided, that if any Permitted Transferee of Registrable Shares succeeds to the rights and obligations of such Investor or Investors hereunder in accordance with Section 10, “Investor” or “Investors” shall also mean such Permitted Transferees.

“Investor’s Counsel” has the meaning set forth in Section 6(a)(i).

“Minimum Amount” means $20.0 million.

“Permitted Transferee” has the meaning set forth in Section 10(a).

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity.

“Piggyback Registration” has the meaning set forth in Section 3(a).

“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Shares, as amended or supplemented and including all material incorporated by reference in such prospectus or prospectuses.

“Purchased Securities” has the meaning set forth in the first Recital hereto.

“Registrable Shares” means, at any time, with respect to a particular Investor, (i) the Purchased Securities (and, in the case of Investor S and Investor T, any other Common Shares held of record by such Investor as of the date hereof) held of record by such Investor at such time and (ii) any securities issued by the Company after the date hereof in respect of the Shares referred to in clause (i) by way of a share dividend or share split or other distribution or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, but excluding (x) any and all such Common Shares and other securities that at any time after the date hereof have been sold by such Investor to a Person that does not become an Investor pursuant to Section 10 hereof, and (y) all such Common Shares and such other securities held by such Investor at a time when such securities are eligible for resale by such Investor pursuant to Rule 144 under the Securities Act without limitation thereunder on volume or manner of sale.

“Registration Expenses” has the meaning set forth in Section 7(a).

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.

“S-3 Shelf Registration” has the meaning set forth in Section 4(a).

“S-3 Shelf Registration Statement” has the meaning set forth in Section 4(a).

“SEC” means the Securities and Exchange Commission or any successor agency.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means any of the Common Shares. If at any time Registrable Shares include securities of the Company other than Common Shares, then, when referring to Shares other than Registrable Shares, “Shares” shall include the class or classes of such other securities of the Company.

“Shelf Effectiveness Deadline” has the meaning set forth in Section 4(a).

“Suspension Period” has the meaning set forth in Section 5.

“Termination Date” means with respect to a particular Investor the first date on which such Investor no longer owns any Registrable Shares or such Investor is no longer an “Investor”.

“underwritten offering” means a registered offering in which securities of the Company are sold to one or more underwriters on a firm-commitment basis for reoffering to the public, and “underwritten Shelf Takedown” means an underwritten offering effected pursuant to an S-3 Shelf Registration.

In addition to the above definitions, unless the context requires otherwise:

(i) any reference to any statute, regulation, rule or form as of any time shall mean such statute, regulation, rule or form as amended or modified and shall also include any successor statute, regulation, rule or form from time to time;

(ii) “including” shall be construed as inclusive without limitation, in each case notwithstanding the absence of any express statement to such effect, or the presence of such express statement in some contexts and not in others;

(iii) references to “Section” are references to Sections of this Agreement;

(iv) words such as “herein”, “hereof”, “hereinafter” and “hereby” when used in this Agreement refer to this Agreement as a whole;

(v) references to “business day” mean a business day in The City of New York; and

(vi) references to “dollars” and “$” mean U.S. dollars.

Section 2. Demand Registration.

(a) Right to Request Registration. Subject to the provisions hereof and until the applicable Termination Date, if the Company has not filed, and caused to be effective and maintained the effectiveness of an S-3 Shelf Registration Statement, Investor O or its Permitted Transferees may request in writing registration for resale under the Securities Act of all or part of its Registrable Shares (a “Demand Registration”); provided, however, that (based on the then-current market prices) the number of Registrable Shares included in the Demand Registration would, if fully sold, reasonably be expected to yield gross proceeds to Investor O or its Permitted Transferees, as applicable, of at least the Minimum Amount. Subject to Section 2(d) and Section 5 below, the Company shall use reasonable best efforts (i) to file a Registration Statement registering for resale such number of Registrable Shares as requested to be so registered pursuant to this Section 2(a) (and such number of Registrable Shares requested to be so registered by Investor S and Investor T or their Permitted Transferees) (a “Demand Registration Statement”) within 60 days after Investor O’s or its Permitted Transferees’ request therefor and (ii) if not automatically effective upon filing, to cause such Demand Registration Statement to be declared effective by the SEC as soon as practical thereafter. If permitted under the Securities Act, such Registration Statement shall be one that is automatically effective upon filing. In order to facilitate Investor S and Investor T’s possible participation in such Demand Registration, the Company shall give Investor S and Investor T prompt notice of any exercise by Investor O or its Permitted Transferees of Demand Registration rights under this Section 2.

(b) Number of Demand Registrations. Subject to the limitations of Sections 2(a) and 2(d) below, Investor O and its Permitted Transferees shall be entitled to request, in the aggregate, three (3) Demand Registrations under this Agreement and in no event more than one in any rolling period of 180 days. A Registration Statement shall not count as a permitted Demand Registration unless and until it has become effective and Investor O or its Permitted Transferees are able to register and sell the Registrable Shares requested to be included in such registration.

(c) Priority on Demand Registrations. The Company may include Shares other than Registrable Shares in a Demand Registration for any accounts on the terms provided below, if such Demand Registration is an underwritten offering, only with the consent of the managing underwriter(s) of such offering. If the managing underwriter(s) of the requested Demand Registration advise the Company and the Investor requesting such Demand Registration that in their opinion the number of Shares proposed to be included in the Demand Registration exceeds the number of Shares which can be sold in such underwritten offering, or securities other than Common Shares cannot be sold in the offering, in either case without materially delaying or jeopardizing the success of the offering (including the price per share of the Shares proposed to be sold in such underwritten offering), the Company shall include in such Demand Registration (i) first, the number of Registrable Shares that Investor O proposes to sell, (ii) second, the number of Registrable Shares that Investor S and Investor T propose to sell, allocated among such Investors pro rata according to the number of Registrable Shares such Investors request to include in such underwritten offering, and (iii) third, the number of Shares proposed to be included therein by any other Persons (including Shares to be sold for the account of the Company) allocated among such other Persons in such manner as the Company may determine. If the number of Shares which can be so sold is less than the number of Shares proposed to be registered pursuant to clause (i) above by Investor O, the amount of Shares to be sold shall be fully allocated to Investor O.

(d) Restrictions on Demand Registrations. Notwithstanding the foregoing, the Company shall not be obligated to proceed with a Demand Registration if the offering to be effected pursuant to such registration can be effected at that time pursuant to a then currently effective S-3 Shelf Registration previously filed by the Company in accordance with Section 4.

(e) Underwritten Offerings. Investor O and its Permitted Transferees shall be entitled to request an underwritten offering pursuant to a Demand Registration, but only if the number of Registrable Shares to be sold in the offering would reasonably be expected to yield gross proceeds to Investor O of at least the Minimum Amount (based on then-current market prices) and only if the request is not made within 60 days after the Investor has sold Shares in another underwritten registered offering pursuant to Section 2 or Section 4 hereof. If any of the Registrable Shares covered by a Demand Registration are to be sold in an underwritten offering, Investor O shall have the right to select the managing underwriter or underwriters to lead the offering, subject to the Company’s consent, not to be unreasonably withheld.

(f) Effective Period of Demand Registrations. Upon the date of effectiveness of any Demand Registration for an underwritten offering and if such offering is priced promptly on or after such date, the Company shall use reasonable best efforts to keep such Demand Registration Statement effective for a period equal to 60 days from such date or such shorter period which shall terminate when all of the Registrable Shares covered by such Demand Registration have been sold by the Investors pursuant to such Demand Registration. If the Company shall withdraw any Demand Registration pursuant to Section 5 before such 60 days end and before all of the Registrable Shares covered by such Demand Registration have been sold pursuant thereto, Investor O shall be entitled to a replacement Demand Registration which shall be subject to all of the provisions of this Agreement. A Demand Registration shall not count against the limit on the number of such registrations set forth in Section 2(b) if (i) after the applicable Registration Statement has become effective, such Registration Statement or the related offer, sale or distribution of Registrable Shares thereunder becomes the subject of any stop order, injunction or other order or restriction imposed by the SEC or any other governmental agency or court for any reason not attributable to Investor O or its Affiliates (other than the Company and its controlled Affiliates) and such interference is not thereafter eliminated so as to permit the completion of the contemplated distribution of Registrable Shares or (ii) in the case of an underwritten offering, the conditions specified in the related underwriting agreement, if any, are not satisfied or waived for any reason not attributable to Investor O or its Affiliates (other than the Company and its controlled Affiliates), and as a result of any such circumstances described in clause (i) or (ii), less than all of the Registrable Shares covered by the Registration Statement are sold by the Investors pursuant to such Registration Statement.

Section 3. Piggyback Registrations.

(a) Right to Piggyback.

Whenever prior to the applicable Termination Date the Company proposes to register any Shares under the Securities Act (other than on a registration statement on Form S-8, F-8, S-4 or F-4), whether for its own account or for the account of one or more holders of Shares, and the form of registration statement to be used may be used for any registration of Registrable Shares (a “Piggyback Registration”), the Company shall give prompt written notice to the Investors of its intention to effect such a registration and, subject to Sections 3(b) and 3(c), shall include in such registration statement and in any offering of Shares to be made pursuant to that registration statement all Registrable Shares with respect to which the Company has received a written request for inclusion therein from any Investor within 10 days after such Investor’s receipt of the Company’s notice (provided that only Registrable Shares of the same class or classes as the Shares being registered may be included). The Company shall have no obligation to proceed with any Piggyback Registration and may abandon, terminate and/or withdraw such registration for any reason at any time prior to the pricing thereof. If the Company or any other Person other than the Investors proposes to sell Shares in an underwritten offering pursuant to a registration statement on Form S-3 under the Securities Act, such offering shall be treated as a primary or secondary underwritten offering pursuant to a Piggyback Registration. Notwithstanding the foregoing, no Investor will have any rights under this Section 3 in respect of an underwritten Shelf Takedown that has been requested by another Investor, and any such underwritten Shelf Takedown will be subject to Section 4(c) hereof.

(b) Priority on Primary Piggyback Registrations. If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter(s) advise the Company and any Investor (if such Investor has elected to include Registrable Shares in such Piggyback Registration) that in their opinion the number of Shares proposed to be included in such offering exceeds the number of Shares (of any class) which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Shares proposed to be sold in such offering), the Company shall include in such registration and offering (i) first, the number of Shares that the Company proposes to sell and (ii) second, the number of Shares requested to be included therein by other holders of Shares, including any Investor (if such Investor has elected to include Registrable Shares in such Piggyback Registration), pro rata among all such holders on the basis of the number of Shares requested to be included therein by all such holders or as such holders and the Company may otherwise agree (with allocations among different classes of Shares, if more than one are involved, to be reasonably determined by the Company). If the number of Shares which can be so sold is less than the number of Shares proposed to be registered pursuant to the Piggyback Registration by the Company, the amount of Shares to be sold shall be fully allocated to the Company.

(c) Priority on Secondary Registrations. If a Piggyback Registration is initiated as an underwritten registration on behalf of a holder of Shares, and the managing underwriter(s) advise the Company that in their opinion the number of Shares proposed to be included in such registration exceeds the number of Shares (of any class) (the “Secondary Maximum Number of Shares”) which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Shares to be sold in such offering), then the Company shall include in such registration (i) first, the number of Shares requested to be included therein by holder(s) requesting such registration, (ii) second, the number of Shares requested to be included therein by other holders of Shares, including any Investor (if such Investor has elected to include Registrable Shares in such Piggyback Registration), pro rata among such holders on the basis of the number of Shares requested to be included therein by such holders or as such holders and the Company may otherwise agree (with allocations among different classes of Shares, if more than one are involved, to be reasonably determined by the Company), and (iii) third, the number of Shares that the Company proposes to sell, to the extent that, in the case of clauses (ii) and (iii), the Secondary Maximum Number of Shares is not thereby exceeded.

(d) Selection of Underwriters. If any Piggyback Registration is a primary or secondary underwritten offering, the Company (or if the Person or Persons initiating the Piggyback Registration in the context of a secondary underwritten offering have such right, such Person(s)) shall have the right to select the managing underwriter or underwriters to administer any such offering.

(e) Basis of Participations. No Investor may sell Registrable Shares in any offering pursuant to a Piggyback Registration unless it (a) agrees to sell such Shares on the basis provided in the underwriting or other distribution arrangements approved by the Company and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lockups and other documents reasonably required of other participants under the terms of such arrangements.

Section 4. S-3 Shelf Registration.

(a) Shelf Registration. No later than twelve (12) months after the Closing Date (the “Shelf Effectiveness Deadline”), the Company shall use reasonable best efforts (i) to file (if permitted to do so under the Securities Act and the rules and regulations thereunder) with the SEC a Registration Statement on Form S-3 (an “S-3 Shelf Registration Statement”) for a public offering of all or such portion of the Registrable Shares designated by any Investor pursuant to Rule 415 promulgated under the Securities Act or otherwise (an “S-3 Shelf Registration”) and (ii) to cause such S-3 Shelf Registration Statement to become effective immediately upon expiration of the Shelf Effectiveness Deadline and to thereafter remain effective. If permitted under the Securities Act, such Registration Statement shall be one that is automatically effective upon filing.

(b) Right to Effect Shelf Takedowns. The Investors each shall be entitled, at any time and from time to time when an S-3 Shelf Registration Statement is effective to sell such Registrable Shares as are then registered pursuant to such Registration Statement (each, a “Shelf Takedown”), but only upon not less than two (2) business days’ prior written notice to the Company, during which period the Company shall be entitled to implement a Suspension Period to the extent then permitted pursuant to Section 5. The Investors each shall give the Company prompt written notice of the consummation of each Shelf Takedown (whether or not underwritten).

(c) Underwritten Shelf Takedowns. Investor O and its Permitted Transferees shall be entitled to request, in the aggregate, five (5), Investor S and its Permitted Transferees shall be entitled to request, in the aggregate, two (2), and Investor T and its Permitted Transferees shall be entitled to request, in the aggregate, two (2), underwritten Shelf Takedown(s) under this Agreement, but only if (i) the number of Registrable Shares to be sold in the offering would reasonably be expected to yield gross proceeds to such Investor of at least the Minimum Amount (based on then-current market prices) and (ii) without the Company’s consent, such consent not to be unreasonably withheld, the request is not made within 120 days after such Investor has sold Shares in another underwritten registered offering pursuant to Section 2 or 4 hereof, as applicable. The Company may not include Shares in an underwritten Shelf Takedown requested by an Investor without such Investor’s prior written consent; provided that, only in the case of an underwritten Shelf Takedown that includes a “roadshow,” the Investor that requests such underwritten Shelf Takedown shall provide reasonable notice to the other Investors (based on the then current notice information of the Investors as set forth in the books and records of the Company) and shall give the other Investors a reasonable opportunity to participate in such underwritten Shelf Takedown, subject to (x) priority equivalent to that found in Section 3(c) and (y) the requirements in Section 3(e).

(d) Selection of Underwriters. In connection with an underwritten Shelf Takedown, the initiating Investor shall have the right to select the managing underwriter or underwriters to lead the offering, subject to the Company’s consent, not to be unreasonably withheld.

(e) Effective Period of S-3 Shelf Registrations. Subject to Section 5 of this Agreement, the Company shall use reasonable best efforts to keep any S-3 Shelf Registration Statement continuously effective until the applicable Termination Date.

Section 5. Suspension Periods; Blackout Periods.

(a) Suspension Periods. The Company may delay the filing or effectiveness of, or by written notice to the applicable Investor(s) suspend the use of, a Registration Statement in conjunction with a Demand Registration or an S-3 Shelf Registration (and, if reasonably required, withdraw any registration statement that has been filed), but in each such case only if the board of directors of the Company determines in good faith that (x) such delay would enable the Company to avoid disclosure of material information, the disclosure of which at that time would be materially adverse to the Company’s best interests (including by materially interfering with, or jeopardizing the success of, any pending or proposed material acquisition, disposition or reorganization) or (y) obtaining any financial statements (including required consents) required to be included in any such Registration Statement would be impracticable. Any period during which the Company has delayed a filing, an effective date or the use of a Registration Statement pursuant to this Section 5 is herein called a “Suspension Period”. In no event shall there be more than two Suspension Periods during any rolling period of 365 days, and the number of days covered by any one Suspension Period shall not exceed 75 days, and the number of days covered by all Suspension Periods shall not exceed 150 days in the aggregate during any rolling period of 365 days. If pursuant to this Section 5 the Company delays or withdraws a Demand Registration or underwritten Shelf Takedown requested by the applicable Investor, the applicable Investor shall be entitled to withdraw such request and, if it does so, such request shall not count against the limitation on the number of such registrations set forth in Section 2 or 4. The Company shall provide prompt written notice to the Investors of the commencement and termination of any Suspension Period (and any withdrawal of a registration statement pursuant to this Section 5), but shall not be obligated under this Agreement to disclose the reasons therefor. The Investors shall keep the existence of each Suspension Period confidential.

(b) Blackout Periods. At any time when an Investor’s Board Representative (as such term is defined in the Investment Agreements) is a member of, or an Observer (as such term is defined in the Investment Agreements) entitled to attend meetings of, the Company’s board of directors, unless the Company otherwise permits by notice in writing to the Investors, such Investor which then has a Board Representative or Observer shall not make any offers or sales of Registrable Shares during any period when all directors of the Company and their Affiliates are required under the Company’s standard trading policy (not to be materially more restrictive than that in place on the date hereof) not to trade in securities of the Company.

(c) Investment Agreement Restrictions. Nothing in this Agreement shall affect the restrictions on transfers of Shares and other provisions of the Investment Agreements, which shall apply independently hereof in accordance with the terms thereof.

Section 6. Registration Procedures.

(a) In connection with the S-3 Shelf Registration provided for in Section 4 and otherwise whenever any Investor requests that any Registrable Shares be registered pursuant to this Agreement, the Company shall use reasonable best efforts to effect, as soon as practical as provided herein, the registration and the sale of such Registrable Shares in accordance with the intended methods of disposition thereof, and, pursuant thereto, the Company shall, as soon as practical as provided herein:

(i) subject to the other provisions of this Agreement, use reasonable best efforts to prepare and file with the SEC a Registration Statement with respect to such Registrable Shares and cause such Registration Statement to become effective (unless it is automatically effective upon filing); and before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Investors and the underwriters or other distributors, if any, identified by the applicable Investor copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and one set of the exhibits incorporated by reference, and the Investors and a single counsel selected by Investor O (or in the case of an underwritten Shelf Takedown, a single counsel selected by the Investor requesting such underwritte Shelf Takedown pursuant to Section 4(c)) (“Investor’s Counsel”) shall have a reasonable opportunity to review and comment on the Registration Statement and each such Prospectus (and each amendment or supplement thereto) before it is filed with the SEC, and the Investors shall have the opportunity to object to any information pertaining to the Investors that is contained therein and the Company will make the corrections reasonably requested by the Investors with respect to such information prior to filing any Registration Statement or Prospectus or any amendment or supplement thereto;

(ii) use reasonable best efforts to prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the applicable requirements of the Securities Act and to keep such Registration Statement effective for the relevant period required hereunder, but no longer than is necessary to complete the distribution of the Shares covered by such Registration Statement, and to comply with the applicable requirements of the Securities Act with respect to the disposition of all the Shares covered by such Registration Statement during such period in accordance with the intended methods of disposition set forth in such Registration Statement;

(iii) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Shares for sale in any jurisdiction in the United States;

(iv) furnish to the Investors and each managing underwriter, if any, without charge, conformed copies of each Registration Statement and amendment thereto and copies of each supplement thereto promptly after they are filed with the SEC (but only one set of exhibits thereto need be provided); and deliver, without charge, such number of copies of the preliminary and final Prospectus and any supplement thereto as the Investors may reasonably request in order to facilitate the disposition of the Registrable Shares of the applicable Investor covered by such Registration Statement in conformity with the requirements of the Securities Act;

(v) use reasonable best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such U.S. jurisdictions as the applicable Investor reasonably requests and continue such registration or qualification in effect in such jurisdictions for as long as the applicable Registration Statement may be required to be kept effective under this Agreement (provided that the Company will not be required to (I) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (v), (II) subject itself to taxation in any such jurisdiction or (III) consent to general service of process in any such jurisdiction);

(vi) notify the Investors and each distributor of such Registrable Shares identified by the applicable Investor, at any time when a Prospectus relating thereto would be required under the Securities Act to be delivered by such distributor, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of the Investors, the Company shall use reasonable best efforts to prepare, as soon as practical, a supplement or amendment to such Prospectus so that, as thereafter delivered to any prospective purchasers of such Registrable Shares, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii) in the case of an underwritten offering in which the applicable Investor participates pursuant to a Demand Registration, Piggyback Registration or an S-3 Shelf Registration, enter into an underwriting agreement containing such provisions (including provisions for indemnification, lockups, opinions of counsel and comfort letters) as are customary and reasonable for an offering of such kind, and take all such other customary and reasonable actions as the managing underwriters of such offering may request in order to facilitate the disposition of such Registrable Shares (including making members of senior management of the Company available at reasonable times and places to participate in “road-shows” and investor calls, provided that any reasonable travel and accommodation expenses in connection with any such road shows shall be borne by the applicable Investor(s)); provided, that if any Investor requests an underwritten Shelf Takedown in accordance with this Agreement, (i) no other Investor who is not participating in such underwritten Shelf Takedown shall be required to enter into a lock-up agreement with the Company and/or managing underwriter(s) and (ii) the Company shall not enter into any agreement in connection with such underwritten Shelf Takedown that will limit the Company’s ability in any manner to conduct an underwritten Shelf Takedown at the request of any other Investor at any time;

(viii) in the case of an underwritten offering in which the applicable Investor participates pursuant to a Demand Registration, Piggyback Registration or an S-3 Shelf Registration, and to the extent not prohibited by applicable law or pre-existing applicable contractual restrictions, (A) make reasonably available, for inspection by the Investors, Investor’s Counsel, the managing underwriter(s) of such offering and counsel and accountants acting for such managing underwriter(s), pertinent corporate documents and financial and other records of the Company and its subsidiaries and controlled Affiliates, (B) cause the Company’s officers and employees to supply information reasonably requested by the Investors or such managing underwriter(s) or attorney in connection with such offering, (C) make the Company’s independent accountants available for any such managing underwriter(s)’ due diligence and have them provide customary “cold comfort” letters to such underwriters in connection therewith, and (D) cause the Company’s counsel to furnish customary legal opinions to such underwriters in connection therewith; provided, however, that such records and other information shall be subject to such confidential treatment as is customary for underwriters’ due diligence reviews;

(ix) use reasonable best efforts to cause all such Registrable Shares to be listed on each securities exchange (if any) on which securities of the same class issued by the Company are then listed;

(x) provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such Registration Statement and, a reasonable time before any proposed sale of Registrable Shares pursuant to a Registration Statement, provide the transfer agent with printed certificates for the Registrable Shares to be sold, subject to the provisions of Section 11;

(xi) make generally available to its shareholders a consolidated earnings statement (which need not be audited) for a period of 12 months beginning after the effective date of the Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earning statement under Section 11(a) of the Securities Act and Rule 158 thereunder; and

(xii) promptly notify the Investors and the managing underwriter(s) of any underwritten offering, if any:

(1) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for any additional information regarding the Investors;

(3) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

(4) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the applicable securities or blue sky laws of any jurisdiction; and

keep Investor’s Counsel reasonably apprised as to the intention and progress of the Company with respect to any Registration Statement hereunder.

For the avoidance of doubt, the provisions of clauses (vii), (viii) and (xi) of this Section 7(a) shall apply only in respect of an underwritten offering and only if (based on market prices at the time the offering is requested by the applicable Investor) the number of Registrable Shares to be sold in the offering would reasonably be expected to yield gross proceeds to one or more Investors of at least the Minimum Amount.

(b) No Registration Statement (including any amendments thereto) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, and no Prospectus (including any supplements thereto) shall contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, except for any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of any Investor or any underwriter or other distributor specifically for use therein.

(c) Until the applicable Termination Date, the Company shall use reasonable best efforts to file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, all to the extent required to enable any Investor to be eligible to sell Registrable Shares (if any) pursuant to Rule 144 under the Securities Act.

(d) The Company may require any Investor and each distributor of Registrable Shares as to which any registration is being effected to furnish to the Company any other information regarding such Person and the distribution of such securities as the Company may from time to time reasonably request.

(e) Subject to the limitations on the Company’s ability to delay the use or effectiveness of a Registration Statement as provided by the Suspension Periods set forth in Section 5(a), each Investor agrees by having its stock treated as Registrable Shares hereunder that, upon being advised in writing by the Company of the occurrence of an event pursuant to Section 6(a)(vi) when the Company is entitled to do so pursuant to Section 5, such Investor will immediately discontinue (and direct any other Persons making offers and sales of Registrable Shares to immediately discontinue) offers and sales of Registrable Shares pursuant to any Registration Statement (other than those pursuant to a plan that is in effect and that complies with Rule 10b5-1 of the Exchange Act) until it is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 6(a)(vi), and, if so directed by the Company, such Investor will deliver to the Company all copies, other than permanent file copies then in such Investor’s possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.

(f) The Company may prepare and deliver an issuer free-writing prospectus (as such term is defined in Rule 405 under the Securities Act) in lieu of any supplement to a prospectus, and references herein to any “supplement” to a Prospectus shall include any such issuer free-writing prospectus. No seller of Registrable Shares may use a free-writing prospectus to offer or sell any such shares without the Company’s prior written consent.

(g) It is understood and agreed that any failure of the Company to file a registration statement or any amendment or supplement thereto or to cause any such document to become or remain effective or usable within or for any particular period of time as provided in Section 2, 4 or 6 or otherwise in this Agreement, due to reasons that are not reasonably within its control, or due to any refusal of the SEC to permit a registration statement or prospectus to become or remain effective or to be used because of unresolved SEC comments thereon (or on any documents incorporated therein by reference) despite the Company’s good faith and reasonable best efforts to resolve those comments, shall not be a breach of this Agreement. However, neither shall any such failure relieve the Company of its obligations hereunder to continue to use reasonable best efforts to remedy such failure.

(h) It is further understood and agreed that the Company shall not have any obligations under this Section 6 at any time on or after the applicable Termination Date, unless an underwritten offering in which an Investor participates has been priced but not completed prior to the applicable Termination Date, in which event the Company’s obligations under this Section 6 shall continue with respect to such offering until it is so completed.

Section 7. Registration Expenses.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, Financial Industry Regulatory Authority fees, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company, together with the reasonable documented fees and expenses of one counsel for the Investor(s) (all such expenses being herein called “Registration Expenses”) (but not including any underwriting discounts or commissions attributable to the sale of Registrable Shares), shall be borne by the Company. Each Investor shall bear its pro rata cost of all underwriting discounts and commissions associated with any sale of Registrable Shares.

(b) The obligation of the Company to bear the expenses described in Section 7(a) shall apply irrespective of whether a registration, once properly demanded or requested becomes effective or is withdrawn or suspended, unless the applicable Investor elects to pay the Registration Expenses, in which event such registration shall not count against the limit on the number of registrations set forth in Section 2(b).

Section 8. Indemnification.

(a) The Company shall indemnify, to the fullest extent permitted by law, the Investors and each Person who controls the Investors (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment thereof or supplement thereto or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are made in reliance and in conformity with information furnished in writing to the Company by the Investors or to the Company by any participating underwriter, in each case expressly for use therein. In connection with an underwritten offering in which any Investor participates conducted pursuant to a registration effected hereunder, the Company shall indemnify each participating underwriter and each Person who controls such underwriter (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of such Investor(s).

(b) In connection with any Registration Statement in which an Investor is participating, such Investor shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus, or amendment or supplement thereto, and shall indemnify, severally and not jointly, to the fullest extent permitted by law, the Company, its officers and directors and each Person who controls the Company (within the meaning of the Securities Act), against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or Prospectus, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information furnished in writing to the Company by or on behalf of such Investor expressly for use therein. In connection with an underwritten offering conducted pursuant to a registration effected hereunder, such Investor shall indemnify each participating underwriter and each Person who controls such underwriter (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Company.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying Person of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Person. Failure so to notify the indemnifying Person shall not relieve it from any liability that it may have to an indemnified Person except to the extent that the indemnifying Person is materially and adversely prejudiced thereby. The indemnifying Person shall not be subject to any liability for any settlement made by the indemnified Person without its consent (but such consent will not be unreasonably withheld). An indemnifying Person who is entitled to, and elects to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to one local counsel) for all Persons indemnified (hereunder or otherwise) by such indemnifying Person with respect to such claim (and all other claims arising out of the same circumstances), unless in the reasonable judgment of any indemnified Person there may be one or more legal or equitable defenses available to such indemnified Person which are in addition to or may conflict with those available to another indemnified Person with respect to such claim, in which case each such indemnified Person shall be entitled to use separate counsel. The indemnifying Person shall not consent to the entry of any judgment or enter into or agree to any settlement relating to a claim or action for which any indemnified Person would be entitled to indemnification by any indemnified Person hereunder unless such judgment or settlement imposes no ongoing obligations on any such indemnified Person and includes as an unconditional term the giving, by all relevant claimants and plaintiffs to such indemnified Person, a release, reasonably satisfactory in form and substance to such indemnified Person, from all liabilities in respect of such claim or action for which such indemnified Person would be entitled to such indemnification. The indemnifying Person shall not be liable hereunder for any amount paid or payable or incurred pursuant to or in connection with any judgment entered or settlement effected with the consent of an indemnified Person unless the indemnifying Person has also consented to such judgment or settlement.

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director or controlling Person of such indemnified Person and shall survive the transfer of securities and the applicable Termination Date but only with respect to offers and sales of Registrable Shares made before the applicable Termination Date or during the period following the applicable Termination Date referred to in Section 6(h).

(e) If the indemnification provided for in or pursuant to this Section 8 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying Person, in lieu of indemnifying such indemnified Person, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying Person or by the indemnified Person, and by such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of any Investor be greater in amount than the amount for which such indemnifying Person would have been obligated to pay by way of indemnification if the indemnification provided for under Section 8(a) or 8(b) hereof had been available under the circumstances.

Section 9. Securities Act Restrictions.

(a) Each Investor agrees that all certificates or other instruments representing the Purchased Securities will bear a legend substantially to the following effect:

(1) THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(2) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF AUGUST 20, 2008, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

(b) Upon the reasonable request of an Investor, at a time when such legend is no longer required under the Securities Act and applicable state laws, the Company shall promptly cause clause (1) of the legend to be removed from any certificate for any Purchased Securities to be Transferred by such Investor in accordance with the terms of the relevant Investment Agreement, upon the receipt by the Company of an opinion of counsel, certification and/or other information reasonably satisfactory to the Company; and clause (2) of the legend shall be removed upon the expiration of such transfer and other restrictions set forth in the relevant Investment Agreement. Each Investor acknowledges that the Purchased Securities have not been registered under the Securities Act or under any state securities laws and agrees that it will not sell or otherwise dispose of any of the Purchased Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

Section 10. Transfers of Rights.

(a) If an Investor transfers Registrable Shares it owns to a third party, such party shall succeed to the rights and obligations of such Investor under this Agreement with respect to such Registrable Shares and be treated hereunder as if it were a separate “Investor” hereunder, but only if (i) the transfer is made to a party to whom such Investor is permitted to transfer Common Shares under section 4.2(b)(i) of the applicable Investment Agreement (a “Permitted Transferee”) and (ii) such party signs and delivers to the Company a written acknowledgment (in form and substance reasonably satisfactory to the Company) that it has succeeded to such Investor as a party to this Agreement and has assumed the rights and obligations of such Investor hereunder. Each such transfer shall be effective when (but only when) the transferred securities are registered in the name of the transferee and the transferee has signed and delivered the written acknowledgment to the Company. Upon any such effective transfer, the transferee shall automatically become and have the rights and obligations of an Investor with respect to the Registrable Shares so transferred and the transferor shall automatically cease to be and to have the rights and obligations of an Investor but only with respect to the transferred Registrable Shares and the transferor shall otherwise maintain all of its rights and obligations as a separate Investor hereunder, provided that the rights and obligations of the transferor arising under Section 8 or otherwise hereunder with respect to periods and matters existing before such cessation shall survive such cessation. Notwithstanding any other provision of this Agreement, no Person who acquires securities transferred in violation of this Agreement or the applicable Investment Agreement, or who acquires securities that are not or upon acquisition cease to be Registrable Shares, shall have any rights under this Agreement with respect to such securities, and such securities shall not have the benefits afforded hereunder to Registrable Shares.

Section 11. Miscellaneous.

(a) Notices. Except as otherwise provided herein, all notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered, mailed (postage prepaid) by registered or certified mail or sent by e-mail or facsimile transmission (with telephone confirmation promptly thereafter),

If to Investor O:

One Equity Partners III, L.P.
320 Park Avenue, 18th Floor
New York, New York 10022
Tel:	(212) 277-1500
Facsimile:	(212) 277-1572
Attention:	David M. Cohen
Colin M. Farmer

with a copy (which copy alone shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Tel:	(212) 455-7295
Facsimile:	(212) 455-2502
Attention:	William R. Dougherty, Esq.

If to Investor S:

Sagard Capital Partners, L.P.
325 Greenwich Avenue
Greenwich, Connecticut 06830
Tel:	(203) 629-6700
Facsimile:	(203) 629-6781
Attention:	Daniel Friedberg

with a copy (which copy alone shall not constitute notice) to:

Finn Dixon & Herling LLP
177 Broad Street
Stamford, Connecticut 06901
Tel:	(203) 325-5000
Facsimile:	(203) 325-5001
Attention:	Charles J. Downey III, Esq.

If to Investor T:

Tinicum Capital Partners II, L.P.
800 Third Avenue
40th Floor
New York, NY 10022
Tel:	(212) 446-9300
Facsimile:	(212) 750-9264
Attention:	Robert J. Kelly

with a copy (which copy alone shall not constitute notice) to:

Sullivan & Cromwell LLP
1888 Century Park East
Suite 2100
Los Angeles, CA 90067
Tel:	(310) 712-6600
Facsimile:	(310) 712-8800
Attention:	Alison S. Ressler, Esq.

If to the Company:

X-Rite, Incorporated
4300 44th St. SE
Grand Rapids, MI 49512
Tel:	(616) 803-2309
Facsimile:	(616) 803-2530
Attention:	Thomas Vacchiano

with copies (which copies alone shall not constitute notice) to:

Shearman & Sterling LLP
599 Lexington Ave.
New York, NY 10022
Tel:	(212) 848-4000
Facsimile:	(212) 848-7179
Attention:	Creighton O’M. Condon, Esq.
Scott Petepiece, Esq.
and

McDermott Will & Emery LLP
227 West Monroe
Chicago, IL 60606
Tel:	(312) 984-7563
Facsimile:	(312) 983-7700
Attention:	Helen Friedli, Esq.

or at such other address as any such party hereto may specify by written notice to the others, and, except as otherwise provided herein, each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered personally or by mail or, in the case of e-mail or facsimile delivery, upon receipt of e-mail or facsimile confirmation of delivery and telephonic confirmation.

(b) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and Permitted Transferees, it being understood that there are no intended third-party beneficiaries hereof (except as specified in Section 10 hereof).

(d) Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed entirely within such state.

(e) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby must be brought in any federal or state court located in the Borough of Manhattan in The City of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13(a) shall be deemed effective service of process on such party.

(f) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by e-mail or facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

(h) Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

(i) Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(k) Amendments. (a) The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the Company and the Investors.

(b) The Company has not entered into, and will not, from and after the date hereof, enter into, any agreements or arrangements that grant to any other holders of its securities any rights that violate or conflict with this Agreement or impede the Company’s ability to fulfill and comply with its obligations set forth herein.

(l) Lock-Up. Each Investor shall, in connection with any underwritten offering of the Company’s securities, in each case, in which such Investor is selling Registrable Shares pursuant to its rights under Section 3, upon the request of the Company or the managing underwriter(s), agree in writing not to effect any sale, disposition or distribution of any Registrable Shares (other than those included in such offering) without the prior written consent of the Company or such managing underwriter(s), as the case may be, for such period of time prior to and/or following the completion of the sale of the Company’s securities in such underwritten offering as the Company or the managing underwriter(s) may specify; provided, however, that all executive officers and directors of the Company shall also have agreed not to effect any sale, disposition or distribution of any such securities under the circumstances and pursuant to the terms set forth in this Section 11(l).

IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

X-RITE, INCORPORATED

By:
Name:
Title:

OEPX, LLC

By:
Name:
Title:

SAGARD CAPITAL PARTNERS, L.P.

By:
Name:
Title:

TINICUM CAPITAL PARTNERS II, L.P.

By:	Tinicum Lantern II L.L.C., its general partner

By:
Name:
Title:

TINICUM CAPITAL PARTNERS II PARALLEL FUND, L.P.

By:	Tinicum Lantern II L.L.C., its general partner

By:
Name:
Title:

TINICUM CAPITAL PARTNERS II EXECUTIVE FUND L.L.C.

By:	Tinicum Lantern II L.L.C., its managing member

By:
Name:
Title:

Annex D

X-RITE, INCORPORATED

2008 OMNIBUS LONG TERM INCENTIVE PLAN

1. Purpose. The purpose of the X-Rite, Incorporated 2008 Omnibus Long Term Incentive Plan (the “Plan”) is to provide (i) officers and key employees of X-Rite, Incorporated (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries, and (iii) members of the Board of Directors of the Company (the “Board”), with the opportunity to acquire or be granted shares of the Common Stock of the Company (“Common Stock”) or receive monetary payments based on the long term economic performance of the Company.

The Company believes that the Plan will:

(1) In the case of officers and certain management employees, encourage stock ownership by such employees which will provide an incentive for such employees to expand and improve the profits and prosperity of the Company, and to assist the Company in attracting and retaining such employees;

(2) In the case of outside directors, make service on the Board of Directors of the Company more attractive to present and prospective outside directors and to provide additional incentive for such directors to direct the Company effectively by offering them a greater interest in the continued success of the Company;

(3) In the case of certain consultants and advisors, to encourage stock ownership by such consultants and advisors which will provide an incentive to expand and improve the profits and prosperity of the Company and to make continued service to the Company more attractive.

2. Administration.

(a) Committee. The Plan shall be administered and interpreted by a compensation committee (the “Committee”). The Committee may consist of two or more members of the Board who are “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or such other members of the Board.

(b) Authority of Committee. The Committee has the sole authority, subject to the provisions of the Plan, to (i) select the employees and other individuals to receive Awards (as defined in Section 4) under the Plan, (ii) determine the type, size and terms of the Awards to be made to each individual selected, (iii) determine the time when the Awards will be granted and the duration of any applicable exercise and vesting period, including the criteria for exercisability and vesting and the acceleration of exercisability and vesting with respect to each individual selected, and (iv) deal with any other matter arising under the Plan. The Committee may, in its discretion, delegate day-to-day administrative tasks to other individuals. The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determination that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. All powers of the Committee shall be executed in its sole discretion and need not be uniform as to similarly situated individuals.

(c) Responsibility of Committee. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member of the Committee or employee of the Company. The Company shall indemnify members of the Committee and any employee of the Company against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties under the Plan, except in circumstances involving his or her bad faith, gross negligence or willful misconduct.

3. Participants. All employees, officers and directors of the Company and its subsidiaries or any corporation in which the Company has a proprietary interest (including members of the Board who are not employees), as well as consultants and advisors to the Company or its subsidiaries or in any corporation in which the Company has a proprietary interest, are eligible to participate in the Plan. Consistent with the purposes of the Plan, the Committee shall have exclusive power to select the employees, officers, directors and consultants and advisors who may participate in the Plan (“Participants”). Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion, and designation as a person to receive Awards in any year shall not require the Committee to designate such a person as eligible to receive Awards in any other year.

4. Types of Awards. Awards under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Restricted Stock Awards and (d) Restricted Stock Units (each as described below, and collectively, “Awards”). Awards may constitute Performance–Based Awards, as described in Section 10. Each Award shall be evidenced by a written agreement between the Company and the Participant (an “Agreement”), which need not be identical between Participants or among Awards, in such form as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any Agreement, the provisions of the Plan shall prevail.

5. Common Stock Available under the Plan. The aggregate number of shares of Common Stock that may be subject to Awards shall be 7,000,000 shares of Common Stock, which may be authorized and unissued, subject to any adjustments made in accordance with Section 11 hereof; provided that the maximum number of shares of Common Stock that may be subject to Restricted Stock Awards and Restricted Stock Units shall be 4,500,000. The maximum number of shares of Common Stock with respect to which Restricted Stock Awards and Restricted Stock Units may be granted in any one calendar year shall be 750,000; provided, that the foregoing limitation shall not apply with respect to the one-time grant of Restricted Stock Awards and Restricted Stock Units in 2008 that has been approved by the Committee subject to shareholder approval of the Plan. The maximum number of shares of Common Stock with respect to which Stock Options and Stock Appreciation Rights may be granted to any individual Participant in any one calendar year shall be 500,000 and the maximum number of shares of Common Stock with respect to which Restricted Stock Awards, Restricted Stock Units and other Awards may be granted to any individual Participant in any one calendar year shall be 500,000. Any share of Common Stock subject to an Award that for any reason is cancelled or terminated without having been exercised or vested shall again be available for Awards under the Plan; provided, however, that any such availability shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Awards and shall not apply for purposes of determining the maximum number of shares subject to Awards that any individual Participant may receive.

6. Stock Options. Stock Options will enable a Participant to purchase shares of Common Stock upon set terms and at a fixed purchase price. Stock Options may be treated as (i) “incentive stock options” within the meaning of Section 422(b) of the Code (“Incentive Stock Options”), or (ii) Stock Options which do not constitute Incentive Stock Options (“Nonqualified Stock Options”). Each Stock Option shall be subject to the terms, conditions and restrictions consistent with the Plan as the Committee may impose, subject to the following limitations:

(a) Exercise Price. The exercise price per share (the “Exercise Price”) of Common Stock subject to a Stock Option shall be determined by the Committee and may not be less than the Fair Market Value (as defined in Section 15) of a share of Common Stock on the date the Stock Option is granted.

(b) Payment of Exercise Price. The Exercise Price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock that have been owned by the Participant for at least six months, by Stock Appreciation Rights, or by a combination of these methods. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the Exercise Price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms, provided such agreements and procedures comply with applicable law. The Committee may also prescribe any other method of paying the Exercise Price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock of the Company then owned by the Participant, providing the Company with a notarized statement attesting to the number of shares owned for at least six months, where upon verification by the Company, the Company would issue to the Participant only the number of incremental shares to which the Participant is entitled upon exercise of the Stock Option.

(c) Exercise Period. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall determine, as set forth in the related Agreement.

(d) Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to Participants who, at the time of the grant, are employees of the Company, a subsidiary or any corporation in which the Company has a proprietary interest, and only at an Exercise price that is not less than the Fair Market Value of a share of Common Stock on the date of the grant. The aggregate Fair Market Value of the Common Stock (determined as of the date of the grant) with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all option plans of the Company) shall not exceed $100,000. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. Incentive Stock Options may not be granted to a Participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all outstanding classes of stock of the Company or any subsidiary of the Company, unless the option price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such Incentive Stock Option is prohibited by its terms after the expiration of five years from its date of grant.

(e) Termination of Employment, Disability or Death.

(1) Except as provided below or in an Agreement, a Stock Option may only be exercised while the Participant is employed by, or providing service to, the Company, as an employee, member of the Board or advisor or consultant. In the event that a Participant ceases to be employed by, or provide service to, the Company for any reason other than Disability (as defined in Paragraph (5) below), death or termination for Cause (as defined in Paragraph (5) below), any Stock Option which is otherwise exercisable by the Participant shall terminate as provided in the Award agreement unless the Committee amends a Participant’s Award agreement for termination of employment provisions. Except as otherwise provided by the Committee, any Stock Options which are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide service to, the Company shall terminate as of such date.

(2) In the event the Participant ceases to be employed by, or provide service to, the Company on account of a termination for Cause by the Company, any Stock Option held by the Participant shall terminate as of the date the Participant ceases to be employed by, or provide service to, the Company. In addition, notwithstanding any other provisions of this Section 6, if the Committee determines that the Participant has engaged in conduct that constitutes Cause at any time while the Participant is employed by, or providing service to, the Company, or after the Participant’s termination of employment or service, any Stock Option held by the Participant shall immediately terminate. In the event the Committee determines that the Participant has engaged in conduct that constitutes Cause, in addition to the immediate termination of all Stock Options, the Participant shall automatically forfeit all shares underlying any exercised portion of a Stock Option for which the Company has not yet delivered the share certificates or registered the shares in the name of the Participant, as the case may be, upon refund by the Company of the Exercise Price paid by the Participant for such shares (subject to any right of setoff by the Company).

(3) Except as otherwise provided by the Committee, in the event the Participant ceases to be employed by, or provide service to, the Company because the Participant is Disabled, any Stock Option which is otherwise exercisable by the Participant shall terminate unless exercised within two years after the date on which the Participant ceases to be employed by, or provide service to, the Company, but in any event no later than the date of expiration of the Stock Option.

(4) Except as otherwise provided by the Committee, if the Participant dies while employed by, or providing service to, the Company, any Stock Option which is otherwise exercisable by the Participant shall terminate unless exercised within two years after the date on which the Participant ceases to be employed by, or provide service to, the Company, but in any event no later than the date of expiration of the Stock Option.

(5) For purposes of this Section 6(e):

(A) The term “Company” shall mean the Company and its subsidiary corporations or any other entity in which the Company holds a proprietary interest.

(B) “Disability” or “Disabled” shall mean a physical or mental infirmity which impairs the Participant’s ability to substantially perform the Participant’s duties or the Participant’s regular occupation with the Company, which continues for a period of at least one hundred eighty (180) consecutive days.

(C) “Cause” shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Participant has (i) engaged in conduct involving dishonesty or fraud or conviction of a crime involving more turpitude; (ii) intentionally engaged in conduct which is materially injured to the Company, monetarily or otherwise; or (iii) failed to perform assigned duties (other than a failure resulting from an illness or other similar incapacity or disability), or to comply with the policies applicable to all Company employees after demand for performance or compliance is made to the Participant; or (iv) breached any other provision of his or her terms of employment or service contract with the Company, including without limitation covenants against competition, or has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information.

(f) No Repricing. In no event shall the Committee cancel any outstanding Stock Option with an exercise price greater than the then current Fair Market Value of the Common Stock for the purpose of reissuing any other Award to the Participant at a lower exercise price nor reduce the exercise price of an outstanding Stock Option without stockholder approval.

7. Stock Appreciation Rights. Stock Appreciation Rights shall provide a Participant with the right to receive a payment, in cash, Common Stock or a combination thereof, in an amount equal to the excess of (i) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised, over (ii) the Fair Market Value of such shares on the date of grant, or other specified valuation (which shall be no less than the Fair Market Value on the date of grant). Each Stock Appreciation Right shall expire no more than ten years from its date of grant, and shall be subject to such other terms and conditions as the Committee shall deem appropriate, including, without limitation, provisions for the forfeiture of the Stock Appreciation Right for no consideration upon termination of employment. In no event shall the Committee cancel any outstanding Stock Appreciation Right with a grant price greater than the then current Fair Market Value of the Common Stock for the purpose of reissuing any other Award to the Participant at a lower grant price nor reduce the grant price of an outstanding Stock Appreciation Right without stockholder approval.

8. Restricted Stock Awards. Restricted Stock Awards shall consist of Common Stock issued or transferred to Participants with or without other payments therefor as additional compensation for services to the Company. Restricted Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares and the right of the Company to reacquire such shares for no consideration upon termination of the Participant’s employment within specified periods or prior to becoming vested. The Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by a Restricted Stock Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. Each Restricted Stock Award shall specify whether the Participant shall have, with respect to the shares of Common Stock subject to a Restricted Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

9. Restricted Stock Units. Restricted Stock Units may be awarded or sold to Participants under such terms and conditions as shall be established by the Committee. Restricted Stock Units shall provide a Participant with the right to receive Common Stock at a date on or after vesting in accordance with the terms of such grant and/or upon the attainment of performance criteria specified by the Committee. Restricted Stock Units shall be subject to such restrictions as the Committee determines.

10. Performance-Based Awards. Certain Awards granted under the Plan may be granted in a manner such that they qualify for the performance based compensation exemption from Section 162(m) of the Code (“Performance-Based Awards”).

(a) Committee. Notwithstanding any other provision of the Plan to the contrary, the Committee for purposes of granting Performance-Based Awards shall consist of two or more members of the Board who are “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or such other members of the Board.

(b) Performance-Based Criteria. As determined by the Committee in its sole discretion, either the granting, vesting or payment of such Performance-Based Awards are to be based upon one or more of the following factors: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization (“EBITDA”) or adjusted EBITDA; economic value-added models and comparisons with various stock market indices; reductions in costs; or any combination of the foregoing. With respect to Performance-Based Awards that are not Stock Options or Stock Appreciation Rights based solely on the appreciation in the Fair Market Value of Common Stock after the grant of the Award, (i) the Committee shall establish in writing (x) the objective performance-based goals applicable to a given period and (y) the individual employees or class of employees to which such performance-based goals apply, no later than 90 days after the commencement of such fiscal period (but in no event after 25% of such period has elapsed), (ii) no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any Participant for a given fiscal period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied, and (iii) the Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon the attainment of such performance goal. After establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal.

11. Adjustments to Awards. In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, or in the event of any distribution to stockholders of other than a normal cash dividend, relevant changes in Federal income tax laws, regulations and rulings, or other extraordinary or unusual event, if the Committee shall determine that such change equitably requires an adjustment to the terms of any Awards or the number of shares of Common Stock that are subject to Awards, such adjustment shall be made by the Committee and shall be final, conclusive and binding for all purposes of the Plan. In the event of any merger, consolidation or reorganization of the Company with or into another corporation which results in the outstanding Common Stock of the Company being converted into or exchanged for different securities, cash or other property, or any combination thereof, there shall be substituted, on an equitable basis as determined by the Committee in its discretion, for each share of Common Stock then subject to an Award granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock will be entitled pursuant to the transaction.

12. Substitution and Assumption of Awards. The Committee may authorize the issuance of Awards under this Plan in connection with the assumption of, or substitution for, outstanding awards previously granted to individuals who become employees of the Company or any subsidiary as a result of any merger, consolidation, acquisition of property or stock, or reorganization, upon such terms and conditions as the Committee may deem appropriate. Any substitute Awards granted under the Plan shall not count against the limitations set forth in Section 5.

13. Change in Control.

(a) Effect. In its sole discretion and subject to the terms of any agreement between the Company and a Participant, the Committee may determine that, upon the occurrence of a Change in Control (as defined below), all or a portion of each outstanding Award shall become exercisable or payable in full (if applicable, and whether or not then exercisable), either upon the Change of Control or at such other date or dates that the Committee may determine, and that any forfeiture and vesting restrictions thereon shall lapse on such date or dates. In its sole discretion, the Committee may also determine that, upon the occurrence of a Change in Control, each outstanding Stock Option and Stock Appreciation Right shall terminate within a specified number of days after notice to the Participant thereunder, and each such Participant shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion.

(b) Defined. For purposes of this Plan, a Change in Control shall be deemed to have occurred if:

(1) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities;

(2) the date when Continuing Directors cease to be a majority of the members of the Board then in office;

(3) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, which merger or consolidation is consummated, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with newly acquired ownership acquired in such transaction by any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(4) the shareholders of the Company approve a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, which liquidation, sale or disposition is consummated.

(c) Other Terms. For purposes of Section 13(b) of this Plan, the following terms shall have the following meanings:

(1) “Affiliate” shall mean any entity that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company as determined by the Board in its discretion.

(2) “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act.

(3) “Continuing Directors” shall mean the persons who constitute the Board on the date hereof together with their successors whose nominations were approved by a majority of Continuing Directors.

(4) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(5) “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided however, that Person shall exclude (i) the Company or any of its Affiliates, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, and (iv) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company.

14. Transferability of Awards. Except as provided below, a Participant’s rights under an Award may not be transferred or encumbered, except by will or by the laws of descent and distribution or, in the case of Awards other than Incentive Stock Options, pursuant to a qualified domestic relations order (as defined under Section 414(p) the Code). The Committee may provide, in an Agreement for a Nonqualified Stock Option or Restricted Stock Award, for its transferability as a gift to family members, one or more trusts for the benefit of family members, or one or more partnerships of which family members are the only partners, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer and the transferred Nonqualified Stock Option or Restricted Stock Award shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option or Restricted Stock Award immediately before the transfer.

15. Fair Market Value. The “Fair Market Value” per share shall be the last reported sale price on the NASDAQ National Market on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or if such value is not available the Fair Market Value per share shall be as determined by the Committee.

16. Withholding. All distributions or payments made with respect to an Award shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. The Company may require a Participant to remit to it or to the subsidiary that employs a Participant an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due to the Participant as the Company shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt, permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Award by electing to have the Company withhold shares of Common Stock deliverable thereunder having a Fair Market Value that is not in excess of the amount of tax to be withheld. The Company shall have no responsibility for any tax consequences to a Participant.

17. Shareholder Rights. A Participant shall not have any of the rights or privileges of a holder of Common Stock for any Common Stock that is subject to an Award, including any rights regarding voting or the payment of dividends (except as expressly provided under the terms of the Award), unless and until a certificate representing such Common Stock has been delivered to the Participant.

18. Tenure. A Participant’s right, if any, to continue to serve the Company or its subsidiaries as a director, officer, employee, consultant or advisor shall not be expanded or otherwise affected by his or her designation as a Participant.

19. No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash shall be paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

20. Duration, Amendment and Termination. No Award may be granted more than ten years after the Effective Date (as described in Section 22). The Plan may be amended or terminated in whole or in part at any time and from time to time by the Board, but no amendment shall be effective unless and until the same is approved by shareholders of the Company where the amendment would (i) increase the total number of shares which may be issued under the Plan or (ii) increase the maximum number of shares which may be issued to any individual Participant under the Plan. No amendment or termination of the Plan shall adversely affect in a material manner any right of any Participant with respect to any Award theretofore granted without such Participant’s written consent.

21. Governing Law. This Plan, Awards granted hereunder and actions taken in connection with the Plan shall be governed by the laws of the State of Michigan regardless of the law that might otherwise apply under applicable principles of conflicts of laws.

22. Effective Date. This Plan shall be effective as of August 20, 2008 which is the date as of which the Plan was adopted by the Board, provided that the Plan is approved by the shareholders of the Company at its special meeting of shareholders to be held in 2008, and such approval of shareholders shall be a condition to the right of each Participant to receive an Award hereunder.

C/O COMPUTERSHARE PROXY OPERATIONS - MS 250 ROYALL STREET CANTON, MA 02021

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to X-Rite, Incorporated, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	XRITE1	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

X-RITE, INCORPORATED

Vote On Proposal 1 and Proposal 2
1. To approved the issuance of an aggregate of 46,904,763 shares	For	Against	Abstain
of X-Rite, Incorporated’s common stock to OEPX, LLC, Sagard	☐	☐	☐
Capital Partners, L.P., Tinicum Capital Partners II, L.P., Tinicum Capital
Partners II Parallel Fund, L.P. and Tinicum Capital Partners II
Executive Fund L.L.C. for an aggregate cash purchase price of $155 million.

2. To approve the adoption of the X-Rite, Incorporated 2008	For	Against	Abstain
Omnibus Long Term Incentive Plan.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

For address changes and/or comments, please check this box and write them on the back where indicated.		☐

Please be sure to sign and date this Proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

- FOLD AND DETACH PROXY CARD HERE -

X-RITE, INCORPORATED

4300 44th Street, S.E.
Grand Rapids, Michigan 49512

PROXY
This Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoint(s) Helen R. Friedli, Thomas J. Vacchiano, Jr. and David A. Rawden, and each of them, as Proxies, each with full power to appoint a substitute, to represent and to vote, as designated on the reverse, all shares of common stock of X-Rite, Incorporated held of record by the undersigned on [    ], 2008 at the Special Meeting of Shareholders to be held on [    ], 2008 or any adjournment or postponement thereof.

When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL 1 AND PROPOSAL 2 AND IN THE DISCRETION OF THOSE NAMED ON THIS PROXY FOR SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF AS NOTED IN THE PROXY STATEMENT.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the reverse side. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Address Changes/Comments: _______________________________________________________________________________________
______________________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)